UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 16, 2009

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

333-160471	DELAWARE	27-0383222
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL MOTORS COMPANY AND SUBSIDIARIES

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 8.01. OTHER EVENTS

General Motors Company was formed by the United States Department of the Treasury (UST) in 2009 originally as a Delaware limited liability company, Vehicle Acquisition Holdings LLC, and subsequently converted to a Delaware corporation, NGMCO, Inc. This company, which on July 10, 2009 acquired substantially all the assets of General Motors Corporation (363 Sale) and changed its name to General Motors Company, is sometimes referred to in this Current Report on Form 8-K for the periods on or subsequent to July 10, 2009 as “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors,” or “GM.” General Motors Corporation is sometimes referred to in this Current Report on Form 8-K, for the periods on or before July 9, 2009, as “Old GM.” On July 10, 2009, following the 363 Sale General Motors Corporation changed its name to Motors Liquidation Company, which is sometimes referred to in this Current Report on Form 8-K, for the periods after July 10, 2009, as “Motors Liquidation” or “MLC.”

We are filing this Current Report on Form 8-K to include the following information:

Financial Information

•	Condensed Consolidated Managerial Financial Statements (Not audited or reviewed)

•	Condensed Consolidated Managerial Statements of Operations

•	Condensed Consolidated Managerial Balance Sheets

•	Condensed Consolidated Managerial Statements of Equity (Deficit)

•	Condensed Consolidated Managerial Statements of Cash Flows

•	Notes to Condensed Consolidated Managerial Financial Statements

•	Note 1. Nature of Operations

•	Note 2. Basis of Presentation

•	Note 3. Section 363 Sale Transaction with Motors Liquidation Company

GENERAL MOTORS COMPANY AND SUBSIDIARIES

•	Note 4. Reorganization Gains, Net

•	Note 5. Inventories

•	Note 6. Investment in Nonconsolidated Affiliates

•	Note 7. Depreciation and Amortization

•	Note 8. Restricted Cash and Marketable Securities

•	Note 9. Short-Term and Long-Term Debt

•	Note 10. Product Warranty Liability

•	Note 11. Pensions and Other Postretirement Benefits

•	Note 12. Derivative Financial Instruments and Risk Management

•	Note 13. Commitments and Contingencies

•	Note 14. Income Taxes

•	Note 15. Fair Value Measurements

•	Note 16. Restructuring and Other Initiatives

•	Note 17. Impairments

•	Note 18. Transactions with GMAC

•	Note 19. Transactions with MLC

•	Note 20. Segment Reporting

•	Note 21. Subsequent Events

•	Management’s Discussion and Analysis of Managerial Basis Financial Condition and Results of Operations

•	Quantitative and Qualitative Disclosures About Market Risk

•	Controls and Procedures

Other Information

•	Legal Proceedings

•	Risk Factors

•	Other Information

•	Exhibits

GENERAL MOTORS COMPANY AND SUBSIDIARIES

We are a private company and are not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934. We are a voluntary filer with the United States Securities and Exchange Commission (SEC). We are filing this information pursuant to an agreement with the SEC staff, as described in a no-action letter issued to Old GM by the SEC staff on July 9, 2009 regarding our filing requirements and those of Motors Liquidation.

Consistent with the no-action relief granted by the SEC staff, these unaudited condensed consolidated managerial financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in Old GM’s Annual Report on Form 10-K for the year ended December 31, 2008 (2008 10-K) as filed with the SEC. Financial information in the 2008 10-K was updated by the Form 8-K filed by Old GM on May 14, 2009 with respect to retrospective changes in the organization and presentation of financial information relative to its operating segments and to reflect the retrospective adoption of certain accounting standards as described therein. Operating results in the period July 10, 2009 through September 30, 2009 are not necessarily indicative of the results that may be expected in the period July 10, 2009 through December 31, 2009.

In accordance with the agreement with the SEC staff, the accompanying unaudited condensed consolidated managerial financial statements include the financial statements and related information of Old GM, the entity from whom we purchased substantially all of the assets and assumed certain liabilities and obligations. Prior to July 10, 2009 the business of the Company was operated by Old GM, our predecessor entity for accounting and financial reporting purposes.

The 363 Sale resulted in a new entity, General Motors Company, which is the successor entity for accounting and financial reporting purposes. Because we are a new reporting entity, our financial statements are not comparable to the financial statements of Old GM.

Also consistent with the no-action relief granted by the SEC staff, these unaudited condensed consolidated managerial financial statements do not comply with United States generally accepted accounting principles (U.S. GAAP). Refer to Note 2 to the unaudited condensed consolidated managerial financial statements for a discussion of the manner in which the managerial financial statements are not compliant with U.S. GAAP.

These unaudited condensed consolidated managerial financial statements will change when U.S. GAAP is applied. Such changes could be and are likely to be material. Further, because these unaudited condensed consolidated managerial financial statements have not been prepared in accordance with U.S. GAAP, they have limitations, are not comparable to similarly titled financial statements of other companies and should not be considered as a substitute for financial statements prepared in accordance with U.S. GAAP or other measures of performance or liquidity prepared in accordance with U.S. GAAP.

These unaudited condensed consolidated managerial financial statements have not been audited or reviewed by our independent auditors and, accordingly, they express no opinion or any other form of assurance on them.

We will file a Form 10-Q for the period ended September 30, 2009 and Form 10-K for the period ending December 31, 2009 with the SEC in 2010 that will include financial statements that comply with U.S. GAAP and the rules and regulations of the SEC.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

GENERAL MOTORS COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED MANAGERIAL STATEMENTS OF OPERATIONS

(Dollars in millions)

(Not audited or reviewed)

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Net sales and revenue
Sales	$26,274	$1,629	$46,786	$37,503	$117,120
Other revenue	78	8	328	305	1,081

Total net sales and revenue	26,352	1,637	47,114	37,808	118,201

Costs and expenses
Cost of sales	24,765	1,943	57,473	34,521	116,219
Selling, general and administrative expense	2,653	732	6,230	3,251	10,704
Other expenses, net	(17)	21	1,323	919	5,226

Total costs and expenses	27,401	2,696	65,026	38,691	132,149

Operating loss	(1,049)	(1,059)	(17,912)	(883)	(13,948)
Equity in income (loss) of GMAC	—	—	1,373	(1,235)	(4,777)
Interest expense	(356)	(823)	(5,428)	(595)	(2,217)
Interest income and other non-operating income, net	334	23	827	78	165
Gain (loss) on extinguishment of debt	—	—	(1,088)	43	97
Reorganization gains, net (Note 4)	—	80,720	79,563	—	—

Income (loss) before income taxes and equity income	(1,071)	78,861	57,335	(2,592)	(20,680)
Income tax expense (benefit)	135	(522)	(1,080)	68	1,029
Equity income, net of tax	212	15	278	50	310

Managerial net income (loss)	(994)	79,398	58,693	(2,610)	(21,399)
Less: Managerial net (income) loss attributable to noncontrolling interests	(157)	(40)	216	58	52

Managerial net income (loss) attributable to stockholders	(1,151)	79,358	58,909	(2,552)	(21,347)
Less: Accumulated preferred dividends	146	—	—	—	—

Managerial net income (loss) attributable to common stockholders	$(1,297)	$79,358	$58,909	$(2,552)	$(21,347)

Reference should be made to the notes to the condensed consolidated managerial financial statements,

which have not been prepared in accordance with U.S. GAAP. Refer to Note 2.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED MANAGERIAL BALANCE SHEETS

(Dollars in millions)

(Not audited or reviewed)

	Successor	Predecessor
	September 30, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$25,092	$14,053
Marketable securities	137	141

Total cash and marketable securities	25,229	14,194
Restricted cash and marketable securities	17,987	—
Accounts and notes receivable, net	6,895	7,918
Inventories	9,812	13,195
Assets held for sale	492	—
Equipment on operating leases, net	2,708	5,142
Other current assets and deferred income taxes	1,722	3,146

Total current assets	64,845	43,595
Non-Current Assets
Equity in net assets of nonconsolidated affiliates	2,245	2,146
Property, net	35,700	39,665
Intangible assets, net	201	265
Deferred income taxes	557	98
Prepaid pension	123	109
Equipment on operating leases, net	2	442
Restricted cash and marketable securities	2,327	2,589
Other assets	1,451	2,130

Total non-current assets	42,606	47,444

Total Assets	$107,451	$91,039

LIABILITIES AND DEFICIT
Current Liabilities
Accounts payable (principally trade)	$20,213	$22,259
Short-term debt and current portion of long-term debt	12,842	16,920
Liabilities held for sale	492	—
Postretirement benefits other than pensions	1,625	4,001
Accrued expenses	24,575	32,428

Total current liabilities	59,747	75,608
Non-Current Liabilities
Long-term debt	4,197	29,018
Postretirement benefits other than pensions	30,077	28,919
Pensions	27,549	25,178
Other liabilities and deferred income taxes	14,035	17,392

Total non-current liabilities	75,858	100,507

Total Liabilities	135,605	176,115
Commitments and contingencies (Note 13)
Preferred stock, $0.01 par value (1,000,000,000 shares authorized, 360,000,000 shares issued and 100,000,000 shares outstanding at September 30, 2009) (Notes 3 and 11)	2,500	—
Deficit
Old GM
Preferred stock, no par value (6,000,000 shares authorized, no shares issued and outstanding)	—	—
Preference stock, $0.10 par value (100,000,000 shares authorized, no shares issued and outstanding)	—	—
Common Stock, $1 2/3 par value common stock (2,000,000,000 shares authorized, 800,937,541 shares issued and outstanding at December 31, 2008)	—	1,017
General Motors Company
Common stock, $0.01 par value (2,500,000,000 shares authorized, 500,000,000 shares issued and 412,500,000 outstanding at September 30, 2009) (Notes 3 and 11)	5	—
Capital surplus (principally additional paid-in capital)	17,512	16,489
Retained earnings (Accumulated deficit)	(13,011)	(70,727)
Accumulated other comprehensive loss	(35,557)	(32,339)

Total stockholders’ deficit	(31,051)	(85,560)
Noncontrolling interests	397	484

Total deficit	(30,654)	(85,076)

Total Liabilities and Deficit	$107,451	$91,039

Reference should be made to the notes to the condensed consolidated managerial financial statements,

which have not been prepared in accordance with U.S. GAAP. Refer to Note 2.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED MANAGERIAL STATEMENTS OF EQUITY (DEFICIT)

For the Year Ended December 31, 2008 and the Period January 1, 2009 Through July 9, 2009

(Dollars in millions)

(Not audited or reviewed)

	Common Stockholders’
	Common Stock	Capital Surplus	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Comprehensive Income (Loss)	Total Deficit
Balance December 31, 2007, Predecessor – as reported	$943	$15,319	$(39,392)	$(13,964)	$—		$(37,094)
Effects of adoption of ASC 470-20	—	781	(34)	(23)	—		724
Effects of adoption of ASC 810-10	—	—	—	—	1,218		1,218

Balance December 31, 2007, Predecessor – as adjusted	943	16,100	(39,426)	(13,987)	1,218		(35,152)
Net loss	—	—	(30,943)	—	(108)	$(31,051)	(31,051)
Other comprehensive income (loss)
Foreign currency translation adjustments	—	—	—	(1,155)	(161)	(1,316)	—
Unrealized loss on derivatives	—	—	—	(811)	(420)	(1,231)	—
Unrealized loss on securities	—	—	—	(298)	—	(298)	—
Defined benefit plans
Net prior service costs	—	—	—	(4,897)	—	(4,897)	—
Net actuarial loss	—	—	—	(11,199)	—	(11,199)	—
Net transition asset /obligation	—	—	—	8	—	8	—

Other comprehensive loss	—	—	—	(18,352)	(581)	(18,933)	(18,933)

Comprehensive loss						$(49,984)

Effects of GMAC adoption of ASC 820-10 and ASC 825-10	—	—	(76)	—	—		(76)
Stock options	—	32	1	—	—		33
Common stock issued for settlement of Series D debentures	74	357	—	—	—		431
Cash dividends paid to GM common stockholders	—	—	(283)	—	—		(283)
Cash dividends paid to noncontrolling interests	—	—	—	—	(46)		(46)
Other	—	—	—	—	1		1

Balance December 31, 2008, Predecessor	1,017	16,489	(70,727)	(32,339)	484		(85,076)
Net income (loss)	—	—	58,909	—	(216)	$58,693	58,693
Other comprehensive income (loss)
Foreign currency translation adjustments	—	—	—	231	(3)	228	—
Unrealized gain on derivatives	—	—	—	99	95	194	—
Unrealized gain on securities	—	—	—	47	—	47	—
Defined benefit plans
Net prior service costs	—	—	—	2,828	—	2,828	—
Net actuarial loss	—	—	—	(6,233)	—	(6,233)	—
Net transition asset / obligation	—	—	—	1	—	1	—

Other comprehensive loss	—	—	—	(3,027)	92	(2,935)	(2,935)

Comprehensive income						$55,758

Cash dividends paid to noncontrolling interests	—	—	—	—	(25)		(25)
Other	1	5	(1)	—	(14)		(9)

Balance July 9, 2009, Predecessor	$1,018	$16,494	$(11,819)	$(35,366)	$321		$(29,352)

Reference should be made to the notes to the condensed consolidated managerial financial statements,

which have not been prepared in accordance with U.S. GAAP. Refer to Note 2.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED MANAGERIAL STATEMENTS OF EQUITY (DEFICIT)

For the Period July 10, 2009 Through September 30, 2009

(Dollars in millions)

(Not audited or reviewed)

	Common Stockholders’
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Comprehensive Income (Loss)	Total Deficit
Balance July 9, 2009, Predecessor	$1,018	$16,494	$(11,819)	$(35,366)	$321	—	$(29,352)
Managerial reporting adjustments:
Cancellation of predecessor common stock	(1,018)	1,018	—	—	—		—
Elimination of accumulated other comprehensive loss	—	—	—	(80)	—		(80)
Elimination of noncontrolling interests	—	—	—	—	(80)		(80)
Issuance of GM common stock	5	—	—	—	—		5

Balance July 9, 2009 Successor	5	17,512	(11,819)	(35,446)	241		(29,507)
Net income (loss)	—	—	(1,151)	—	157	$(994)	(994)
Other comprehensive income (loss)
Foreign currency translation adjustments	—	—	—	170	3	173	—
Unrealized loss on derivatives	—	—	—	(63)	(22)	(85)	—
Unrealized gain on securities	—	—	—	19	—	19	—
Defined benefit plans
Net prior service costs	—	—	—	88	—	88	—
Net actuarial loss	—	—	—	(325)	—	(325)	—

Other comprehensive income	—	—	—	(111)	(19)	(130)	(130)

Comprehensive loss						$(1,124)

Cash dividends paid to GM preferred stockholders	—	—	(41)	—	—		(41)
Other	—	—	—	—	18		18

Balance September 30, 2009	$5	$17,512	$(13,011)	$(35,557)	$397		$(30,654)

Reference should be made to the notes to the condensed consolidated managerial financial statements,

which have not been prepared in accordance with U.S. GAAP. Refer to Note 2.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED MANAGERIAL STATEMENTS OF CASH FLOWS

(Dollars in millions)

(Not audited or reviewed)

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	January 1, 2009 Through July 9, 2009	Nine Months Ended September 30, 2008
Net cash provided by (used in) operating activities	$2,905	$(18,154)	$(9,661)
Cash flows from investing activities
Expenditures for property	(639)	(3,744)	(5,527)
Investment in GMAC	—	(884)	—
Increase in cash due to consolidation of CAMI	—	46	—
Increase in cash due to consolidation of Saab Automobile AB in August 2009	222	—	—
Decrease in cash due to deconsolidation of Saab Automobile AB in February 2009	—	(41)	—
Investments in marketable securities, acquisitions	(81)	(280)	(3,209)
Investments in marketable securities, liquidations	94	279	5,139
Investment in stock warrants	(25)	—	—
Operating leases, liquidations	346	1,307	3,014
Change in restricted cash	(52)	(19,189)	—
Other	(178)	14	28

Net cash used in investing activities	(313)	(22,492)	(555)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(606)	(2,363)	(2,730)
Proceeds from UST Loans and UST GMAC Loan	—	16,645	—
Proceeds from investment by EDC	4,042	—	—
Proceeds from the Supplier Receivable Program	30	260	—
Proceeds from debtor-in-possession facility	—	33,300	—
Proceeds from Canadian Loan	—	2,407	—
Proceeds from issuance of long-term debt	456	345	5,581
Proceeds from German Revolving Bridge Facility	716	992	—
Payments on the UST Loans	(361)	—	—
Payments on German Revolving Bridge Facility	(438)	—	—
Payments on long-term debt	(199)	(6,072)	(847)
Fees paid for debt modification	—	(63)	—
Cash dividends paid to preferred stockholders	(41)	—	—
Cash dividends paid to common stockholders	—	—	(283)

Net cash provided by (used in) financing activities	3,599	45,451	1,721
Effect of exchange rate changes on cash and cash equivalents	193	168	(315)

Net increase (decrease) in cash and cash equivalents	6,384	4,973	(8,810)
Cash and cash equivalents reclassified to assets held for sale	(277)	—	—
Cash and cash equivalents retained by MLC	—	(41)	—
Cash and cash equivalents at beginning of the period	18,985	14,053	24,817

Cash and cash equivalents at end of the period	$25,092	$18,985	$16,007

Reference should be made to the notes to the condensed consolidated managerial financial statements,

which have not been prepared in accordance with U.S. GAAP. Refer to Note 2.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS

(Not audited or reviewed)

Note 1. Nature of Operations

We (also General Motors Company, GM or the Company) develop, produce and market cars, trucks and parts worldwide. We do so through our two segments: General Motors North America (GMNA) and General Motors International Operations (GMIO), which includes our operations in Asia Pacific, Europe, Latin America, Africa and the Middle East.

Note 2. Basis of Presentation

We are a private company and, as such, we are not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934. We are a voluntary filer with the SEC. We are filing this information pursuant to the agreement with the SEC staff, as described in a no-action letter issued to Old GM, by the SEC staff on July 9, 2009 regarding our filing requirements and those of Motors Liquidation Company (MLC), formerly known as General Motors Corporation. In accordance with the agreement with the SEC staff, the accompanying unaudited condensed consolidated managerial financial statements include the financial statements and related information of Old GM, the entity from whom we purchased substantially all of its assets and assumed certain of its liabilities and obligations, for the period prior to July 10, 2009.

The 363 Sale resulted in a new entity, General Motors Company which is the successor entity for accounting and financial reporting purposes. Because we are a new reporting entity, our financial statements are not comparable to the financial statements of Old GM.

Our unaudited condensed consolidated managerial financial statements for the period July 10, 2009 to September 30, 2009 are prepared on a basis of accounting other than generally accepted accounting principles. Specifically, they are prepared in a manner consistent with the method that our management uses to assess and measure our operational and financial performance after the 363 Sale, reflect the assets acquired and liabilities assumed using Old GM’s historical cost basis prior to the 363 Sale, do not reflect fresh-start reporting pursuant to Accounting Standards Codification Topic (ASC) 852, “Reorganizations”, uses Old GM’s historical accounting policies with the exception that they do not apply the provisions of ASC 360, “Property, Plant, and Equipment” relating to asset impairments and ASC 715, “Compensation-Retirement Benefits” for the remeasurements of our benefit plans for such items as plan amendments or curtailments.

In addition to excluding those adjustments required by ASC 852, these unaudited condensed consolidated managerial financial statements as of and for the nine months ended September 30, 2009, do not include additional adjustments that are required in order to comply with U.S. GAAP.

These unaudited condensed consolidated managerial financial statements do not comply with U.S. GAAP as they do not incorporate the following adjustments:

Fresh-Start Reporting

The application of fresh-start reporting involves the determination of our business enterprise value and the fair value of our assets and liabilities, with any differences between the values recorded as goodwill. The effect of the application of fresh-start reporting may include, but may not be limited to, the following:

•

Recording intangible assets ascribed to our brands, dealer network, customer lists, and technology, which may be material. The useful lives of the intangible assets must also be determined, and, when calculated and recorded, amortization expense may be material.

•

Adjusting the fair value of our fixed assets, including machinery and equipment and property. The useful lives of the fixed assets must also be determined, and depreciation expense, when recalculated and recorded, may be materially different than depreciation calculated utilizing the historical cost basis of fixed assets owned by Old GM prior to the 363 Sale.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

•

Adjusting the fair value of our inventory, including raw materials, work in process and finished goods, which may be materially different than the historical cost basis when owned by old GM prior to the 363 Sale.

•

The fair value of our non-consolidated affiliates and equity method investees must be determined, which may be materially different from their historical cost basis when owned by Old GM prior to the 363 Sale.

•

Our global pension and Other Postemployment Benefit (OPEB) plans must also be remeasured as of July 10, 2009 due to changes in benefit plans as of that date. Actuarial assumptions must be determined, which may be materially different from those utilized by Old GM prior to the 363 Sale. Our Net periodic pension/OPEB (income) expense, when recalculated and recorded, may be materially different than that recorded by Old GM prior to the 363 Sale.

•

The fair value of our common and preferred stock must be determined, as well as the fair value of the debt and obligations for which they were exchanged. As these transactions are currently recorded at their carrying amounts, future adjustments to Reorganization gains, net may be material.

•

Recorded amounts in Accumulated other comprehensive income (loss) which primarily relate to pensions and derivative instruments, have been frozen as of July 10, 2009, although the recorded balances continue to be affected by foreign currency exchange rate fluctuations. The application of fresh-start reporting will reset the recorded amount of ($35.6) billion to zero, which will affect Reorganization gains, net by the same amount.

•

Recorded amounts in Capital surplus (principally additional paid-in capital) have not been reset to zero. The application of fresh-start reporting will reset the recorded amount of $17.5 billion to zero, which will affect Reorganization gains, net by the same amount.

•

Recorded amounts in Accumulated deficit have not been reset to zero. Upon finalization of fresh-start reporting, including the finalization of Reorganization gains, net, Accumulated deficit will be reset to zero.

•

The fair value of our debt obligations must be determined. As fair value has not been determined because we have not applied fresh-start reporting, we are not able to present the fair value of our debt in accordance with ASC 825-10.

•

The income tax effects of fresh-start reporting must also be determined, and the appropriate deferred tax assets and/or liabilities recorded. Old GM had recorded substantial valuation allowances against its deferred tax assets, primarily due to its recurring operating losses and a challenging near- and mid-term financial outlook. Fresh-start reporting adjustments to record deferred tax assets and/or liabilities, including corresponding valuation allowances where appropriate, may be material.

Other

We have not recorded certain other adjustments and performed certain procedures which are required in order to comply with U.S. GAAP, including but not limited to the following:

•	Impairment testing was not performed on our fixed assets, as these will be recorded at fair value upon application of fresh-start reporting.

•

Certain liabilities require the completion of detailed studies utilizing historical and estimated information and significant judgment. We have recorded our best estimate of such liabilities although we have not necessarily completed all of our procedures. The completion of these procedures may result in adjustments to our recorded liabilities, which may be material.

•

Due to the complexities of closing our various accounting systems on July 9, 2009, and extracting the assets and liabilities related to the 363 Sale, we continue to analyze the time period in which revenues and expenses were recorded. We have recorded our best estimate of such revenues and expenses in the proper period, although future changes may be material.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

•

We continue to analyze the allocation of certain assets and liabilities between us and Old GM at July 10, 2009. We have recorded our best estimate of such allocation, although future changes to this allocation may be material.

These unaudited condensed consolidated managerial financial statements will change when fresh-start reporting is applied and the other adjustments noted previously or that are identified at a later date are applied in accordance with U.S. GAAP. Such changes could and are likely to be material. Further, because these unaudited condensed consolidated managerial financial statements have not been prepared in accordance with U.S. GAAP, they have limitations, are not comparable to similarly titled financial statements of other companies and should not be considered as a substitute for financial statements prepared in accordance with U.S. GAAP or other measures of performance or liquidity prepared in accordance with U.S. GAAP.

These unaudited condensed consolidated managerial financial statements have not been audited or reviewed by our independent auditors and, accordingly, they express no opinion or any other form of assurance on them.

We will file a Form 10-Q for the period ended September 30, 2009 and Form 10-K for the period ending December 31, 2009 with the SEC in 2010 that will include financial statements that comply with U.S. GAAP and the rules and regulations of the SEC.

Use of Estimates in the Preparation of the Financial Statements

Our unaudited condensed consolidated managerial financial statements use significant estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the periods presented. We believe the accounting estimates employed are currently appropriate and the resulting balances are reasonable and based upon the best information currently available. However, due to the inherent uncertainties in making estimates, which include the future receipt of better information related to such estimates, actual results could differ from the original estimates, requiring adjustments to these balances in future periods. In addition, the accounting policies that we will adopt in connection with fresh-start reporting could also require adjustments to these balances in future periods. Any such adjustments could be material.

Principles of Consolidation

Our unaudited condensed consolidated managerial financial statements include our accounts and those of our subsidiaries that we control due to ownership of a majority voting interest. In addition, we consolidate variable interest entities (VIE) when we are the VIE’s primary beneficiary. Our share of earnings or losses of nonconsolidated affiliates are included in our consolidated operating results using the equity method of accounting when we are able to exercise significant influence over their operating and financial decisions. When we are not able to exercise significant influence over such affiliates, we use the cost method of accounting. All intercompany balances and transactions have been eliminated in consolidation.

On February 20, 2009 Saab filed for protection under the reorganization laws of Sweden in order to reorganize itself into a stand-alone entity. Old GM determined that the reorganization proceeding resulted in a loss of the elements of control necessary for consolidation and therefore Old GM deconsolidated Saab on February 20, 2009.

We acquired Old GM’s investment in Saab as part of the 363 Sale. On August 18, 2009 we signed a stock purchase agreement with Koenigsegg Group AB regarding the sale of 100% of the shares of Saab, and on August 24, 2009 Saab exited its reorganization proceeding. As a result, we regained the elements of control necessary for consolidation and consolidated Saab on August 24, 2009.

As a result of the sale agreement, which is expected to be finalized in the next few months, we classified Saab’s assets and liabilities as held for sale. Saab’s total assets of $492 million include cash and cash equivalents, inventory and receivables, and its total liabilities of $492 million include accounts payable, warranty and pension obligations and other liabilities.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Change in Presentation of Financial Statements

In order to streamline our business and speed our decision making processes, we have revised our operational structure, combining Old GM’s Europe, Latin America/Africa/Middle East and Asia Pacific segments into one segment, General Motors International Operations (GMIO).

Subsequent Events

We evaluated the effects of all known subsequent events through November 16, 2009, the date we filed our condensed consolidated managerial financial statements with the SEC.

Changes in Accounting Principles

We currently utilize the following accounting policies, which were utilized by our predecessor entity, Old GM. We are evaluating our accounting policies concurrently with the adoption of fresh-start reporting. Our accounting policies will be finalized and disclosed upon the adoption of fresh-start reporting.

Fair Value Measurements

On January 1, 2008 Old GM adopted ASC 820-10, “Fair Value Measurements and Disclosures,” for financial assets and liabilities which provides a consistent definition of fair value that focuses on exit price and prioritizes, within a measurement of fair value, the use of market-based inputs over company-specific inputs. ASC 820-10 requires expanded disclosures about fair value measurements and establishes a three-level hierarchy for fair value measurements based on the observable inputs to the valuation of an asset or liability at the measurement date. The standard also requires that a company consider its own nonperformance risk when measuring liabilities carried at fair value, including derivatives. On January 1, 2009, Old GM adopted ASC 820-10 for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The effect of Old GM’s adoption of ASC 820-10 on January 1, 2009 for nonfinancial assets and nonfinancial liabilities and on January 1, 2008 for financial assets and financial liabilities was not material and no adjustment to Accumulated deficit was required.

The Fair Value Option for Financial Assets and Financial Liabilities

On January 1, 2008 Old GM adopted ASC 825-10, “Financial Instruments,” which permits a company to measure certain financial assets and financial liabilities at fair value that were not previously required to be measured at fair value. Old GM did not elect to measure any financial assets and financial liabilities at fair value which were not previously required to be measured at fair value. Therefore, the adoption of this standard had no effect on Old GM’s results of operations.

Business Combinations

On January 1, 2009 Old GM adopted ASC 805, “Business Combinations,” which retained the underlying concepts under existing standards that all business combinations be accounted for at fair value under the acquisition method of accounting. However, ASC 805 changed the method of applying the acquisition method in a number of significant aspects. It requires that: (1) for all business combinations, the acquirer record all assets and liabilities of the acquired business, including goodwill, generally at their fair values; (2) certain pre-acquisition contingent assets and liabilities acquired be recognized at their fair values on the acquisition date; (3) contingent consideration be recognized at its fair value on the acquisition date and, for certain arrangements, changes in fair value be recognized in earnings until settled; (4) acquisition-related transaction and restructuring costs be expensed rather than treated as part of the cost of the acquisition and included in the amount recorded for assets acquired; (5) in step acquisitions, previous equity interests in an acquiree held prior to obtaining control be remeasured to their acquisition-date fair values, with any gain or loss recognized in earnings; and (6) when making adjustments to finalize initial accounting, companies revise any previously issued post- acquisition financial information in future financial statements to reflect any adjustments as if they had been recorded on the acquisition date. ASC 805 amended ASC 740, “Income Taxes,” such that adjustments made to valuation allowances on deferred taxes

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

and acquired tax contingencies associated with acquisitions that closed prior to the effective date of ASC 805 should also apply the provisions of this standard. This standard applies to all business combinations entered into on or after January 1, 2009. The adoption did not have a material effect on the consolidated managerial financial statements.

Disclosures about Derivative Instruments and Hedging Activities

On January 1, 2009 Old GM adopted ASC 815-10, “Derivatives and Hedging,” which expands the disclosure requirements of derivative instruments and hedging activities. Refer to Note 12 for the tabular and narrative disclosures required by ASC 815-10.

Noncontrolling Interests in Consolidated Financial Statements

On January 1, 2009 Old GM adopted ASC 810-10, “Consolidation,” that governs the accounting for and reporting of noncontrolling interests in partially-owned consolidated subsidiaries and the loss of control of subsidiaries. Also, this standard requires that: (1) noncontrolling interest, previously referred to as minority interest, be reported as part of equity in the consolidated financial statements; (2) losses be allocated to a noncontrolling interest even when such allocation might result in a deficit balance, reducing the losses attributed to the controlling interest; (3) changes in ownership interests be treated as equity transactions if control is maintained; (4) changes in ownership interests resulting in gain or loss be recognized in earnings if control is gained or lost; and (5) in a business combination, a noncontrolling interest’s share of net assets acquired be recorded at fair value, plus its share of goodwill. The provisions of this standard were prospective upon adoption, except for the presentation and disclosure requirements. The presentation and disclosure requirements have been applied retrospectively for all periods presented. Accordingly, prior period amounts have been adjusted to apply the new method of accounting. If the previous requirements of ASC 810-10 were applied, the pro forma Managerial net income attributable to common stockholders would decrease $254 million in the period January 1, 2009 through July 9, 2009 and increase $25 million in the period July 1, 2009 through July 9, 2009. In the period July 10, 2009 through September 30, 2009, the pro forma Managerial net (loss) attributable to common stockholders would decrease $144 million.

Accounting for Convertible Debt Instruments

On January 1, 2009 Old GM adopted ASC 470-20, “Debt with Conversion and Other Options,” which requires issuers of convertible debt securities within its scope to separate these securities into a debt component and an equity component, resulting in the debt component being recorded at fair value without consideration given to the conversion feature. Issuance costs are also allocated between the debt and equity components. ASC 470-20 requires that convertible debt within its scope reflect a company’s nonconvertible debt borrowing rate when interest expense is recognized. The provisions of ASC 470-20 were retrospective upon adoption, and prior period amounts have been adjusted to apply the new method of accounting. As a result of the adoption of ASC 470-20, Interest expense increased and Managerial net income attributable to common stockholders decreased by $50 million in the period January 1, 2009 through July 9, 2009. There was no effect on Interest expense and Managerial net income (loss) attributable to common stockholders in the periods July 1, 2009 through July 9, 2009 and July 10, 2009 through September 30, 2009.

The following tables summarize the effect of adopting ASC 810-10 and ASC 470-20 (dollars in millions):

	Condensed Consolidated Managerial Statement of Operations for the Three Months Ended September 30, 2008
	As Previously Reported	Adoption of ASC 470-20	Adoption of ASC 810-10	As Adjusted
Automotive and other interest expense (c)	$(561)	$(34)	$—	$(595)
Gain on extinguishment of debt (c)	$19	$24	$—	$43
Loss from continuing operations before income taxes, equity income and minority interests (a)	$(2,582)	$(10)	$—	$(2,592)
Minority interests, net of tax	$58	$—	$(58)	$—
Managerial net loss	$(2,542)	$(10)	$(58)	$(2,610)
Managerial net loss attributable to noncontrolling interests	$—	$—	$58	$58
Managerial net loss attributable to common stockholders	$—	$—	$(2,552)	$(2,552)

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	Condensed Consolidated Managerial Statement of Operations for the Nine Months Ended September 30, 2008
	As Previously Reported	Adoption of ASC 470-20	Adoption of ASC 810-10	As Adjusted
Automotive and other interest expense (c)	$(2,110)	$(107)	$—	$(2,217)
Gain on extinguishment of debt (c)	$73	$24	$—	$97
Loss from continuing operations before income taxes, equity income and minority interests (a)	$(20,597)	$(83)	$—	$(20,680)
Minority interests, net of tax	$52	$—	$(52)	$—
Managerial net loss	$(21,264)	$(83)	$(52)	$(21,399)
Managerial net loss attributable to noncontrolling interests	$—	$—	$52	$52
Managerial net loss attributable to common stockholders	$—	$—	$(21,347)	$(21,347)

	Condensed Consolidated Managerial Balance Sheet as of December 31, 2008
	As Previously Reported	Adoption of ASC 470-20	Adoption of ASC 810-10	As Adjusted
Other assets, noncurrent (d)	$2,138	$(8)	$—	$2,130
Total assets	$91,047	$(8)	$—	$91,039
Short-term debt and current portion of long-term debt	$16,946	$(26)	$—	$16,920
Total current liabilities	$75,634	$(26)	$—	$75,608
Other liabilities and deferred income taxes, noncurrent (b)	$17,392	$—	$—	$17,392
Long-term debt	$29,594	$(576)	$—	$29,018
Total liabilities	$176,717	$(602)	$—	$176,115
Minority interests (b)	$484	$—	$(484)	$—
Capital surplus (principally additional paid-in-capital)	$15,755	$734	$—	$16,489
Accumulated deficit	$(70,610)	$(117)	$—	$(70,727)
Accumulated other comprehensive loss	$(32,316)	$(23)	$—	$(32,339)
Noncontrolling interests	$—	$—	$484	$484
Total equity (deficit)	$(86,154)	$594	$484	$(85,076)

(a)	Loss before income taxes and equity income as reported.

(b)	In connection with the adoption of ASC 810-10, Old GM determined that certain immaterial amounts previously recognized in Minority interests should have been recognized as liabilities. Accordingly, Old GM reclassified $330 million from Minority interests to Other liabilities and deferred income taxes, noncurrent at December 31, 2008, which has been comprehended in the “As Previously Reported” column.

(c)	Old GM reclassified $19 million and $73 million in the three and nine months ended September 30, 2008 from Automotive and other interest expense to Gain on extinguishment of debt in order to conform to the current period presentation. These amounts have been incorporated into the “As Previously Reported” column.

(d)	Old GM reclassified $2.6 billion as of December 31, 2008 from Other assets, noncurrent to Restricted cash and marketable securities in order to conform to the current period presentation. This amount has been incorporated into the “As Previously Reported” column.

Other

In 2008, the FASB ratified ASC 260-10 “Earnings Per Share,” ASC 815-40, “Derivatives and Hedging – Contracts in Entity’s Own Equity,” ASC 808-10, “Collaborative Arrangements,” and ASC 840-10, “Leases.” Old GM adopted these standards on January 1, 2009, none of which had a material effect on the consolidated managerial financial statements.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

In April 2009, the FASB amended the FASB Accounting Standards Codification (Codification) to provide additional application guidance and to require enhanced disclosures regarding fair value measurements and impairments of debt securities. ASC 820-10 was amended and provides guidelines for determining fair value measurements consistently with the principles presented in ASC 820-10 when the volume and level of activity for an asset or liability has significantly decreased, and provides guidance on identifying circumstances that indicate that a transaction is not orderly. ASC 825-10 was amended and expands the frequency of fair value disclosures to include interim reporting periods for certain financial instruments not recognized at fair value in the statement of financial position. ASC 320-10, “Investments – Debt and Equity Securities,” was amended and modified the other-than-temporary impairment guidance for debt securities and the presentation and disclosure requirements for all other-than-temporary impairments. Old GM adopted these standards effective June 30, 2009. The adoption did not have a material effect on the consolidated managerial financial statements.

In June 2009, the FASB issued ASC 105-10, “Generally Accepted Accounting Principles.” The standard establishes the Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. All guidance contained in the Codification carries an equal level of authority. We adopted ASC 105-10 in the three months ended September 30, 2009.

Accounting Standards Not Yet Adopted

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets – an amendment of ASC 860, Transfers and Servicing.” SFAS No. 166 eliminates the concept of a qualifying special-purpose entity, establishes a new definition of “participating interest” that must be met for transfers of portions of financial assets to be eligible for sale accounting, clarifies and amends the derecognition criteria for a transfer of financial assets to be accounted for as a sale, and changes the amount that can be recognized as a gain or loss on a transfer accounted for as a sale when beneficial interests are received by the transferor. This statement is effective as of the beginning of a reporting entity’s first annual reporting period that begins after November 15, 2009. Earlier application is prohibited. We are currently evaluating the effects, if any, that SFAS No. 166 will have on the consolidated financial statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to ASC 810-10, Consolidation.” SFAS No. 167 amends ASC 810-10 requiring an enterprise to qualitatively assess the determination of the primary beneficiary of a VIE based on whether the enterprise: (1) has the power to direct the activities of a VIE that most significantly effect the entity’s economic performance; and (2) has the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. SFAS No. 167 requires an ongoing reconsideration of the primary beneficiary, and amends the events that trigger a reassessment of whether an entity is a VIE. This statement is effective as of the beginning of a reporting entity’s first annual reporting period that begins after November 15, 2009. Earlier application is prohibited. Retrospective application is optional. We are currently evaluating the effects, if any, that SFAS No. 167 will have on the consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update 2009-5, “Measuring Liabilities at Fair Value” (ASU 2009-5). ASU 2009-5 provides additional guidance for the fair value measurement of liabilities. ASU 2009-5 is effective in the period beginning October 1, 2009. We do not expect that the adoption will have a material effect on the consolidated financial statements.

In September 2009, the FASB issued ASU No. 2009-12, “Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)” (ASU 2009-12), which permits a reporting entity to utilize, without adjustment, the net asset value provided by a third-party investee as a practical expedient to measure the fair value of certain investments. ASU 2009-12 is effective for the first reporting period, interim or annual, ending after December 15, 2009. We are currently evaluating the effects, if any, that ASU 2009-12 will have on the consolidated financial statements.

In September 2009, the FASB issued ASU No. 2009-13, “Multiple-Deliverable Revenue Arrangements.” ASU No. 2009-13 addresses the unit of accounting for multiple-element arrangements. In addition, ASU No. 2009-13 revises the method by which

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

consideration is allocated among the units of accounting. Specifically, the overall consideration is allocated to each deliverable by establishing a selling price for individual deliverables based on a hierarchy of evidence, involving vendor-specific objective evidence, other third-party evidence of the selling price, or the entity’s best estimate of the selling price of individual deliverables in the arrangement. ASU No. 2009-13 will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. We are currently evaluating the effects, if any, that ASU No. 2009-13 will have on the consolidated financial statements.

Note 3. Section 363 Sale Transaction with Motors Liquidation Company

Background

As a result of recessions in the United States and Western Europe, and a slowdown in economic growth in the rest of the world, which contributed to significant declines in Old GM’s sales in the three months ended December 31, 2008, Old GM determined it would be unable to pay its obligations in the normal course of business or service its debt in a timely fashion.

As a result, in December 2008 Old GM requested and received financial assistance from the U.S. Government and entered into a loan and security agreement, which was subsequently amended, (UST Loan Agreement) with the United States Department of the Treasury (UST). In early 2009, Old GM’s business results and liquidity continued to deteriorate, and, as a result, Old GM obtained additional funding from the UST and Export Development Canada (EDC), a corporation wholly-owned by the Government of Canada.

In March 2009 Old GM submitted a plan to the UST that detailed the steps Old GM needed to take to achieve and sustain its long-term viability, international competitiveness and energy efficiency. The President’s Designee determined on March 30, 2009, however, that the plan was not viable and that the plan required substantial revisions. Old GM subsequently submitted a revised plan to the President’s Designee, but Old GM was unable to complete all of the cost reduction and restructuring actions contemplated therein (which included the satisfactory completion of a debt tender offer).

Old GM’s inability to complete the cost reduction and restructuring actions in its revised plan resulted in significant liquidity constraints and on June 1, 2009 Old GM and certain of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 (Chapter 11 Proceedings) of the U.S. Bankruptcy Code (Bankruptcy Code) in the U.S. Bankruptcy Court for the Southern District of New York (Bankruptcy Court).

In connection with the Chapter 11 Proceedings, Old GM entered into a secured superpriority debtor-in-possession credit agreement with the UST and EDC (DIP Facility) and received additional funding commitments from EDC to support Old GM’s Canadian operations.

The following table summarizes the total proceeds and funding commitments received by Old GM in the period December 31, 2008 through July 9, 2009 in connection with the UST Loan Agreement, loan agreements and other funding commitments with EDC, and Old GM’s DIP Facility (dollars in millions):

Description of Funding Commitment	Proceeds Received	Additional Notes Issued(a)	Total Funding
UST Loan Agreement	$19,400	$1,172	$20,572
EDC funding (b)	6,294	161	6,455
DIP Facility	33,300	2,221	35,521

Total	$58,994	$3,554	$62,548

(a)	Old GM did not receive any proceeds from the issuance of these promissory notes, which were issued as additional compensation to the UST and EDC.

(b)	Proceeds received from EDC include approximately $418 million received prior to our Chapter 11 Proceedings and approximately $3.9 billion of funding that was immediately converted into equity in GM.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

On July 10, 2009, General Motors Company completed the acquisition of substantially all of the assets and assumed certain liabilities of Old GM, and its direct and indirect subsidiaries (collectively, the Sellers). The sale was consummated in accordance with the Amended and Restated Master Sale and Purchase Agreement, dated June 26, 2009, as amended, (Purchase Agreement) between us and the Sellers, and pursuant to Section 363(b) of the Bankruptcy Code (363 Sale) and the Bankruptcy Court’s sale order dated July 5, 2009. MLC continues to exist as a distinct legal entity for the sole purpose of liquidating its remaining assets and liabilities. Prior to July 10, 2009 the business of the Company was operated by General Motors Corporation (Old GM), our predecessor entity for accounting and financial reporting purposes.

In connection with the closing of the 363 Sale and pursuant to the Purchase Agreement, the purchase price we paid to Old GM equaled the sum of:

•

A credit bid in an amount equal to the total of: (1) $19.8 billion of debt under Old GM’s UST Loan Agreement, plus $1.2 billion of notes issued as additional compensation for the UST Loan Agreement, plus interest on such debt owed as of the closing date of the 363 Sale by Old GM; and; (2) $33.3 billion of debt under Old GM’s DIP Facility, plus $2.2 billion of notes issued as additional compensation for the DIP Facility, plus interest owed as of the closing date by Old GM, less $8.2 billion of debt owed under the DIP Facility;

•	The UST’s return of the warrants previously issued to it by Old GM;

•

The issuance to MLC of 50 million shares (or 10.0%) of our common stock and warrants to acquire newly issued shares of our common stock initially exercisable for 91 million shares of our common stock (or 15.0% on a fully diluted basis); and

•	The assumption by us of certain specified liabilities of Old GM (including $7.1 billion of debt owed under the DIP Facility).

•

In the event that the total general unsecured claims against Old GM, as determined by the Bankruptcy Court, exceed $35.0 billion, we are required to issue, as an adjustment to the purchase price, up to approximately an additional 2% of our common stock (Adjustment Shares) to MLC, based on the extent to which such claims exceed $35.0 billion, with the full amount of the Adjustment Shares being payable if such excess amount is greater than or equal to $7.0 billion.

Agreements with the UST, UAW Retiree Medical Benefits Trust and Export Development Canada

On July 10, 2009, we entered into a UST Credit Agreement and assumed $7.1 billion of debt incurred by Old GM under its DIP Facility and all of Old GM’s obligations with respect to its DIP Facility (UST Loans). Immediately after entering into the UST Credit Agreement, we made a partial pre-payment, reducing the UST Loans principal balance to $6.7 billion. We also entered into the VEBA Note Agreement and issued a note in the principal amount of $2.5 billion to the UAW Retiree Medical Benefits Trust (New VEBA).

We are required to prepay the UST Loans, VEBA Notes and Canadian Loan (as subsequently defined), in certain cases on a pro rata basis, in an amount equal to the net cash proceeds received from certain asset dispositions, casualty events, extraordinary receipts and the incurrence of certain debt. We can voluntarily repay all or a portion of the UST Loans or VEBA Notes at any time. Once repaid, we cannot reborrow under the UST Credit Agreement.

The obligations under the UST Credit Agreement and the VEBA Note Agreement are secured by substantially all of our assets, subject to certain exceptions, including our equity interests in certain of our foreign subsidiaries, limited in most cases to 65% of the equity interests of the pledged foreign subsidiaries due to tax considerations.

Proceeds of the UST Credit Agreement of $16.4 billion were deposited in escrow and will be distributed to us at our request if the following conditions are met: (1) the representations and warranties we made in the loan documents are true and correct in all material respects on the date of our request; (2) we are not in default on the date of our request taking into consideration the amount of the

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

withdrawal request; and (3) the UST, in its sole discretion, approves the amount and intended use of the requested disbursement. Any unused amounts in escrow on June 30, 2010 are required to be used to repay the UST Loans and the Canadian Loan, on a pro rata basis, unless the UST agrees to extend the escrow agreements for up to an additional 12 months. Any proceeds remaining in the escrow account after the UST Loans and the Canadian Loan are repaid in full shall be returned to us.

On July 10, 2009, through our wholly-owned subsidiary General Motors of Canada Limited (GMCL), we also entered into the amended and restated Canadian Loan Agreement with Export Development Canada (EDC), a corporation wholly-owned by the Government of Canada, as a result of which GMCL has a CAD $1.5 billion (equivalent of USD $1.3 billion when entered into) term loan (Canadian Loan).

GMCL may voluntarily repay the Canadian Loan in whole or in part at any time. Once repaid, GMCL cannot reborrow under the Canadian Loan Agreement. The Canadian Loan Agreement has been guaranteed by us and by 1908 Holdings Ltd., Parkwood Holdings Ltd., and GM Overseas Funding LLC, each of which is a Subsidiary Guarantor of GMCL. Our guarantee of GMCL’s obligations under the Canadian Loan Agreement is secured by a lien on the equity of GMCL. Because 65% of our ownership interest in GMCL was previously pledged to secure the obligations under the UST Credit Agreement and the VEBA Note Agreement, EDC received a first priority lien on 35% of our equity interest in GMCL and a second priority lien on the remaining 65%. With certain exceptions, GMCL’s obligations under the Canadian Loan Agreement are secured by a first lien on substantially all of its and the Subsidiary Guarantors’ assets, including GMCL’s ownership interests in the Subsidiary Guarantors and a portion of GMCL’s equity interests in General Motors Product Services Inc., a subsidiary of ours. Refer to Note 9.

Issuance of Common and Preferred Stock

On July 10, 2009, in connection with the closing of the 363 Sale, we issued 304,131,356 shares of our common stock to the UST (and all of the shares of our common stock owned by the UST prior to the closing of the transactions were surrendered to us for cancellation), 58,368,644 shares of our common stock to 7176384 Canada Inc., a corporation organized under the laws of Canada (Canada Holdings), 87,500,000 shares of our common stock to the New VEBA and 50,000,000 shares of our common stock to MLC.

In addition, on the same date, we also issued 83,898,305 shares of our Series A Fixed Rate Cumulative Perpetual Preferred Stock (Series A Preferred Stock) to the UST, 16,101,695 shares of the Series A Preferred Stock to Canada Holdings and 260,000,000 shares of the Series A Preferred Stock to the New VEBA. The Series A Preferred Stock have a liquidation preference of $25.00 per share and accrue cumulative dividends at 9.0% per annum (payable quarterly on March 15, June 15, September 15 and December 15) if, as and when declared by our Board of Directors. So long as any share of the Series A Preferred Stock remains outstanding, no dividend or distribution may be declared or paid on our common stock unless all accrued and unpaid dividends have been paid on the Series A Preferred Stock. On or after December 31, 2014, we may redeem, in whole or in part, the shares of Series A Preferred Stock at the time outstanding, at a redemption price per share equal to $25.00 per share plus any accrued and unpaid dividends, subject to limited exceptions.

On July 10, 2009, also in connection with the closing of the 363 Sale, we issued two warrants to MLC, one to acquire 45,454,545 shares of our common stock, exercisable at any time prior to July 10, 2016, with an exercise price of $30.00 per share and the other to acquire 45,454,545 shares of our common stock, exercisable at any time prior to July 10, 2019, with an exercise price of $55.00 per share. On July 10, 2009, we also issued a warrant to the New VEBA to acquire 15,151,515 shares of our common stock, exercisable at any time prior to December 31, 2015, with an exercise price of $126.92 per share. The number of shares of our common stock underlying each of the warrants issued to MLC and the New VEBA and the per share exercise price are subject to adjustment as a result of certain events, including stock splits, reverse stock splits and stock dividends.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

The foregoing securities were issued to the UST, Canada Holdings, the New VEBA and MLC in connection with the formation of General Motors Company and the completion of the 363 Sale. The consideration paid for these securities with respect to each of the UST, Canada Holdings, the New VEBA and MLC is as follows:

UST

•	The UST’s existing credit agreement with Old GM;

•	The UST’s portion of the DIP Facility (other than debt assumed by us or MLC’s wind down facility) and all of the rights and obligations as lender thereunder;

•	The warrants previously issued to the UST by Old GM; and

•	Any additional amounts loaned by the UST to Old GM prior to the closing of the 363 Sale with respect to each of the foregoing UST credit facilities.

Canada Holdings

•	Certain existing loans made to GMCL;

•	Canada Holding’s portion of the DIP Facility (other than debt assumed by us or Old GM’s wind down facility); and

•	The loans made to us under the Canadian Loan Agreement immediately following the closing of the 363 Sale.

New VEBA

•

The compromise of certain claims against Old GM existing under the previous settlement agreement between Old GM and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) relating to retiree medical benefits.

MLC

•	The assets transferred to us offset by the liabilities assumed by us pursuant to the Purchase Agreement.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Effect of Chapter 11 Proceedings and 363 Sale on Old GM’s July 9, 2009 Balance Sheet

The following table summarizes the adjustments to Old GM’s Managerial balance sheet as a result of Old GM’s Chapter 11 Proceedings and the 363 Sale and presents our Managerial balance sheet at July 10, 2009. These adjustments do not include adjustments that will result from the application of fresh-start reporting, which will result in material changes to these adjustments and to our Managerial balance sheet at July 10, 2009, as discussed previously.

	Predecessor	Components of Liabilities Subject to Compromise	Predecessor As adjusted July 9, 2009	Reorganization Adjustments			Successor after Reorganization Adjustments July 10, 2009
ASSETS
Current Assets
Cash and cash equivalents	$19,026	$—	$19,026	$(41)	(a	)	$18,985
Marketable securities	139	—	139	—			139

Total cash and marketable securities	19,165	—	19,165	(41)			19,124
Restricted cash and marketable securities	19,313	—	19,313	(1,175)	(a	)	18,138
Accounts and notes receivable, net	7,424	—	7,424	3,859	(b	)	11,283
Inventories	9,880	—	9,880	(140)	(a	)	9,740
Equipment on operating leases, net	3,754	—	3,754	2			3,756
Other current assets and deferred income taxes	1,831	—	1,831	29			1,860

Total current assets	61,367	—	61,367	2,534			63,901
Non-Current Assets
Equity in net assets of nonconsolidated affiliates	1,944	—	1,944	32			1,976
Property, net	36,202	—	36,202	(127)	(a	)	36,075
Intangible assets, net	220	—	220	—			220
Deferred income taxes	83	—	83	464	(c	)	547
Prepaid pension	121	—	121	—			121
Equipment on operating leases, net	23	—	23	—			23
Restricted cash and marketable securities	2,053	—	2,053	(144)	(a	)	1,909
Other assets	1,447	—	1,447	(12)			1,435

Total non-current assets	42,093	—	42,093	213			42,306

Total Assets	$103,460	$—	$103,460	$2,747			$106,207

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	Predecessor	Components of Liabilities Subject to Compromise	Predecessor As adjusted July 9, 2009	Reorganization Adjustments			Successor after Reorganization Adjustments July 10, 2009
LIABILITIES AND DEFICIT
Current Liabilities
Accounts payable (principally trade)	$12,853	$103	$12,956	$(144)	(a	)	$12,812
Short-term debt and current portion of long-term debt	43,391	21,745	65,136	(51,912)	(a	)	13,224
Postretirement benefits other than pensions	187	2,217	2,404	—			2,404
Accrued expenses	19,546	8,789	28,335	(1,596)	(a	)	26,739

Total current liabilities	75,977	32,854	108,831	(53,652)			55,179
Non-Current Liabilities
Long-term debt	4,982	24,534	29,516	(25,539)	(a	)	3,977
Postretirement benefits other than pensions	11,210	18,262	29,472	—			29,472
Pensions	15,434	15,295	30,729	—			30,729
Liabilities subject to compromise	92,502	(92,502)	—	—			—
Other liabilities and deferred income taxes	14,061	1,557	15,618	(1,761)	(a	)	13,857

Total non-current liabilities	138,189	(32,854)	105,335	(27,300)			78,035

Total Liabilities	214,166	—	214,166	(80,952)			133,214
Preferred stock	—	—	—	2,500	(d	)	2,500
Deficit
Preferred stock	—	—	—	—			—
Preference stock	—	—	—	—			—
Common stock	1,018	—	1,018	(1,013)	(d	)	5
Capital surplus (principally additional paid-in capital)	16,494	—	16,494	1,018	(d	)	17,512
Accumulated deficit	(93,173)	—	(93,173)	81,354	(e	)	(11,819)
Accumulated other comprehensive loss	(35,366)	—	(35,366)	(80)			(35,446)

Total stockholders’ deficit	(111,027)	—	(111,027)	81,279			(29,748)
Noncontrolling interests	321	—	321	(80)			241

Total deficit	(110,706)	—	(110,706)	81,199			(29,507)

Total Liabilities and Deficit	$103,460	$—	$103,460	$2,747			$106,207

(a)	Adjustments recorded for assets and liabilities that remained with MLC subsequent to July 9, 2009. Assets remaining with MLC include portions of Old GM’s cash and cash equivalents, which were reclassified from restricted cash, and certain properties and inventories. Liabilities remaining with MLC include certain of Old GM’s liabilities subject to compromise including certain accounts payable, its U.S. and foreign currency denominated debt, its contingent convertible debt, other unsecured debt obligations, accrued interest, and certain asbestos, product and environmental liabilities. In addition, these adjustments reflect the conversion of portions of loans made to Old GM under the UST Loan Agreement, made by EDC, and made under the DIP Facility to common equity interests in GM. Refer to Note 4.

(b)	Adjustments recorded for certain accounts receivable that remained with MLC subsequent to July 9, 2009 and to reflect cash receivable from EDC.

(c)	As a result of the 363 Sale, valuation allowances against a portion of Old GM’s net deferred tax assets were reversed because Old GM concluded these net deferred tax assets were expected to be realized and the valuation allowances were no longer needed.

(d)	Adjustments recorded to reclassify Old GM’s common stock to capital surplus and to record the effect of our issuance of preferred and common stock. Refer to Note 4.

(e)	Adjustment that reflects the effect of (a) through (d).

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Note 4. Reorganization Gains, Net

The following table summarizes Old GM’s Reorganization gains, net (dollars in millions):

	Predecessor
	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009
Professional fees	$—	$(39)
Gain due to conversion of DIP Facility to equity in GM	27,939	27,939
Gain due to conversion of UST and EDC funding to equity in GM	25,700	25,700
Gains resulting from Old GM debt and other liabilities not assumed in 363 Sale	29,867	29,867
Issuance of GM common and preferred stock	(2,505)	(2,505)
Loss on extinguishment of debt	—	(958)
Loss on contract rejections, settlements of claims and other gains (losses), net	(281)	(441)

Total reorganization gains, net	$80,720	$79,563

Reorganization gains, net include expenses, gains and losses directly associated with Old GM’s reorganization proceedings under the Bankruptcy Code. Professional fees include legal, advisory, consulting and other fees incurred as a result of the reorganization proceedings. The gains due to the conversion of the DIP Facility to equity in GM were determined based on the carrying value of the DIP Facility including accrued interest less the amounts assumed under the UST Credit Agreement and amounts remaining with MLC. The gain due to the conversion of the UST and EDC funding to equity in GM was determined based on the carrying amount of funding provided by the UST and EDC under the UST Loan Agreement and funding provided by EDC during and after the Chapter 11 Proceedings. The gains resulting from Old GM debt and other liabilities not assumed in the 363 Sale were recorded based on the carrying amount of each liability. These liabilities include certain of Old GM’s liabilities subject to compromise, which were retained by MLC including its U.S. and foreign currency denominated debt, its contingent convertible debt, other unsecured debt obligations of Old GM, accrued interest and certain of Old GM’s asbestos, product and environmental liabilities. The issuance of GM’s common and preferred stock was determined based on the par value of our common stock and the liquidation value of our Series A Preferred Stock issued to the UST and Canada Holdings. The loss on extinguishment of debt resulted from Old GM’s repayment of its secured revolving credit facility, its U.S. term loan, and its secured credit facility. The loss on contract rejections, settlements of claims and other gains (losses), net resulted from costs incurred to terminate certain lease agreements (including leases on corporate airplanes) and other settlements. The gains and other amounts in the previous table will be materially affected by our application of fresh-start reporting. Refer to Notes 2 and 9.

Old GM’s loss before Reorganization gains, net, income taxes and equity income in the period July 1, 2009 through July 9, 2009 and the period January 1, 2009 through July 9, 2009 was $1.9 billion and $22.2 billion.

Note 5. Inventories

The following table summarizes the components of inventories (dollars in millions):

	Successor	Predecessor
	September 30, 2009	December 31, 2008
Productive material, work in process, and supplies	$4,563	$4,849
Finished product including service parts	6,345	9,579

Total inventories at FIFO	10,908	14,428
Less LIFO allowance	(1,096)	(1,233)

Total inventories	$9,812	$13,195

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

The following table summarizes adjustments recorded to finished goods inventories as a result of lower of cost or market (LCM) analyses (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
LCM adjustments on finished goods inventories (a)	$22	$3	$103	$135	$216

(a)	Amounts include company vehicles and vehicles returned from rental car companies that were awaiting sale at auction.

Note 6. Investment in Nonconsolidated Affiliates

The following table summarizes information regarding equity in income (loss) of nonconsolidated affiliates (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
GMAC (a)	$—	$—	$(1,096)	$(1,235)	$(2,741)
Gain on UST GMAC Loan conversion (b)	—	—	2,469	—	—
GMAC Common Membership Interest Impairments (a)	—	—	—	—	(2,036)

Total Equity in income (loss) of GMAC (a)	—	—	1,373	(1,235)	(4,777)
Shanghai General Motors Co., Ltd and SAIC-GM-Wuling Automobile Co., Ltd.	202	8	298	50	286
Others	10	7	(20)	—	24

Total equity in income (loss) of nonconsolidated affiliates	$212	$15	$1,651	$(1,185)	$(4,467)

(a)	Effective June 30, 2009 GMAC converted to a C corporation from a limited liability company. Upon conversion, we do not have significant influence over GMAC and began accounting for our investment in GMAC on the cost basis.

(b)	On May 29, 2009, the UST exercised its option to convert the outstanding amounts owed on the UST GMAC Loan into Shares of GMAC’s Class B Common Membership Interests.

Investment in GMAC

In December 2008, Old GM and FIM Holdings entered into a subscription agreement with GMAC pursuant to which each agreed to purchase additional Common Membership Interests in GMAC, and the UST committed to provide Old GM with additional funding in order to purchase the additional interests. In January 2009, Old GM entered into the UST GMAC Loan Agreement pursuant to which Old GM borrowed $884 million and utilized those funds to purchase 190,921 Class B Common Membership Interests in GMAC. The UST GMAC Loan was scheduled to mature on January 16, 2012 and bore interest, payable quarterly, at the same rate of interest as the UST Loans. The UST GMAC Loan was secured by Old GM’s Common and Preferred Membership Interests in GMAC. As part of this loan agreement, the UST had the option to convert outstanding amounts into a maximum of 190,921 shares of GMAC’s Class B Common Membership Interests on a prorata basis.

On May 29, 2009, the UST exercised this option, the outstanding principal and interest under the UST GMAC Loan was extinguished, and Old GM recognized a net gain on extinguishment of $483 million. The net gain on extinguishment of debt was comprised of a $2.5 billion gain on the disposition of GMAC Common Membership Interests, a $2.0 billion loss on extinguishment of the UST GMAC Loan and a gain of $8 million related to the extinguishment of accrued interest on the UST GMAC Loan. After the exchange, Old GM’s ownership was reduced to 24.5% of GMAC’s Common Membership Interests. We acquired the GMAC

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Common and Preferred Membership Interests as part of the 363 Sale. Of our common equity ownership in GMAC, 9.9% is held directly, and pursuant to previous commitments to reduce influence over and ownership in GMAC, 14.6% is held in an independent trust. The trustee, who is independent of us, has the sole authority to vote and is required to dispose of the common equity shares by December 24, 2011.

GMAC converted its status to a C corporation effective June 30, 2009. At that date, the accounting treatment for the investment in GMAC was reevaluated and it was determined that accounting for GMAC as a cost method investment rather than an equity method investee was more appropriate due to a lack of significant influence over GMAC.

The following tables summarize financial information of GMAC (dollars in millions):

	Six Months Ended June 30, 2009	Nine Months Ended September 30, 2008
Condensed Consolidated Statements of Income
Total financing revenue and other interest income	$7,450	$14,395
Interest expense	$4,269	$8,953
Depreciation expense on operating lease assets	$2,409	$4,209
Total other revenue	$2,453	$5,014
Total noninterest expense	$4,809	$8,596
Loss before income tax expense	$(3,588)	$(5,500)
Income tax expense	$990	$94
Net loss	$(4,578)	$(5,594)
Net loss available to members	$(4,933)	$(5,594)

December 31, 2008
Condensed Consolidated Balance Sheets
Loans held for sale	$7,919
Total finance receivables and loans, net	$96,640
Investment in operating leases, net	$26,390
Other assets	$26,922
Total assets	$189,476
Total debt	$126,321
Accrued expenses, deposit and other liabilities	$32,533
Total liabilities	$167,622
Senior preferred interests	$5,000
Preferred interests	$1,287
Total equity	$21,854

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

GMAC – Preferred and Common Membership Interests

The following table summarizes information related to Preferred and Common Membership Interests in GMAC (dollars in millions):

December 31, 2008
Preferred Membership Interests (shares)	1,021,764
Percentage ownership of Preferred Membership Interests issued and outstanding	100%
Carrying amount of Preferred Membership Interests	$43
Carrying amount of Common Membership Interests	$491

The following table summarizes the impairment charges recorded against the investment in GMAC Common and Preferred Membership Interests:

	Predecessor
	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
GMAC Common Membership Interests	$—	$—	$2,036
GMAC Preferred Membership Interests	—	251	1,001

Total impairment charges	$—	$251	$3,037

Impairment charges related to the investment in GMAC Common and Preferred Membership Interests were recorded in Equity in loss of GMAC and Interest income and other non-operating income, net.

Transactions with Nonconsolidated Affiliates

Nonconsolidated affiliates are involved in various aspects of the development, production and marketing of cars, trucks and parts. The following tables summarize the effects of transactions with nonconsolidated affiliates which are not eliminated in consolidation (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Managerial Results of Operations
Sales	$289	$29	$543	$115	$459
Cost of sales	$276	$32	$682	$156	$2,755
Selling, general and administrative expense	$(9)	$—	$(20)	$(9)	$14
Interest income and other non-operating income, net	$2	$—	$3	$17	$188

	Successor	Predecessor
	September 30, 2009	December 31, 2008
Managerial Financial Position
Accounts and notes receivable, net	$269	$394
Accounts payable (principally trade)	$103	$112

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	January 1, 2009 Through July 9, 2009	Nine Months Ended September 30, 2008
Managerial Cash Flows
Operating	$296	$34	$(953)
Investing	$—	$—	$152
Financing	$—	$—	$—

Note 7. Depreciation and Amortization

The following table summarizes depreciation and amortization, including asset impairment charges, recorded in Cost of sales and Selling, general and administrative expense (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Depreciation and impairment of long- lived assets (a)	$1,090	$393	$4,592	$1,198	$4,099
Amortization and impairment of special tools (a)	683	48	2,119	749	2,348
Amortization of intangible assets	20	2	45	21	61

Total depreciation, amortization and asset impairments (a)	$1,793	$443	$6,756	$1,968	$6,508

(a)	Impairment testing was not performed in the periods July 10, 2009 through September 30, 2009 and July 1, 2009 through July 9, 2009. Refer to Note 2.

Old GM initiated restructuring plans prior to the 363 Sale to reduce the total number of powertrain, stamping and assembly plants and to eliminate certain brands and nameplates. In addition, certain assets that we did not acquire as part of the 363 Sale remained with MLC and were deemed not to have a useful life beyond July 9, 2009. As a result, Old GM recorded accelerated depreciation and amortization on certain of these assets as they were expected to be utilized over a shorter period of time than their previously estimated useful life.

The following table summarizes accelerated depreciation and amortization included in Total depreciation, amortization and asset impairments (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Accelerated depreciation and amortization	$—	$322	$2,958	$205	$480

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Note 8. Restricted Cash and Marketable Securities

Cash and marketable securities subject to contractual restrictions and not readily available are classified as restricted cash and marketable securities. Funds held in the UST Credit Agreement and Canadian Loan Agreement escrow accounts are invested in government securities and money market funds in accordance with the terms of the escrow agreements. The following table summarizes the components of restricted cash and marketable securities (dollars in millions):

	Successor	Predecessor
	September 30, 2009	December 31, 2008
Current
UST Credit Agreement (a)	$16,432	$—
Canadian Loan Agreement (b)	918	—
Receivables Program (c)	265	—
Other (d)	372	—

Total current restricted cash and marketable securities	17,987	—
Non-current
Other non-current (d)	2,327	2,589

Total restricted cash and marketable securities	$20,314	$2,589

(a)	Under the terms of the UST Credit Agreement, funds are held in escrow and will be distributed to us at our request if the following conditions are met: (1) the representations and warranties we made in the loan documents are true and correct in all material respects on the date of our request; (2) we are not in default on the date of our request taking into consideration the amount of the withdrawal request; and (3) the UST, in its sole discretion, approves the amount and intended use of the requested disbursement. Any unused amounts in escrow on June 30, 2010 are required to be used to repay the UST Loans and Canadian Loan, unless the UST agrees to an extension, at our request, of up to an additional 12 months to June 30, 2011. The UST Loans and Canadian Loan have been classified as short-term debt based on these terms. Under the UST Credit Agreement we can request a distribution of all or part of the escrow balance or an extension of the date the escrow funds must be applied to prepay the loans. If we make such a request and the UST approves it, we may not be required to apply unused amounts in escrow to repay the UST Loans and Canadian Loan within the next 12 months. Refer to Notes 2, 9 and 21.

(b)	Under the terms of the Canadian Loan Agreement, GMCL established a CAD $1.0 billion (equivalent of USD $893 million when entered into) escrow to fund its healthcare obligations.

(c)	In March 2009, the UST announced that it will provide financial assistance to automotive suppliers by guaranteeing or purchasing certain receivables payable by us (Receivables Program). Under the terms of the Receivables Program, the use of funds is limited to purchasing receivables from suppliers that have elected to participate in the program. Refer to Note 9.

(d)	Includes amounts pre-funded related to supplier payments and other third parties, cash held for securitization trusts and other cash collateral requirements.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Note 9. Short-Term and Long-Term Debt

The following table summarizes the components of short-term and long-term debt (dollars in millions):

	Successor	Predecessor
	September 30, 2009	December 31, 2008
Short-Term
UST Loans	$6,712	$3,836
Canadian Loan	1,374	—
German Revolving Bridge Facility	1,309	—
Short-term debt – third parties	1,482	2,567
Short-term debt – related parties (a)	1,100	2,067
Current portion of long-term debt	865	8,450

Total short-term debt and current portion of long-term debt	$12,842	$16,920

Long-Term
Long-term debt	4,197	29,018

Total debt	$17,039	$45,938

Available under line of credit agreements (b)	$1,437	$643

(a)	Primarily dealer financing from GMAC for dealerships we own and Old GM owned.

(b)	Commitment fees are paid on credit facilities at rates negotiated in each agreement. Amounts paid and expensed for these commitment fees are insignificant.

UST Loans and VEBA Notes

Old GM received total proceeds of $19.4 billion ($15.4 billion since January 1, 2009) from the UST under the UST Loan Agreement entered into on December 31, 2008. Upon filing for bankruptcy protection, Old GM obtained additional funding of $33.3 billion from the UST and EDC under its DIP Facility. From these proceeds, $16.4 billion remained deposited in escrow at September 30, 2009.

The $16.4 billion in escrow will be distributed to us at our request upon certain conditions as outlined in the UST Credit Agreement. Any unused amounts in escrow on June 30, 2010 are required to be used to repay the UST Loans and Canadian Loan, unless the UST agrees to an extension, at our request, of up to an additional 12 months to June 30, 2011. The UST Loans and Canadian Loan have been classified as short-term debt based on these terms. Under the UST Credit Agreement we can request a distribution of all or part of the escrow balance or an extension of the date the escrow funds must be applied to prepay the loans. If we make such a request and the UST approves it, we may not be required to apply unused amounts in escrow to repay the UST Loans and Canadian Loan within the next 12 months.

Refer to Note 21.

On July 10, 2009, we entered into the UST Credit Agreement and assumed $7.1 billion of debt maturing on July 10, 2015 incurred by Old GM under its DIP Facility and all of Old GM’s obligations with respect to its DIP Facility. Immediately after entering into the UST Credit Agreement, we made a partial repayment due to the termination of the U.S. Government sponsored warranty program, reducing the UST Loans principal balance to $6.7 billion. On July 10, 2009, we also entered into a term loan with EDC for $1.3 billion as subsequently described.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

The UST Loans accrue interest equal to the greater of the 3 month LIBOR rate and 2.0%, plus 5.0%, per annum, unless the UST determines that reasonable means do not exist to ascertain the LIBOR rate or that the LIBOR rate will not adequately reflect the UST’s cost to maintain the loan. In such a circumstance, the interest rate will be the greatest of: (1) the prime rate plus 4%; (2) the federal funds rate plus 4.5%; or (3) the 3 month LIBOR rate (which will not be less than 2%) plus 5%. We are required to prepay the UST Loans on a pro rata basis (between the UST Loans, VEBA Notes and Canadian Loan), in an amount equal to the amount of net cash proceeds received from certain asset dispositions, casualty events, extraordinary receipts and the incurrence of certain debt. We may also voluntarily repay the UST Loans in whole or in part at any time. Once repaid, amounts borrowed under the UST Credit Agreement may not be reborrowed. At September 30, 2009, the UST Loans accrued interest at 7.0%.

On July 10, 2009 upon the completion of the 363 Sale, we entered into the VEBA Note Agreement and issued VEBA Notes of $2.5 billion. The VEBA Notes have an implied interest rate of 9.0% per annum. The VEBA Notes and accrued interest are scheduled to be repaid in three equal installments of $1.4 billion on July 15 of 2013, 2015, and 2017. At September 30, 2009, the $2.5 billion VEBA Notes are not considered outstanding liabilities for accounting purposes. Upon the settlement of the UAW Hourly Retiree Medical Plan at December 31, 2009, the VEBA Notes will be considered outstanding. Refer to Note 11 for additional information on the VEBA Note Agreement.

The UST Credit Agreement and the VEBA Note Agreement contain various representations and warranties that we made on the effective date and, with respect to the UST Credit Agreement, we will be required to make on certain other dates. The UST Credit Agreement and the VEBA Note Agreement also contain various affirmative covenants requiring us to take certain actions and negative covenants restricting our ability to take certain actions. The affirmative covenants impose obligations on us with respect to, among other things:

•	Financial and other reporting to the UST, including periodic confirmation of compliance with certain expense policies;

•	Executive privilege and compensation requirements;

•	Corporate existence;

•	Preservation of the collateral and other property subject to the UST Credit Agreement and VEBA Note Agreement;

•	Payment of taxes; and

•	Compliance with certain laws.

In addition, the affirmative covenants include a vitality commitment, which requires us to use our commercially reasonable best efforts, subject to certain considerations and exceptions, to ensure that the volume of manufacturing conducted in the United States is at least 90% of the level contemplated in our business plan provided to the UST on July 10, 2009.

The negative covenants in the UST Credit Agreement and the VEBA Note Agreement restrict us with respect to, among other things, fundamental changes, liens, restricted payments and restrictions on subsidiary distributions, amendments or waivers of certain documents, negative pledge clauses, use of proceeds from sales of assets and indebtedness. However, both the UST Credit Agreement and the VEBA Note Agreement permit us to incur additional indebtedness, including indebtedness secured by a first-priority lien on certain of our assets. If additional indebtedness is in excess of certain amounts of secured and unsecured indebtedness, incurrence of additional indebtedness is subject to meeting a specified maximum consolidated leverage ratio, after giving effect to the incurrence of such indebtedness. If such indebtedness is to be secured by a first-priority lien on certain of our assets, the obligations under the UST Credit Agreement and the VEBA Note Agreement will be restructured to be secured by a second-priority lien on any such assets.

The UST Credit Agreement and the VEBA Note Agreement also contain various events of default (including cross-default provisions) that entitle the UST or the New VEBA to accelerate the repayment of the UST Loans and the VEBA Notes upon the

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

occurrence and continuation of an event of default. In addition, upon the occurrence and continuation of any event of default, interest under the UST Credit Agreement accrues at a rate per annum equal to 2.0% plus the interest rate otherwise applicable to the UST Loans and the implied interest rate on the VEBA Notes increases to a rate equal to 11.0% per annum, compounded annually. The events of default relate to, among other things:

•	Our failure to pay principal or interest on the UST Loans or to make payments on the VEBA Notes;

•	Certain of our domestic subsidiaries’ failure to pay on their guarantees;

•	The failure to pay other amounts due under the loan documents or the secured note documents;

•	The failure to perform the covenants in the loan documents or the secured note documents;

•	The representations and warranties in the UST Credit Agreement or the VEBA Note Agreement being false or misleading in any material respect;

•	Undischarged judgments in excess of $100 million;

•	Certain bankruptcy events;

•	The termination of any loan documents or secured note documents;

•	The invalidity of security interests in our assets;

•	Certain prohibited transactions under the Employee Retirement Income Security Act of 1974, as amended (ERISA);

•	A change of control;

•	A default under the Canadian Loan Agreement, as discussed later, other than the vitality commitment; and

•

A default under other indebtedness if the default, including a default of the vitality commitment under the Canadian Loan Agreement, results in the holder accelerating the maturity of indebtedness in excess of $100 million in the aggregate.

The following table summarizes interest expense and interest paid on the UST Loans (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009
Interest expense	$108	$670	$4,006
Interest paid	$—	$—	$144

Refer to Note 3 for additional information on the UST Credit Agreement, UST Loans, VEBA Note Agreement and VEBA Notes.

Term Loan under Canadian Loan Agreement

On July 10, 2009, we entered into the Canadian Loan Agreement and assumed a CAD $1.5 billion (equivalent to $1.3 billion when entered into) term loan maturing on July 10, 2015. Amounts outstanding under the Canadian Loan accrue interest at the greater of the three-month CDOR rate or 2.0%, plus 5.0% per annum. Accrued interest is payable quarterly. At September 30, 2009, the Canadian Loan accrued interest at 7.0%.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

The Canadian Loan Agreement contains various representations and warranties made by GMCL and the Subsidiary Guarantors on the effective date. The Canadian Loan Agreement also contains various affirmative covenants requiring GMCL and the Subsidiary Guarantors to take certain actions and negative covenants restricting the ability of GMCL and the Subsidiary Guarantors to take certain actions. The affirmative covenants impose obligations on GMCL and the Subsidiary Guarantors with respect to, among other things, financial and other reporting to EDC, reporting on and preservation of the collateral pledged in connection with the Canadian Loan Agreement, executive privileges and compensation, restrictions on expenses and compliance with applicable laws. In addition, GMCL has committed, among other things, to meet certain capital and research and development investment levels, and to produce a certain percentage (based on North American and/or total United States and Canada production levels) of vehicles and vehicle components in Canada until the later of the date that the amounts outstanding under the Canadian Loan Agreement are paid in full or December 31, 2016.

The negative covenants and various events of default in the Canadian Loan Agreement are similar to the negative covenants under the UST Credit Agreement and the VEBA Note Agreement, as applicable to GMCL and the Subsidiary Guarantors, and also require GMCL to maintain certain minimum levels of unrestricted cash and cash equivalents and address specific requirements with respect to pension and compensation matters.

The following table summarizes interest expense and interest paid on the Canadian Loan (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009
Interest expense	$22	$111	$173
Interest paid	$22	$—	$6

Refer to Note 3 for additional information on the Canadian Loan Agreement and Canadian Loan.

German Revolving Bridge Facility

On May 31, 2009, we entered into a revolving bridge facility with the German government and certain German states (German Facility) with a total commitment of up to Euro 1.5 billion (equivalent to USD $2.1 billion when entered into) and maturing November 30, 2009. Amounts available under the German Facility accrue interest per annum at the aggregate of the following: (1) Euro Overnight Index Average (EONIA); (2) 0.64%; and (3) the risk margin which ranges from 4.0% to 10.0% depending on if funds are drawn and if appropriate collateral has been pledged. In the event that the German government determines that the risk margin no longer adequately reflects its cost to maintain the loan it may increase the risk margin. At September 30, 2009, the German Facility accrued interest at a weighted average interest rate of 6.28%. Undrawn amounts totaled $876 million at September 30, 2009.

We are required to prepay the German Facility in an amount equal to the amount of net cash proceeds received from certain asset dispositions, casualty events, extraordinary receipts and the incurrence of certain debt. We may also voluntarily repay the German Facility in whole or in part at any time. Once repaid, amounts borrowed under the German Facility (less amounts prepaid from certain asset dispositions, casualty events, extraordinary receipts and the incurrence of certain debt) may be reborrowed within the availability period, which expires November 24, 2009 or if the facility has not been terminated previously.

The German Facility contains various representations and warranties made by Adam Opel GmbH (Adam Opel) and certain of its subsidiaries on the effective date. The German Facility also contains various affirmative covenants requiring Adam Opel and certain of its subsidiaries to take certain actions and negative covenants restricting the ability of Adam Opel and certain of its subsidiaries to take certain actions. The affirmative covenants impose obligations on Adam Opel and certain of its subsidiaries with respect to, among other things, financial and other reporting to the German government, reporting on and preservation of the collateral pledged in connection with the German Facility and monthly reporting on the use of the funds provided by the German Facility.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

The negative covenants in the German Facility are similar to the negative covenants under the UST Credit Agreement and VEBA Note Agreement.

The German Facility contains various events of default and related cure periods that may accelerate the maturity of the facility. These events of default include, but are not limited to:

•	Failure to pay principal or interest on the facility;

•	Failure to pay other amounts due under the loan documents;

•	The representations and warranties provided as part of the German Facility being false or misleading in any material respect;

•	Failure to comply with the provisions of the German Facility;

•	Default under other indebtedness in excess of Euro 10 million in the aggregate;

•	Certain subsidiaries’ failure to pay on their guarantees;

•	Certain bankruptcy or litigation events;

•	A material change in the assets pledged as collateral;

•	A material change in supply or service contracts, which are necessary to carry on the business; and

•	Failure to perform the covenants in the facility documents.

Secured Revolving Credit Facility, U.S. Term Loan and Secured Credit Facility

In conjunction with Old GM’s voluntary petition for relief under the Bankruptcy Code, Old GM’s $4.5 billion secured revolving credit facility, $1.5 billion U.S. term loan and $125 million secured credit facility were paid in full on June 30, 2009. Old GM recorded a loss of $958 million on the extinguishments of the debt.

Additionally, one of our powertrain subsidiaries in Italy has debt obligations to banks of $73 million at September 30, 2009, which are subject to certain covenants. Due to the current, and potential continued, downturn in the automotive industry, it is possible that the subsidiary could, in the future, be in violation of certain of these covenants. If amendments, waivers or alternative forms of financing could not be secured at such time, the operations of the subsidiary could be negatively affected.

Contingent Convertible Debt

Old GM adopted the provisions of ASC 470-20 on January 1, 2009, with retrospective application to prior periods. Refer to Note 2. At July 9, 2009 Old GM’s contingent convertible debt outstanding was $7.4 billion, consisting of principal of $7.9 billion and unamortized discounts of $551 million. Upon adoption of ASC 470-20, the effective interest rate on Old GM’s outstanding contingent convertible debt ranged from 7.0% to 7.9%. At September 30, 2009 we had no contingent convertible debt outstanding as a result of the 363 Sale.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

The following table summarizes the components of Interest expense related to contingent convertible debt (dollars in millions):

	Predecessor
	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Interest accrued or paid (a)	$—	$176	$105	$319
Amortization of discounts	—	51	34	106

Interest expense	$—	$227	$139	$425

(a)	Contractual interest expense not accrued or recorded on pre-petition debt totaled $10 million and $220 million in the periods July 1, 2009 through July 9, 2009 and January 1, 2009 through July 9, 2009.

Receivables Program

The Receivables Program was developed to provide liquidity and access to credit to automotive suppliers and allows suppliers to sell their eligible accounts receivable from us to GM Supplier Receivables LLC (GM Receivables). GM Receivables is included in our consolidated managerial financial statements and amounts borrowed from the UST and used to pay suppliers are recorded in Short-term debt with a corresponding decrease in Accounts payable or Accrued expenses. GM Receivables is responsible for paying interest on any loans provided by the UST at an annual rate of LIBOR plus 3.5%, with a minimum of 5.5%, and for paying administrative fees of 25 basis points per annum of the average daily program balance to a third party administrator. We will be responsible for paying a termination fee of 4% of the outstanding commitment to the UST upon expiration or termination of the Receivables Program. At September 30, 2009 we have recorded interest expense of $45 million related to a termination fee due to the UST upon expiration or termination of the program. Any residual capital in the program will be shared equally by us and the UST. At September 30, 2009 we have made $55 million in capital contributions and the UST has loaned $290 million to GM Receivables. We have recorded interest expense of $4 million in the period July 10, 2009 through September 30, 2009 excluding the accrual for the termination fee. Old GM recorded interest expense of $1 million in the period January 1, 2009 through July 9, 2009 excluding the accrual for the termination fee.

Note 10. Product Warranty Liability

The following table summarizes activity for policy, product warranty, recall campaigns and certified used vehicle warranty liabilities (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	January 1, 2009 Through July 9, 2009	Year Ended December 31, 2008
Beginning balance	$7,544	$8,491	$9,615
Warranties issued in period	546	1,096	4,277
Payments	(864)	(1,875)	(5,068)
Adjustments to pre-existing warranties	63	(154)	294
Effect of foreign currency translation	152	63	(627)
Liability adjustment, net due to the deconsolidation of Saab	—	(77)	—

Ending balance	$7,441	$7,544	$8,491

These estimates are reviewed and adjusted on a regular basis based on the differences between actual experience and historical estimates or other available information.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

In March 2009 the U.S. Government announced that it would create a warranty program pursuant to which a separate bank account would be created and funded to pay for repairs covered by Old GM’s warranty on each new vehicle sold in the United States and Mexico during Old GM’s restructuring period. In May 2009, per the terms of the warranty program, GM Warranty LLC, a special purpose entity which we consolidate, was formed to hold the cash contributions and administer the warranty claims. The cash contributions to fund the program were $410 million. Old GM contributed $49 million in cash. The remaining required cash was contributed by the UST as part of a $361 million loan to GM Warranty LLC. On July 10, 2009, as part of the 363 Sale, we assumed the obligations of GM Warranty LLC and we assumed and paid the principal portion of the $361 million loan due to the UST from MLC. The original estimate of the warranty period was March 30, 2009 through July 31, 2009, which was based on a requirement in the administrative agreement of GM Warranty LLC that the UST must approve termination of the warranty program prior to July 31, 2009. The UST allowed repayment of the full amount of the warranty advance on July 10, 2009 effectively terminating the warranty agreement and GM Warranty LLC. Subsequently, the bank accounts of GM Warranty LLC were closed and the cash contribution of $49 million and interest earned to date was repaid to us. A similar program was established in Canada in April 2009 and terminated in September 2009.

Note 11. Pensions and Other Postretirement Benefits

The following tables summarize the components of pension and OPEB (income) expense (dollars in millions):

	U.S. Plans Pension Benefits			Non-U.S. Plans Pension Benefits
	Successor	Predecessor		Successor	Predecessor
	July 10 Through September 30, 2009	July 1 Through July 9, 2009	Three Months Ended September 30, 2008	July 10 Through September 30, 2009	July 1 Through July 9, 2009	Three Months Ended September 30, 2008
Components of (Income) expense
Service cost	$90	$10	$122	$71	$7	$113
Interest cost	1,338	143	1,398	268	28	310
Expected return on plan assets	(1,575)	(169)	(2,006)	(196)	(20)	(234)
Amortization of prior service cost (credit)	—	18	207	—	(6)	29
Amortization of transition obligation	—	—	—	—	—	2
Recognized net actuarial loss	—	39	73	—	11	71
Curtailments, settlements and other	254	2	47	8	4	15

Net periodic pension (income) expense	$107	$43	$(159)	$151	$24	$306

	U.S. Plans Other Benefits			Non-U.S. Plans Other Benefits
	Successor	Predecessor		Successor	Predecessor
	July 10 Through September 30, 2009	July 1 Through July 9, 2009	Three Months Ended September 30, 2008	July 10 Through September 30, 2009	July 1 Through July 9, 2009	Three Months Ended September 30, 2008
Components of (Income) expense
Service cost	$30	$3	$54	$5	$1	$7
Interest cost	691	74	845	42	4	57
Expected return on plan assets	(191)	(21)	(325)	—	—	—
Amortization of prior service cost (credit)	—	(59)	(494)	—	(4)	(27)
Amortization of transition obligation	—	—	—	—	—	—
Recognized net actuarial loss	—	3	116	—	2	35
Curtailments, settlements and other	15	2	(3,192)	—	—	—

Net periodic OPEB (income) expense	$545	$2	$(2,996)	$47	$3	$72

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	U.S. Plans Pension Benefits			Non-U.S. Plans Pension Benefits
	Successor	Predecessor		Successor	Predecessor
	July 10 Through September 30, 2009	January 1 Through July 9, 2009	Nine Months Ended September 30, 2008	July 10 Through September 30, 2009	January 1 Through July 9, 2009	Nine Months Ended September 30, 2008
Components of (Income) expense
Service cost	$90	$243	$412	$71	$158	$315
Interest cost	1,338	3,077	3,993	268	595	943
Expected return on plan assets	(1,575)	(3,810)	(6,120)	(196)	(362)	(730)
Amortization of prior service cost (credit)	—	429	615	—	(13)	388
Amortization of transition obligation	—	—	—	—	1	5
Recognized net actuarial loss	—	715	201	—	193	210
Curtailments, settlements and other	254	1,720	3,313	8	65	237

Net periodic pension (income) expense	$107	$2,374	$2,414	$151	$637	$1,368

	U.S. Plans Other Benefits			Non-U.S. Plans Other Benefits
	Successor	Predecessor		Successor	Predecessor
	July 10 Through September 30, 2009	January 1 Through July 9, 2009	Nine Months Ended September 30, 2008	July 10 Through September 30, 2009	January 1 Through July 9, 2009	Nine Months Ended September 30, 2008
Components of (Income) expense
Service cost	$30	$69	$199	$5	$13	$26
Interest cost	691	1,615	2,678	42	102	175
Expected return on plan assets	(191)	(444)	(1,010)	—	—	—
Amortization of prior service cost (credit)	—	(1,051)	(1,424)	—	(64)	(77)
Amortization of transition obligation	—	—	—	—	—	—
Recognized net actuarial loss	—	32	490	—	23	92
Curtailments, settlements and other	15	21	(3,225)	—	(123)	—

Net periodic OPEB (income) expense	$545	$242	$(2,292)	$47	$(49)	$216

U.S. Hourly Workforce Special Attrition Programs

In February 2009, Old GM announced the 2009 Special Attrition Program for U.S. hourly employees. The 2009 Special Attrition Program offered a cash incentive of $20,000 coupled with a car voucher of $25,000 for individuals who elected to retire or voluntarily terminate employment. In total, 7,000 employees accepted this program resulting in a charge of $296 million recorded in Cost of sales in the three months ended March 31, 2009. These employees represented 11.5% of Old GM’s active hourly employees that participated in the U.S. Hourly Defined Benefit Pension Plan. Due to the high proportion of retirement eligible employees accepting the 2009 Special Attrition Program at that time, Old GM was not required to remeasure its U.S. Hourly Defined Benefit Pension Plan in the three months ended March 31, 2009. Refer to Note 16.

In June 2009, Old GM announced the terms and conditions of the Second 2009 Special Attrition Program with higher cash incentives aimed at increasing the participation in the program. In the three months ended June 30, 2009, 800 employees accepted the program. Employees who had previously participated in the 2009 Special Attrition Program received an additional payment equal to the net difference between the cash payments under the original program and the second program. As a result, in the three months ended June 30, 2009 Old GM recorded a charge of $45 million in addition to the $296 million originally recorded. The Second 2009

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Special Attrition Program included terms that the employee must accept within 45 days of the implementation of the program which extended into July. At June 30, 2009 management estimated 6,300 employees would participate in the program. Old GM recorded a severance charge of $498 million in Cost of sales in the three months ended June 30, 2009, which included the estimated cost of enhanced retirement incentives of $83 million. Since the 2009 Special Attrition Program and the Second 2009 Special Attrition Program were determined to be one event for accounting purposes, Old GM remeasured the U.S. Hourly Defined Benefit Pension Plan at June 30, 2009 based on the irrevocable acceptances through that date, as together these attrition programs yielded a significant reduction in the future years of service. As part of this remeasurement, Old GM utilized a discount rate of 6.25% as compared to the discount rate of 6.15% that was utilized at December 31, 2008. This remeasurement resulted in a curtailment charge of $1.4 billion and special termination benefits of $10 million in the three months ended June 30, 2009 and an increase to the projected benefit obligation (PBO) of $1.2 billion. Special termination benefits related to OPEB were not significant. Refer to Note 16.

In the period July 1, 2009 through July 9, 2009, an additional 180 employees accepted the Second 2009 Special Attrition Program, and Old GM recorded special termination benefits that were not significant.

In the period July 10, 2009 through September 30, 2009, an additional 5,000 employees accepted the Second 2009 Special Attrition Program. As a result, we recognized special termination benefits of $60 million for 1,000 of those employees, based upon their elections under the Second 2009 Special Attrition Program.

In February 2008, Old GM signed agreements with the UAW and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers — Communication Workers of America (IUE-CWA) regarding special attrition programs which were intended to reduce the number of hourly employees. The 2008 UAW Special Attrition Program offered to 74,000 UAW-represented employees consisted of wage and benefit packages for normal and voluntary retirements, buyouts or pre-retirement leaves for employees with 26 to 29 years of service. In addition to their vested pension benefits, those employees that were retirement eligible received a lump sum payment that was funded from Old GM’s U.S. Hourly Defined Benefit Pension Plan. For those employees not retirement eligible buyout options were offered. The terms offered to the 2,300 IUE-CWA represented employees pursuant to the 2008 IUE-CWA Special Attrition Program were similar to those offered through the 2008 UAW Special Attrition Program. As a result of the 2008 UAW Special Attrition Program and 2008 IUE-CWA Special Attrition Program, Old GM recognized a curtailment loss on the U.S. Hourly Defined Benefit Pension Plan of $2.4 billion due to the significant reduction in the expected aggregate years of future service as a result of the employees accepting the voluntary program. In the nine months ended September 30, 2008, Old GM recorded expenses of $800 million, primarily for the 2008 UAW Special Attrition Program and the 2008 IUE-CWA Special Attrition Program. The combined curtailment loss and other special termination benefit charges of $3.2 billion were recorded in Cost of sales in the nine months ended September 30, 2008.

In addition to the expenses discussed previously, the remeasurement of the U.S. Hourly Defined Benefit Pension Plan at May 31, 2008 generated an increase in net periodic pension income that was not significant in the nine months ended September 30, 2008, as compared to the amount determined in connection with the December 31, 2007 remeasurement. The U.S. Hourly Defined Benefit Pension Plan remeasurement resulted in an increase to the PBO of $842 million at May 31, 2008, which includes the effect of other previously announced facility idlings in the U.S. as well as changes in certain actuarial assumptions. The discount rate used to determine the PBO at May 31, 2008 was 6.45%. This represents a 15 basis point increase from the 6.30% used at December 31, 2007. The effect of this change is reflected in Net periodic pension (income) expense.

In anticipation of the possibility of a curtailment as a result of the 2008 UAW Special Attrition Program, Old GM remeasured the UAW Hourly Retiree Medical Plan at May 31, 2008. Subsequent to the remeasurement Old GM determined that a curtailment did not occur, however, Old GM recorded the effects of the May 31, 2008 remeasurement of the UAW Hourly Retiree Medical Plan. This remeasurement resulted in an adjustment to the accumulated postretirement benefit obligation (APBO) and Net periodic OPEB (income) expense that was not significant. As a result of the 2008 Special Attrition Programs a number of smaller OPEB plans were curtailed. The remeasurements of these plans during the nine months ended September 30, 2008 resulted in a $104 million curtailment gain. In addition, Old GM recorded special termination benefits and other costs of $68 million in the nine months ended September 30, 2008 related to OPEB plans.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Global Salaried Workforce Reductions

In February 2009, Old GM announced its intention to reduce global salaried headcount by 10,000 employees of whom 3,400 would be U.S. based. In June 2009, Old GM announced its intention to further reduce its North American salaried workforce by 5,100 employees of whom 4,000 would be U.S. based. Since both of the salaried headcount reductions were determined to be one event for accounting purposes, Old GM remeasured the U.S. Salaried Defined Benefit Pension Plan at June 1, 2009 based upon an estimated significant reduction in the expected future years of service. As part of this remeasurement, Old GM utilized a discount rate of 6.50% which was unchanged from the discount rate that was utilized at December 31, 2008. This remeasurement resulted in a curtailment charge of $327 million in the three months ended June 30, 2009 and an increase to the PBO of $283 million.

In accordance with the details of the salaried headcount reduction program announced in June 2009, these U.S. headcount reductions were planned to be accomplished through a combination of: (1) voluntary terminations subject to management approval; and (2) involuntary terminations. These reductions were to be accomplished either through the separation program or through the 2009 Salaried Window Program based upon individual eligibility and employee elections made. The identification of affected employees was not made until after the three months ended June 30, 2009. Targeted salaried headcount reductions that did not accept the 2009 Salaried Window Program were to be accomplished through the involuntary severance program. The costs associated with the total targeted headcount reductions expected to terminate under the programs were determined to be probable and estimable severance benefits and $158 million was included in the severance accrual at June 30, 2009. Refer to Note 16.

The employee elections under the 2009 Salaried Window Program determined whether the benefits paid to terminating employees would be severance to be funded from operating cash flows or special termination benefits from the U.S. Salaried Defined Benefit Pension Plan and other applicable retirement benefit plans. In the period July 10, 2009 through September 30, 2009, 1,700 salaried employees irrevocably accepted the 2009 Salaried Window Program option. We reduced the severance accrual that had previously been recognized in the three months ended June 30, 2009 by $85 million and recognized special termination benefits of $194 million. Certain other staffing level related actions were announced, however, no additional modifications requiring actuarial valuations have been made. Refer to Note 2.

The global salaried reduction program caused Old GM to remeasure its U.S. Executive Retirement Plan at May 1, 2009. As part of this remeasurement, Old GM utilized a discount rate of 7.65% as compared to the discount rate of 6.95% that was utilized at December 31, 2008. This remeasurement resulted in the recognition of a curtailment gain and decrease to the PBO that was not significant in the three months ended June 30, 2009.

In February 2009, as part of its global salaried workforce reduction program, Old GM announced its intention to reduce Canadian salaried headcount. Old GM remeasured the Canadian Salaried Defined Benefit Pension Plan at March 1, 2009. As part of this remeasurement, Old GM utilized a discount rate of 6.25% as compared to the discount rate of 6.75% that was utilized at December 31, 2008. The March 1, 2009 remeasurement resulted in a curtailment charge of $20 million in the three months ended March 31, 2009 and an increase to the PBO of $15 million.

In September 2008, Old GM extended voluntary early retirement offers under its Salaried Window Program to certain of its U.S. salaried employees as part of its July 15, 2008 plan to reduce salary related costs. Employees accepting the Salaried Window Program were originally required to do so by October 24, 2008, however, the acceptance period was subsequently extended to November 7, 2008, with the majority of retirements taking place on November 1, 2008 and December 1, 2008. At September 30, 2008, 600 employees irrevocably accepted the Salaried Window Program, and Old GM recorded special termination benefit charges of $47 million in Cost of sales in the three and nine months ended September 30, 2008.

U.S. Salaried Benefits Changes

In February 2009, Old GM reduced Salaried Retiree Life benefits for U.S. salaried employees. As a result of this plan amendment and the expectation that the corresponding reduction to operating expense would be significant. Old GM remeasured its U.S. Salaried

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Retiree Life Insurance plan effective February 1, 2009. As part of this remeasurement, Old GM utilized a discount rate of 7.15% as compared to the discount rate of 7.25% that was utilized at December 31, 2008. The remeasurement reduced the plan’s APBO by $420 million.

In June 2009, Old GM approved and communicated negative plan amendments associated with the U.S. Salaried Retiree Health Care Program. Effective January 1, 2010, certain coverages will be reduced, and certain cost sharing provisions will increase. As a result of this plan amendment and the expectation that the corresponding reduction to operating expense would be significant, Old GM remeasured the U.S. Salaried Retiree Health Care Program effective June 1, 2009. Old GM utilized a discount rate of 6.80% which was unchanged from the discount rate that was utilized at December 31, 2008. This remeasurement resulted in a reduction of the plan’s APBO of $265 million, primarily resulting from an APBO reduction of $217 million from the plan amendment, which was recognized in the three months ended June 30, 2009.

In July 2008, Old GM amended its U.S. Salaried Retiree Medical and Defined Benefit Pension Plans, effective January 1, 2009, to eliminate healthcare coverage for U.S. salaried retirees over age 65. Upon reaching age 65, affected retirees and surviving spouses were to receive a pension increase of $300 per month to partially offset the cost of Medicare and supplemental healthcare coverage. As a result of these plan changes, Old GM remeasured its U.S. Salaried Retiree Medical and U.S. Salaried Defined Benefit Pension Plans at July 1, 2008. For participants who were age 65 or over on January 1, 2009, the elimination of medical benefits, after considering the cost of the increased pension benefits provided, resulted in a settlement loss of $1.7 billion, which was substantially comprised of the recognition of $1.8 billion of actuarial losses. The $1.7 billion settlement loss was recorded in Cost of sales in the three and nine months ended September 30, 2008. For participants who were under the age of 65, the future elimination of healthcare benefits upon their turning age 65 and the increased pension benefits provided, resulted in a negative plan amendment to the U.S. Salaried Retiree Medical Plan and a positive plan amendment to the U.S. Salaried Defined Benefit Pension Plan. The U.S. Salaried Retiree Medical Plan APBO was reduced by a net $4.0 billion at July 1, 2008, which included a $2.8 billion reduction attributable to the settlement and a $900 million reduction due to the negative plan amendment. The negative plan amendment for the U.S. Salaried Retiree Medical Plan and the positive plan amendment for the U.S. Salaried Defined Benefit Pension Plan will both be amortized over seven years, which represents the average remaining years to full eligibility for U.S. Salaried Retiree Medical Plan participants. The U.S. Salaried Retiree Medical Plan was remeasured using a discount rate of 6.75%, which represented a 35 basis point increase from December 31, 2007. The PBO increased by a net $3.2 billion at the July 1, 2008 remeasurement date, which included a $2.6 billion increase attributable to the settlement and a $956 million increase due to the positive plan amendment. The pension plan was remeasured using a discount rate of 6.60% which represented a 15 basis point increase from December 31, 2007.

2009 UAW National Agreement Addendum

In May 2009, the UAW, the UST and Old GM agreed to a revised UAW Retiree Settlement Agreement relating to the UAW Hourly Retiree Medical Plan and the February 2008 UAW Settlement Agreement (Settlement Agreement) that permanently shifted responsibility for providing retiree health care from Old GM to a new retiree plan (New Plan) funded by the New VEBA. The Revised Settlement Agreement was subject to the successful completion of the 363 Sale. Details of the changes to the agreement are:

•	The Implementation Date changed from January 1, 2010 to the later of December 31, 2009 or the Emergence Date (July 10, 2009);

•	The timing of payments to the New VEBA changed as subsequently described;

•	The form of consideration changed as subsequently described;

•	The contribution of employer securities changed such that they are contributed directly to the New VEBA upon the closing of the 363 Sale on July 10, 2009; and

•	Certain coverages will be eliminated and certain cost sharing provisions will increase.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

There has been no change to the timing of our existing internal VEBA asset transfer to the New VEBA in that the internal VEBA asset transfer occurs within 10 business days after December 31, 2009 under both the previous and Revised Settlement Agreements.

The new payment terms to the New VEBA under the Revised Settlement Agreement are:

•

$2.5 billion note and accrued interest, at an implied interest rate of 9% per annum, are scheduled to be repaid in three equal installments of $1.4 billion on July 15 of 2013, 2015 and 2017 (At September 30, 2009 this note is not considered outstanding for accounting purposes as it does not qualify as a plan asset);

•

$6.5 billion of our Series A Preferred Stock (260,000,000 shares) that accrues cumulative dividends at 9% per annum (At September 30, 2009 this preferred stock is not considered outstanding for accounting purposes as it does not qualify as a plan asset);

•	87,500,000 shares (17.5%) of our common stock (At September 30, 2009 these shares are not considered outstanding for accounting purposes as they do not qualify as a plan asset);

•

A warrant to acquire 15,151,515 shares (2.5%) of our common stock at $126.92 per share at any time prior to December 31, 2015 (At September 30, 2009 this warrant is not considered outstanding for accounting purposes as it does not qualify as a plan asset);

•	Two years funding of claims costs for individuals that elected the Second 2009 Special Attrition Program; and

•	The existing internal VEBA assets.

Under the terms of the Revised Settlement Agreement, we are released from UAW retiree health care claims incurred after December 31, 2009. All obligations of ours, the New Plan, and any other entity or benefit plan of ours for retiree medical benefits for the class and the covered group arising from any agreement between us and the UAW are terminated as of December 31, 2009. Our obligations to the New Plan and the New VEBA are limited to the Revised Settlement Agreement. This Revised Settlement Agreement is irrevocable and eliminates significant risk to us effective December 31, 2009. See the subsequent description concerning the monthly special lifetime pension pass-through benefit of $66.70 that was to be paid from the U.S. Hourly Defined Benefit Pension Plan, which was subsequently eliminated.

From July 10, 2009 to December 31, 2009, we will record net periodic postretirement healthcare cost, including service cost for UAW Hourly Retiree Medical Plan participants working toward eligibility. After December 31, 2009, no service cost will be recorded for active UAW participants who continue to work toward eligibility in the New Plan.

At December 31, 2009, we will account for the termination of our UAW Hourly Retiree Medical Plan and Mitigation Plan (as defined in Old GM’s 2008 10-K) as a settlement. The settlement gain or loss to be recognized on December 31, 2009 will include: (1) the change in the fair value of the consideration to be provided to the New VEBA between the closing date of the 363 Sale of July 10, 2009 and December 31, 2009, and the carrying amount of the UAW Hourly Retiree Medical Plan and Mitigation Plan obligations; and (2) actuarial gains or losses in the period July 10, 2009 through December 31, 2009. Upon the settlement of the UAW Hourly Retiree Medical Plan at December 31, 2009, the consideration contributed including the VEBA Notes, preferred stock, common stock, and warrants will be classified as outstanding debt and equity instruments.

2008 Settlement Agreement

As a result of the Settlement Agreement becoming effective in September 2008, Old GM remeasured the obligations and plan assets of its UAW Hourly Retiree Medical Plan and Mitigation Plan using updated assumptions at September 1, 2008. The remeasured

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

APBO included: (1) the expected benefit payments from September 2, 2008 to December 31, 2009, discounted at a rate of 5.1%; (2) the expected payments to the New VEBA on or after December 31, 2009, as agreed to in the Settlement Agreement, discounted at the contractual discount rate of 9.0%; and (3) a $450 million payment to the New VEBA which is contingent upon substantial consummation of a plan of reorganization (POR) by Delphi Corporation (Delphi). Refer to Note 13. The discount rate of 5.1% was determined based on the yield of an optimized hypothetical portfolio of high-quality bonds rated AA or higher by a recognized rating agency with maturities through December 31, 2009 sufficient to fully defease the obligation for expected benefit payments before December 31, 2009. The expected payments to the New VEBA after December 31, 2009 assumed that Old GM would: (1) be required to make all twenty annual shortfall payments of $165 million to the New VEBA; (2) not elect to prepay any contributions to the New VEBA; and (3) contribute the $450 million payment to the New VEBA which is contingent upon Delphi’s POR. The remeasurement of the UAW Hourly Retiree Medical Plan resulted in a reduction of the APBO of $13.1 billion from the May 31, 2008 plan remeasurement, substantially all of which was recorded as an actuarial gain in Other comprehensive loss that will be addressed as part of fresh-start reporting. The decrease in APBO includes $1.7 billion of reduced retiree healthcare benefits that were offset by a flat monthly special lifetime benefit of $66.70 commencing January 1, 2010 to be paid to plan participants out of the U.S. Hourly Defined Benefit Pension Plan (discussed subsequently). This has been recorded as an actuarial gain in Other comprehensive loss and will be addressed as part of fresh-start reporting. Old GM recorded a $622 million benefit in the three and nine months ended September 30, 2008 pursuant to the Settlement Agreement for the reduction of its post-Implementation Date liability related to our assumption of the Delphi healthcare obligation for certain active and retired Delphi-UAW employees. The remeasurement of the Mitigation Plan resulted in a $200 million reduction of that plan’s APBO, which Old GM recorded as an actuarial gain in Other comprehensive loss that will be addressed as part of fresh-start reporting.

As part of the September 1, 2008 plan remeasurements, Old GM recorded a net curtailment gain of $4.9 billion in the three and nine months ended September 30, 2008, included in Cost of sales, representing the accelerated recognition of the portion of net prior service credits which had previously been scheduled for amortization after December 31, 2009. The net curtailment gain was comprised of a curtailment gain of $6.3 billion related to the UAW Hourly Retiree Medical Plan partially offset by a $1.4 billion curtailment loss related to the Mitigation Plan.

The U.S. Hourly Defined Benefit Pension Plan was amended as part of the Settlement Agreement to reflect a flat monthly special lifetime benefit of $66.70 commencing January 1, 2010 to be paid to plan participants to help offset the retiree’s increased costs of monthly contributions required under the terms of the New VEBA (Pension Pass Through). Old GM remeasured its U.S. Hourly Defined Benefit Pension Plan at September 1, 2008 to reflect this change in benefits using a discount rate of 6.70%, which reflected a 25 basis point increase from the May 31, 2008 plan remeasurement. The September 1, 2008 remeasurement resulted in an increase to the PBO of $563 million. The cost of the flat monthly benefit was $2.7 billion at September 1, 2008. The monthly contributions required under the terms of the New VEBA resulted in an actuarial gain of $1.7 billion for the UAW Hourly Retiree Medical Plan. Both of these amounts were recorded in OCI and were planned to be recognized as a component of the settlement gain/loss expected to take place January 1, 2010. Effective with the 363 Sale, the additional pension flat monthly lifetime benefit was eliminated and will be recognized as a component of the Reorganization gain, net upon completion of fresh-start reporting. At September 30, 2009, the U.S. Hourly Defined Benefit Pension Plan PBO has not been adjusted to record the effect of the elimination of the Pension Pass Through as no remeasurements or curtailments were recognized in this period. Refer to Note 2.

IUE-CWA and USW Settlement Agreement

On September 10, 2009, we entered into a settlement agreement with MLC, the IUE-CWA, the American Federation of Labor-Congress of Industrial Unions (AFL-CIO), Canadian Labour Congress (CLC) and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (USW). Under the settlement agreement, the IUE-CWA and the USW have, as authorized Bankruptcy Code section 1114 and 1113 representatives, agreed to withdraw and release all claims against us and MLC relating to retiree health care benefits and basic life insurance benefits. In exchange, IUE-CWA, USW and any additional listed union that agrees to the terms of the settlement agreement will be granted an allowed pre-petition unsecured claim in MLC’s Chapter 11 Proceedings, in the amount of $1.0 billion with respect to retiree health and life insurance

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

benefits for the over age 65 retirees, over age 65 surviving spouses and under age 65 retirees or surviving spouses disqualified for retiree health care benefits from us under the settlement agreement due to Medicare eligibility.

We and MLC have jointly agreed to continue providing retiree health care for eligible IUE-CWA and USW retirees in accordance with the terms of our Health Care Program for Hourly Employees through December 31, 2009. Pursuant to the settlement agreement, we have agreed to assume from MLC the IUE-CWA agreement known as the Moraine Closure Agreement, subject to certain modifications. We have agreed to provide certain retirement health care and life insurance benefits, as well as certain pension benefits, to certain retirees and surviving spouses represented by the IUE-CWA, USW and any additional listed union that agrees to the terms of the settlement agreement.

As part of the settlement agreement with the IUE-CWA and USW discussed previously, we will provide basic life insurance in retirement to eligible IUE-CWA and USW retirees in the maximum fixed amount of $10,000.

The settlement agreement is expressly conditioned upon, and does not become effective until approved by the Bankruptcy Court in the Chapter 11 Proceedings of MLC, and such condition had not been achieved at September 30, 2009. The effects of the IUE-CWA and USW settlement agreement described previously were not remeasured at September 30, 2009. Although we currently have no contractual obligation to provide IUE-CWA and USW retirees with retiree health care, life insurance and other applicable benefits, we believe that a liability to certain IUE-CWA and USW retirees exists at July 10, 2009. We have recorded a liability associated with the IUE-CWA and USW retiree health care benefits, life benefits and other effected benefits plans at July 10, 2009 and September 30, 2009 at the historical cost basis for this obligation that was previously recognized by Old GM.

Delphi Corporation

As discussed further in Note 13, in July 2009, we entered into the Delphi Master Disposition Agreement (DMDA) with Delphi and other parties. Under the DMDA, we agreed to acquire Delphi’s global steering business and four domestic facilities. As a result of the DMDA, active Delphi plan participants at the sites covered by the DMDA are now covered under our comparable counterpart plans as new employees with vesting rights. As part of the DMDA, we also assumed liabilities associated with certain international benefit plans.

Old GM and Delphi reached agreements in the three months ended September 30, 2008 with each of Delphi’s unions regarding the plan to freeze the benefits related to the Delphi Hourly-Rate Employee Pension Plan (Delphi HRP); the cessation by Delphi of OPEB for Delphi hourly union-represented employees and retirees; and transfers pursuant to Internal Revenue Service (IRS) Code Section 414(l) of certain assets and obligations from the Delphi HRP to Old GM’s U.S. Hourly Defined Benefit Pension Plan. Old GM transferred liabilities from its Delphi related accrual of $2.7 billion. Old GM remeasured certain of its OPEB plans at September 30, 2008 to include Delphi hourly employees, the effects of other announced facility idlings in the U.S., as well as changes in certain actuarial assumptions that increased the APBO by $1.2 billion. These plans were remeasured at September 30, 2008 using a weighted average discount rate of 6.85%, which reflected a 45 basis point increase from December 31, 2007.

The transfer of certain assets and obligations from the Delphi HRP to Old GM’s U.S. Hourly Defined Benefit Pension Plan pursuant to IRS Code Section 414(l) resulted in a decrease in Old GM’s Delphi related accrual and an offsetting increase in the PBO of $2.8 billion, which includes $100 million for its obligation to provide for up to seven years of credited service to certain Delphi employees. Old GM remeasured its U.S. Hourly Defined Benefit Pension Plan at September 30, 2008 to include assets and liabilities of certain employees transferred in accordance with the Settlement Agreement, its obligation under the Benefit Guarantee to provide up to seven years of credited service to covered employees, and the effects of other announced facility idlings in the U.S., as well as changes in certain actuarial assumptions including a discount rate of 7.10%, which reflected a 40 basis point increase from September 1, 2008. The remeasurement including the transfer of certain obligations resulted in a net increase in the PBO of $1.1 billion from September 1, 2008. Old GM also experienced actual plan asset losses of $3.9 billion at the September 30, 2008 remeasurement date since the previous measurement date of September 1, 2008.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Delphi Benefit Guarantee Agreements

In July 2009, Delphi announced that it had entered into an agreement with the Pension Benefit Guaranty Corporation (PBGC) regarding the settlement of PBGC’s claims from the termination of the Delphi pension plans. At the time of the Delphi spin-off, the UAW, IUE-CWA and USW required through the Benefit Guarantee Agreements that in the event that Delphi or its successor companies ceases doing business or becomes subject to financial distress Old GM could be liable if Delphi fails to provide the corresponding benefits at the required level. The related pension benefits guarantee applies only to the extent the pension benefits provided by Delphi and the PBGC fall short of the guaranteed amount. We are contractually obligated to provide this benefit to eligible UAW plan participants at July 10, 2009. We currently have no legal obligation to provide Delphi IUE-CWA and USW retirees with these benefits, however, we believe that a liability to certain Delphi IUE-CWA and USW retirees for this benefit existed at July 9, 2009. As discussed previously we entered into the September 10, 2009 settlement agreement, however we contractually have no legal obligation as the agreement was not effective at September 30, 2009. Refer to Note 13.

In the event that the pension benefits received by a retired covered UAW, IUE-CWA or USW employee from the PBGC, or a combination of the PBGC, Delphi or another entity are less than what otherwise would have been received by the retired employee from the Delphi HRP according to plan terms at July 2009, we will provide supplemental payments to such retired employee so that when combined with the insured pension payments such retired employee will receive pension benefits equal to what otherwise would have been paid by the Delphi HRP according to plan terms. As described in Note 13, we currently estimate the total liabilities for these pension benefits to be $1.0 billion, and any required pension payments will be made from the U.S. Hourly Defined Benefit Pension Plan.

2009 CAW Agreement

In March 2009, Old GM announced that the members of the Canadian Auto Workers Union (CAW) had ratified the 2009 CAW Agreement intended to reduce manufacturing costs in Canada by closing the competitive gap with transplant automakers in the United States on active employee labor costs and reducing legacy costs through introducing co-payments for healthcare benefits, increasing employee healthcare cost sharing, freezing pension benefits, and eliminating cost of living adjustments to pensions for retired hourly workers. The 2009 CAW Agreement was conditioned on Old GM receiving longer term financial support from the Canadian and Ontario Governments.

GMCL subsequently entered into additional negotiations with the CAW which resulted in a further addendum to the 2008 collective agreement which was ratified by the CAW members in May 2009. In June 2009, the governments of Ontario and Canada agreed to the terms of a loan agreement, approved the GMCL viability plan and provided funding to GMCL. The governmental approvals and funding were conditions precedent to the implementation of the addendum to the 2009 CAW Agreement, and, accounting recognition for the addendum was not taken prior to the achievement of these conditions. As a result of these certain changes to the Canadian Hourly Defined Benefit Pension Plan, the CAW Hourly Retiree Healthcare Plan and the CAW Retiree Life Plan and the expectation that the corresponding reduction to operating expense would be significant, the Canadian Hourly Defined Benefit Pension Plan was remeasured at June 1, 2009 with a net increase in the PBO of $340 million resulting primarily from a decrease in the discount rate from 6.75% at December 31, 2008 to 5.65% at June 1, 2009 offset by a reduction to the PBO of $630 million resulting from plan amendments.

As a result of this plan amendment and the expectation that the corresponding reduction to operating expense would be significant, the CAW Hourly Retiree Healthcare Plan and the CAW Retiree Life Plan were remeasured at June 1, 2009. As part of this remeasurement, Old GM utilized a discount rate of 5.90% as compared to the discount rate of 7.00% that was utilized at December 31, 2008 for both the CAW Hourly Retiree Healthcare Plan and the CAW Retiree Life Plan. The remeasurement of the CAW Hourly Retiree Healthcare Plan and CAW Retiree Life Plan resulted in a net decrease in the APBO of $143 million primarily from a decrease in the APBO of $520 million from plan amendments offset by the effect of the reduction in the discount rate. A curtailment gain of $93 million associated with the CAW Hourly Retiree Healthcare Plan was also recorded in the three months ended June 30, 2009 as a result of the termination of the employees from the former Oshawa Truck Facility (Oshawa).

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

On June 26, 2009, GMCL and the CAW agreed to the terms of an independent Health Care Trust (HCT) to provide retiree health care benefits to certain active and retired employees represented by the CAW. The implementation date of the HCT will be the later of December 31, 2009 or when certain preconditions are achieved, including certain changes to the Canadian Income Tax Act. Under the terms of the HCT agreement, GMCL is obligated to make a payment of CAD $1.0 billion on the implementation date which it will fund out of its CAD $1.0 billion escrow funds. GMCL will provide a CAD $800 million note payable to the HCT on the implementation date which will accrue interest at an annual rate of 7.0% with five equal annual installment payments due December 31 of 2014 through 2018. Concurrent with the implementation of the HCT, GMCL will be legally released from all obligations associated with the cost of providing retiree health care benefits to current employees and retired plan participants. As a result of the conditions precedent to this agreement not having yet been achieved, there was no accounting recognition for the HCT at September 30, 2009.

In the three months ended June 30, 2008, Old GM entered into the 2008 CAW Agreement which resulted in increased pension benefits. Subsequent to reaching an agreement with the CAW, Old GM announced its plan to cease production at Oshawa due to a decrease in consumer demand for fullsize trucks which triggered a curtailment of the Canadian Hourly Defined Benefit and Salaried Defined Benefit Pension Plans. As a result of this plan amendment and the expectation that the corresponding reduction to operating expense would be significant, Old GM remeasured those Canadian pension plans at May 31, 2008 using a discount rate of 6.0%, which reflected a 25 basis point increase from December 31, 2007. Included in the remeasurement were the effects of other previously announced facility idlings as well as changes in certain other actuarial assumptions. In the nine months ended September 30, 2008, the remeasurements resulted in a curtailment loss of $177 million related to the Canadian pension plans and, before foreign exchange effects, an increase to the PBO of $262 million. Old GM recorded $37 million of contractual termination benefits in the nine months ended September 30, 2008 in Cost of sales.

Prior to the 2008 CAW Agreement, Old GM amortized prior service cost related to its Canadian Hourly Defined Benefit Pension Plan over the remaining service period for active employees at the time of the amendment, previously estimated to be 10 years. In conjunction with entering into the 2008 CAW Agreement, Old GM evaluated the 2008 CAW Agreement and the relationship with the CAW and determined that the contractual life of the labor agreements is a more appropriate reflection of the period of future economic benefit received from pension plan amendments negotiated as part of our collectively bargained agreement. Old GM was amortizing these amounts over three years. Old GM recorded additional net periodic pension expense of $334 million in the nine months ended September 30, 2008 related to the accelerated recognition of previously unamortized prior service costs related to pension increases in Canada from prior collectively bargained agreements. This additional expense was primarily related to a change in the amortization period of existing prior service costs at the time of the 2008 CAW Agreement. The combined pension related charges of $548 million were recorded in Cost of sales in the nine months ended September 30, 2008.

Other U.S. Benefit Plan Changes Contingent Upon the 363 Sale

In June 2009, Old GM communicated certain changes in benefits for active and retired salaried employees. The changes included a reduction in salaried retiree life insurance to a $10,000 flat benefit. Old GM communicated certain reductions in the supplemental executive retirement benefit plan. These changes were contingent on the successful completion of the 363 Sale. These benefit plans will be remeasured as part of fresh-start reporting.

Other Workforce and Benefit Plan Changes

In addition to the actions described previously, certain other Old GM workforce and benefit plan changes occurred during the periods January 1, 2009 through July 9, 2009 some of which resulted in the remeasurement of those affected plans. However, the effect of those remeasurements was not significant.

Certain other workforce and benefit plan changes occurred in the period July 10, 2009 through September 30, 2009. As noted previously, we have not recognized any benefit plan remeasurements in the period July 10, 2009 through September 30, 2009.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Defined Benefit Pension Plan Contributions

Under the terms of the loan agreement agreed to with the governments of Ontario and Canada, GMCL was required to make total initial contributions of CAD $4.0 billion, CAD $3.3 billion to the Canadian Hourly Defined Benefit Pension Plan and CAD $0.7 billion to the Canadian Salaried Defined Benefit Pension Plan, effective September 2, 2009. Such contributions were made as scheduled. GMCL is required to make five annual contributions of CAD $200 million, payable in monthly installments, beginning on September 1, 2009. The payments will be allocated between the Canadian Hourly Defined Benefit Pension Plan and the Canadian Salaried Defined Benefit Pension Plan as specified in the loan agreement.

We are currently considering making a discretionary contribution to the U.S. Hourly Defined Benefit Pension Plan. This discretionary contribution is being considered to offset the effect of the increase to the PBO of the U.S. Hourly Defined Benefit Pension Plan incurred as a result of the Delphi Benefit Guarantee Agreements being triggered as well as to possibly reduce the projected future cash funding requirements. We are currently evaluating the amount, timing, and form of assets that may be contributed.

Note 12. Derivative Financial Instruments and Risk Management

Risk Management

Foreign currency exchange risk, interest rate risk and commodity price risk are managed by using derivative instruments, typically including forward contracts, swaps and options, in accordance with our current and Old GM’s previous risk management policies. The objective of these risk management policies is to offset the gains and losses on the underlying exposures resulting from these risks with the related gains and losses on the derivatives used to hedge them. These risk management policies limit the use of derivative instruments to those to be used in managing certain risks and do not allow the use of derivative instruments for speculative purposes.

A risk management control system is used to assist in monitoring the hedging program, derivative positions and hedging strategies. Hedging documentation includes hedging objectives, practices and procedures, and the related accounting treatment. Hedges that receive designated hedge accounting treatment are evaluated for effectiveness at the time they are designated as well as throughout the hedging period.

Counterparty Credit Risk

Derivative financial instruments contain an element of credit risk attributable to the counterparties’ ability to meet the terms of the agreements. Credit risk associated with derivative financial instruments is measured as the market value of the derivative financial instrument should the counterparties which owe us under the contract completely fail to perform under the terms of those contracts. At September 30, 2009, the fair value of our derivative financial instruments in an asset position was $224 million. Agreements are entered into with counterparties that allow the set-off of certain exposures in order to manage the risk. The total net derivative asset position for all counterparties with which we were in a net asset position at September 30, 2009 was $150 million.

Counterparty credit risk is managed by the Risk Management Committee, which establishes exposure limits for both net fair value and potential exposure, based on overall risk tolerance. Exposures are monitored and reported to the Risk Management Committee on a periodic basis. At September 30, 2009, substantially all counterparty exposures are with counterparties that are rated A or higher.

Counterparty credit risk adjustments made to a derivative asset or liability reverse as the derivative contract approaches maturity. The effect of the credit adjustment reversal is accelerated if the contract is settled prior to its maturity.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Credit Risk Related Contingent Features

Agreements with counterparties to derivative instruments do not contain covenants requiring the maintenance of certain credit rating levels or credit risk ratios that would require the posting of collateral in the event that certain standards were violated or when a derivative instrument is in a liability position. Accordingly, at September 30, 2009, no collateral was posted related to the $1.1 billion liability position for derivative instruments. The total net derivative liability position for all counterparties with which we were in a net liability position at September 30, 2009 was $1.0 billion.

Derivatives and Hedge Accounting

Derivative instruments are recognized as either assets or liabilities at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated as and qualifies as part of a hedging relationship and on the type of hedging relationship. Hedging instruments are designated as either a fair value hedge or a cash flow hedge based upon the nature of the exposure being hedged. Foreign currency denominated debt is designated as the hedging instrument in hedges of net investments in foreign operations. Nondesignated derivative contracts, commonly referred to as economic hedges, may also be used to manage certain risks.

Old GM entered into certain derivative instruments which were originally designated in hedging relationships. As part of Old GM’s quarterly tests for hedge effectiveness in the three months ended September 30, 2008, Old GM was unable to conclude that these hedging relationships continued to be highly effective in achieving offsetting cash flows with the underlying forecasted transactions and hedged items. Therefore, effective October 1, 2008, Old GM discontinued hedge accounting on all previously designated derivative contracts. While Old GM’s derivative contracts were no longer afforded hedge accounting treatment, Old GM continued to use them to manage its risk exposures.

Accordingly, subsequent to September 30, 2008, Old GM accounted for the changes in the fair value of all outstanding derivative contracts as nondesignated hedges by recording the gains and losses in earnings. Certain releases of deferred gains and losses arising from previously designated cash flow and fair value hedges were also recognized in earnings.

Our derivative instruments consist of nondesignated derivative contracts or economic hedges. At September 30, 2009, no outstanding derivative contracts were designated in hedging relationships. Accordingly, in the period July 10, 2009 through September 30, 2009, we accounted for changes in fair value of all outstanding contracts by recording the gains and losses in earnings.

When an exposure hedged with a derivative contract is no longer forecasted to occur, in some cases a new derivative instrument is entered into to offset the exposure related to the existing derivative instrument. In some cases, counterparties are unwilling to enter into offsetting derivative instruments and, as such, there is exposure to future changes in the fair value of these derivatives with no underlying exposure to offset this risk.

The following table summarizes net gains recognized for derivatives originally entered into to hedge exposures that were probable not to occur (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009
Interest income and other non-operating income, net	$2	$1	$91

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Cash Flow Hedges

Old GM previously designated certain financial instruments as cash flow hedges to manage its exposure to certain foreign currency exchange risks associated with buying and selling vehicles and automotive parts, and foreign currency exposure to long-term debt. For foreign currency transactions, Old GM typically hedged forecasted exposures for up to three years in the future. For foreign currency exposure on long-term debt, Old GM typically hedged exposures for the life of the loan.

For derivatives that were previously designated as qualifying cash flow hedges, the effective portion of the unrealized and realized gain or loss resulting from changes in fair value was recorded as a component of Other comprehensive loss. Subsequently, those cumulative gains and losses were reclassified to earnings contemporaneously with and to the same line item as the earnings effects of the hedged item. However, if it was probable that the forecasted transaction would not occur, the cumulative change in the fair value of the derivative recorded in Accumulated other comprehensive loss was recognized in earnings immediately.

The following table summarizes gains and (losses) that were reclassified from Accumulated other comprehensive loss for cash flow hedges associated with these previously forecasted transactions that were probable not to occur (dollars in millions):

	Predecessor
	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009
Sales	$(2)	$(182)
Reorganization gains, net	—	247

Total	$(2)	$65

In conjunction with Old GM’s Chapter 11 Proceedings, at June 1, 2009 certain Other comprehensive loss balances associated with previously designated financial instruments were reclassified as Reorganization gains, net because the associated debt was classified as Liabilities subject to compromise and the underlying transactions were probable not to occur.

The following table summarizes the activity in Accumulated other comprehensive loss associated with cash flow hedges, primarily related to the release of previously deferred cash flow hedge gains and losses from Accumulated other comprehensive loss into earnings (dollars in millions):

		Predecessor
Original Cash Flow Hedging Relationship	Location of Gain (Loss) Reclassified into Net income (loss)	Gain (Loss) Reclassified During July 1, 2009 Through July 9, 2009	Gain (Loss) Reclassified During January 1, 2009 Through July 9, 2009
Foreign currency exchange contracts	Sales	$(25)	$(351)
Foreign currency exchange contracts	Cost of sales	(1)	19
Foreign currency exchange contracts	Reorganization gains, net	—	247

Total		$(26)	$(85)

At September 30, 2009, we did not have any financial instruments designated as cash flow hedges. We are exposed to foreign currency exchange risks associated with buying and selling vehicles and automotive parts and partially manage these risks through the use of nondesignated economic derivative instruments that we assumed from Old GM. Due to Old GM’s credit standing and subsequent bankruptcy proceedings, we were severely limited in our ability to manage risks using derivative financial instruments as most derivative counterparties were unwilling to enter into transactions with us. Subsequent to the 363 Sale, we remain unable to enter into forward contracts pending the completion of negotiations for new agreements and credit terms with potential derivative counterparties.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

In the period of July 10, 2009 through September 30, 2009 we did not reclassify previously deferred gains and losses from Accumulated comprehensive loss to earnings. Refer to Note 2.

Fair Value Hedges

We and Old GM have been subject to market risk from exposures to changes in interest rates that affect the fair value of long-term, fixed rate debt. Prior to October 2008, Old GM used interest rate swaps designated as fair value hedges to manage certain of its exposures associated with these borrowings. Old GM hedged its exposures to the maturity date of the underlying interest rate exposure.

Gains or losses on derivatives designated and qualifying as fair value hedges, as well as the offsetting loss or gain on the debt attributable to the hedged interest rate risk, were recognized in Interest expense. The loss or gain recognized related to the hedged interest rate risk was recognized as an adjustment to the carrying amount of the debt. Previously recorded adjustments to the carrying amount of the debt were amortized to Interest expense over the remaining debt term.

The following table summarizes the amount of previously deferred fair value hedge gains (losses) amortized into Interest Expense (dollars in millions):

		Predecessor
	Location of Gain (Loss) Amortized into Net income (loss)	Gain (Loss) Amortized During July 1, 2009 Through July 9, 2009	Gain (Loss) Amortized During January 1, 2009 Through July 9, 2009
Previously deferred fair value hedge gains (losses)	Interest Expense	$—	$3

In conjunction with Old GM’s Chapter 11 Proceedings, at June 1, 2009 we recorded adjustments of $18 million to the carrying amount of debt that ceased to be amortized to Interest expense as the debt to which these adjustments related was classified as Liabilities subject to compromise and therefore interest accruals and related amortization ceased.

At September 30, 2009, we did not have any financial instruments designated as fair value hedges.

Net Investment Hedges

Old GM previously used foreign currency denominated debt to hedge foreign currency exposure related to net investments in certain foreign subsidiaries. For nonderivative instruments that were designated as, and qualified as, a hedge of a net investment in a foreign operation, the unrealized and realized gain or loss was recorded by Old GM as a Foreign currency translation adjustment in Other comprehensive loss. On July 10, 2009, in connection with the 363 Sale, the foreign currency denominated debt was retained by Old GM, and as such, ceased to operate as a hedge of our foreign subsidiary net investments.

The following table summarizes the amounts related to net investment hedges recognized in Other comprehensive loss (dollars in millions):

	Predecessor
	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009
Effective portion of gain (loss) recognized in OCI	$13	$5

At September 30, 2009, we did not have any hedges of a net investment in a foreign operation.

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Derivatives Not Designated for Hedge Accounting

Derivatives not designated in a hedging relationship, such as forward contracts, swaps, and options, are used to economically hedge certain risk exposures. Unrealized and realized gains and losses related to these nondesignated derivative hedges were recorded in earnings as indicated in the schedules which follow.

Old GM previously entered into a variety of foreign currency exchange, interest rate and commodity forward contracts and options to maintain a desired level of exposure arising from market risks resulting from changes in foreign currency exchange rates, interest rates and certain commodity prices. In May 2009, Old GM reached agreements with certain of the counterparties to its derivative contracts to terminate the derivative contracts prior to stated maturity. Commodity, foreign currency exchange, and interest rate forward contracts were settled for $631 million in cash, resulting in a $537 million loss. The loss was recorded to Sales, Cost of sales and Interest expense in the amounts of $22 million, $457 million and $58 million.

At September 30, 2009, we had not entered into new commodity or interest rate forward contracts.

Commodity Derivatives

Certain raw materials, parts with significant commodity content, and energy comprising various commodities are purchased for use in production. Old GM hedged commodity price risk by entering into derivative instruments such as forward and option contracts. All commodity derivative gains and losses were recognized in Cost of sales.

At September 30, 2009, we did not have any nondesignated commodity derivative contracts.

Interest Rate Swap Derivatives

Old GM used interest rate swap derivatives to economically hedge exposure to changes in the fair value of fixed rate debt. Gains and losses related to the changes in the fair value of these nondesignated derivatives were recorded in Interest expense.

At September 30, 2009, we did not have any significant nondesignated interest rate swap derivatives.

Foreign Currency Exchange Derivatives

Foreign currency exchange derivatives are used to economically hedge exposure to foreign currency exchange risks associated with: (1) forecasted foreign currency denominated purchases and sales of vehicles and inventory; and (2) variability in cash flows related to interest and principal payments on foreign currency denominated debt. The gains and losses related to these derivatives are recorded in: (1) Sales for derivatives that economically hedge vehicle and inventory sales; (2) Cost of sales for derivatives that economically hedge purchases of vehicles and inventory; and (3) Cost of sales for derivatives that economically hedge foreign currency risk related to foreign currency denominated debt.

The following table summarizes the total notional amounts of our nondesignated foreign currency exchange derivatives (dollars in millions):

Successor
September 30, 2009
Nondesignated foreign currency exchange derivatives	$8,594

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Equity Derivatives

In connection with Old GM’s loan agreement with the UST, Old GM granted a warrant for 122 million shares of its common stock exercisable at $3.57 per share. Gains and losses related to this derivative were recorded in Interest income and other non-operating income, net. Upon the closing of the 363 Sale and the Purchase Agreement, the UST returned the warrant and it was cancelled.

In September 2009, in connection with an agreement with American Axle & Manufacturing Holdings, Inc. (AAM), we received warrants to purchase 4.1 million shares of AAM’s common stock exercisable at $2.76 per share. The fair value of the warrants on the date of receipt has been recorded as a Non-current asset. Gains and losses related to these warrants were recorded in Interest income and other non-operating income, net.

Fair Value of Nondesignated Derivatives

The following table summarizes the fair value of our nondesignated derivative instruments (dollars in millions):

	Successor
Nondesignated Derivative Instruments	Fair Value at September 30, 2009
	Asset Derivatives(a)	Liability Derivatives(b)
Current Portion
Foreign currency exchange derivatives	$171	$806

	Successor
	Fair Value at September 30, 2009
	Asset Derivatives(c)	Liability Derivatives(d)
Non-Current Portion
Foreign currency exchange derivatives	$29	$275
Equity derivatives	24	—

Total	$53	$275

(a)	Recorded in Other current assets and deferred income taxes.

(b)	Recorded in Accrued expenses.

(c)	Recorded in Other assets.

(d)	Recorded in Other liabilities and deferred income taxes.

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Gains (Losses) on Nondesignated Derivatives

The following schedule summarizes gains (losses) recognized in earnings on nondesignated derivatives (dollars in millions):

		Successor	Predecessor
Derivatives Not Designated as Hedging Instruments	Managerial Statement of Operations Line	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009
Foreign currency exchange derivatives	Sales	$211	$38	$(688)
Foreign currency exchange derivatives	Cost of sales	(44)	9	(185)
Foreign currency exchange derivatives	Interest income and other non-operating income, net	2	1	91
Interest rate swap derivatives	Interest expense	(1)	—	(38)
Commodity derivative contracts	Cost of sales	—	1	(332)
Equity derivatives	Interest income and other non-operating income, net	(1)	—	164

Total		$167	$49	$(988)

Note 13. Commitments and Contingencies

The following tables summarize information related to commitments and contingencies (dollars in millions):

	Successor		Predecessor
	September 30, 2009		December 31, 2008
	Liability Recorded	Maximum Liability(a)	Liability Recorded	Maximum Liability(a)
Guarantees
Operating lease residual values	$—	$83	$—	$118
Supplier commitments and other related obligations (b)(c)	$4	$648	$24	$520
GMAC commercial loans	$—	$36	$—	$42

(a)	Calculated as future undiscounted payments.

(b)	At September 30, 2009, includes $524 million related to a guarantee provided to GMAC in Brazil in connection with dealer floor plan financing. This guarantee is collateralized by $524 million in certificates of deposit purchased from GMAC to which we have title and which are recorded in Restricted cash and marketable securities. The purchase of the certificates of deposit was funded in part by contributions from dealers for which we have recorded a corresponding deposit liability of $488 million, which is recorded in Other liabilities.

(c)	At December 31, 2008, includes $481 million related to a guarantee provided to GMAC in Brazil in connection with dealer floor plan financing. This guarantee is secured by $481 million of certificates of deposit purchased from GMAC to which we have title and which are recorded in Restricted cash and marketable securities. The purchase of the certificates of deposit was funded in part by contributions from dealers for which we have recorded a corresponding deposit liability of $358 million, which is recorded in Other liabilities.

	Successor	Predecessor
	September 30, 2009	December 31, 2008
	Liability Recorded	Liability Recorded
Environmental liability (a)	$97	$297
Product liability	$319	$921
Asbestos-related liability	$—	$648
Other litigation related liabilities	$350	$277

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

(a)	Of the amounts we recorded, $24 million was recorded within Accrued expenses at September 30, 2009, and the remainder was recorded within Other liabilities. Of the amounts Old GM recorded, $97 million was recorded within Accrued expenses at December 31, 2008, and the remainder was recorded within Other liabilities.

Guarantees

We have provided guarantees related to the residual value of certain operating leases. These guarantees terminate in years ranging from 2011 to 2035. Certain leases contain renewal options.

We have agreements with third parties that guarantee the fulfilment of certain suppliers’ commitments and other related obligations. These guarantees expire in years ranging from 2009 to 2014, or upon the occurrence of specific events, such as a company’s cessation of business.

In some instances, certain assets of the party whose debt or performance we have guaranteed may offset, to some degree, the cost of the guarantee. The offset of certain of our payables to guaranteed parties may also offset certain guarantees, if triggered.

We also provide payment guarantees on commercial loans made by GMAC and outstanding with certain third parties, such as dealers or rental car companies. The guarantees either expire in years ranging from 2009 to 2017 or are ongoing. We determined the value ascribed to the guarantees to be insignificant based on the credit worthiness of the third parties.

In connection with certain divestitures of assets or operating businesses, we have entered into agreements indemnifying certain buyers and other parties with respect to environmental conditions pertaining to real property we owned. Also, in connection with such divestitures, we have provided guarantees with respect to benefits to be paid to former employees relating to pensions, postretirement health care and life insurance. Aside from indemnifications and guarantees related to Delphi, subsequently discussed, it is not possible to estimate our maximum exposure under these indemnifications or guarantees due to the conditional nature of these obligations. No amounts have been recorded for such obligations as they are not probable or estimable at this time.

In addition to the guarantees and indemnifying agreements mentioned previously, we periodically enter into agreements that incorporate indemnification provisions in the normal course of business. Due to the nature of these agreements, the maximum potential amount of future undiscounted payments to which we may be exposed cannot be estimated. No amounts have been recorded for such indemnities as our obligations under them are not probable or estimable at this time.

Refer to Note 18 for additional information on guarantees that we provide to GMAC.

In connection with the closing of the 363 Sale and pursuant to the Purchase Agreement, we assumed liabilities for agreements and guarantees as mentioned previously.

Environmental

Automotive operations, like operations of other companies engaged in similar businesses, are subject to a wide range of environmental protection laws, including laws regulating air emissions, water discharges, waste management and environmental remediation. We are in various stages of investigation or remediation for sites where contamination has been alleged. We are involved in a number of actions to remediate hazardous wastes as required by federal and state laws. Such statutes require that responsible parties fund remediation actions regardless of fault, legality of original disposal or ownership of a disposal site.

The future effect of environmental matters, including potential liabilities, is often difficult to estimate. An environmental reserve is recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. This practice is followed whether the claims are asserted or unasserted. Liabilities have been recorded for the expected costs to be paid over the periods of remediation for the applicable sites, which typically range from two to 30 years.

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

For many sites, the remediation costs and other damages for which we ultimately may be responsible may vary because of uncertainties with respect to factors such as the connection to the site or to materials there, the involvement of other potentially responsible parties, the application of laws and other standards or regulations, site conditions, and the nature and scope of investigations, studies and remediation to be undertaken (including the technologies to be required and the extent, duration and success of remediation).

The final outcome of environmental matters cannot be predicted with certainty at this time. Accordingly, it is possible that the resolution of one or more environmental matters could exceed the amounts accrued in an amount that could be material to our financial condition and results of operations.

In connection with the closing of the 363 Sale and pursuant to the Purchase Agreement, we acquired certain properties that are subject to environmental remediation.

Product Liability

With respect to product liability claims involving our and Old GM’s products, it is believed that any judgment against us for actual damages will be adequately covered by our recorded accruals and, where applicable, excess insurance coverage. Although punitive damages are claimed in some of these lawsuits, and such claims are inherently unpredictable, accruals incorporate historic experience with these types of claims. Liabilities have been recorded for the expected cost of all known product liability claims plus an estimate of the expected cost for all product liability claims that have already been incurred and are expected to be filed in the future for which we are self-insured, including related legal fees expected to be incurred. These amounts were recorded within Accrued expenses and exclude Old GM’s asbestos claims, which are discussed separately.

In connection with the closing of the 363 Sale and pursuant to the Purchase Agreement, we assumed certain liabilities related to product liability which arise directly out of accidents, incidents or other distinct and discreet occurrences that occur on or after July 10, 2009 and that arise from our and Old GM motor vehicles’ operation or performance. Further, in accordance with our assumption of dealer sales and service agreements, we indemnify dealers for certain product liability related claims. Our experience related to dealer indemnification obligations for activity on or after July 10, 2009 is limited. Based on management judgments concerning the projected number and value of such claims, we have estimated a product liability given the information that is currently available. We did not assume the product liabilities of Old GM arising in whole or in part from any accidents, incidents or other occurrences that occurred prior to July 10, 2009.

Asbestos Claims

Like most automobile manufacturers, Old GM had been subject to asbestos-related claims, in recent years. These claims primarily arose from three circumstances:

•	A majority of these claims sought damages for illnesses alleged to have resulted from asbestos used in brake components;

•	Limited numbers of claims have arisen from asbestos contained in the insulation and brakes used in the manufacturing of locomotives; and

•	Claims brought by contractors who allege exposure to asbestos-containing products while working on premises Old GM owned.

Old GM had resolved many of the asbestos-related cases over the years for strategic litigation reasons such as avoiding defense costs and possible exposure to excessive verdicts. The amount expended on asbestos-related matters in any period depended on the number of claims filed, the amount of pre-trial proceedings and the number of trials and settlements in the period.

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Old GM recorded the estimated liability associated with asbestos personal injury claims where the expected loss was both probable and could reasonably be estimated. Old GM retained a firm specializing in estimating asbestos claims, to assist Old GM in determining the potential liability for pending and unasserted future asbestos personal injury claims. The analyses relied on and included the following information and factors:

•	A third party forecast of the projected incidence of malignant asbestos-related disease likely to occur in the general population of individuals occupationally exposed to asbestos;

•

Old GM’s Asbestos Claims Experience, based on data concerning claims filed against Old GM and resolved, amounts paid, and the nature of the asbestos-related disease or condition asserted during approximately the four years prior;

•

The estimated rate of asbestos-related claims likely to be asserted against Old GM in the future based on Old GM’s Asbestos Claims Experience and the projected incidence of asbestos-related disease in the general population of individuals occupationally exposed to asbestos;

•	The estimated rate of dismissal of claims by disease type based on Old GM’s Asbestos Claims Experience; and

•	The estimated indemnity value of the projected claims based on Old GM’s Asbestos Claims Experience, adjusted for inflation.

Old GM reviewed a number of factors, including the analyses provided by the firm specializing in estimating asbestos claims in order to determine a reasonable estimate of the probable liability for pending and future asbestos-related claims projected to be asserted over the next 10 years, including legal defence costs. Old GM monitored actual claims experience for consistency with this estimate and made periodic adjustments as appropriate.

Old GM believed that the analyses were based on the most relevant information available combined with reasonable assumptions, and that Old GM may prudently rely on their conclusions to determine the estimated liability for asbestos-related claims. Old GM noted, however, that the analyses are inherently subject to significant uncertainties. The data sources and assumptions used in connection with the analyses may not prove to be reliable predictors with respect to claims asserted against Old GM. Old GM’s experience in the recent past includes substantial variation in relevant factors, and a change in any of these assumptions — which include the source of the claiming population, the filing rate and the value of claims — could significantly increase or decrease the estimate. In addition, other external factors such as legislation affecting the format or timing of litigation, the actions of other entities sued in asbestos personal injury actions, the distribution of assets from various trusts established to pay asbestos claims and the outcome of cases litigated to a final verdict could affect the estimate.

In connection with the closing of the 363 Sale, asbestos-related claims outstanding remained with MLC.

Contingent Matters-Litigation

Various legal actions, governmental investigations, claims and proceedings are and were pending against us and Old GM, including class actions under ERISA, as amended, and other matters; employment-related matters; governmental regulations relating to safety, emissions, and fuel economy; product warranties; and environmental matters.

With regard to the litigation matters discussed in the previous paragraph, reserves have been established for matters in which it is believed that losses are probable and can be reasonably estimated. Some of the matters may involve compensatory, punitive, or other treble damage claims, environmental remediation programs, or sanctions, that if granted, could require us to pay damages or make other expenditures in amounts that could not be reasonably estimated at September 30, 2009. We believe that appropriate accruals have been established for such matters under ASC 450, “Contingencies,” based on information currently available. Reserves for litigation losses are recorded in Accrued expenses. These accrued reserves represent our best estimate of amounts we believe we are

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

liable for within the range of expected losses. Litigation is inherently unpredictable, however, and unfavourable resolutions could occur. Accordingly, it is possible that an adverse outcome from such proceedings could exceed the amounts accrued in an amount that could be material to our financial condition and results of operations in any particular reporting period.

In connection with the closing of the 363 Sale and pursuant to the Purchase Agreement, we assumed liabilities for various legal matters as mentioned previously.

Delphi Corporation

Benefit Guarantee

In 1999, Old GM spun-off Delphi Automotive Systems Corporation, which became Delphi. Delphi is our and was Old GM’s largest supplier of automotive systems, components and parts, and we are and Old GM was Delphi’s largest customer. From 2005 to 2008, Old GM’s annual purchases from Delphi ranged from approximately $6.5 billion to approximately $10.2 billion. At the time of the spin-off, employees of Delphi Automotive Systems Corporation became employees of Delphi. As part of the separation agreements, Delphi assumed the pension and other postretirement benefit obligations for the transferred U.S. hourly employees who retired after October 1, 2000 and Old GM retained pension and other postretirement obligations for U.S. hourly employees who retired on or before October 1, 2000. Additionally at the time of the spin-off, Old GM entered into separate agreements with the UAW, the IUE-CWA and the USW providing contingent benefit guarantees whereby, under certain conditions, Old GM would make payments for certain pension and OPEB benefits to certain former U.S. hourly employees that became employees of Delphi (individually and collectively, the Benefit Guarantee Agreements). The Benefit Guarantee Agreements provided, in general, that in the event that Delphi or its successor companies ceased doing business, terminated its pension plan or ceased to provide credited service or OPEB benefits at certain levels due to financial distress, Old GM could be liable to provide the corresponding benefits at the required level. With respect to pension benefits, the guarantee arises only to the extent the pension benefits provided by Delphi and the PBGC fall short of the guaranteed amount.

In October 2005, Old GM received notice from Delphi that it was more likely than not that Old GM would become obligated to provide benefits pursuant to the Benefit Guarantee Agreements, in connection with Delphi’s commencement on October 8, 2005 of Chapter 11 Proceedings under the U.S. Bankruptcy Code. In June 2007 Old GM entered into a memorandum of understanding with Delphi and the UAW (Delphi UAW MOU) that included terms relating to the consensual triggering, under certain circumstances, of the UAW Benefit Guarantee Agreement as well as additional terms relating to Delphi’s restructuring. Under the Delphi UAW MOU, Old GM also agreed to pay for certain healthcare costs of Delphi retirees and their beneficiaries in order to provide a level of benefits consistent with those provided to Old GM’s retirees and their beneficiaries from the Mitigation Plan VEBA, if Delphi terminated OPEB benefits. In August 2007, Old GM also entered into memoranda of understanding with Delphi and the IUE-CWA (Delphi IUE-CWA MOU), and with Delphi and the USW (USW MOU) containing terms consistent with the comprehensive Delphi UAW MOU.

Delphi-GM Settlement Agreements

In September 2007, and as amended at various times through September 2008, Old GM and Delphi entered into Delphi-GM Settlement Agreements consisting of the Global Settlement Agreement (GSA), the Master Restructuring Agreement (MRA) and the Implementation Agreements with the UAW, IUE-CWA and the USW (Implementation Agreements). The GSA was intended to resolve outstanding issues between Delphi and Old GM that had arisen or may arise before Delphi’s emergence from Chapter 11. The MRA was intended to govern certain aspects of Old GM’s ongoing commercial relationship with Delphi. The Implementation Agreements addressed a limited transfer of pension assets and liabilities under IRS Code Section 414(1), and the triggering of the benefit guarantee on the basis set forth in a term sheet to the Implementation Agreements. In September 2008, the Bankruptcy Court entered an order in the Delphi bankruptcy proceeding approving the Amended Delphi-GM Settlement Agreements and the Implementation Agreements, which then became effective.

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(Not audited or reviewed)

The more significant items contained in the Amended Delphi-GM Settlement Agreements included Old GM’s commitment to:

•

Reimburse Delphi for its costs to provide OPEB to certain of Delphi’s hourly retirees from December 31, 2006 through the date that Delphi ceases to provide such benefits and assume responsibility for OPEB going forward;

•	Reimburse Delphi for the normal cost of credited service in Delphi’s pension plan between January 1, 2007 and the date its pension plans are frozen;

•	First Hourly Pension Transfer – Transfer, under IRS Code Section 414(l), net liabilities of $2.1 billion from the Delphi HRP to Old GM’s U.S. hourly pension plan on September 29, 2008;

•	Second Hourly Pension Transfer – Transfer the remaining Delphi HRP net liabilities upon Delphi’s substantial consummation of its POR subject to certain conditions being met;

•

Reimburse Delphi for all retirement incentives and half of the buyout payments made pursuant to the various attrition program provisions and to reimburse certain U.S. hourly buydown payments made to certain hourly employees of Delphi;

•

Award certain future product programs to Delphi, provide Delphi with ongoing preferential sourcing for other product programs, eliminate certain previously agreed upon price reductions, and restrict the ability to re-source certain production to alternative suppliers;

•

Labor Cost Subsidy – Reimburse certain U.S. hourly labor costs incurred to produce systems, components and parts for GM vehicles from October 1, 2006 through September 14, 2015 at certain U.S. facilities owned or to be divested by Delphi;

•

Production Cash Burn Support – Reimburse Delphi’s cash flow deficiency attributable to production at certain U.S. facilities that continue to produce systems, components and parts for GM vehicles until the facilities are either closed or sold by Delphi;

•	Facilitation Support – Pay Delphi $110 million in both 2009 and 2010 in quarterly installments in connection with certain U.S. facilities owned by Delphi until Delphi’s emergence from Chapter 11;

•	Temporarily accelerate payment terms for Delphi’s North American sales to Old GM upon substantial consummation of its POR, until 2012;

•

Reimburse Delphi, beginning January 1, 2009, for actual cash payments related to workers compensation, disability, supplemental unemployment benefits and severance obligations for all current and former UAW-represented hourly active and inactive employees; and

•	Guarantee a minimum recovery of the net working capital that Delphi has invested in certain businesses held for sale.

The Amended GSA also resolved all claims in existence at its effective date (with certain limited exceptions) that either Delphi or Old GM had or may have had against the other. The Amended GSA and related agreements with Delphi’s unions released us, Old GM and our related parties (as defined), from any claims of Delphi and its related parties (as defined), as well as any employee benefit related claims of Delphi’s unions and hourly employees. Additionally, the Amended GSA provided that Old GM would receive certain administrative claims against the Delphi Bankruptcy estate or preferred stock in the emerged entity.

As a result of the September 29, 2008 implementation of the Amended Delphi-GM Settlement Agreements Old GM paid $1.2 billion to Delphi in the three and nine months ended September 30, 2008 in settlement of amounts accrued to date against Old GM commitments.

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Upon consummation of the DMDA, the Amended MRA was terminated with limited exceptions, and we and Delphi waived all claims against each other under the Amended GSA.

IUE-CWA and USW Settlement Agreement

As more fully discussed in Note 11, in September 2009, we entered into a settlement agreement between us and MLC and the IUE-CWA and USW. The settlement agreement provides for a measure of retiree health care and life insurance to be provided to certain retirees represented by these unions. The agreement also provides certain IUE-CWA and USW retirees from Delphi a pension “top up” equal to the difference between the amount of PBGC pension payments and the amount of pension benefits that otherwise would have been paid by the Delphi HRP according to its terms had it not been terminated. Further, the settlement agreement provides certain current employees of Delphi or Delphi divested units up to seven years credited service in the GM hourly pension plan, commencing November 30, 2008, the date that Delphi froze the Delphi HRP. Several additional unions representing MLC hourly retirees joined the IUE/USW settlement agreement with respect to health care and life insurance, including the International Brotherhood of Electrical Workers (IBEW), International Union of Operating Engineers (IUOE), Carpenters, Independent Book Publishers Association (IBPA), and Retail, Wholesale and Department Store Union (RWDSU). The agreement is conditional upon approval by the U.S. Bankruptcy Court for the Southern District of New York, regarding which a hearing is presently scheduled for November 12, 2009. Although the condition of Bankruptcy Court approval has not yet been satisfied, we consider that a liability to the affected retirees exists and we have included this in our estimated obligations at their historical amounts at September 30, 2009.

Advance Agreements

In 2008 and 2009, Old GM entered into various agreements and amendments to such agreements to advance a maximum of $950 million to Delphi, subject to Delphi’s continued satisfaction of certain conditions and milestones. Through September 2009, we entered into further amendments to the advance agreement, primarily to extend the deadline for Delphi to satisfy certain milestones, which if not met, would prevent Delphi from continued access to the credit facility. As of September 30, 2009, $550 million was available under the credit agreements. Upon consummation of the DMDA, we waived our rights to the advanced amounts and at September 30, 2009, $550 million previously advanced to Delphi was fully reserved.

Payment Terms Acceleration Agreement

In October 2008, subject to Delphi obtaining an extension or other accommodation of its DIP financing through June 30, 2009, Old GM agreed to temporarily accelerate payment of North American payables to Delphi in the three months ended June 30, 2009. In January 2009, Old GM agreed to immediately accelerate $50 million in advances towards the temporary acceleration of North American payables. Additionally, Old GM agreed to accelerate $150 million and $100 million of North American payables to Delphi in March and April bringing the total amount accelerated to the total agreed upon $300 million. In September 2009, we agreed to temporarily continue the accelerated payment of our North American payables up to $300 million to Delphi. Upon consummation of the DMDA, we waived our rights to the accelerated payments and at September 30, 2009, $300 million was fully reserved.

Delphi Master Disposition Agreement

In July 2009, we entered into a DMDA with Delphi and other parties. Under the DMDA, we agreed to acquire Delphi’s global steering business, which supplies us and other OEMs with steering systems and columns, and four domestic facilities that manufacture a variety of automotive components, primarily sold to us. Several third party investors (collectively the Investors) and us, agreed to acquire substantially all of Delphi’s remaining assets. Certain excluded assets and liabilities will be retained by a Delphi entity to be sold or liquidated. In connection with the DMDA, we agreed to pay or assume Delphi obligations of $1.0 billion related to its senior DIP credit facility, including certain secured hedge transactions, its junior DIP credit facility, and other Delphi obligations, including certain administrative claims. At the closing of the transactions contemplated by the DMDA, we will waive administrative claims associated with our credit agreement with Delphi, and the claims associated with previously transferred pension costs for hourly employees.

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(Not audited or reviewed)

In related agreements, we agreed to acquire, prior to the consummation of the transactions contemplated by the DMDA, all Class A Membership Interests in DIP HOLDCO 3, LLC (DIP HOLDCO) for $1.7 billion of cash, with the Investors acquiring Class B Membership Interests for $209 million of cash. The Investors will also receive an additional $146 million of Class B Membership Interests in return for contributing a contingent note receivable asset to DIP HOLDCO. We and the Investors also agreed to establish: (1) a secured delayed draw term loan facility for DIP HOLDCO, with us committing to provide up to $500 million of loans and the Investors committing to provide up to $500 million of loans; and (2) a $41 million note to be funded at closing by the Investors. The Investors’ commitment to the delayed draw term loan would be reduced by the amounts received by DIP HOLDCO in payment of the $146 million contingent note receivable contribution, up to a maximum reduction of $111 million. In addition, the DMDA will settle outstanding claims and assessments against and from MLC, us and Delphi, including the termination of the Amended MRA with limited exceptions, and establishes our ongoing relationship with DIP HOLDCO. We also agreed to continue all existing Delphi supply agreements and purchase orders for GMNA to the end of the related product program, and DIP HOLDCO agreed to provide us with access rights designed to allow us to operate specific sites on defined triggering events to provide us with protection of supply.

In a separate agreement, we, Delphi and the PBGC negotiated an agreement regarding the settlement of PBGC’s claims from the termination of the Delphi pension plans and the release of certain liens with the PBGC against Delphi’s foreign assets. In return, the PBGC will be granted a 100% interest in Class C Membership Interests in DIP HOLDCO which provide for the PBGC to participate in predefined equity distributions and received a payment of $70 million from us. We maintain the obligation to provide the difference between pension benefits paid by the PBGC according to regulation and those originally guaranteed by Old GM under the Benefit Guarantee Agreements.

Delphi Charges

The following table summarizes charges that have been recorded with respect to the various agreements with Delphi (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Other expenses	$—	$—	$272	$652	$4,127
Cost of sales	197	42	1,001	105	444

Total Delphi charges	$197	$42	$1,273	$757	$4,571

These charges reflect the best estimate of obligations associated with the various Delphi agreements, including obligations under the Benefit Guarantee Agreements, updated to reflect the current challenges in the automotive industry and the terms of the DMDA. Further, as of July 9, 2009, these charges reflect the estimated value of the PBGC Class C Membership Interests and $70 million payment provided to the PBGC on consummation of the DMDA.

The charge recorded in the three months ended September 30, 2008 reflects a benefit of $622 million due to a reduction in the estimated liability associated with Delphi OPEB related costs for Delphi active employees and retirees, based on the terms of the New VEBA, who were not previously participants in Old GM’s plans. Changes in the estimated OPEB liability for these individuals were recognized in earnings. The terms of the New VEBA also reduced Old GM’s OPEB obligation for Delphi employees who returned to Old GM and became participants in the UAW hourly medical plan primarily in 2006. Such benefit is included in the actuarial gain recorded in our UAW hourly medical plan. Refer to Note 11.

Note 14. Income Taxes

For interim income tax reporting the annual effective tax rate is estimated and applied to year-to-date ordinary income/loss. The tax effect of unusual or infrequently occurring items, including changes in judgment about valuation allowances and effects of changes in

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

tax laws or rates are reported in the interim period in which they occur. Tax jurisdictions with a projected or year-to-date loss for which a tax benefit cannot be realized are excluded. The interim income tax provisions for these jurisdictions are allocated among continuing operations and other sources of income using intraperiod tax allocation. We reported using an annual estimated effective tax rate for ordinary income/loss in the period July 10 through September 30, 2009. Old GM reported on a discrete basis in the period January 1, 2009 through July 9, 2009.

Valuation allowances have been established against deferred tax assets if, based on the available positive and negative evidence, it is more likely than not such assets will not be realized. Our ability to realize our deferred tax assets depends on our ability to generate sufficient taxable income within the carryback or carryforward periods provided for in the tax law for each applicable tax jurisdiction. We have considered the following possible sources of taxable income when assessing the realization of our deferred tax assets:

•	Future reversals of existing taxable temporary differences;

•	Future taxable income exclusive of reversing temporary differences and carryforwards;

•	Taxable income in prior carryback years; and

•	Tax-planning strategies.

As of December 31, 2008, Old GM established valuation allowances against net deferred tax assets in most of its major operating jurisdictions, including but not limited to Australia, Brazil, Canada, Germany, Poland, South Korea, Spain, the United Kingdom and the United States.

Brazil – In 2005, Old GM recorded full valuation allowances against its net deferred tax assets in Brazil. Old GM generated taxable income in Brazil in each of the years 2006 through 2008 and, accordingly, reversed a portion of these valuation allowances. Although Old GM was forecasting future taxable income for its Brazilian operation at the end of 2008, as a result of liquidity concerns at the U.S. parent company and the increasing instability of the global economic environment, Old GM concluded that it was more likely than not that it would not realize the net deferred tax assets in Brazil as of December 31, 2008. The U.S. parent company liquidity concerns were resolved as part of the Chapter 11 proceedings and 363 Sale, and the Brazilian operations continue to demonstrate the ability to generate taxable income. As it is now more likely than not that the net deferred tax assets in Brazil will be realized, the associated valuation allowance of $442 million was reversed. This amount is included in Income tax expense (benefit) in the period July 1, 2009 through July 9, 2009.

Other jurisdictions – In the three months ended December 31, 2008, significant additional concerns arose related to the U.S. parent company’s liquidity and the increasing instability of the global economic environment. As a result, Old GM determined that it was more likely than not that it would not realize the net deferred tax assets in most remaining jurisdictions, even though these entities were not in three-year adjusted cumulative loss positions. Accordingly, Old GM recorded valuation allowances against these net deferred tax assets. The U.S. parent company liquidity concerns were resolved as part of the Chapter 11 Proceedings and 363 Sale, and many of these entities continue to generate and forecast taxable income. Therefore, to the extent there is no other significant negative evidence, Old GM has concluded that it is more likely than not that it will realize the deferred tax assets in these jurisdictions and has reversed valuation allowances of $155 million. This amount is included in Income tax expense (benefit) in the period July 1, 2009 through July 9, 2009.

The valuation allowances in these tax jurisdictions at September 30, 2009 do not reflect any adjustments that will result from the application of fresh-start reporting pursuant and will change when fresh-start reporting is applied. Refer to Note 2.

If, in the future, we overcome negative evidence in tax jurisdictions where we have established valuation allowances, our conclusion regarding the need for valuation allowances in these tax jurisdictions could change, resulting in the reversal of some or all

GENERAL MOTORS COMPANY AND SUBSIDIARIES

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(Not audited or reviewed)

of such valuation allowances. If we generate taxable income in tax jurisdictions prior to overcoming negative evidence, we would reverse a portion of the valuation allowance related to the corresponding realized tax benefit for that period, without changing our conclusions on the need for a valuation allowance against the remaining net deferred tax assets.

Most of the tax attributes generated by Old GM and its domestic and foreign subsidiaries (net operating loss carryforwards and various income tax credits) survived the Chapter 11 Proceedings and can be used by us and our subsidiaries to reduce future tax liabilities. In Germany, we have net operating loss carryforwards for corporate income tax and trade tax purposes. Based on recent legislative changes, we should be able to continue to carry over those losses despite the reorganizations that have taken place in Germany during 2008 and 2009. In Australia, we have net operating loss carryforwards which are now subject to meeting an annual “Same Business Test” requirement. We will have to assess the ability to utilize these carryforward losses annually.

We and Old GM file income tax returns in multiple jurisdictions, which are subject to examination by taxing authorities throughout the world. We have open tax years from 1999 to 2008 with various significant tax jurisdictions. These open years contain matters that could be subject to differing interpretations of applicable tax laws and regulations as they relate to the amount, timing or inclusion of revenue and expenses or the sustainability of income tax credits for a given audit cycle. We have continuing responsibility for Old GM’s open tax years. We and Old GM previously recorded a tax benefit only for those positions that meet the more likely than not standard.

In May 2009, the U.S. and Canadian governments resolved a transfer pricing matter for Old GM which covered the tax years 2001 through 2007. In the three months ended June 30, 2009, this resolution resulted in interest income of $229 million, which was recorded as an offset to Interest expense and a tax benefit of $692 million, which was recorded in Income tax expense (benefit). Final administrative processing of the Canadian and U.S. case closings are anticipated in late 2009 and early 2010, which we do not anticipate will result in significant adjustments.

At September 30, 2009, it is not possible to reasonably estimate the expected change to the total amount of unrecognized tax benefits over the next 12 months.

Note 15. Fair Value Measurements

The three-level valuation hierarchy for fair value measurements is based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. These two types of inputs create the following fair value hierarchy:

•	Level 1 — Quoted prices for identical instruments in active markets;

•

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose significant inputs are observable: and

•	Level 3 — Instruments whose significant inputs are unobservable.

Following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Securities

Securities are classified within Level 1 of the valuation hierarchy where quoted prices for identical securities are available in an active market. Level 1 securities include exchange-traded equities. Securities are generally classified within Level 2 of the valuation hierarchy where quoted market prices are not available. If quoted market prices are not available, fair values of securities are determined using pricing models, quoted prices of securities with similar characteristics or discounted cash flow models. These models are primarily industry-standard models that consider various assumptions, including time value and yield curve as well as other relevant economic measures. Examples of such securities include U.S. government and agency securities, certificates of deposit,

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(Not audited or reviewed)

commercial paper, and corporate debt securities. Securities are classified within Level 3 of the valuation hierarchy in certain cases where there is limited activity or less observable inputs to the valuation. Inputs to the Level 3 security fair value measurements consider various assumptions, including time value, yield curve, prepayment speeds, default rates, loss severity, current market and contractual prices for underlying financial instruments as well as other relevant economic measures. Securities classified within Level 3 include certain mortgage-backed securities and other securities.

Derivatives

The majority of derivatives are valued using internal models that use, as their basis, readily observable market inputs, such as time value, forward interest rates, volatility factors, and current and forward market prices for commodities and foreign currency exchange rates. These instruments are generally classified within Level 2 of the valuation hierarchy. Such derivatives include interest rate swaps, cross currency swaps, foreign currency derivatives and commodity derivatives. Derivative contracts that are valued based upon models with significant unobservable market inputs are classified as Level 3 of the valuation hierarchy. Examples include warrants with the UST, certain long-dated commodity derivatives and interest rate swaps with notional amounts that fluctuate over time. Models for these fair value measurements include unobservable inputs based on estimated forward rates and prepayment speeds. Derivative liability valuation methodology considers nonperformance risk as observed through the credit default swap market and bond market and is based on prices for recent trades. For periods presented after June 1, 2009 the credit default swap market for our and Old GM’s non-performance risk was not observable and a credit spread analysis derived from yield curves for comparable industrial companies based on judgement of appropriate credit ratings was utilized. In these periods all derivatives affected by a credit adjustment based on our and Old GM’s nonperformance risk have been classified within Level 3 of the valuation hierarchy.

Fair Value Measurements on a Recurring Basis

The following tables summarize the financial instruments measured at fair value on a recurring basis (dollars in millions):

	Successor
	Fair Value Measurements on a Recurring Basis at September 30, 2009
	Level 1	Level 2	Level 3	Total
Assets
Securities
Equity	$32	$17	$—	$49
United States government and agency	—	611	—	611
Mortgage-backed	—	—	18	18
Certificates of deposit	—	5,900	—	5,900
Commercial paper	—	6,193	—	6,193
Money Market Funds	—	18,432	—	18,432
Corporate debt	—	30	—	30
Other	—	949	6	955
Derivatives
Foreign currency derivatives	—	1	199	200
Equity derivatives	—	—	24	24

Total Assets	$32	$32,133	$247	$32,412

Liabilities
Derivatives
Foreign currency derivatives	—	11	1,070	1,081

Total Liabilities	$—	$11	$1,070	$1,081

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	Predecessor
	Fair Value Measurements on a Recurring Basis at December 31, 2008
	Level 1	Level 2	Level 3	Total
Assets
Securities
Equity	$14	$15	$—	$29
United States government and agency	—	603	—	603
Mortgage-backed	—	—	49	49
Certificates of deposit	—	1,813	—	1,813
Commercial paper	—	1,704	—	1,704
Corporate debt	—	36	—	36
Other	—	—	17	17
Derivatives
Interest rate swaps	—	368	3	371
Foreign currency derivatives	—	1,228	—	1,228
Commodity derivatives	—	35	1	36

Total Assets	$14	$5,802	$70	$5,886

Liabilities
Derivatives
Cross currency swaps	$—	$377	$—	$377
Interest rate swaps	—	3	3	6
Foreign currency derivatives	—	258	2,144	2,402
Commodity derivatives	—	571	18	589
UST warrant	—	—	164	164

Total Liabilities	$—	$1,209	$2,329	$3,538

Transfers In and/or Out of Level 3

At December 31, 2008, the fair value of certain foreign currency derivative contracts, to which certain of our foreign consolidated subsidiaries were party, was estimated based on the credit rating of sovereign comparable companies with similar credit profiles and observable credit ratings together with internal bank credit ratings obtained from the subsidiary’s counterparty banks. Foreign currency derivatives valued using these measurements were classified within Level 3 of the valuation hierarchy. At March 31, 2009, the foreign currency derivative contracts to which these foreign subsidiaries are party were transferred from Level 3 into Level 2 as the credit risk of the foreign subsidiaries was equivalent to Old GM’s nonperformance risk which was observable through the credit default swap market and bond market based on prices for recent trades. After June 1, 2009 our and Old GM’s non-performance risk was not directly observable through the credit default swap market as a result of Old GM’s bankruptcy filing and the foreign currency derivative contracts to which certain foreign subsidiaries are party were transferred from Level 2 to Level 3.

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(Not audited or reviewed)

When a determination is made to classify a financial instrument within Level 3, the determination is based upon the significance of the unobservable inputs to the overall fair value measurement. Level 3 financial instruments typically include, in addition to the unobservable or Level 3 components, observable components which are validated to external sources. The following tables summarize the activity in the balance sheet accounts for financial instruments classified within Level 3 of the valuation hierarchy (dollars in millions):

	Successor
	Level 3 Financial Assets and Liabilities
	Mortgage- backed Securities(a)	Commodity Derivatives, Net(b)	Foreign Currency Derivatives(c)	Equity Derivatives(a)	Other Securities(a)	Total Net Liabilities
Balance at July 10, 2009	$33	$—	$(1,324)	$—	$5	$(1,286)
Total realized/unrealized gains (losses)
Included in earnings	—	—	215	(1)	—	214
Included in Other comprehensive loss	1	—	(85)	—	1	(83)
Purchases, issuances, and settlements	(16)	—	323	25	—	332
Transfer in and/or out of Level 3	—	—	—	—	—	—

Balance at September 30, 2009	$18	$—	$(871)	$24	$6	$(823)

Amount of total gains and (losses) in the period included in earnings attributable to the change in unrealized gains or (losses) relating to assets still held at the reporting date	$—	$—	$215	$(1)	$—	$214

	Predecessor
	Level 3 Financial Assets and Liabilities
	Mortgage- backed Securities(a)	Commodity Derivatives, Net(b)	Foreign Currency Derivatives(c)	Equity Derivatives(a)	Other Securities(a)	Total Net Liabilities
Balance at July 1, 2009	$33	$—	$(1,442)	—	$5	$(1,404)
Total realized/unrealized gains (losses)
Included in earnings	—	—	39	—	—	39
Included in Other comprehensive loss	—	—	7	—	—	7
Purchases, issuances, and settlements	—	—	72	—	—	72
Transfer in and/or out of Level 3	—	—	—	—	—	—

Balance at July 9, 2009	$33	$—	$(1,324)	$—	$5	$(1,286)

Amount of total gains and (losses) in the period included in earnings attributable to the change in unrealized gains or (losses) relating to assets still held at the reporting date	$—	$—	$42	$—	$—	$42

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	Predecessor
	Level 3 Financial Assets and Liabilities
	Mortgage- backed Securities(a)	Commodity Derivatives, Net(b)	Foreign Currency Derivatives(c)	Equity Derivatives(a)	Other Securities(a)	Total Net Liabilities
Balance at January 1, 2009	$49	$(17)	$(2,144)	$(164)	$17	$(2,259)
Total realized/unrealized gains (losses)
Included in earnings	(2)	13	39	164	(5)	209
Included in Other comprehensive loss	—	—	7	—	—	7
Purchases, issuances, and settlements	(14)	4	72	—	(7)	55
Transfer in and/or out of Level 3	—	—	702	—	—	702

Balance at July 9, 2009	$33	$—	$(1,324)	$—	$5	$(1,286)

Amount of total gains and (losses) in the period included in earnings attributable to the change in unrealized gains or (losses) relating to assets still held at the reporting date	$(3)	$—	$42	$—	$(2)	$37

	Predecessor
	Level 3 Financial Assets and Liabilities
	Mortgage- backed Securities(a)	Interest Rate Swaps, net	Commodity Derivatives(b)	Corporate Debt Securities(a)	Other Securities(a)	Total Net Assets
Balance at June 30, 2008	$248	$—	$341	$—	$234	$823
Total realized/unrealized gains (losses)
Included in earnings	(22)	—	(103)	—	(41)	(166)
Included in Other comprehensive loss	(1)	—	—	—	—	(1)
Purchases, issuances, and settlements	(146)	—	(251)	—	(173)	(570)
Transfer in and/or out of Level 3	—	—	—	—	—	—

Balance at September 30, 2008	$79	$—	$(13)	$—	$20	$86

Amount of total gains and (losses) in the period included in earnings attributable to the change in unrealized gains or (losses) relating to assets still held at the reporting date	$—	$—	$(103)	$—	$—	$(103)

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	Predecessor
	Level 3 Financial Assets and Liabilities
	Mortgage- backed Securities(a)	Interest Rate Swaps, net	Commodity Derivatives(b)	Corporate Debt Securities(a)	Other Securities(a)	Total Net Assets
Balance at December 31, 2008	$283	$2	$257	$28	$258	$828
Total realized/unrealized gains (losses)
Included in earnings	(31)	—	31	23	(65)	(42)
Included in Other comprehensive loss	—	—	—	—	8	8
Purchases, issuances, and settlements	(173)	(2)	(301)	(51)	(181)	(708)
Transfer in and/or out of Level 3	—	—	—	—	—	—

Balance at September 30, 2008	$79	$—	$(13)	$—	$20	$86

Amount of total gains and (losses) in the period included in earnings attributable to the change in unrealized gains or (losses) relating to assets still held at the reporting date	$(2)	$—	$31	$—	$4	$33

(a)	Realized gains (losses) and other than temporary impairments on marketable securities and equity derivatives (including the UST warrant outstanding until the closing of the 363 Sale) are recorded in Interest income and other non-operating income, net.

(b)	Realized and unrealized gains (losses) on commodity derivatives are recorded in Cost of sales. Changes in fair value are attributable to changes in base metal and precious metal prices.

(c)	Realized and unrealized gains (losses) on foreign currency derivatives are recorded in the line item associated with the economically hedged item.

Unrealized securities holding gains and losses are excluded from earnings and reported as Other comprehensive income or loss until realized. Gains and losses are not realized until an instrument is settled or sold. An evaluation is made monthly to determine if unrealized losses related to investments in debt and equity securities are other than temporary. Factors considered in determining whether a loss is other than temporary include the length of time and extent to which the fair value has been below cost, the financial condition and near-term prospects of the issuer and the ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. If losses are determined to be other than temporary, the loss is recognized and the investment carrying amount is adjusted to a revised fair value. The following table summarizes the amounts recorded as other than temporary losses (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Other than temporary impairment losses	$—	$—	$11	$—	$29

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Fair Value Measurements on a Nonrecurring Basis

The following tables summarize assets measured at fair value on a nonrecurring basis subsequent to initial recognition (dollars in millions):

	Predecessor
	July 1, 2009 Through July 9, 2009 Total Losses	January 1, 2009 Through July 9, 2009 Total Losses
Assets
Investment in CAMI	$—	$(28)
Long-lived assets	—	(539)
Equipment on operating leases	—	(16)

Total	$—	$(583)

	Predecessor	Fair Value Measurements Using			Predecessor
	September 30, 2008	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Three Months Ended September 30, 2008 Total Losses	Nine Months Ended September 30, 2008 Total Losses
Assets
Investment in GMAC Common Membership Interests	$1,949	$—	$—	$1,949	$—	$(2,036)
Investment in GMAC Preferred Membership Interests	43	—	—	43	(251)	(1,001)

Total	$1,992	$—	$—	$1,992	$(251)	$(3,037)

The carrying amount of assets measured at fair value is reviewed on a nonrecurring basis when events and circumstances warrant. This review requires the comparison of the fair value of the assets to their respective carrying amount. The fair value of the assets is determined based on valuation techniques using the best information that is available, and may include quoted market prices, market comparables, and discounted cash flow projections. An impairment charge is recorded whenever a decline in fair value below the carrying amount is determined to be other than temporary. Impairment testing was not performed in the periods July 10, 2009 through September 30, 2009 and July 1, 2009 through July 9, 2009. Refer to Note 2.

Investment in CAMI

In the three months ended March 31, 2009, Old GM recognized an impairment charge of $28 million for CAMI, at the time an equity method investee. The impairment charge was based on discounted projected cash flows, and was included in Equity income, net of tax. Effective March 1, 2009, Old GM determined that due to changes in contractual arrangements, CAMI became a VIE and Old GM was the primary beneficiary, and therefore CAMI was consolidated.

Long-Lived Asset Impairments

Product-specific assets may become impaired as a result of declines in profitability due to changes in volume, pricing or costs. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with current market risk expectations about those future amounts. Product-specific tooling assets with a carrying amount of $375 million were adjusted to their

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

fair value of $85 million, resulting in an impairment charge of $290 million in the three months ended March 31, 2009. Product-specific tooling assets with a carrying amount of $249 million were adjusted to their fair value of $0, resulting in an impairment charge of $249 million in the period April 1, 2009 through July 9, 2009. Impairment testing was not performed in the periods July 10, 2009 through September 30, 2009 and July 1, 2009 through July 9, 2009. Refer to Note 2.

Equipment on Operating Leases to Retail Customers

Equipment on operating leases to retail customers may become impaired based on negative economic trends, which can affect the residual values and expected future cash flows of these assets. Negative industry conditions in North America continue to increase the risks and costs associated with vehicle lease financing. The impairment charges related to these assets in the period January 1, 2009 through July 9, 2009 were the result of reduced expectations of the cash flows from these lease arrangements. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with current market risk expectations about those future amounts. Vehicles under operating leases were adjusted to their fair value of $1.5 billion by recognizing an impairment charge of $16 million in the three months ended March 31, 2009. No impairments on equipment or operating leases to retail customers were recorded in the period April 1, 2009 through July 9, 2009. Impairment testing was not performed in the periods July 10, 2009 through September 30, 2009 and July 1, 2009 through July 9, 2009. Refer to Note 2.

Investments in GMAC Common and Preferred Membership Interests

As described in more detail in Old GM’s 2008 10-K as updated by the Form 8-K filed by Old GM on May 14, 2009, Old GM evaluated its investments in GMAC Common and Preferred Membership Interests and determined that they were impaired and that such impairments were other than temporary in the three and nine months ended September 30, 2008. GMAC converted its status to a C corporation effective June 30, 2009. At that date, the accounting treatment for the investment in GMAC was reevaluated and it was determined that accounting for GMAC as a cost method investment rather than an equity method investee was more appropriate due to a lack of significant influence over GMAC.

The following tables summarize the activity with respect to the investment in GMAC Common and Preferred Membership Interests (dollars in millions):

	Predecessor
	GMAC Common Membership Interests	GMAC Preferred Membership Interests
Balance at December 31, 2008	$491	$43
Old GM’s proportionate share of GMAC’s losses	(500)	—
Investment in GMAC Common Membership Interests	884	—
Other, primarily Accumulated other comprehensive loss	(121)	—

Balance at March 31, 2009	754	43
Old GM’s proportionate share of GMAC’s losses (a)	(630)	(7)
Gain on disposition of GMAC Common Membership Interests provided to UST	2,469	—
Conversion of GMAC Common Membership Interests provided to UST	(2,885)	—
Other, primarily Accumulated other comprehensive loss	292	—

Balance at June 30, 2009	$—	$36

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	Predecessor
	GMAC Common Membership Interests	GMAC Preferred Membership Interests
Balance at December 31, 2007	$7,079	$1,044
Old GM’s proportionate share of GMAC’s losses	(302)	—
Impairment charges	(1,310)	(142)
Other, primarily Accumulated other comprehensive loss	(76)	—

Balance at March 31, 2008	5,391	902
Old GM’s proportionate share of GMAC’s losses	(1,204)	—
Impairment charges	(726)	(608)
Other, primarily Accumulated other comprehensive loss	(7)	—

Balance at June 30, 2008	3,454	294
Old GM’s proportionate share of GMAC’s losses	(1,235)	—
Impairment charges	—	(251)
Other, primarily Accumulated other comprehensive loss	(270)	—

Balance at September 30, 2008	$1,949	$43

(a)	Due to impairment charges and Old GM’s proportionate shares of GMAC’s losses, the carrying amount of Old GM’s investments in GMAC Common Membership Interest was reduced to zero. Old GM recorded its proportionate share of GMAC’s remaining losses to its GMAC Preferred Membership Interests.

Marketable Securities

Marketable securities we hold and Old GM held are classified as available-for-sale. Unrealized gains and losses, net of related income taxes, for available-for-sale securities are included as a separate component of Stockholders’ deficit. Cost is determined on the specific identification basis.

The following table summarizes information regarding investments in marketable securities (dollars in millions):

	September 30, 2009				December 31, 2008
	Cost	Unrealized		Fair Value	Cost	Unrealized		Fair Value
		Gains	Losses			Gains	Losses
Available-for-sale:
United States government and agencies	$17	$—	$—	$17	$15	$—	$—	$15
Foreign government securities	31	4	—	35	19	—	—	19
Mortgage and asset-backed securities	22	3	1	24	63	1	—	64
Corporate debt securities and other	25	3	—	28	19	—	—	19

Total debt securities	95	10	1	104	116	1	—	117
Equity securities	23	10	—	33	24	—	—	24

Total available-for-sale	$118	$20	$1	$137	$140	$1	$—	$141

In addition to the securities previously described, securities of $14.7 billion and $4.0 billion with original maturity dates within 90 days of acquisition were classified as cash equivalents at September 30, 2009 and December 31, 2008.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

The following table summarizes the gains and losses on disposal of marketable securities investments (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Sale proceeds	$94	$—	$278	$1,998	$5,139
Realized gains	$4	$—	$3	$16	$44
Realized losses	$2	$—	$10	$61	$84

The following table summarizes the fair value of investments classified as available-for-sale debt securities by contractual maturity at September 30, 2009 (dollars in millions):

	Amortized Cost	Fair Value
Contractual Maturities of Debt Securities
Due in one year or less	$11	$11
Due after one year through five years	38	41
Due after five years through ten years	20	23
Due after ten years	26	29

Total	$95	$104

As discussed previously, we and Old GM held an investment in GMAC Preferred Membership Interests that was recorded on a cost basis in Other Assets at $36 million and $43 million at September 30, 2009 and December 31, 2008. The fair value of this investment was $299 million at December 31, 2008.

Note 16. Restructuring and Other Initiatives

We and Old GM previously executed various restructuring and other initiatives, and we plan to execute additional initiatives in the future, if necessary, in order to preserve adequate liquidity, to align manufacturing capacity and other structural costs with prevailing global automotive production and to improve the utilization of remaining facilities. Prior to the implementation of modified Job Security programs described subsequently, costs for postemployment benefits to hourly employees idled on an other than temporary basis were accrued based on our best estimate of the wage, benefit and other costs to be incurred, and costs related to the temporary idling of employees were generally expensed as incurred.

In accordance with the terms and conditions of the May 16, 2009 Memorandum of Understanding between Old GM and the UAW, the previous JOBS Program was replaced by Supplemental Unemployment Benefit (SUB) and Transitional Support Program (TSP). These Job Security programs provide reduced wages and employees continue to receive coverage under certain employee benefit programs. The number of weeks that an employee receives these benefits depends on the employee’s classification as well as the number of years of service that the employee has accrued. A similar tiered benefit is provided to CAW employees.

As part of achieving and sustaining long-term viability and the viability of our dealer network, it was determined that a reduction in the number of U.S. and Canadian dealerships was necessary. Wind-down agreements have been executed with 2,042 retail dealers as of October 31, 2009. The retail dealers executing wind-down agreements have agreed to terminate their dealer agreements with us prior to October 31, 2010. Our plan is to reduce dealerships in the U.S. to approximately 3,600 to 4,000 by October 31, 2010. A portion of the total wind-down payment was paid to the dealer upon signing the termination agreement and the remainder will either be paid when the dealer has liquidated its new vehicle inventory and complied with other provision of the termination agreement or over time as the dealer sells down its inventory.

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NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

On September 9, 2009, Penske Automotive Group, Inc. announced that it was terminating negotiations with us to acquire the Saturn brand, citing concerns directly related to the future supply of vehicles beyond the supply period negotiated with us. As a result, we will be winding-down the Saturn brand and dealership network in accordance with the wind-down agreements that Saturn dealers have signed.

Estimates of restructuring and other initiative charges are based on information available at the time such charges are recorded. Due to the inherent uncertainty involved, actual amounts paid for such activities may differ from amounts initially recorded. Accordingly, we may record revisions to previous estimates by adjusting previously established reserves.

Refer to Note 17 for asset impairment charges related to our restructuring initiatives and Note 11 for pension and other postretirement benefit charges for more information about our hourly and salaried employee separation initiatives, including special attrition programs.

GM 2009 Activities

The following table summarizes our restructuring reserves and charges by segment, including postemployment benefit reserves and charges in the period July 10, 2009 through September 30, 2009 (dollars in millions):

	Successor
	GMNA	GMIO	Total
Balance at July 10, 2009	$3,700	$482	$4,182
Additions	12	38	50
Interest accretion and other	1	13	14
Payments	(650)	(69)	(719)
Revisions to estimates	(173)	(2)	(175)
Effect of foreign currency	56	22	78

Balance at September 30, 2009	$2,946	$484	$3,430

GMNA recorded charges, interest accretion and other, and revisions to estimates that reduced the restructuring reserves by $160 million in the period July 10, 2009 through September 30, 2009 for separation programs related to the following initiatives:

•

A reduction of the prior accrual by $85 million due to 1,700 terminations under the U.S. salaried severance program who irrevocably accepted the 2009 Salaried Window Program that receive special termination benefits.

•	A reduction of the prior accrual by $82 million as a result of recording special termination benefits for 1,000 of the 5,000 employees who accepted the Second 2009 Special Attrition Program.

GMIO recorded charges, interest accretion and other and revisions to estimates of $49 million in the period July 10, 2009 through September 30, 2009, which includes separation charges of $25 million related to restructuring programs in Australia for salaried and hourly employees.

The following table summarizes GMNA’s restructuring reserves related to retail dealer wind-down agreements in the period July 10, 2009 through September 30, 2009 (dollars in millions):

	Successor
	U.S.	Canada	Total
Balance at July 10, 2009	$398	$118	$516
Additions	161	20	181
Payments	(107)	(52)	(159)

Balance at September 30, 2009	$452	$86	$538

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Old GM 2009 Activities

The following table summarizes Old GM’s restructuring reserves and charges by segment, including postemployment benefit reserves and charges in the period January 1, 2009 through July 9, 2009 (dollars in millions):

	Predecessor
	GMNA	GMIO	Total
Balance at December 31, 2008	$2,456	$526	$2,982
Additions	2,514	85	2,599
Interest accretion and other	13	12	25
Payments	(1,028)	(156)	(1,184)
Revisions to estimates	(305)	10	(295)
Effect of foreign currency	50	5	55

Balance at July 9, 2009	$3,700	$482	$4,182

GMNA recorded charges, interest accretion and other and revisions to estimates of $2.2 billion in the period January 1, 2009 through July 9, 2009 for separation programs related to the following initiatives:

•

Postemployment benefit charges in the United States of $839 million related to 13,000 hourly employees who participated in the 2009 Special Attrition Programs, including the cost of subsequent program enhancements.

•	SUB and TSP related charges in the United States of $1.4 billion.

•	Separation charges of $250 million for a U.S. salaried severance program to allow 6,000 terminated employees to receive ongoing wages and benefits for no longer than 12 months.

•	Postemployment benefit charges in Canada of $38 million related to 300 hourly employees who participated in the Oshawa Special Attrition Program.

•

Interest accretion and other of $13 million and revisions to estimates of $305 million to decrease the reserve, primarily related to the suspension of the JOBS Program and reductions to the reserve for estimated future wages and benefits due to employees who participated in the 2009 Special Attrition Program.

GMIO recorded charges, interest accretion and other and revisions to estimates of $107 million in the period January 1, 2009 through July 9, 2009 for separation programs related to the following initiatives:

•	Separation charges of $35 million in Europe related to early retirement programs and additional liability adjustments, primarily in Germany.

•	Separation charges of $48 million related to voluntary and involuntary separation programs in South America affecting 3,300 salaried and hourly employees.

•	Separation charges in Australia of $19 million related to a facility idling. The program affects employees who will leave through December 2009.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

The following table summarizes GMNA’s restructuring reserves related to retail dealer wind-down agreements in the period January 1, 2009 through July 9, 2009 (dollars in millions):

	Predecessor
	U.S.	Canada	Total
Additions	$398	$120	$518
Payments	—	(2)	(2)

Balance at July 9, 2009	$398	$118	$516

Old GM 2008 Activities

The following table summarizes Old GM’s restructuring reserves and charges by segment, including postemployment benefit reserves and charges in the three months ended September 30, 2008 (dollars in millions):

	Predecessor
	GMNA	GMIO	Total
Balance at June 30, 2008	$1,789	$642	$2,431
Additions	527	51	578
Interest accretion and other	13	15	28
Payments	(304)	(79)	(383)
Revisions to estimates	129	1	130
Effect of foreign currency	(25)	(57)	(82)

Balance at September 30, 2008	$2,129	$573	$2,702

The following table summarizes Old GM’s restructuring reserves and charges by segment, including postemployment benefit reserves and charges in the nine months ended September 30, 2008 (dollars in millions):

	Predecessor
	GMNA	GMIO	Total
Balance at December 31, 2007	$868	$584	$1,452
Additions	1,862	334	2,196
Interest accretion and other	26	37	63
Payments	(632)	(338)	(970)
Revisions to estimates	46	(23)	23
Effect of foreign currency	(41)	(21)	(62)

Balance at September 30, 2008	$2,129	$573	$2,702

GMNA recorded charges, interest accretion and other and revisions to estimates of $669 million and $1.9 billion in the three and nine months ended September 30, 2008 primarily due to postemployment benefit costs of $516 million and $1.8 billion in the three and nine months ended September 30, 2008, which consisted of $470 million and $1.4 billion related to previously announced capacity actions and $46 million and $407 million due to the 2008 Special Attrition Programs. At September 30, 2008, the postemployment benefit reserve reflected estimated future wages and benefits for 15,700 employees at idled or to be idled facilities and 3,200 employees subject to various attrition programs announced in 2008.

GMIO recorded charges, interest accretion and other and revisions to estimates of $67 million and $348 million in the three and nine months ended September 30, 2008 for separation programs including the following initiatives:

•

Separation charges in Germany of $22 million and $122 million in the three and nine months ended September 30, 2008. These charges and adjustments were primarily related to early retirement programs, along with additional minor separations.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

•	Separation charges in Belgium of $2 million and $82 million in the three and nine months ended September 30, 2008 related to previously announced programs.

•	Separation charges of $5 million and $27 million in the three and nine months ended September 30, 2008 related to previously announced programs in France, Sweden, the United Kingdom and Portugal.

•

Separation charges of $9 million and $70 million in the three and nine months ended September 30, 2008 related to a previously announced facility idling and a salaried employee early retirement program in Australia.

•	Separation charges of $23 million and $29 million in the three and nine months ended September 30, 2008 in South Africa and Chile.

Note 17. Impairments

The carrying amount of long-lived assets to be held and used is periodically reviewed when events and circumstances warrant and in conjunction with the annual business planning cycle. If the carrying amount of a long-lived asset or asset group is considered impaired, an impairment charge is recorded for the amount by which the carrying amount exceeds fair value. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Product-specific assets may become impaired as a result of declines in profitability due to changes in volume, pricing or costs. Fair value adjustments resulting from asset and liability valuations will be recorded as part of fresh-start reporting. Refer to Note 2. Refer to Note 16 for additional detail on restructuring and other initiatives.

Equipment on operating leases is comprised of vehicle leases to retail customers with original lease terms of up to 48 months and vehicles leased to rental car companies, with lease terms which average 11 months or less.

The carrying amount of equipment on operating leases is periodically reviewed for impairment when events and circumstances warrant. Residual values for equipment on operating leases are determined based on current auction proceeds in the United States and Canada and forecasted auction proceeds outside of the United States and Canada when there is a reliable basis to make such a determination. If the carrying amount is considered impaired, an impairment charge is recorded for the amount by which the carrying amount exceeds the fair value. Fair value is determined primarily using the anticipated cash flows, including estimated residual values, discounted at a rate commensurate with the risk involved. Impairment charges are recorded in Cost of sales. The effects of impairments, if any in the periods July 10, 2009 through September 30, 2009 and July 1, 2009 through July 9, 2009 have not been recorded. Fair value adjustments resulting from asset and liability valuations will be recorded as part of fresh-start reporting. Refer to Note 2.

The following table summarizes impairment charges (dollars in millions):

	Predecessor
	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Long-lived and other asset impairments	$625	$1	$29
Impairments related to Equipment on operating leases, net	$55	$—	$271

Total impairment charges	$680	$1	$300

Old GM 2009 Impairments

GMNA recorded long-lived asset impairment charges of $348 million in the period January 1, 2009 through July 9, 2009 due to: (1) $278 million related to product-specific tooling assets, primarily related to the Pontiac G6; (2) $42 million related to cancelled powertrain programs; and (3) $28 million related to the investment in CAMI, which at the time was an equity method investee.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Effective March 1, 2009, Old GM determined that due to changes in contractual arrangements, CAMI became a VIE and Old GM was the primary beneficiary, and therefore CAMI was consolidated. GMNA also recorded impairment charges of $11 million related to equipment on operating leases comprised of vehicles leased to rental car companies.

GMIO recorded long-lived asset impairment charges of $277 million in the period January 1, 2009 through July 9, 2009 of $247 million related to Saab 9-5 product-specific tooling assets and $22 million related to the Pontiac G8. GMIO also recorded impairment charges of $28 million related to equipment on operating leases comprised of vehicles leased to rental car companies in its Europe operations.

Old GM recorded impairment charges of $16 million in the period January 1, 2009 through July 9, 2009 related to equipment on operating leases comprised of vehicle leases to retail customers.

Old GM 2008 Impairments

Old GM recorded impairment charges of $271 million in the nine months ended September 30, 2008 related to the portfolio of equipment on operating leases as the residual values of sport utility vehicles and fullsize pick-up trucks experienced a sudden and significant decline as a result of a shift in customer preference to passenger cars and crossover vehicles and away from sport utility vehicles and fullsize pick-up trucks.

GMIO recorded long-lived asset impairment charges of $29 million in the nine months ended September 30, 2008 of which $28  million was related to restructuring initiatives at GM Holden.

Note 18. Transactions with GMAC

Old GM entered into various operating and financing arrangements with GMAC as more fully described in Old GM’s 2008 10-K as updated by the Form 8-K filed by Old GM on May 14, 2009. As part of the 363 Sale, we have assumed the terms and conditions of these agreements. The following tables describe the financial statement effects of these agreements (dollars in millions):

	Successor	Predecessor
	September 30, 2009	December 31, 2008
Marketing incentives and operating lease residuals
Residual support programs
Liabilities recorded	$456	$705
Maximum obligation	$1,249	$1,432
Risk sharing
Liabilities recorded	$451	$1,233
Maximum amount guaranteed	$1,491	$1,724
Equipment on operating leases transferred to Old GM by GMAC (a)	$35	$35
Vehicle repurchase obligations (b)
Maximum obligations	$9,034	$19,836
Fair value of guarantee	$—	$8

(a)	In November 2006, GMAC transferred equipment on operating leases to Old GM, along with related debt and other assets which we purchased and assumed in conjunction with the 363 Sale. GMAC retained an investment in a note, which is secured by the equipment on operating leases transferred.

(b)	In November 2008, Old GM and GMAC agreed to expand Old GM’s repurchase obligations for GMAC financed inventory at certain dealers in the United States and Canada. The maximum potential amount of future payments we could be required to make under this guarantee would be based on the repurchase value of total eligible vehicles financed by GMAC in dealer stock. Repurchase obligations include GMAC financed inventory at dealers in Europe, Brazil and certain other countries. The total exposure of repurchased vehicles would be reduced to the extent we are able to resell the vehicles to another dealer. The fair value of the guarantee considers the likelihood of dealers terminating and the estimated loss exposure for the ultimate disposition of vehicles.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Marketing incentives and operating lease residual payments (a)	$377	$—	$579	$1,091	$3,079
Exclusivity fee revenue	$23	$2	$52	$26	$79
Royalty income	$3	$—	$8	$4	$12

(a)	Payments to GMAC related to U.S. marketing incentive and operating lease residual programs.

Managerial Balance Sheet

The following table summarizes the Managerial balance sheet effects of transactions with GMAC (dollars in millions):

	Successor	Predecessor
	September 30, 2009	December 31, 2008
Assets
Accounts and notes receivable, net (a)	$380	$661
Restricted cash and investments (b)	$524	$481
Other assets (c)	$26	$3
Liabilities
Accounts payable (d)	$89	$294
Short-term debt and current portion of long-term debt (e)	$1,100	$2,295
Accrued expenses and other liabilities (f)	$937	$1,958
Long-term debt (g)	$60	$101

(a)	Represents wholesale settlements due from GMAC, amounts owed by GMAC with respect to Equipment on operating leases, net transferred to Old GM and subsequently purchased by us, and receivables for exclusivity fees and royalties.

(b)	Represents certificates of deposit purchased from GMAC.

(c)	Primarily represents distributions due from GMAC on the Preferred Membership Interests.

(d)	Primarily represents amounts billed to us and Old GM and payable related to incentive programs.

(e)	Represents wholesale financing, sales of receivable transactions and the short-term portion of term loans provided to certain dealerships which Old GM owned and which we subsequently purchased or in which we have and Old GM had an equity interest. In addition, it includes borrowing arrangements with GMIO locations and arrangements related to GMAC’s funding of company-owned vehicles, rental car vehicles awaiting sale at auction and funding of the sale of vehicles to which title is retained while the vehicles are consigned to GMAC or dealers, primarily in the United Kingdom. Financing remains outstanding until the title is transferred to the dealers. This amount also includes the short-term portion of a note related to Equipment on operating leases, net.

(f)	Primarily represents accruals for marketing incentives on vehicles which are sold, or anticipated to be sold, to customers or dealers and financed by GMAC in North America. This includes the estimated amount of residual support accrued under the residual support and risk sharing programs, rate support under the interest rate support programs, operating lease and finance receivable capitalized cost reduction incentives paid to GMAC to reduce the capitalized cost in automotive lease contracts and retail automotive contracts, and amounts owed under lease pull-ahead programs. In addition it includes interest accrued on the transactions in (e) above.

(g)	Primarily represents the long-term portion of term loans from GMAC to certain consolidated dealerships and a note payable with respect to Equipment on operating leases, net transferred from GMAC.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Managerial Statement of Operations

The following table summarizes the income statement effects of transactions with GMAC (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Net sales and revenue (a)	$24	$(204)	$(27)	$1,057	$(1,128)
Cost of sales and other expenses (b)	$68	$1	$180	$180	$570
Interest income and other non-operating income, net (c)	$62	$7	$166	$94	$266
Interest expense (d)	$50	$5	$100	$61	$176
Servicing expense (e)	$3	$—	$16	$16	$66
Derivative gains (losses) (f)	$(1)	$—	$(2)	$(4)	$(5)

(a)	Primarily represents the (reduction) or increase in net sales and revenues for marketing incentives on vehicles which are sold, or anticipated to be sold, to customers or dealers and financed by GMAC. This includes the estimated amount of residual support accrued under residual support and risk sharing programs, rate support under the interest rate support programs, operating lease and finance receivable capitalized cost reduction incentives paid to GMAC to reduce the capitalized cost in automotive lease contracts and retail automotive contracts, and costs under lease pull-ahead programs. This amount is offset by net sales for vehicles sold to GMAC for employee and governmental lease programs and third party resale purposes.

(b)	Primarily represents cost of sales on the sale of vehicles to GMAC for employee and governmental lease programs and third party resale purposes. Also includes miscellaneous expenses on services performed by GMAC.

(c)	Represents income on Preferred Membership Interests in GMAC, exclusivity and royalty fee income and reimbursements by GMAC for certain services provided to GMAC. Included in this amount is rental income related to GMAC’s primary executive and administrative offices located in the Renaissance Center in Detroit, Michigan. The lease agreement expires on November 30, 2016.

(d)	Represents interest incurred on term loans, notes payable and wholesale settlements.

(e)	Represents servicing fees paid to GMAC on the automotive leases we and Old GM retained.

(f)	Represents amounts recognized in connection with a derivative transaction entered into with GMAC as the counterparty.

Note 19. Transactions with MLC

At the closing of the 363 Sale on July 10, 2009, we and MLC entered into a Transition Services Agreement (TSA), pursuant to which, among other things, we provide MLC with certain transition services and support functions in connection with their operation and ultimate liquidation in bankruptcy. MLC is required to pay the applicable usage fees specified with respect to various types of services under the TSA. The obligation to provide services under the TSA will terminate on the applicable dates specified in the agreement with respect to each such service, the latest such date being December 31, 2013. Types of services we provide under the TSA include: (1) property management; (2) assistance in idling certain facilities; (3) provisions of access rights and storage of personal property at certain facilities; (4) security; (5) administrative services including accounting, treasury and tax; (6) purchasing; (7) information systems and services support; (8) communication services to the public; and (9) splinter union services including payroll and benefits administration. We will not provide automotive engineering, manufacturing or distribution services, legal services or services covered under the Master Lease Agreement (MLA) or Service and Parts Operation Lease. In addition, under the TSA, we have no obligation to respond to or to address any hazardous material release related to any facility or real property owned or operated by MLC. Services provided by MLC to us under the TSA include: (1) provisions of access rights and storage of personal property at certain facilities; (2) assistance in obtaining certain permits and consents to permit us to own and operate purchased assets after the closing of the 363 Sale; (3) allowing us to manage and exercise our rights under the TSA; and (4) use of certain real estate and equipment while we are in negotiation to assume the leases relating to these certain assets.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Managerial Statement of Operations

The following table summarizes the income statement effects of transactions with MLC (dollars in millions):

Successor
July 10, 2009 Through September 30, 2009
Cost of sales (a)	$21
Interest income and other non-operating income, net	$1

(a)	Primarily related to the purchase of transmissions from a facility in Strasbourg, France, that remained with MLC pursuant the 363 Sale.

Managerial Balance Sheet

The following table summarizes the balance sheet effects of transactions with MLC (dollars in millions):

Successor
September 30, 2009
Accounts and notes receivable, net (a)	$17
Other assets	$3
Accounts payable (a)	$48
Accrued expenses and other liabilities	$8

(a)	Primarily related to the sale of component parts and the purchase of transmissions to and from a facility in Strasbourg, France, that remained with MLC pursuant the 363 Sale.

Managerial Cash Flow

The following table summarizes the cash flow effects of transactions with MLC (dollars in millions):

Successor
September 30, 2009
Fees for services provided to MLC	$—
Rental payments to MLC (a)	$9

(a)	Under the MLA, which is contemplated as being a triple net lease, we lease certain facilities from MLC for a term commencing on the closing date and terminating upon the earlier of: (1) 90 days after written notice of termination from us with respect to any facility; or (2) certain outside dates, not later than December 31, 2013, specified with respect to each facility.

Note 20. Segment Reporting

We are engaged primarily in the worldwide development, production and marketing of cars, trucks and parts. We develop, manufacture and market vehicles worldwide through our two segments: GMNA and GMIO. In order to streamline our business and speed our decision making processes, in 2009 we revised the operational structure by combining the former Europe, Latin America/Africa/Middle East and Asia Pacific segments into one segment, GMIO. We have eliminated our former regional president positions and the regional strategy boards, as well as two senior leadership forums, the Automotive Strategy Board and the Automotive Product Board. We have instituted a single, smaller executive committee, which meets more frequently and focuses on business results, products, brands and customers. Certain reclassifications were made to the predecessor information to conform to the current presentation.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Substantially all of our cars, trucks and parts are marketed through retail dealers in North America, and through distributors and dealers outside of North America, the substantial majority of which are independently owned.

In addition to the products we sell to our dealers for consumer retail sales, we also sell cars and trucks to fleet customers, including daily rental car companies, commercial fleet customers, leasing companies and governments. Sales to fleet customers are completed through our network of dealers and in some cases directly by us. Our retail and fleet customers can obtain a wide range of aftersale vehicle services and products through our dealer network, such as maintenance, light repairs, collision repairs, vehicle accessories and extended service warranties.

GMNA primarily meets the demands of customers in North America with vehicles developed, manufactured and/or marketed under the following core brands:

• Buick	• Cadillac	• Chevrolet	• GMC

GMIO primarily meets the demands of customers with vehicles developed, manufactured and/or marketed under the following core brands:

• Buick	• Chevrolet	• GMC	• Isuzu

• Cadillac	• Daewoo	• Holden	• Opel

• Vauxhall

At September 30, 2009, we also had equity ownership stakes directly or indirectly through various regional subsidiaries, including GM Daewoo, Shanghai GM, SAIC-GM-Wuling Automobile Co., Ltd. (SGMW), FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM) and CAMI Automotive Inc. These companies design, manufacture and market vehicles under the following brands:

• Buick	• Chevrolet	• GMC	• Wuling

• Cadillac	• Daewoo	• Holden	• FAW

Corporate and Other includes two special purpose entities holding automotive leases previously owned by GMAC and its affiliates that Old GM retained and we purchased as part of the 363 Sale, the elimination of intersegment transactions between our segments and Corporate and Other, certain nonsegment specific revenues and expenses, including costs related to postretirement benefits for Delphi and other retirees, and certain corporate activities.

All intersegment balances and transactions have been eliminated in consolidation.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

The following tables summarize key financial information by segment (dollars in millions):

	Successor
	GMNA	GMIO	Eliminations	Corporate & Other	Total
At and for the period July 10, 2009 through September 30, 2009
Sales
External customers	$14,839	$11,421	$—	$14	$26,274
Intersegment	280	354	(634)	—	—

Total sales	15,119	11,775	(634)	14	26,274
Other revenue	—	—	—	78	78

Total net sales and revenue	$15,119	$11,775	$(634)	$92	$26,352

Depreciation and amortization	$1,228	$507	$24	$34	$1,793
Equity income (loss), net of tax	$(5)	$217	$—	$—	$212
Income (loss) attributable to common stockholders before interest and income taxes	$(1,144)	$258	$17	$103	$(766)
Interest income	—	—	—	106	106
Interest expense	—	—	—	(356)	(356)

Managerial net income (loss) attributable to common stockholders before income taxes	$(1,144)	$258	$17	$(147)	$(1,016)

Investments in nonconsolidated affiliates	$1,539	$2,248	$(1,544)	$2	$2,245
Total assets	$57,194	$33,889	$(10,229)	$26,597	$107,451
Expenditures for property	$195	$427	$15	$2	$639

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	Predecessor
	GMNA	GMIO	Eliminations	Corporate & Other	Total
At and for the period January 1, 2009 through July 9, 2009
Sales
External customers	$23,508	$23,297	$—	$(19)	$46,786
Intersegment	683	780	(1,463)	—	—

Total sales	24,191	24,077	(1,463)	(19)	46,786
Other revenue	—	—	—	328	328

Total net sales and revenue	$24,191	$24,077	$(1,464)	$309	$47,114

Depreciation and amortization	$4,621	$1,948	$47	$140	$6,756
Equity in income of GMAC	$—	$—	$—	$1,373	$1,373
Equity income (loss), net of tax	$(59)	$337	$—	$—	$278
Income (loss) attributable to common stockholders before interest and income taxes	$(11,419)	(3,392)	94	78,879	64,162
Interest income	—	—	—	183	183
Interest expense	—	—	—	(5,428)	(5,428)
Loss on extinguishment of debt	—	—	—	(1,088)	(1,088)

Managerial net income (loss) attributable to common stockholders before income taxes	$(11,419)	$(3,392)	$94	$72,546	$57,829

Investments in nonconsolidated affiliates	$1,474	$1,963	$(1,498)	$5	$1,944
Total assets	$59,696	$29,639	$(9,121)	$23,246	$103,460
Expenditures for property	$2,361	$1,210	$149	$24	$3,744
Significant noncash charges (gains)
Gain on extinguishment of debt	$—	$—	$—	$(906)	$(906)
Loss on extinguishment of UST GMAC Loan	—	—	—	1,994	1,994
Gain on UST GMAC Loan conversion	—	—	—	(2,469)	(2,469)
Impairment of CAMI investment	28	—	—	—	28
Reorganization gains, net (a)	(1,090)	—	(1)	(78,510)	(79,601)
Release of valuation allowances against deferred tax assets	—	—	—	(597)	(597)
Impairment of equipment on operating leases	11	28	—	16	55
Impairment of long-lived assets	320	277	—	—	597

Total significant noncash charges (gains)	$(731)	$305	$(1)	$(80,472)	$(80,899)

(a)	Refer to Note 4 for additional details.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	Predecessor
	GMNA	GMIO	Eliminations	Corporate & Other	Total
At and for the Three Months ended September 30, 2008
Sales
External customers	$21,529	$15,974	$—	$—	$37,503
Intersegment	1,015	(260)	(755)	—	—

Total sales	22,544	15,714	(755)	—	37,503
Other revenue	—	—	—	305	305

Total net sales and revenue	$22,544	$15,714	$(755)	$305	$37,808

Depreciation and amortization	$1,255	$659	$16	$38	$1,968
Equity in loss of GMAC	$—	$—	$—	$(1,235)	$(1,235)
Equity income (loss), net of tax	$(22)	$71	$—	$1	$50
Income (loss) attributable to common stockholders before interest and income taxes	$(115)	$(476)	$(61)	$(1,388)	$(2,040)
Interest income	—	—	—	108	108
Interest expense	—	—	—	(595)	(595)
Gain on extinguishment of debt	—	—	—	43	43

Managerial net income (loss) attributable to common stockholders before income taxes	$(115)	$(476)	$(61)	$(1,832)	$(2,484)

Investments in nonconsolidated affiliates	$539	$1,774	$—	$1,987	$4,300
Total assets	$79,162	$46,191	$(10,651)	$(4,316)	$110,386
Expenditures for property	$625	$751	$10	$16	$1,402
Significant noncash charges (gains)
Net curtailment gain related to finalization of Settlement Agreement	$(3,684)	$—	$—	$(1,217)	$(4,901)
Impairment of GMAC Preferred Membership Interests	—	—	—	251	251
Gain on extinguishment of debt	—	—	—	(43)	(43)
Salaried post-65 healthcare settlement	1,172	—	—	532	1,704

Total significant noncash charges (gains)	$(2,512)	$—	$—	$(477)	$(2,989)

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

	Predecessor
	GMNA	GMIO	Eliminations	Corporate & Other	Total
For the Nine Months ended September 30, 2008
Sales
External customers	$64,579	$52,541	$—	$—	$117,120
Intersegment	2,328	3,987	(6,315)	—	—

Total sales	66,907	56,528	(6,315)	—	117,120
Other revenue	—	—	—	1,081	1,081

Total net sales and revenue	$66,907	$56,528	$(6,315)	$1,081	$118,201

Depreciation and amortization	$3,759	$2,146	$45	$559	$6,509
Equity in loss of GMAC	$—	$—	$—	$(4,777)	$(4,777)
Equity income (loss), net of tax	$(48)	$357	$—	$1	$310
Income (loss) attributable to common stockholders before interest and income, taxes	$(9,493)	$720	$(69)	$(9,909)	$(18,751)
Interest income	—	—	—	553	553
Interest expense	—	—	—	(2,217)	(2,217)
Gain on extinguishment of debt	—	54	—	43	97

Net income (loss) attributable to common stockholders before income taxes	$(9,493)	$774	$(69)	$(11,530)	$(20,318)

Expenditures for property	$2,957	$1,899	$152	$519	$5,527
Significant noncash charges (gains)
Impairment of GMAC Common Membership Interests	$—	$—	$—	$2,036	$2,036
Impairment of GMAC Preferred Membership Interests	—	—	—	1,001	1,001
Net curtailment gain related to finalization of Settlement Agreement	(3,684)	—	—	(1,217)	(4,901)
Salaried post-65 healthcare settlement	1,172	—	—	532	1,704
CAW settlement	340	—	—	—	340
Valuation allowances against deferred tax assets	—	—	—	394	394
Gain on extinguishment of debt	—	(54)	—	(43)	(97)
Impairment of long-lived assets	—	29	—	105	134

Total significant noncash charges (gains)	$(2,172)	$(25)	$—	$2,808	$611

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Note 21. Subsequent Events

We evaluated events that have occurred through November 16, 2009 (the date of the filing of this Form 8-K).

Delphi Master Disposition Agreement

On October 6, 2009, we consummated the transaction contemplated by the DMDA with Delphi, DIP HOLDCO, Old GM and other sellers and other buyers that are party thereto.

We funded the acquisitions and settlements through net cash payments of $2.7 billion, which were funded from restricted cash (UST escrow account). Of this amount, $1.7 billion was paid to DIP HOLDCO, $1.0 billion was paid to settle certain Delphi obligations and $70 million was paid to the PBGC. We also waived amounts outstanding under the credit and payment terms acceleration agreements. Refer to Note 8.

The $2.7 billion paid will be allocated to our Class A Membership Interest in DIP HOLDCO, the global steering business, the four domestic facilities, and the partial settlement of existing obligations, including amounts owed to the PBGC, based on their estimated fair values. We currently are in the process of determining the estimated fair values of these units of accounting. The terms of the DMDA provided a means for Delphi to emerge from bankruptcy and to effectively serve its customers by focusing on its core business. The DMDA also enables us to access essential components and steering technologies through the business that we acquired.

Holding Company Reorganization

On October 19, 2009, we completed our holding company reorganization (Reorganization) to implement a new holding company structure that is intended to provide greater financial and organizational flexibility. In connection with the Reorganization, all of the outstanding shares of common stock and Series A Preferred Stock in our previous legal entity were exchanged on a one-for-one basis for new shares of our common stock and Series A Preferred Stock. These new securities have the same economic terms and provisions as the securities for which they were exchanged and are held by our securityholders in the same class evidencing the same proportional interest in us as the securityholders held prior to the exchange.

In addition, in connection with the Reorganization, we entered into amended and restated warrant agreements and a Stockholders Agreement dated as of October 15, 2009, which are substantially identical to our prior warrant agreements and Stockholders Agreement dated as of July 10, 2009. Also in connection with the Reorganization, GMCL entered into an amendment (Canadian Loan Amendment) to the Canadian Loan Agreement. The Canadian Loan Amendment permitted the Reorganization and made certain other modifications to reflect our post-Reorganization corporate structure. The Canadian Loan Amendment also incorporated certain amendments made to the UST Credit Agreement and VEBA Note Agreement in August 2009 so that certain representations about the collateral and disclosure of information, affirmative covenants with respect to financial reporting and notice of investments, negative covenants with respect to incurrence of indebtedness, fundamental changes and agreements restricting liens on assets and events of default are consistent with those in the UST Credit Agreement and the VEBA Note Agreement. Certain of the representations, covenants and defaults applicable to us under the UST Credit Agreement and the VEBA Note Agreement would be applicable to us under the Canadian Loan Agreement. We also entered into an assignment and assumption agreement and third amendment to the UST Credit Agreement and an assignment and assumption agreement and second amendment to the VEBA Note Agreement in connection with the Reorganization. Pursuant to the respective assignment and amendment agreements, the UST Credit Agreement and the VEBA Note Agreement were amended to reflect our post-Reorganization corporate structure.

Participation in GM Daewoo Equity Rights Offering

On October 27, 2009, we completed our participation in an equity rights offering in GM Daewoo Auto & Technology Co. (GM Daewoo), a majority-owned and consolidated subsidiary, for KRW 491 billion (approximately $417 million). As a result of the participation in the equity rights offering, our ownership interest in GM Daewoo increased from 50.9% to 70.1%. Funds from our unrestricted cash were utilized for this acquisition. GM Daewoo plans to use the proceeds for general corporate purposes, including funding the repayment of maturing debt.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED MANAGERIAL FINANCIAL STATEMENTS — (Continued)

(Not audited or reviewed)

Executive Compensation

On November 3, 2009, we, with the concurrence of the Special Master for TARP Executive Compensation, approved the 2009 Long-Term Incentive Plan. Under the 2009 Long-Term Incentive Plan, target awards are subject to adjustment at the conclusion of the performance period based on the achievement of pre-established performance measures. Awards for Top 25 employees are subject to forfeiture until occurrence of the later of three conditions: repayment of aggregate financial assistance, achievement of the third anniversary of the grant date, and successful initial public offering of GM stock. Upon vesting, payment will coincide with and be contingent upon the repayment of each 25% of aggregate financial assistance.

In addition, on November 3, 2009, the Special Master for TARP Executive Compensation concurred with a previously approved 2009 Salary Stock Plan for our top 25 senior executive officers and highly compensated employees. Under the 2009 Salary Stock Plan, a portion of each of our top 25 employee’s total annual compensation will be accrued beginning on each salary payment date and converted to restricted stock units at the end of each quarter. Restricted stock units will be settled ratably in one-third increments commencing at March 31, 2011. Awards are not forfeitable and may be settled in cash, or stock, if settlement occurs after our initial public offering.

Opel/Vauxhall

In spring 2009 Old GM announced that it was seeking a majority investor in Adam Opel, which was a condition to receiving financing from the government of Germany. On November 3, 2009, our Board of Directors elected to retain sole ownership of Adam Opel. We plan to initiate a restructuring of Adam Opel and our European operations. This decision was based on the cost estimates of our restructuring plan being significantly lower than the bids submitted by potential investors in response to Old GM’s solicitation. We plan to present our restructuring plan to the German government and other governments in the near future.

As a result of this decision, our operational structure will be revised when our restructuring plan is finalized, and our GMIO segment, which includes our European operations, will be revised to exclude such operations. This will result in an operational structure that includes three segments: GMNA, GMIO and GME.

Repayment of German Revolving Bridge Facility

On September 30, 2009, Euro 900 million was outstanding under the German Facility (USD $1.3 billion). We have repaid Euro 500 million in November 2009 and anticipate repaying the remaining balance by November 30, 2009.

IUE-CWA and USW Settlement Agreement

On November 12, 2009, the settlement agreement between us and MLC and the IUE-CWA and USW was approved by the U.S. Bankruptcy Court for the Southern District of New York. The approved agreement provides for a measure of retiree health care, life insurance and certain pension benefits to be provided by us to certain retirees represented by these unions. Several additional unions representing MLC hourly retirees joined the IUE/USW settlement agreement with respect to health care and life insurance. Refer to Note 11 for additional information regarding the settlement agreement.

Repayment of UST and EDC Loans

On November 13, 2009, we signed an amendment to the UST Loan Agreement to provide for quarterly repayments of our UST and EDC loans. Under this amendment, we agreed to make quarterly payments of $1.0 billion and $192 million from our escrow funds to the UST and EDC beginning in the fourth quarter of 2009. Consistent with the terms of our original escrow agreement, any excess funds in our escrow account as of June 30, 2010 must be applied towards the repayment of the UST and EDC loans unless we obtain an extension to the escrow agreement from the UST.

In the event of an Initial Public Offering (IPO) of our Company stock, this accelerated payment schedule would be suspended. Balance of the terms remain unchanged versus the original agreement. Any funds remaining in our escrow account after repayment of the loans will be released to us.

We have agreed in principle to execute a similar amendment with the EDC so that the Canadian governments receive a pro rata amount of any payments that are made to the UST under the UST amendment.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Management’s Discussion and Analysis of Managerial Financial Condition and Managerial Results of Operations

This Management’s Discussion and Analysis of Managerial Financial Condition and Managerial Results of Operations (MD&A) should be read in conjunction with the accompanying condensed consolidated managerial financial statements and in conjunction with General Motors Corporation’s (Old GM’s) Annual Report on Form 10-K for the year ended December 31, 2008 (2008 10-K) as filed with the Securities and Exchange Commission (SEC). The 2008 10-K was updated by the Form 8-K filed by Old GM on May 14, 2009 with respect to certain retrospective changes in the organization and presentation of financial information relative to its operating segments and to reflect the retrospective adoption of certain accounting standards.

Our unaudited condensed consolidated managerial financial statements for the period July 10, 2009 to September 30, 2009 are prepared on a basis of accounting other than generally accepted accounting principles. Specifically, they are prepared in a manner consistent with the method that our management uses to assess and measure our operational and financial performance after the 363 Sale, reflect the assets acquired and liabilities assumed using Old GM’s historical cost basis prior to the 363 Sale, do not reflect fresh-start reporting pursuant to Accounting Standards Codification Topic (ASC) 852, “Reorganizations,” uses Old GM’s historical accounting policies with the exception that they do not apply the provisions of ASC 360, “Property, Plant, and Equipment” relating to asset impairments and ASC 715, “Compensation-Retirement Benefits” for the remeasurements of our benefit plans for such items as plan amendments or curtailments.

In addition to excluding those adjustments required by ASC 852, these unaudited condensed consolidated managerial financial statements as of and for the nine months ended September 30, 2009, do not include additional adjustments that are required in order to comply with U.S. GAAP.

These unaudited condensed consolidated managerial financial statements do not comply with U.S. GAAP as they do not incorporate the following adjustments:

Fresh-Start Reporting

The application of fresh-start reporting involves the determination of our business enterprise value and the fair value of our assets and liabilities, with any differences between the values recorded as goodwill. The effect of the application of fresh-start reporting may include, but may not be limited to, the following:

•

Recording intangible assets ascribed to our brands, dealer network, customer lists, and technology, which may be material. The useful lives of the intangible assets must also be determined, and, when calculated and recorded, amortization expense may be material.

•

Adjusting the fair value of our fixed assets, including machinery and equipment and property. The useful lives of the fixed assets must also be determined, and depreciation expense, when recalculated and recorded, may be materially different than depreciation calculated utilizing the historical cost basis of fixed assets owned by Old GM prior to the 363 Sale.

•

Adjusting the fair value of our inventory, including raw materials, work in process and finished goods, which may be materially different than the historical cost basis when owned by Old GM prior to the 363 Sale.

•

The fair value of our non-consolidated affiliates and equity method investees must be determined, which may be materially different from their historical cost basis when owned by Old GM prior to the 363 Sale.

•

Our global pension and Other Postemployment Benefit (OPEB) plans must also be remeasured as of July 10, 2009 due to changes in benefit plans as of that date. Actuarial assumptions must be determined, which may be materially different from those utilized by Old GM prior to the 363 Sale. Our Net periodic pension/OPEB (income) expense, when recalculated and recorded, may be materially different than that recorded by Old GM prior to the 363 Sale.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

•

The fair value of our common and preferred stock must be determined, as well as the fair value of the debt and obligations for which they were exchanged. As these transactions are currently recorded at their carrying amounts, future adjustments to Reorganization gains, net may be material.

•

Recorded amounts in Accumulated other comprehensive income (loss) which primarily relate to pensions and derivative instruments, have been frozen as of July 10, 2009. The application of fresh-start reporting will reset the recorded amount of ($35.6) billion to zero, which will affect Reorganization gains, net by the same amount.

•

Recorded amounts in Capital surplus (principally additional paid-in capital) have not been reset to zero. The application of fresh-start reporting will reset the recorded amount of $17.5 billion to zero, which will affect Reorganization gains, net by the same amount.

•

Recorded amounts in Accumulated deficit have not been reset to zero. Upon finalization of fresh-start reporting, including the finalization of Reorganization gains, net, Accumulated deficit will be reset to zero.

•

The fair value of our debt obligations must be determined. As fair value has not been determined because we have not applied fresh-start reporting, we are not able to present the fair value of our debt in accordance with ASC 825-10.

•

The income tax effects of fresh-start reporting must also be determined, and the appropriate deferred tax assets and/or liabilities recorded. Old GM had recorded substantial valuation allowances against its deferred tax assets, primarily due to its recurring operating losses and a challenging near- and mid-term financial outlook. Fresh-start reporting adjustments to record deferred tax assets and/or liabilities, including corresponding valuation allowances where appropriate, may be material.

Other

We have not recorded certain other adjustments and performed certain procedures which are required in order to comply with U.S. GAAP, including but not limited to the following:

•	Impairment testing was not performed on our fixed assets, as these will be recorded at fair value upon application of fresh-start reporting.

•

Certain liabilities require the completion of detailed studies utilizing historical and estimated information and significant judgment. We have recorded our best estimate of such liabilities although we have not necessarily completed all of our procedures. The completion of these procedures may result in adjustments to our recorded liabilities, which may be material.

•

Due to the complexities of closing our various accounting systems on July 9, 2009, and extracting the assets and liabilities related to the 363 Sale, we continue to analyze the time period in which revenues and expenses were recorded. We have recorded our best estimate of such revenues and expenses in the proper period, although future changes may be material.

•

We continue to analyze the allocation of certain assets and liabilities between us and Old GM at July 10, 2009. We have recorded our best estimate of such allocation, although future changes to this allocation may be material.

These unaudited condensed consolidated managerial financial statements will change when fresh-start reporting is applied and the other adjustments noted previously or that are identified at a later date are applied in accordance with U.S. GAAP. Such changes could and are likely to be material. Further, because these unaudited condensed consolidated managerial financial statements have not been prepared in accordance with U.S. GAAP, they have limitations, are not comparable to similarly titled financial statements of other companies and should not be considered as a substitute for financial statements prepared in accordance with U.S. GAAP or other measures of performance or liquidity prepared in accordance with U.S. GAAP.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

These unaudited condensed consolidated managerial financial statements have not been audited or reviewed by our independent auditors and, accordingly, they express no opinion or any other form of assurance on them.

We will file a Form 10-Q for the period ended September 30, 2009 and Form 10-K for the period ending December 31, 2009 with the SEC in 2010 that will include financial statements that comply with U.S. GAAP and the rules and regulations of the SEC.

Use of Estimates in the Preparation of the Financial Statements

Our unaudited condensed consolidated managerial financial statements use significant estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the periods presented. We believe that the accounting estimates employed are currently appropriate and the resulting balances are reasonable and based upon the best information currently available. However, due to the inherent uncertainties in making estimates, which include the future receipt of better information related to such estimates, actual results could differ from the original estimates, requiring adjustments to these balances in future periods. In addition, the accounting policies that we will adopt in connection with fresh-start reporting could also require adjustments to these balances in future periods. Any such adjustments could be material.

OVERVIEW

General Motors Company

General Motors Company was formed by the United States Department of the Treasury (UST) in 2009 originally as a Delaware limited liability company, Vehicle Acquisition Holdings LLC, and subsequently converted to a Delaware corporation, NGMCO, Inc. This company, which on July 10, 2009 acquired substantially all the assets of General Motors Corporation (363 Sale) and changed its name to General Motors Company, is sometimes referred to in this Current Report on Form 8-K for the periods on or subsequent to July 10, 2009 as “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors,” or “GM.” General Motors Corporation is sometimes referred to in this Current Report on Form 8-K, for the periods on or before July 9, 2009, as “Old GM.” On July 10, 2009, following the 363 Sale General Motors Corporation changed its name to Motors Liquidation Company, which is sometimes referred to in this Current Report on Form 8-K, for the periods after July 10, 2009, as “Motors Liquidation” or “MLC.”

We are engaged primarily in the worldwide development, production and marketing of cars, trucks, and parts. We also own a 24.5% equity interest in GMAC, which is accounted for as a cost method investment due to a lack of significant influence over GMAC. GMAC provides a broad range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

MLC Bankruptcy and 363 Sale

On July 10, 2009, we completed the acquisition of substantially all of the assets and assumed certain liabilities of Old GM, and certain of its direct and indirect subsidiaries (collectively, the Sellers). On June 1, 2009, the Sellers filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code (Bankruptcy Code) in the U.S. Bankruptcy Court for the Southern District of New York (Bankruptcy Court). The sale was consummated in accordance with the Amended and Restated Master Sale and Purchase Agreement, dated June 26, 2009, as amended, (Purchase Agreement) between us and the Sellers, and pursuant to the 363 Sale and the Bankruptcy Court’s sale order dated July 5, 2009. MLC continues to exist as a distinct legal entity for the sole purpose of liquidating its remaining assets and liabilities. Prior to July 10, 2009 the business of the Company was operated by Old GM, our predecessor entity for accounting and financial reporting purposes.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

In connection with the closing of the 363 Sale and pursuant to the Purchase Agreement, the purchase price we paid to Old GM equaled the sum of:

•

A credit bid in an amount equal to the total of: (1) $19.8 billion of debt under Old GM’s then existing credit agreement with the United States Department of the Treasury (UST Loan Agreement), plus $1.2 billion of notes issued as additional compensation for the UST Loan Agreement, plus interest on such debt owed as of the closing date of the 363 Sale by Old GM; and; (2) $33.3 billion of debt under Old GM’s debtor-in-possession financing facility (DIP Facility), plus $2.2 billion of notes issued as additional compensation for the DIP Facility, plus interest owed as of the closing date by Old GM, less $8.2 billion of debt owed under the DIP Facility;

•	The UST’s return of the warrants previously issued to it by Old GM;

•

The issuance to MLC of 50 million shares (or 10.0%) of our common stock and warrants to acquire newly issued shares of our common stock initially exercisable for 91 million shares of our common stock (or 15.0% on a fully diluted basis); and

•	The assumption by us of certain specified liabilities of Old GM (including $7.1 billion of debt owed under the DIP Facility).

•

In the event that the total general unsecured claims against Old GM, as determined by the Bankruptcy Court, exceed $35.0 billion, we are required to issue, as an adjustment to the purchase price up to, an additional 2.0% of our common stock Adjustment Shares to MLC based on the extent to which such claims exceed $35.0 billion with the full amount of the Adjustment Shares being payable if such excess amount is greater than or equal to $7.0 billion.

Renewed Business Focus

The formation of General Motors Company, in conjunction with the 363 Sale, has positioned us to achieve profitability with the execution of certain key strategic initiatives. Achieving our goal of returning to profitability includes developing a culture with an increased focus on our customers’ needs and our product quality and design.

Core Brands

Going forward we will focus on four core brands in North America: Chevrolet, Cadillac, Buick, and GMC. We anticipate that these four core brands will have a total of 34 U.S. nameplates by 2010. We believe the focus on four core brands will enable us to allocate more resources to each, resulting in improved product, design, quality and marketing.

Operational Reorganization

In order to promote a new company culture, we have revised our operational structure in order to streamline our business and speed our decision making processes in order to respond to customer needs and market demands faster. We have consolidated our regional reporting segments from four to two consisting of General Motors North America (GMNA), which encompasses our U.S., Canada and Mexico operations, and by combining Europe, Latin America/Africa/Middle East (LAAM) and Asia Pacific segments into one segment, General Motors International Operations (GMIO). We have eliminated our former regional president positions and the regional strategy boards, as well as two senior leadership forums, the Automotive Strategy Board and the Automotive Product Board. We have instituted a single, smaller executive committee, which meets more frequently and focuses on business results, products, brands and customers.

We have retained our Corporate and Other segment, which includes our 24.5% equity interest in GMAC, two special purpose entities holding automotive leases previously owned by GMAC and its affiliates that we purchased from Old GM and certain non-segment specific revenues and expenses, including costs related to postretirement benefits for Delphi and other retirees, and certain corporate activities.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Investment in GMAC

As part of the approval process for GMAC to obtain Bank Holding Company status, in December of 2008, Old GM agreed to reduce its ownership in GMAC to less than 10% of the voting and total equity of GMAC by December 24, 2011. At September 30, 2009, our equity ownership in GMAC was 24.5% as subsequently described.

In December 2008, Old GM and FIM Holdings entered into a subscription agreement with GMAC under which each agreed to purchase additional Common Membership Interests in GMAC, and the UST committed to provide Old GM with additional funding in order to purchase the additional interests. In January 2009, Old GM entered into the UST GMAC Loan Agreement pursuant to which it borrowed $884 million and utilized those funds to purchase 190,921 Class B Common Membership Interests of GMAC. The UST GMAC Loan was scheduled to mature on January 16, 2012 and bore interest, payable quarterly, at the same rate of interest as the loans under the UST Loan Agreement (UST Loans). The UST GMAC Loan was secured by Old GM’s Common and Preferred Membership Interests in GMAC. As part of this loan agreement, the UST had the option to convert outstanding amounts into a maximum of 190,921 shares of GMAC’s Class B Common Membership Interests on a prorata basis.

On May 29, 2009, the UST exercised this option, the outstanding principal and interest under the UST GMAC Loan was extinguished, and Old GM recognized a net gain on extinguishment of $483 million. The net gain on extinguishment of debt of $483 million was comprised of a $2.5 billion gain on the disposition of GMAC Common Membership Interests, a $2.0 billion loss on extinguishment of the UST GMAC Loan and a gain of $8 million related to the extinguishment of accrued interest on the UST GMAC Loan. As a result of this exchange, Old GM owned 24.5% of GMAC’s Common Membership Interests. We acquired the GMAC Common and Preferred Membership Interests as part of the 363 Sale. Of our common equity ownership in GMAC, 9.9% is held directly, and pursuant to previous commitments to reduce influence over and ownership in GMAC, 14.6% is held in an independent trust. The trustee, who is independent of us, has the sole authority to vote and is required to dispose of the common equity shares by December 24, 2011.

GMAC converted its status to a C corporation effective June 30, 2009. At that date, the accounting treatment for the investment in GMAC was reevaluated and it was determined that accounting for GMAC as a cost method investment rather than an equity method investee was more appropriate, due to a lack of significant influence over GMAC.

Strategic Initiatives

The execution of certain strategic initiatives is critical in achieving our goal of sustained future profitability. The following provides a summary of these initiatives and significant results and events.

U.S. Automobile Industry and GMNA

Attaining future profitability in our U.S. North American operations is imperative if we are to achieve our profitability, debt reduction and U.S. market share goals.

Vehicles Sales and Market Share

In the nine months ended September 30, 2009, U.S. industry vehicle sales were 7.9 million vehicles, of which our market share was 19.5%. This represents a decline in U.S. industry vehicle sales from 11.0 million vehicles (or 27.6%) and a decline in our market share, which was 22.2% in the corresponding period in 2008.

GM dealers in the United States sold 593,000 and 1.5 million vehicles in the three and nine months ended September 30, 2009, a decline of 28.5% and 36.4% compared to the corresponding periods in 2008. However, GM dealers U.S. quarterly vehicle sales increased from 413,000 vehicles in the three months ended March 31, 2009, to 541,000 vehicles (or 31.1%) in the three months ended June 30, 2009. GM U.S. quarterly vehicle sales increased to 593,000 vehicles (or 9.4%) in the three months ended September 30, 2009 as compared to June 30, 2009 levels. The GM U.S. quarterly vehicle sales increases reflect successful product launches, such as the Chevrolet Camaro, and vehicle sales from our portfolio of fuel efficient vehicles, such as the Chevrolet Aveo and Cobalt and crossovers Equinox and HHR, related to the U.S. government Car Allowance Rebate System (CARS) program.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

In the nine months ended September 30, 2009, our core brands accounted for 85.3% of our total U.S vehicle sales. GM dealers U.S. quarterly core brand vehicle sales increased from 346,000 vehicles in the three months ended March 31, 2009, to 465,000 vehicles (or 34.4%) in the three months ended June 30, 2009. U.S. quarterly core brand vehicle sales increased to 509,000 vehicles (or 9.4%) in the three months ended September 30, 2009 as compared to June 30, 2009 levels. These core brand vehicle sale increases are reflective of the new product launches and the CARS program mentioned previously.

The continuation of this positive trend in U.S. industry and our core brand vehicle sales is critical for us to achieve our profitability, debt reduction, and U.S. market share goals.

Our current U.S. industry vehicle sales assumption for 2009 is 10.5 million vehicles. Our current U.S. vehicle sales assumption for 2009 is 2.1 million vehicles and a market share of 19.8%.

U.S. Salaried and Hourly Headcount Reductions

In February and June of 2009, Old GM announced its intention to reduce U.S salaried headcount by means of the 2009 Salaried Window Program, introduced in June of 2009, the GM Severance Program, other salaried severance programs and involuntary terminations. Through October 31, 2009, we have reduced our U.S. salaried workforce to 24,000 employees from 29,000 employees or (18.0%) at December 31, 2008.

In order to align our U.S. hourly headcount with current production levels, reductions in our U.S. hourly workforce are necessary. Since December 31, 2008, 13,000 U.S. hourly employees have elected to participate in Old GM’s 2009 Special Attrition Program, introduced in February of 2009, and Old GM’s Second 2009 Special Attrition Program, introduced in June of 2009. In the nine months ended September 30, 2009, our U.S. hourly headcount has decreased to 48,000 employees from 62,000 employees (or 23.3%).

Manufacturing Operations Rationalization

We continue to consolidate our U.S. manufacturing operations while maintaining the flexibility to meet increasing 2009 production levels. By the end of 2009, we plan to reduce the number of U.S. manufacturing plants to 41 from 47 in 2008, excluding the component plants recently acquired from Delphi, as more fully described in “Delphi Master Disposition Agreement” in this MD&A.

In the three and nine months ended September 30, 2009, GMNA production was 531,000 vehicles and 1.3 million vehicles. This represents a decrease of 42.0% and 50.8% compared to 915,000 vehicles and 2.6 million vehicles in the same period in 2008. However, 2009 GMNA production levels increased from 371,000 vehicles in the three months ended March 31, 2009 to 395,000 vehicles (or 6.5%) in the three months ended June 30, 2009. GMNA production increased to 531,000 vehicles (or 34.4%) in the three months ended September 30, 2009 as compared to June 30, 2009 production levels. The increase in production levels relate to increased consumer demand for certain of our products such as the Chevrolet Equinox, GMC Terrain and Chevrolet Cobalt.

Our current GMNA production forecast for the three months ending December 31, 2009 is 620,000 vehicles. This represents a decrease of 23.9% compared to 815,000 vehicles in the same period in 2008. However, the GMNA production forecast for the three months ending December 31, 2009 represents a 16.8% increase when compared to production in the three months ended September 30, 2009.

Timely Repayment of Debt

Repayment of UST and EDC Loans

On November 13, 2009, we signed an amendment to the UST Loan Agreement to provide for quarterly repayments of our UST and EDC loans. Under this amendment, we agreed to make quarterly payments of $1.0 billion and $192 million from our escrow funds to the UST and EDC beginning in the fourth quarter of 2009. Consistent with the terms of our original escrow agreement, any excess funds in our escrow account as of June 30, 2010 must be applied towards the repayment of the UST and EDC loans unless we obtain an extension to the escrow agreement from the UST.

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In the event of an Initial Public Offering (IPO) of our Company stock, this accelerated payment schedule would be suspended. Balance of the terms remain unchanged versus the original agreement. Any funds remaining in our escrow account after repayment of the loans will be released to us.

We have agreed in principle to execute a similar amendment with the EDC so that the Canadian governments receive a pro rata amount of any payments that are made to the UST under the UST amendment.

UST Credit Agreement and VEBA Note Agreement

On July 10, 2009, we entered into the UST Credit Agreement and assumed $7.1 billion of debt incurred by Old GM under its debtor-in-possession facility (DIP Facility) and all of Old GM’s obligations with respect to its DIP Facility. Immediately after entering into the UST Credit Agreement, we made a partial pre-payment, reducing the UST Loan principal balance to $6.7 billion. We are required to prepay the UST Loans on a pro rata basis between the UST Loans, VEBA Notes and Canadian Loan (as subsequently defined), in an amount equal to the amount of net cash proceeds received from certain asset dispositions, casualty events, extraordinary receipts and the incurrence of certain debt. We may also voluntarily repay the UST Loans in whole or in part at any time. Proceeds of the UST Credit Agreement of $16.4 billion were deposited in escrow and will be distributed to us at our request upon certain conditions. Any unused amounts in escrow on June 30, 2010 are required to be used to repay the UST Loans and Canadian Loan, unless the UST agrees to an extension, at our request, of up to an additional 12 months to June 30, 2011. The UST Loans and Canadian Loan have been classified as short-term debt based on these terms. Under the UST Credit Agreement we can request a distribution of all or part of the escrow balance or an extension of the date the escrow funds must be applied to prepay the loans. If we make such a request and the UST approves it, we may not be required to use unused amounts in escrow to repay the UST Loans and Canadian Loan within the next 12 months. Once repaid, amounts borrowed under the UST Credit Agreement may not be reborrowed. The UST Credit Agreement matures on July 10, 2015.

On July 10, 2009 upon the completion of the 363 Sale, we entered into the VEBA Note Agreement and issued VEBA Notes of $2.5 billion to the UAW Retiree Medical Benefits Trust (New VEBA). The VEBA Notes and accrued interest are scheduled to be repaid in three equal installments of $1.4 billion on July 15 of 2013, 2015, and 2017.

The UST Credit Agreement and the VEBA Note Agreement contain various representations and warranties that we made on the effective date and, with respect to the UST Credit Agreement, we will be required to make on certain other dates. The UST Credit Agreement and the VEBA Note Agreement also contain various affirmative covenants requiring us to take certain actions and negative covenants restricting our ability to take certain actions. The affirmative covenants impose obligations on us with respect to, among other things:

•	Financial and other reporting to the UST, including periodic confirmation of compliance with certain expense policies;

•	Executive privilege and compensation requirements;

•	Corporate existence;

•	Preservation of the collateral and other property subject to the UST Credit Agreement and VEBA Note Agreement;

•	Payment of taxes; and

•	Compliance with certain laws.

In addition, the affirmative covenants include a vitality commitment, which requires us to use our commercially reasonable best efforts, subject to certain considerations and exceptions, to ensure that the volume of manufacturing conducted in the United States is at least 90% of the level contemplated in our business plan provided to the UST on July 10, 2009.

The negative covenants in the UST Credit Agreement and the VEBA Note Agreement restrict us with respect to, among other things, fundamental changes, liens, restricted payments and restrictions on subsidiary distributions, amendments or waivers of certain documents, negative pledge clauses, use of proceeds from sales of assets and indebtedness. However, both the UST Credit Agreement

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and the VEBA Note Agreement permit us to incur additional indebtedness, including indebtedness secured by a first-priority lien on certain of our assets. If additional indebtedness is in excess of certain amounts of secured and unsecured indebtedness, incurrence of additional indebtedness is subject to meeting a specified maximum consolidated leverage ratio, after giving effect to the incurrence of such indebtedness. If such indebtedness is to be secured by a first-priority lien on certain of our assets, the obligations under the UST Credit Agreement and the VEBA Note Agreement will be restructured to be secured by a second-priority lien on any such assets.

The UST Credit Agreement and the VEBA Note Agreement also contain various events of default (including cross-default provisions) that entitle the UST or the New VEBA to accelerate the repayment of the UST Loans and the VEBA Notes upon the occurrence and continuation of an event of default. The events of default relate to, among other things:

•	Our failure to pay principal or interest on the UST Loans or to make payments on the VEBA Notes;

•	Certain of our domestic subsidiaries’ failure to pay on their guarantees;

•	The failure to pay other amounts due under the loan documents or the secured note documents;

•	The failure to perform the covenants in the loan documents or the secured note documents;

•	The representations and warranties in the UST Credit Agreement or the VEBA Note Agreement being false or misleading in any material respect;

•	Undischarged judgments in excess of $100 million;

•	Certain bankruptcy events;

•	The termination of any loan documents or secured note documents;

•	The invalidity of security interests in our assets;

•	Certain prohibited transactions under the Employee Retirement Income Security Act of 1974 (ERISA), as amended;

•	A change of control;

•	A default under the Canadian Loan Agreement, as discussed later, other than the vitality commitment; and

•

A default under other indebtedness if the default, including a default of the vitality commitment under the Canadian Loan Agreement, results in the holder accelerating the maturity of indebtedness in excess of $100 million in the aggregate.

Canadian Loan Agreement

On July 10, 2009, through our wholly-owned subsidiary General Motors of Canada Limited (GMCL), we entered into the amended and restated Canadian Loan Agreement with Export Development Canada Limited (EDC), a corporation wholly-owned by the government of Canada, and assumed a CAD $1.5 billion (equivalent of USD $1.3 billion when entered into) term loan maturing on July 10, 2015. The Canadian Loan Agreement contains various representations and warranties made by GMCL and the subsidiary guarantors. The Canadian Loan Agreement also contains various affirmative covenants requiring GMCL and the subsidiary guarantors to take certain actions and negative covenants restricting the ability of GMCL and the subsidiary guarantors to take certain actions. The affirmative covenants impose obligations on GMCL and the subsidiary guarantors with respect to, among other things, financial and other reporting to EDC, reporting on and preservation of the collateral pledged in connection with the Canadian Loan Agreement, executive privileges and compensation, restrictions on expenses and compliance with applicable laws. In addition, GMCL has committed, among other things, to meet certain capital and research and development investment levels, and to produce a certain

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percentage (based on North American and/or total United States and Canada production levels) of vehicles and vehicle components in Canada until the later of the date that the amounts outstanding under the Canadian Loan Agreement are paid in full or December 31, 2016.

The negative covenants and various events of default in the Canadian Loan Agreement are similar to the negative covenants under the UST Credit Agreement and the VEBA Note Agreement, as applicable to GMCL and the subsidiary guarantors, and also require GMCL to maintain certain minimum levels of unrestricted cash and cash equivalents and address specific requirements with respect to pension and compensation matters.

German Revolving Bridge Facility

On May 31, 2009, we entered into a revolving bridge facility with the German government and certain German states (German Facility) with a total commitment of up to Euro 1.5 billion (equivalent of USD $2.1 billion when entered into) and maturing November 30, 2009. Undrawn amounts totaled $876 million at September 30, 2009. We are required to prepay the German Facility in an amount equal to the amount of net cash proceeds received from certain asset dispositions, casualty events, extraordinary receipts and the incurrence of certain debt. We may also voluntarily repay the German Facility in whole or in part at any time. Once repaid, amounts borrowed under the German Facility (less amounts prepaid from certain asset dispositions, casualty events, extraordinary receipts and the incurrence of certain debt) may be reborrowed within the availability period, which expires November 24, 2009 and if the facility has not been terminated.

The German Facility contains various representations and warranties made by Adam Opel GmbH (Adam Opel) and certain of its subsidiaries on the effective date. The German Facility also contains various affirmative covenants requiring Adam Opel and certain of its subsidiaries to take certain actions and negative covenants restricting the ability of Adam Opel and certain of its subsidiaries to take certain actions. The affirmative covenants impose obligations on Adam Opel and certain of its subsidiaries with respect to, among other things, financial and other reporting to the German government, reporting on and preservation of the collateral pledged in connection with the German Facility and monthly reporting on the use of the funds provided by the German Facility.

The negative covenants in the German Facility are similar to the negative covenants under the UST Credit Agreement and VEBA Note Agreement.

The German Facility contains various events of default and related cure periods that may accelerate the maturity of the facility. These events of default include, but are not limited to:

•	Failure to pay principal or interest on the facility;

•	Failure to pay other amounts due under the loan documents;

•	The representations and warranties provided as part of the German Facility being false or misleading in any material respect;

•	Failure to comply with the provisions of the German Facility;

•	Default under other indebtedness in excess of Euro 10 million in the aggregate;

•	Certain subsidiaries’ failure to pay on their guarantees;

•	Certain bankruptcy or litigation events;

•	A material change in the assets pledged as collateral;

•	A material change in supply or service contracts, which are necessary to carry on the business; and

•	Failure to perform the covenants in the facility documents.

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Repayment of German Revolving Bridge Facility

On September 30, 2009, Euro 900 million was outstanding under the German Facility (USD $1.3 billion). We have repaid Euro 500 million in November 2009 and anticipate repaying the remaining balance by November 30, 2009.

U.S. Brand Rationalization

As mentioned previously, we will focus our resources in the U.S. on four core brands: Chevrolet, Cadillac, Buick and GMC. We acquired the assets and investments related to these brands as part of the 363 Sale. In connection with the rationalization of our brands, there is no planned investment for Pontiac, and the brand is expected to be phased out by the end of 2010.

HUMMER

On October 9, 2009, we and Tengzhong Heavy Industrial Machinery Co., Ltd (Tengzhong), entered into a definitive agreement pursuant to which Tengzhong, a major industrial machinery group, will acquire an 80% stake in the premium off-road HUMMER brand. A private entrepreneur will hold the remaining 20% stake. Under the terms of the definitive agreement, Tengzhong will acquire the majority ownership of the HUMMER brand, trademark and tradenames, as well as specific intellectual property license rights necessary to manufacture HUMMER vehicles. Tengzhong will also assume the existing dealer agreements relating to HUMMER’s dealership network along with its senior management and operational team. Under the definitive agreement, HUMMER will contract vehicle manufacturing, key components and business services from us during a defined transitional time period. The transaction is subject to customary closing conditions, regulatory approvals and review by government agencies in the U.S. and China.

Saturn

On September 30, 2009, Penske Automotive Group, Inc. announced that it was terminating negotiations with us to acquire the Saturn brand, citing concerns directly related to the future supply of vehicles beyond the supply period negotiated with us. As a result, we will be winding down the Saturn brand and dealership network in accordance with the wind-down agreements that Saturn dealers have signed with us. Pursuant to the terms of the wind-down agreements, the wind-down process will be determined at a future date.

U.S. Dealer Reduction

As part of achieving and sustaining long-term viability and the viability of our dealer network, it was determined that a reduction in the number of U.S. dealerships was necessary. In determining which dealerships would remain in our network, we performed analyses of dealer performance metrics, volumes and consumer satisfaction indexes, and considered other criteria. At September 30, 2009, our U.S. dealer network consisted of 5,860 dealerships. Wind-down agreements have been executed with 1,839 retail dealers as of October 31, 2009. The retail dealers executing wind-down agreements have agreed to terminate their dealer agreements with us prior to October 31, 2010. Our plan is to reduce dealerships in the U.S. to approximately 3,600 to 4,000 in the long-term. However, the U.S. Congress is currently considering a number of measures that are designed to require or incent us to either not terminate some or all of these dealers or increase the compensation paid to those dealers whose relationships are terminated, including a bill entitled the Automobile Dealer Economic Rights Restoration Act that purports to require us to honor the rights of our dealers as they existed prior to the commencement of the Old GM bankruptcy case. If we were required to honor the rights of our dealers as they existed prior to the commencement of the Old GM bankruptcy case, we would be required to negotiate any terminations on an individual basis. We anticipate that negotiating these terminations on an individual basis would require considerable time and expense. In addition, we would be required to comply with a variety of national and state franchise laws, which will limit our flexibility and increase our costs.

To create a strong and viable distribution network for our products, we have assumed a Participation Agreement with each of the remaining dealerships. These Participation Agreements will include performance expectations in the areas of retail sales, new vehicle inventory and facility exclusivity.

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Foreign Restructuring Activities

Saab

On February 20, 2009 Saab filed for protection under the reorganization laws of Sweden in order to reorganize itself into a stand–alone entity. We acquired the investment in Saab as part of the 363 Sale.

On August 18, 2009 we signed a stock purchase agreement with Koenigsegg Group AB regarding the sale of 100% of the shares of Saab. In the next few months the agreement is expected to be finalized. The stock purchase agreement is subject to agreed upon closing conditions, including expected funding commitments from the European Investment Bank and/or other financial institutions, to be guaranteed by the Swedish government, as well as transitional assistance from us. As part of the proposed transaction, we and Saab will continue to share technology and services during a defined time period. This will be managed through licenses and service agreements.

Opel/Vauxhall

In spring 2009 Old GM announced that it was seeking a majority investor in Adam Opel, which was a condition to receiving financing from the government of Germany. On November 3, 2009, our Board of Directors elected to retain sole ownership of Adam Opel. We plan to initiate a restructuring of Adam Opel and our European operations. This decision was based on the cost estimates of our restructuring plan being significantly lower than the bids submitted by potential investors in response to Old GM’s solicitation. We plan to present our restructuring plan to the German government and other governments in the near future.

As a result of this decision, our operational structure will be revised when our restructuring plan is finalized, and our GMIO segment, which includes our European operations, will be revised to exclude such operations. This will result in an operational structure that includes three segments: GMNA, GMIO and GME.

Delphi Master Disposition Agreement

On October 6, 2009, we consummated the transaction contemplated by the Delphi Master Disposition Agreement (DMDA) with Delphi, DIP HOLDCO 3, LLC (DIP HOLDCO), Old GM and other sellers and buyers. The execution of the DMDA provides for the acquisition of Delphi’s global steering business which supplies us and other OEMs with steering systems and columns, and four domestic facilities that manufacture a variety of automotive components, primarily sold to us. The terms of the DMDA provided a means for Delphi to emerge from bankruptcy and to effectively serve its customers by focusing on its core business. The DMDA also enables us to access essential components and steering technologies through the business that we acquired.

We funded the acquisitions and settlements through net cash payments of $2.7 billion, which were funded from restricted cash (UST escrow account). Of this amount, $1.7 billion was paid to DIP HOLDCO, $1.0 billion was paid to settle certain Delphi obligations and $70 million was paid to the Pension Benefits Guarantee Corporation (PBGC). In addition, the terms of the DMDA allows for the waiver of amounts outstanding under the advance and payment terms acceleration agreements.

The $2.7 billion paid will be allocated to our Class A Membership Interest in DIP HOLDCO, the global steering business, the four domestic facilities, and the partial settlement of existing obligations, including amounts owed to the PBGC, based on their estimated fair values. We currently are in the process of determining the estimated fair values of these units of accounting. Detailed terms of the DMDA are subsequently described.

In July 2009, we entered into the DMDA with Delphi and other parties. Several third party investors (collectively the Investors) and us, agreed to acquire substantially all of Delphi’s remaining assets. Certain excluded assets and liabilities will be retained by a Delphi entity to be sold or liquidated. In connection with the DMDA, we agreed to pay or assume Delphi obligations of $1.0 billion related to its senior DIP credit facility, including certain secured hedge transactions, its junior DIP credit facility, and other Delphi obligations, including certain administrative claims. At the closing of the transactions contemplated by the DMDA, we will waive administrative claims associated with our credit agreement with Delphi, and the claims associated with previously transferred pension costs for hourly employees.

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In related agreements, we agreed to acquire, prior to the consummation of the transactions contemplated by the DMDA, all Class A Membership Interests in DIP HOLDCO for $1.7 billion of cash, with the Investors acquiring Class B Membership Interests for $209 million of cash. The Investors will also receive an additional $146 million of Class B Membership Interests in return for contributing a contingent note receivable asset to DIP HOLDCO. We and the Investors also agreed to establish: (1) a secured delayed draw term loan facility for DIP HOLDCO with us committing to provide up to $500 million of loans and the Investors committing to provide up to $500 million of loans; and (2) a $41 million note to be funded at closing by the Investors. The Investors’ commitment to the delayed draw term loan would be reduced by the amounts received by DIP HOLDCO in payment of the $146 million contingent note receivable contribution, up to a maximum reduction of $111 million. In addition, the DMDA will settle outstanding claims and assessments against and from Old GM, us and Delphi, including the termination of the Amended Master Restructuring Agreement with limited exceptions, and establish our ongoing relationship with DIP HOLDCO. We also agreed to continue all existing Delphi supply agreements and purchase orders for GMNA to the end of the related product program, and DIP HOLDCO agreed to provide us with access rights designed to allow us to operate specific sites on defined triggering events to provide us with protection of supply.

In a separate agreement, we, Delphi and the PBGC negotiated an agreement regarding the settlement of PBGC’s claims from the termination of the Delphi pension plans and the release of certain liens with the PBGC against Delphi’s foreign assets. In return the PBGC, will be granted a 100% interest in Class C Membership Interest in DIP HOLDCO which provide for the PBGC to participate in the predefined equity distributions and received a payment of $70 million from us. Under the agreement with the PBGC, we maintain the obligation to provide the difference between pension benefits paid by the PBGC according to regulation and those guaranteed by Old GM and us under the Benefit Guarantee Agreements.

Section 136 Loans

Old GM submitted three applications for Section 136 loans aggregating $10.3 billion from the U.S. Department of Energy’s (DOE) Advanced Technology Vehicles Manufacturing Incentive Program (ATVMIP) prior to March 2009. Based on the findings of the President’s Designee under the UST Loan Agreement in March 2009, the DOE determined that Old GM did not meet the viability requirements for Section 136 loans.

On July 9, 2009, we purchased certain assets of MLC pursuant to Section 363 of the Bankruptcy Code, including the rights to the loan applications submitted to the ATVMIP. Further, we submitted a fourth application in August 2009. Subsequently, the DOE advised us to resubmit a consolidated application including all the four applications submitted earlier and also the Electric Power Steering project acquired from Delphi in October 2009. We submitted the consolidated application in October 2009, which requested an aggregate amount of $14.4 billion of Section 136 Loans. We are currently working with the DOE to support its review of our application and expect to close the loan agreements in 2010. However, there is no assurance that the DOE will approve our loan application within this timeframe or in the amounts requested.

Receivables Program

On March 19, 2009 the UST announced that it will provide up to $5.0 billion in financial assistance to automotive suppliers by guaranteeing or purchasing certain of the receivables payable by us (Receivables Program). On April 3, 2009, GM Supplier Receivables LLC (GM Receivables), a bankruptcy-remote special purpose entity we have established, and the UST entered into various agreements to establish our participation in the Receivables Program. The Receivables Program is expected to operate for up to one year and may, at the UST’s direction, be extended for a longer term.

In order to fund these purchases of receivables and operate the Receivables Program, we can make equity contributions to GM Receivables of up to $125 million, and the UST will loan up to $2.5 billion to GM Receivables.

At September 30, 2009, we have made equity contributions of $55 million and the UST has loaned $290 million to GM Receivables. We do not anticipate making any additional equity contributions.

U.S. and Canadian Government Warranty Programs

In March 2009 the U.S. Government announced that it would create a warranty program pursuant to which a separate bank account would be created and funded to pay for repairs covered by Old GM’s warranty on each new vehicle sold in the United States and

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Mexico during Old GM’s restructuring period. In May 2009, per the terms of the warranty program, GM Warranty LLC, a special purpose entity, was formed to hold the cash contributions and administer the warranty claims. The cash contributions to fund the program were $410 million. Old GM contributed $49 million in cash. The remaining required cash was contributed by the UST as part of a $361 million loan to GM Warranty LLC. On July 10, 2009, as part of the 363 Sale, we assumed the obligations of GM Warranty LLC and we assumed and paid the principal portion of the $361 million loan due to the UST from MLC. The original estimate of the warranty period was March 30, 2009 through July 31, 2009, which was based on a requirement in the administrative agreement of GM Warranty LLC that the UST must approve termination of the warranty program prior to July 31, 2009. The UST allowed repayment of the full amount of the warranty advance on July 10, 2009 effectively terminating the warranty agreement and GM Warranty LLC. Subsequently, the bank accounts of GM Warranty LLC were closed and the cash contribution of $49 million and interest earned to date was repaid to us. A similar program was established in Canada in April 2009 and terminated in September 2009.

Compensatory Arrangements of Certain Officers, Special Attrition Programs, Labor Agreements and Benefit Plan Changes

ITEM 5.0.2 Compensatory Arrangements of Certain Officers

As previously announced, we, with the concurrence of the Special Master for TARP Executive Compensation (Special Master) approved a 2009 Long-Term Incentive Plan and a 2009 Salary Stock Plan.

The Company also established 2009 salary and incentive awards, effective November 1, 2009, for the following named executive officers: Mr. Frederick A. Henderson, President and Chief Executive Officer; Mr. Ray G. Young, Executive Vice President and Chief Financial Officer; and Mr. Nick S. Cyprus, Vice President, Controller, and Chief Accounting Officer.

Mr. Henderson will receive annual cash salary in the amount of $950,000. This represents a reduction of 25% from his previously reduced cash salary of $1,260,000 and a 47% reduction from his cash salary on December 2008. In addition, Mr. Henderson will receive Salary Stock Units in the amount of $2,421,667 and Restricted Stock Units in the amount of $1,815,000.

Mr. Young will receive annual cash salary in the amount of $500,000. This represents a 31% reduction from his previously reduced cash salary of $720,000, and a 44% reduction from his cash salary on December 2008. Mr. Young will also receive Salary Stock Units in the amount of $576,667 and Restricted Stock Units in the amount of $630,000.

Mr. Cyprus will receive annual cash salary in the amount of $500,000. This represents a 4% reduction from his previously reduced cash salary of $522,000, and a 14% reduction from his cash salary on December 2008. Mr. Cyprus will also receive Salary Stock Units in the amount of $316,222 and Restricted Stock Units in the amount of $426,994.

U.S. Hourly Workforce Special Attrition Programs

In February 2009, Old GM announced the 2009 Special Attrition Program for U.S. hourly employees. The 2009 Special Attrition Program offered a cash incentive of $20,000 coupled with a car voucher of $25,000 for individuals who elected to retire or voluntarily terminate employment. In total, 7,000 employees accepted this program resulting in a charge of $296 million recorded in Cost of sales in the three months ended March 31, 2009. These employees represented approximately 11.5% of Old GM’s active hourly employees that participated in the U.S. Hourly Defined Benefit Pension Plan.

In June 2009, Old GM announced the terms and conditions of the Second 2009 Special Attrition Program with higher cash incentives aimed at increasing the participation in the program. In the three months ended June 30, 2009, 800 employees accepted the program. Employees who had previously participated in the 2009 Special Attrition Program received an additional payment equal to the net difference between the cash payments under the original program and the second program. As a result, in the three months ended June 30, 2009 Old GM recorded a charge of $45 million in addition to the $296 million originally recorded, as discussed previously. The Second 2009 Special Attrition Program included terms that the employee must accept within 45 days of the implementation of the program which extended into July. At June 30, 2009, management estimated 6,300 would participate under the program. Old GM recorded a severance charge of $498 million in Cost of sales in the three months ended June 30, 2009, which included the estimated cost of expected enhanced retirement incentives of $83 million.

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In the period July 1, 2009 through July 9, 2009, an additional 180 employees accepted the Second 2009 Special Attrition Program, and Old GM recorded special termination benefits that were not significant.

In the period July 10, 2009 through September 30, 2009, an additional 5,000 employees accepted the Second 2009 Special Attrition Program. As a result, we recognized special termination benefits of $60 million.

Global Salaried Workforce Reductions

In February 2009, Old GM announced its intention to reduce global salaried headcount by 10,000 employees of whom 3,400 would be U.S. based. In June 2009, Old GM announced its intention to further reduce its North American salaried workforce by 5,100 employees of whom 4,000 would be U.S. based salaried employees.

In accordance with the details of the salaried headcount reduction program announced in June 2009, these U.S. headcount reductions were planned to be accomplished through a combination of: (1) voluntary terminations subject to management approval; and (2) involuntary terminations. These reductions were to be accomplished either through the separation program or through the 2009 Salaried Window Program based upon individual eligibility and employee elections made. The identification of affected employees was not made until after the three months ended June 30, 2009. Targeted salaried headcount reductions that did not accept the 2009 Salaried Window Program were to be accomplished through the involuntary severance program. The costs associated with the total targeted headcount reductions expected to terminate under the programs were determined to be probable and estimable severance benefits and, as such, the severance accrual at June 30, 2009 included $158 million as a severance accrual. Refer to Note 16 to the condensed consolidated managerial financial statements.

The employee elections under the 2009 Salaried Window Program determined whether the benefits paid to terminating employees would be severance from operating cash flows or special termination benefits from the U.S. Salaried Defined Benefit Pension Plan and other applicable retirement benefit plans. In the period July 10, 2009 through September 30, 2009, 1,700 salaried employees irrevocably accepted the 2009 Salaried Window Program option. We reduced the severance accrual that had previously been recognized in the three months ended June 30, 2009 by $85 million and recognized special termination benefits of $194 million. Certain other staffing level related actions were announced; however, no additional modifications requiring actuarial valuations have been made, consistent with the previous non-GAAP disclosure.

In February 2009, as part of its global salaried workforce reduction program, Old GM announced its intention to reduce Canadian salaried headcount.

U.S. Salaried Benefits Changes

In February 2009, Old GM reduced Salaried Retiree Life benefits for U.S. salaried employees. Old GM remeasured its U.S. Salaried Retiree Life Insurance plan effective February 1, 2009.

In June 2009, Old GM approved and communicated negative plan amendments associated with the U.S. Salaried Retiree Health Care Program. Effective January 1, 2010, certain coverages will be reduced, and certain cost sharing provisions will increase.

2009 UAW National Agreement Addendum

In February 2009, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) tentatively agreed to an addendum, subject to union ratification, to the 2007 UAW National Agreement that suspended certain compensation and employee benefits available to the UAW employees pursuant to the 2007 UAW National Agreement. The addendum included a provision that enabled the suspension of the Job Opportunity Bank Program (JOBS Program) and reclassification of employees to layoff status eligible for supplemental unemployment benefits which was implemented in the three months ended March 31, 2009 and had a lower cost to Old GM.

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In May 2009, the UAW, the UST and Old GM agreed to a revised UAW Retiree Settlement Agreement relating to the UAW Hourly Retiree Medical Plan and the February 2008 UAW Settlement Agreement (Settlement Agreement) that permanently shifted responsibility for providing retiree health care from Old GM to a new retiree plan (New Plan) funded by the New VEBA. The Revised Settlement Agreement was subject to the successful completion of the 363 Sale. Details of the changes to the agreement are:

•	The Implementation Date changed from January 1, 2010 to the later of December 31, 2009 or the Emergence Date (July 10, 2009);

•	The timing of payments to the New VEBA changed as described subsequently;

•	The form of consideration changed as described subsequently;

•	The contribution of employer securities changed such that they are contributed directly to the New VEBA Trust upon the closing of the 363 Sale on July 10, 2009; and

•	Certain coverages will be eliminated and certain cost sharing provisions will increase.

There has been no change to the timing of our existing internal VEBA asset transfer to the New VEBA Trust in that the internal VEBA asset transfer occurs within 10 business days after December 31, 2009 under both the previous and Revised Settlement Agreements.

The new payment terms to the New VEBA under the Revised Settlement Agreement are:

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$2.5 billion note and accrued interest, at an implied interest rate of 9% per annum, are scheduled to be repaid in three equal installments of $1.4 billion on July 15 of 2013, 2015 and 2017 (At September 30, 2009 this note is not considered outstanding as it does not qualify as a plan asset);

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$6.5 billion of our Series A Preferred Stock that accrues cumulative dividends at 9% per annum (At September 30, 2009 this preferred stock is not considered outstanding as it does not qualify as a plan asset);

•	87,500,000 shares (17.5%) of our common stock (At September 30, 2009 these shares are not considered outstanding as they do not qualify as a plan asset);

•

A warrant to acquire 15,151,515 shares (2.5%) of our common stock at $126.92 per share at any time prior to December 31, 2015 (At September 30, 2009 this warrant is not considered outstanding as it does not qualify as a plan asset);

•	Two years funding of claims costs for individuals that elected the Second 2009 Special Attrition Program; and

•	The existing internal VEBA assets.

Under the terms of the Revised Settlement Agreement, we are released from UAW retiree health care claims incurred after December 31, 2009. All obligations of ours, the New Plan and any other entity or benefit plan of ours for retiree medical benefits for the class and the covered group arising from any agreement between us and the UAW are terminated as of December 31, 2009. Our obligations to the New Plan and the New VEBA are limited to the Revised Settlement Agreement. This Revised Settlement Agreement is irrevocable and eliminates significant risk to us effective December 31, 2009.

The U.S. Hourly Defined Benefit Pension Plan was amended as part of the Settlement Agreement to reflect a flat monthly special lifetime benefit of $66.70 commencing January 1, 2010 to be paid to plan participants to help offset the retiree’s increased costs of monthly contributions required under the terms of the New VEBA (Pension Pass Through). Effective with the 363 Sale, the additional pension flat monthly lifetime benefit was eliminated and will be recognized as a component of the reorganization gain upon completion of fresh-start reporting.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

IUE-CWA and USW Settlement Agreement

On September 10, 2009, we entered into a settlement agreement with MLC, the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers — Communication Workers of America (IUE-CWA), and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (USW). Under the settlement agreement, the IUE-CWA and the USW have, as authorized Bankruptcy Code section 1114 and 1113 representatives, agreed to withdraw and release all claims against us and Old GM relating to retiree health care benefits and basic life insurance benefits. In exchange, IUE-CWA, USW and any additional listed union that agrees to the terms of the settlement agreement will be granted an allowed pre-petition unsecured claim in MLC’s Chapter 11 Proceedings, in the amount of $1.0 billion with respect to retiree health and life insurance benefits for the post-age-65 retirees, post-age-65 surviving spouses and under-age-65 retirees or surviving spouses disqualified for retiree health care benefits from us under the settlement agreement due to Medicare eligibility.

We and MLC have jointly agreed to continue providing retiree health care for eligible IUE-CWA and USW retirees in accordance with the terms of our Health Care Program for Hourly Employees through December 31, 2009. Pursuant to the settlement agreement, we have agreed to assume from MLC the IUE-CWA agreement known as the Moraine Closure Agreement, subject to certain modifications. We have agreed to provide certain retirement health care and life insurance benefits, as well as certain pension benefits, to certain retirees and surviving spouses represented by the IUE-CWA, USW and any additional listed union that agrees to the terms of the settlement agreement.

As part of the settlement agreement with the IUE-CWA and USW discussed previously, we will provide basic life insurance in retirement to eligible IUE-CWA and USW retirees in the maximum fixed amount of $10,000. Retirees whose basic life insurance coverage is below $10,000 will remain at the lower amount. Current active employee members of the IUE-CWA will have basic life insurance in the fixed amount of $10,000 effective upon the date of retirement. As part of the settlement agreement, the IUE-CWA, USW or included members and retirees have agreed that they will not in the future seek to negotiate any modifications or changes to these life insurance coverages we provide.

The settlement agreement is expressly conditioned upon, and does not become effective until approved by the Bankruptcy Court in the Chapter 11 Proceedings of MLC, and such condition had not been achieved at September 30, 2009. The effects of the IUE-CWA and USW settlement agreement described previously were not remeasured at September 30, 2009. Although contractually we currently have no legal obligation to provide IUE-CWA and USW retirees with retiree health care, life insurance and other applicable benefits, we consider that a liability to certain IUE-CWA and USW retirees exists at July 10, 2009. We have recorded the liability associated with the IUE-CWA and USW retiree health care plans, life plans and other effected benefits plans, at July 10, 2009 and September 30, 2009 at the historical cost basis for this obligation that was previously recognized by Old GM.

Delphi Corporation

In July 2009, we entered into a DMDA with Delphi and other parties. Under the DMDA, we agreed to acquire Delphi’s global steering business and four domestic facilities. As a result of the DMDA, active Delphi plan participants at the sites covered by the DMDA are now covered under our comparable counterpart plans as new employees with vesting rights. As part of the DMDA, we also assumed liabilities associated with certain international benefit plans.

Delphi Benefit Guarantee Agreements

In July 2009, Delphi announced that it had entered into an agreement with the PBGC regarding the settlement of PBGC’s claims from the termination of the Delphi pension plans. At the time of the Delphi spin-off, the UAW, IUE-CWA and USW required through the Benefit Guarantee Agreements that in the event that Delphi or its successor companies ceases doing business or becomes subject to financial distress Old GM could be liable if Delphi fails to provide the corresponding benefits at the required level. With respect to pension benefits, the guarantee arises only to the extent the pension benefits provided by Delphi and the PBGC fall short of the guaranteed amount. We are contractually obligated to provide this benefit to eligible UAW plan participants at July 10, 2009. Contractually we currently have no legal obligation to provide IUE-CWA and USW retirees with these benefits, we believe that a liability to certain IUE-CWA and USW retirees for this benefit existed at July 9, 2009.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

In the event that the pension benefits received by a retired covered UAW, IUE-CWA or USW employee from the PBGC, or a combination of the PBGC, Delphi Corporation or another entity are less than what otherwise would have been received by the retired employee from the Delphi Hourly Retirement Plan (Delphi HRP) according to plan terms at July 22, 2009, we will provide supplemental payments to such retired employee so that when combined with the insured pension payments such retired employee will receive pension benefits equal to what otherwise would have been paid by the Delphi HRP according to plan terms. We currently estimate the total liabilities for these pension benefits to be $1.0 billion, and any required pension payments will be made from the U.S. Hourly Defined Benefit Pension Plan.

2009 CAW Agreement

In March 2009, Old GM announced that the members of the Canadian Auto Workers Union (CAW) had ratified the 2009 CAW Agreement intended to reduce manufacturing costs in Canada by closing the competitive gap with transplant automakers in the United States on active employee labor costs and reducing legacy costs through introducing co-payments for healthcare benefits, increasing employee healthcare cost sharing, freezing pension benefits, and eliminating cost of living adjustments to pensions for retired hourly workers. The 2009 CAW Agreement was conditioned on Old GM receiving longer term financial support from the Canadian and Ontario Governments.

GMCL subsequently entered into additional negotiations with the CAW which resulted in a further addendum to the 2008 collective agreement which was ratified by the CAW members in May 2009. In June 2009, the governments of Ontario and Canada agreed to the terms of a loan agreement, approved the GMCL viability plan and provided funding to GMCL. The governmental approvals and funding were conditions precedent to the implementation of the addendum to the 2009 CAW Agreement, and accounting recognition of the addendum was not taken prior to the achievement of these conditions. As a result of these certain changes to the Canadian Hourly Defined Benefit Pension Plan, the CAW Hourly Retiree Healthcare Plan and the CAW Retiree Life Plan and the expectation that the corresponding reduction to operating expense would be significant, the Canadian Hourly Defined Benefit Pension Plan was remeasured at June 1, 2009 with a net increase in the PBO of $340 million resulting primarily from a decrease in the discount rate from 6.75% at December 31, 2008 to 5.65% at June 1, 2009 offset by a reduction to the PBO of $630 million resulting from plan amendments.

As a result of this plan amendment and the expectation that the corresponding reduction to operating expense would be significant, the CAW Hourly Retiree Healthcare Plan and the CAW Retiree Life Plan were remeasured at June 1, 2009. As part of this remeasurement, Old GM utilized a discount rate of 5.90% as compared to the discount rate of 7.00% that was utilized at December 31, 2008 for both the CAW Hourly Retiree Healthcare Plan and the CAW Retiree Life Plan. The remeasurement of the CAW Hourly Retiree Healthcare Plan and CAW Retiree Life Plan resulted in a net decrease in the APBO of $143 million resulting primarily from a decrease in the APBO of $520 million from plan amendments offset by the effect of the reduction in the discount rate. A curtailment gain of $93 million associated with the CAW Hourly Retiree Healthcare Plan was also recorded in the three months ended June 30, 2009 as a result of the termination of the employees from the former Oshawa Truck Facility (Oshawa).

On June 26, 2009, GMCL and the CAW agreed to the terms of an independent Health Care Trust (HCT) to provide retiree health care benefits to certain active and retired employees represented by the CAW. The implementation date of the HCT will be the later of December 31, 2009 or when certain preconditions are achieved including certain changes to the Canadian Income Tax Act. Under the terms of the HCT agreement, GMCL is obligated to make a payment of CAD $1.0 billion on the implementation date which it will fund out of its CAD $1.0 billion escrow funds. GMCL will provide a CAD $800 million note payable to the HCT on the implementation date which will accrue interest at an annual rate of 7.0% with five equal annual installment payments due December 31 of 2014 through 2018. Concurrent with the implementation of the HCT, GMCL will be legally released from all obligations associated with the cost of providing retiree health care benefits to current employees and retired plan participants. As a result of the conditions precedent to this agreement not having yet been achieved, accounting recognition of the HCT was not taken at September 30, 2009.

Other U.S. Benefit Plan Changes Contingent Upon the 363 Sale

In June 2009, Old GM communicated certain changes in benefits for active and retired salaried employees. The changes included a reduction in salaried retiree life insurance to a $10,000 flat benefit. Old GM communicated certain reductions in the supplemental

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

executive retirement benefit plan. These changes were contingent on the successful completion of the 363 Sale which occurred on July 10, 2009. These benefit plan changes will be remeasured as part of fresh-start reporting.

Other Workforce and Benefit Plan Changes

In the six months ended June 30, 2009, GM Mexico executed a series of employment actions related to the reduction in hourly and salaried employees. In the three months ended June 30, 2009 GM Mexico recognized $16 million in settlement and curtailment charges related to the effect of the separation programs on the local pension plans. GM Mexico implemented additional involuntary salaried reductions in Mexico in the second half of 2009, and Old GM recognized an estimated additional $10 million in curtailment expense in the three months ended June 30, 2009 related to these further salaried reductions.

In addition to the actions described previously, certain other Old GM workforce and benefit plan changes occurred in the periods January 1, 2009 through July 9, 2009 some of which resulted in the remeasurement of those affected plans. However, the effect of those remeasurements was not significant.

Certain other workforce and benefit plan changes occurred in the period July 10, 2009 through September 30, 2009. As noted previously, we have not recognized any benefit plan remeasurements during the period July 10, 2009 through September 30, 2009.

Effective October 1, 2009, we reinstated the 4% matching contribution to the U.S. Savings-Stock Purchase Plan. The estimated annual cost associated with the reinstatement of this contribution is $71 million.

Effective January 1, 2010, we will begin to provide U.S. salaried employees with a $1,300 annual health care contribution. The estimated annual cost associated with this contribution is $27 million.

Defined Benefit Pension Plan Contributions

Under the terms of the loan agreement agreed to with the governments of Ontario and Canada, GMCL was required to make total initial contributions of CAD $4.0 billion, CAD $3.3 billion to the Canadian Hourly Defined Benefit Pension Plan and CAD $0.7 billion to the Canadian Salaried Defined Benefit Pension Plan, effective September 2, 2009. Such contributions were made as scheduled. GMCL is required to make five annual contributions of CAD $200 million, payable in monthly installments, beginning on September 1, 2009. The payments will be allocated between the Canadian Hourly Defined Benefit Pension Plan and the Canadian Salaried Defined Benefit Pension Plan as specified in the loan agreement.

We are currently considering making a discretionary contribution to the U.S. Hourly Defined Benefit Pension Plan. This discretionary contribution is being considered to offset the effect of the increase to the PBO of the U.S. Hourly Defined Benefit Pension Plan incurred as a result of the Delphi Benefit Guarantee Agreements being triggered as well as to possibly reduce the projected future cash funding requirements. We are currently evaluating the amount, timing, and form of assets that may be contributed.

Job Security Programs

We and Old GM previously executed various restructuring and other initiatives, and we plan to execute additional initiatives in the future, if needed, in order to preserve adequate liquidity, to align manufacturing capacity and other structural costs with prevailing global automotive production, and to improve the utilization of remaining facilities. In accordance with the terms and conditions of the May 16, 2009 Memorandum of Understanding between Old GM and the UAW, the previous JOBS Program was replaced by Supplemental Unemployment Benefit (SUB) and Transitional Support Program (TSP). These Job Security programs provide reduced wages and employees continue to receive coverage under certain employee benefit programs. The number of weeks that an employee receives these benefits depends on the employee’s classification as well as the number of years of service that the employee has accrued. A similar tiered benefit is provided to CAW employees. In the three months ended June 30, 2009, we recorded liabilities in the U.S. associated with this plan of approximately $1.4 billion.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Consolidated Managerial Results of Operations

(Dollars in millions)

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Net sales and revenue
Sales	$26,274	$1,629	$46,786	$37,503	$117,120
Other revenue	78	8	328	305	1,081

Total net sales and revenue	26,352	1,637	47,114	37,808	118,201

Costs and expenses
Cost of sales	24,765	1,943	57,473	34,521	116,219
Selling, general and administrative expense	2,653	732	6,230	3,251	10,704
Other expenses	(17)	21	1,323	919	5,226

Total costs and expenses	27,401	2,696	65,026	38,691	132,149

Operating loss	(1,049)	(1,059)	(17,912)	(883)	(13,948)
Equity in income (loss) of GMAC	—	—	1,373	(1,235)	(4,777)
Interest expense	(356)	(823)	(5,428)	(595)	(2,217)
Interest income and other non-operating income, net	334	23	827	78	165
Gain (loss) on extinguishment of debt	—	—	(1,088)	43	97
Reorganization gains, net	—	80,720	79,563	—	—

Income (loss) before income taxes and equity income	(1,071)	78,861	57,335	(2,592)	(20,680)
Income tax expense (benefit)	135	(522)	(1,080)	68	1,029
Equity income, net of tax	212	15	278	50	310

Managerial net income (loss)	(994)	79,398	58,693	(2,610)	(21,399)
Less: Net (income) loss attributable to noncontrolling interests	(157)	(40)	216	58	52

Managerial net income (loss) attributable to stockholders	(1,151)	79,358	58,909	(2,552)	(21,347)
Less: Accumulated preferred dividends	146	—	—	—	—

Managerial net income (loss) attributable to common stockholders	$(1,297)	$79,358	$58,909	$(2,552)	$(21,347)

Cost of sales rate (as a % of Sales)	94.3%	119.3%	122.8%	92.0%	99.2%
Net margin from Managerial net income (loss) attributable to common stockholders	(4.9)%	n.m.	125.0%	(6.7)%	(18.1)%

n.m. = not meaningful

Vehicle Sales and Production Volume

Vehicle sales and production volume will not be affected by fresh-start reporting; therefore, in the three and nine months ended September 30, 2009, our vehicle sales and production volume in the period July 10, 2009 through September 30, 2009 are presented with Old GM’s vehicle sales and production volume in the periods July 1, 2009 through July 9, 2009 and January 1, 2009 through July 9, 2009 for comparative purposes.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

The following tables summarize total production volume and industry sales of new motor vehicles and competitive position (in thousands):

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Production Volume (a)
GMNA	531	1,297	915	2,634
GMIO	1,166	3,268	1,124	3,862

Worldwide	1,697	4,565	2,039	6,496

(a)	Production volume represents the number of vehicles manufactured by assembly facilities and also includes vehicles produced by certain joint ventures.

	Three Months Ended September 30, 2009			Nine Months Ended September 30, 2009			Three Months Ended September 30, 2008			Nine Months Ended September 30, 2008
	Industry	GM	GM as a % of Industry	Industry	GM	GM as a % of Industry	Industry	GM	GM as a % of Industry	Industry	GM	GM as a % of Industry
Vehicle Sales (a)(b)(c)
GMNA	3,688	691	18.7%	9,779	1,848	18.9%	4,185	978	23.4%	13,342	2,889	21.7%
GMIO	12,926	1,278	9.9%	37,473	3,676	9.8%	12,110	1,135	9.4%	39,666	3,767	9.5%

Worldwide	16,614	1,969	11.9%	47,252	5,523	11.7%	16,296	2,113	13.0%	53,008	6,656	12.6%

(a)	Vehicle sales primarily represent sales to the ultimate customer.

(b)	Includes Hummer, Saab, Saturn and Pontiac vehicle sales data.

(c)	Vehicle sales data may include rounding differences.

Automotive Industry

In the periods January 1, 2009 through July 9, 2009 and July 10, 2009 through September 30, 2009 and the three and nine months ended 2008, several factors affected global vehicle sales. The continuing tight credit markets, volatile oil prices, high unemployment rates and recessions in the United States and many of our international markets negatively affected industry vehicle sales. In addition, Old GM’s well publicized liquidity issues, public speculation as to the effects of a bankruptcy filing and the actual bankruptcy filing negatively affected our vehicle sales and those of Old GM.

These negative conditions were partially offset by actions taken by several countries and their local governments to improve vehicle sales. In GMIO, several countries lowered interest rates and created programs to provide additional credit to consumers, which had a positive effect on vehicle sales. Countries including China, Brazil and South Korea benefited from effective government economic stimulus packages, and the CARS program initiated by the U.S. government temporarily stimulated vehicle sales in the United States. Although we continue to experience a challenging sales environment due to the global economic slowdown and other factors previously described, China and other key emerging markets are still showing strong sales and market growth.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

July 10, 2009 Through September 30, 2009, July 1, 2009 Through July 9, 2009, January 1, 2009 Through July 9, 2009 and the Three and Nine Months Ended September 30, 2008

(Dollars in millions)

Total Net Sales and Revenue

We do not believe that Net sales and revenue will be materially affected by fresh-start reporting; therefore, in the three and nine months ended September 30, 2009, our Total net sales and revenue in the period July 10, 2009 through September 30, 2009 is presented with Old GM’s Total net sales and revenue in the period July 1, 2009 through July 9, 2009 for comparative purposes.

	Three Months Ended September 30, 2009	Successor	Predecessor		Three Months Ended 2009 vs. 2008 Change
		July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008
					Amount	%
Total net sales and revenue	$27,989	$26,352	$1,637	$37,808	$(9,819)	(26.0)%

	Nine Months Ended September 30, 2009	Successor	Predecessor		Nine Months Ended 2009 vs. 2008 Change
		July 10, 2009 Through September 30, 2009	January 1, 2009 Through July 9, 2009	Nine Months Ended September 30, 2008
					Amount	%
Total net sales and revenue	$73,466	$26,352	$47,114	$118,201	$(44,735)	(37.8)%

In the three and nine months ended September 30, 2009, Total net sales and revenue decreased by $9.8 billion (or 26.0%) and $44.7 billion (or 37.8%). Sales continued to be negatively affected by significantly lower vehicle sales due to the global economic slowdown, tightened credit markets, and low consumer confidence and concerns regarding Old GM’s liquidity issues and bankruptcy filing. Our performance was particularly negatively affected in the United States, our largest market. In the nine months ended September 30, 2009, vehicle sales in the United States decreased by 886,000 vehicles (or 36.4%) from the corresponding period in 2008 and our U.S. market share decreased to 19.5% from 22.2% in the corresponding period in 2008.

Total net sales and revenue was also negatively affected in GMIO, primarily due to unfavorable global economic conditions, lower wholesales volumes in countries except for China, lower exports to GMNA and unfavorable Foreign Currency Translation due to the strengthening of the U.S. dollar against other major currencies. In the nine months ended September 30, 2009, vehicle sales in GMIO decreased by 91,000 (or 2.4%), although GMIO market share increased to 9.8% from 9.5% compared to the corresponding period in 2008, as vehicle sales for the overall industry were affected more significantly by the global economic slowdown. In the nine months ended September 30, 2009, industry vehicle sales in this region decreased by 2,193,000 vehicles (or 5.5%).

Cost of Sales

	Successor		Predecessor
	July 10, 2009 Through September 30, 2009	Percentage of Total net sales and revenue	July 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	January 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	Three Months Ended September 30, 2008	Percentage of Total net sales and revenue	Nine Months Ended September 30, 2008	Percentage of Total net sales and revenue
Cost of sales (a)	$24,765	94.0%	$1,943	118.7%	$57,473	122.0%	$34,521	91.3%	$116,219	98.3%
Gross margin	$1,587	6.0%	$(306)	(18.7)%	$(10,359)	(22.0)%	$3,287	8.7%	$1,982	1.7%

(a)	The main components of Cost of sales are material, labor, manufacturing overhead and freight. Other costs include adjustments related to commodity derivative instruments, foreign currency transaction and translation gains and losses, product engineering, design and development expenses, depreciation and amortization, policy and warranty costs, and separation and impairment charges.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

GM

Cost of sales as a percentage of Total net sales and revenue was:

•

In the period July 10, 2009 through September 30, 2009 – 94.0%. Cost of sales as a percentage of Total net sales and revenue was affected positively due to: (1) lower normal depreciation expense at both GMNA and GMIO, resulting from accelerated depreciation charges recorded on assets at Old GM prior to the 363 Sale; and (2) lower direct costs as a result of cost-cutting initiatives and the restructuring of GMNA operations.

Old GM

Cost of sales as a percentage of Total net sales and revenue was:

•

In the period July 1, 2009 through July 9, 2009 – 118.7%. Cost of sales as a percentage of Total net sales and revenue was affected by normal and extended plant shutdowns at GMNA, which include costs that are periodic in nature and do not vary directly with production volumes.

•

In the period January 1, 2009 through July 9, 2009 – 122.0%. Cost of sales increased as a percentage of Total net sales and revenue due to: (1) overall declines in vehicle sales and Total net sales and revenue that were disproportionate in relation to expenses that are relatively fixed in nature in the short-term; (2) charges at GMNA for accelerated depreciation recorded by Old GM prior to the 363 Sale for facilities included in GMNA’s restructuring plans and for certain facilities that were maintained by MLC; (3) accelerated depreciation charges on certain assets across Europe; (4) the under absorption of manufacturing overhead at GMIO resulting from decreases in sales volumes; (5) Foreign Currency Translation losses in GMNA primarily due to changes in the value of the Canadian dollar and foreign currency transaction losses in Venezuela for the purchase of U.S. dollars; (6) commodity mark-to-market losses at GMNA; and (7) additional charges related to separation programs announced at Old GM in 2009.

•	In the three months ended September 30, 2008 – 91.3%.

•	In the nine months ended September 30, 2008 – 98.3%.

Selling, General and Administrative Expense

	Successor		Predecessor
	July 10, 2009 Through September 30, 2009	Percentage of Total net sales and revenue	July 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	January 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	Three Months Ended September 30, 2008	Percentage of Total net sales and revenue	Nine Months Ended September 30, 2008	Percentage of Total net sales and revenue
Selling, general and administrative expense (a)	$2,653	10.1%	$732	44.7%	$6,230	13.2%	$3,251	8.6%	$10,704	9.1%

(a)	Selling, general and administrative expense includes costs related to support services, including central office expenses, labor and benefit expenses for employees not considered part of the manufacturing process, consulting costs, rental expense for offices, costs related to the advertising, selling and promotion of GM products, bad debt expense and state and local taxes.

GM

Selling, general and administrative expense as a percentage of Total net sales and revenue was:

•	In the period July 10, 2009 through September 30, 2009 – 10.1%.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Old GM

Selling, general and administrative expense as a percentage of Total net sales and revenue was:

•	In the period July 1, 2009 through July 9, 2009 – 44.7%. Selling, general and administrative expense was comprised primarily of charges of $0.4 billion incurred for dealer wind-downs in GMNA.

•

In the period January 1, 2009 through July 9, 2009 – 13.2%. Selling, general and administrative expense as a percentage of Total net sales and revenue was negatively affected by charges of $0.5 billion for dealer wind-downs in the U.S. and Canada, and bad debt charges of $0.2 billion in GMNA due to collectability concerns and lower wholesale volumes in GMIO.

•	In the three months ended September 30, 2008 – 8.6%.

•	In the nine months ended September 30, 2008 – 9.1%.

	Successor		Predecessor
	July 10, 2009 Through September 30, 2009	Percentage of Total net sales and revenue	July 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	January 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	Three Months Ended September 30, 2008	Percentage of Total net sales and revenue	Nine Months Ended September 30, 2008	Percentage of Total net sales and revenue
Other expense, net	$(17)	(0.1)%	$21	1.3%	$1,323	2.8%	$919	2.4%	$5,226	4.4%

GM

Other expenses as a percentage of Total net sales and revenue was:

•	In the period July 10, 2009 through September 30, 2009 – (0.1)%

Old GM

Other expenses as a percentage of Total net sales and revenue was:

•	In the period July 1, 2009 through July 9, 2009 – 1.3%.

•

In the period January 1, 2009 through July 9, 2009 – 2.8%. Other expenses consisted primarily of: (1) ongoing expenses related to the portfolio of automotive leases that were retained in connection with the divestiture of Old GM’s 51% equity interest in GMAC in 2006; and (2) charges of $0.8 billion in GMIO, primarily related to the deconsolidation of Saab. Saab filed for bankruptcy protection under the laws of Sweden in February 2009.

•	In the three months ended September 30, 2008 – 2.4%. Other expenses consisted primarily of $0.7 billion in charges related to the Delphi Benefit Guarantees.

•

In the nine months ended September 30, 2008 – 4.4%. Other expenses consisted primarily of: (1) $4.1 billion in charges related to the Delphi Benefit Guarantees; and (2) ongoing expenses related to the portfolio of automotive leases that were retained in connection with the divestiture of Old GM’s 51% equity interest in GMAC in 2006.

Gain (loss) on Extinguishment of Debt

Old GM

In the period January 1, 2009 through July 9, 2009, Old GM recorded a $1.1 billion Gain (loss) on extinguishment of debt, which was comprised of: (1) a loss of $2.0 billion for the extinguishment of the UST GMAC Loan in May 2009; and (2) a gain on extinguishment of debt of $0.9 billion related to an amendment made to Old GM’s U.S. term loan in March 2009.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Reorganization Gains, net

Old GM

In the period January 1, 2009 through July 9, 2009, Old GM recorded Reorganization gains, net of expenses of $79.6 billion to which were related to Old GM’s reorganization proceedings under the Bankruptcy Code. This amount was comprised of: (1) gains of $29.9 billion for Old GM debt and other liabilities that were not assumed by us in the 363 Sale, including Old GM’s U.S. and foreign currency denominated debt, contingent convertible debt, other unsecured debt obligations of Old GM, accrued interest and Old GM’s asbestos, product and certain environmental liabilities; (2) gains of $27.9 billion due to the conversion of the DIP Facility to equity in GM; (3) $25.7 billion in gains for the conversion of portions of Old GM’s UST and EDC loans to common and preferred equity interest in GM; (4) $2.5 billion of losses associated with the issuance of GM’s common and preferred stock; (5) a $1.0 billion loss on the extinguishment of debt resulting from Old GM’s repayment of its $4.5 billion secured revolving credit facility, its $1.5 billion U.S. term loan, and its $125 million secured credit facility; (6) a $0.4 billion loss on contract rejections and settlements of claims and other gains (losses) resulting from the termination of certain agreements and other settlements in connection with Old GM’s bankruptcy proceedings; and (7) $39 million in professional fees for legal, advisory, consulting and other fees related to the reorganization proceedings.

Reorganization gains, net will be materially affected by our application of fresh-start reporting. Refer to Note 2 to the condensed consolidated managerial financial statements.

Further information on each of our segments is presented later in this MD&A.

Changes in Consolidated Financial Condition

Inventories

•

GMNA – Inventory balances were $3.5 billion and $4.8 billion at September 30, 2009 and December 31, 2008. Inventory levels were affected by lower volumes of vehicles returned from rental car companies, many of which accelerated vehicle returns into the first half of 2009 before Old GM filed for bankruptcy protection. In addition, inventory was also reduced by the CARS program in July and August 2009, which stimulated vehicle sales and reduced the amount of inventories days on hand.

•

GMIO – Inventory balances were $6.4 billion and $8.3 billion at September 30, 2009 and December 31, 2008. Inventories were reduced by progress on initiatives related to inventory reduction, particularly in Europe, Korea, Australia, Venezuela and Chile. In addition, $0.2 billion of inventories at Saab were reclassified to Assets held for sale at September 30, 2009.

Assets Held for Sale

GM

At September 30, 2009, Assets held for sale was $0.5 billion for assets related to Saab. On July 10, 2009, we acquired Old GM’s investment in Saab as part of the 363 Sale. On August 18, 2009 we signed a stock purchase agreement with Koenigsegg Group AB regarding the sale of 100% of the shares of Saab. As a result of our agreement with Koenigsegg Group AB, which we expect to finalize in the next few months, we classified Saab’s assets and liabilities as held for sale at September 30, 2009. Saab’s total Assets held for sale included cash and cash equivalents, inventory and receivables.

Current Equipment on Operating Leases, Net

•

GMNA – Equipment on operating leases, net relates primarily to vehicle sales to daily rental car companies with guaranteed repurchase obligations that are accounted for as operating leases, and was $1.6 billion and $2.5 billion at September 30, 2009 and December 31, 2008. At September 30, 2009 and December 31, 2008, there were 86,000 vehicles and 137,000 vehicles in service related to U.S. daily rental car companies.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

•

GMIO – Equipment on operating leases, net relates primarily to vehicle sales to daily rental car companies with guaranteed repurchase obligations that are accounted for as operating leases, and was $0.6 billion and $0.9 billion at September 30, 2009 and December 31, 2008.

•

Corporate and Other – Equipment on operating leases, net relates to the portfolio of automotive leases that was retained in connection with the divestiture of Old GM’s 51% equity interest in GMAC in 2006 and subsequently purchased by us under the 363 Sale, and was $0.5 billion and $1.8 billion at September 30, 2009 and December 31, 2008. This portfolio is currently liquidating as vehicles are returned from lease and sold at auction. This portfolio is expected to be substantially liquidated by the end of 2010.

Property, Net

•

GMNA – Property, net was $21.6 billion and $25.4 billion at September 30, 2009 and December 31, 2008. In the period January 1, 2009 through July 9, 2009, Old GM recorded $2.2 billion of accelerated depreciation and amortization in GMNA on facilities related to future plant closings and asset impairment charges of $0.3 billion for product-specific tooling assets and cancelled powertrain programs.

•

GMIO – Property, net was $13.0 billion and $13.3 billion at September 30, 2009 and December 31, 2008. In the period January 1, 2009 through July 9, 2009, Old GM recorded $0.7 billion of accelerated depreciation in GMIO on facilities related to future plant closings and long-lived asset impairment charges of $0.3 billion for Saab 9-5 product-specific tooling assets and assets related to the Pontiac G8.

Restricted Cash, Current and Non-current

GM

At September 30, 2009, current restricted cash of $18.0 billion was primarily comprised of: (1) $16.4 billion of funds that were deposited in escrow under the terms of the UST Credit Agreement, which we entered into upon completion of the 363 Sale on July 10, 2009; (2) $0.9 billion of proceeds under the Canadian Loan Agreement, which were deposited in escrow to provide retiree health care benefits to certain active and retired employees represented by the CAW; (3) $0.4 billion of amounts pre-funded related to supplier payments and other third parties, cash held for securitization trusts and other cash collateral requirements; and (4) $0.3 billion related to the UST Receivables Program, in which funds are limited to purchasing eligible account receivables from suppliers that have elected to participate in the program.

At September 30, 2009, non-current restricted cash of $2.3 billion was primarily comprised of amounts pre-funded related to supplier payments and other third parties, cash held for securitization trusts and other cash collateral requirements.

Old GM

At December 31, 2008, non-current restricted cash of $2.6 billion was primarily comprised of amounts pre-funded related to supplier payments and other third parties, cash held for securitization trusts and other cash collateral requirements.

Accounts Payable

GM

Accounts payable was $20.2 billion at September 30, 2009. Changes in accounts payable are correlated, in part, with vehicle sales volume, which drive purchases of materials, freight costs and, in part, advertising expenditures. Our vehicle sales were affected by several factors in the period July 10, 2009 through September 30, 2009. The continuing tight credit markets, increasing unemployment rates and a recession in North America and our largest market, the United States, negatively affected vehicle sales. These negative factors were partially offset by: (1) improved vehicle sales related to the CARS program; and (2) an increase in dealer showroom traffic and related vehicle sales in response to our new 60-Day Satisfaction Guarantee program, which began in early September 2009. In addition, accounts payable are correlated, in part, with capital spending, which we carefully monitor as a result of the current challenges in the automotive industry (primarily in North America).

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Old GM

Accounts payable was $22.3 billion at December 31, 2008. Changes in accounts payable are correlated, in part, with vehicle sales volume, which drive purchases of materials, freight costs and, in part, advertising expenditures. Old GM’s vehicle sales were negatively affected by several factors in late 2008 and the first half of 2009 including continuing tight credit markets, volatile oil prices, increasing unemployment rates and a recession in North America and our largest market, the United States. In addition, Old GM’s well publicized liquidity issues, public speculation as to the effects of a bankruptcy filing and the actual bankruptcy filing negatively affected vehicle sales in North America. In addition, accounts payable are correlated, in part, with capital spending, which Old GM carefully monitored as a result of the challenges in the automotive industry (primarily in North America).

Accrued Expenses

•

GMNA – Accrued expense balances were $16.8 billion and $24.6 billion at September 30, 2009 and December 31, 2008. Favorable vehicle pricing in the period July 10, 2009 to September 30, 2009 has decreased the use of sales incentives. A decrease in the number of vehicles in service to U.S. daily rental car companies yields a corresponding decrease in customer deposits.

•

GMIO – Accrued expense balances were $8.1 billion and $9.5 billion at September 30, 2009 and December 31, 2008. In the period January 1, 2009 through July 9, 2009 Old GM terminated many of its derivative contracts.

Short-term Debt and Long-term Debt

GM

At September 30, 2009, Short-term debt and current portion of long-term debt was $12.8 billion, which was primarily comprised of amounts we assumed under various agreements we entered into or assumed with the U.S., Canadian and German Governments in conjunction with the 363 Sale including: (1) UST Loans of $6.7 billion; (2) Canadian Loan of $1.4 billion; (3) German Revolving Bridge Facility loan of $1.3 billion; and (4) $290 million owed to the UST under the Receivables Program. In addition, we assumed $3.1 billion of secured and unsecured debt obligations (including capital leases) owed by our subsidiaries.

At September 30, 2009, Long-term debt was $4.2 billion, which was primarily comprised of secured and unsecured debt obligations (including capital leases) owed by our subsidiaries.

Old GM

At December 31, 2008, Short-term debt and current portion of long-term debt was $16.9 billion, which was primarily comprised of: (1) $3.8 billion of debt (net of $913 million discount) owed under the UST Loan Agreement; (2) a $4.5 billion secured revolving credit facility; (3) a U.S. term loan of $1.5 billion; (4) the current portion of Old GM’s contingent convertible debt of $976 million and (4) $6.1 billion of secured and unsecured debt obligations (including capital leases) owed by our subsidiaries.

At December 31, 2008, Long-term debt of $29.0 billion was comprised primarily of: (1) unsecured U.S. dollar denominated bonds of $14.9 billion; (2) foreign currency denominated bonds of $4.4 billion; and (3) contingent convertible debt of $6.4 billion (which excludes $976 million classified as current).

As a result of the 363 Sale, Old GM’s unsecured U.S. dollar denominated bonds, foreign currency denominated bonds, contingent convertible debt and certain other debt obligations remained with MLC. Refer to Notes 3, 4 and 9.

In conjunction with Old GM’s Chapter 11 Proceedings, Old GM’s $4.5 billion secured revolving credit facility, $1.5 billion U.S. term loan and $125 million secured credit facility were paid in full on June 30, 2009. Old GM recorded a loss of $958 million on the extinguishments of the debt.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Liabilities Held for Sale

GM

At September 30, 2009, Liabilities held for sale was $0.5 billion for liabilities related to Saab. As discussed previously, we signed a stock purchase agreement with Koegnigsegg Group AB and expect to finalize our sale of Saab in the next few months. At September 30, 2009, Saab’s Liabilities held for sale included accounts payable, warranty and pension obligations and other liabilities.

Postretirement Benefits Other Than Pensions

GM

At September 30, 2009, we had total OPEB obligations of $31.7 billion, of which $1.6 billion was current and the remainder long-term

In May 2009, the UAW, the UST and Old GM agreed to a revised USW Retiree Settlement Agreement relating to the UAW Hourly Retiree Medical Plan and the February 2008 UAW Settlement Agreement that permanently shifted responsibility for providing retiree health care from Old GM to a new retiree plan funded by the New VEBA. The revised Settlement Agreement is irrevocable and eliminates significant risk to us effective December 31, 2009. We expect the Revised Settlement Agreement to significantly reduce our OPEB obligations. Refer to Note 11 to the condensed consolidated managerial financial statements for additional information regarding the Revised Settlement Agreement and the funding of the New VEBA.

As discussed in Notes 2 and 11 to the condensed consolidated managerial financial statements, we have not applied fresh-start reporting or remeasured our various benefit plans. The various benefit plans will be remeasured for the effects of the 2009 Salaried Window Program, Special Attrition Programs, the IUE-CWA and USW Settlement Agreements and the reductions in benefits provided to the salaried workforce as part of fresh-start reporting. The pension obligations and the Net periodic pension/OPEB (income) expense may be materially different than that recorded by Old GM prior to the 363 Sale.

Old GM

At December 31, 2008, Old GM had total OPEB obligations of $32.9 billion, of which $4.0 billion was current and the remainder long-term.

Pensions

GM

At September 30, 2009, we had total pension obligations of $28.0 billion, of which $0.4 billion was current and the remainder long-term.

As discussed in Notes 2 and 11 to the condensed consolidated managerial financial statements, we have not applied fresh-start reporting or remeasured our various benefit plans. The various benefit plans will be remeasured for the effects of the 2009 Salaried Window Program, Special Attrition Programs, the IUE-CWA and USW Settlement Agreements and the reductions in benefits provided to the salaried workforce as part of fresh-start reporting. The pension obligations and the Net periodic pension/OPEB (income) expense may be materially different than that recorded by Old GM prior to the 363 Sale.

Old GM

At December 31, 2008, Old GM had total pension obligations of $25.6 billion, of which $0.4 billion was current and the remainder long-term.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

As discussed in Notes 2 and 11 to the condensed consolidated managerial financial statements, we have not applied fresh-start reporting or remeasured our various benefit plans. The various benefit plans will be remeasured for the effects of the 2009 Salaried Window Program, Special Attrition Programs, the IUE-CWA and USW Settlement Agreements and the reductions in benefits provided to the salaried workforce as part of fresh-start reporting. The pension obligations and the Net periodic pension/OPEB (income) expense may be materially different than that recorded by Old GM prior to the 363 Sale.

Preferred Stock

GM

In connection with the closing of the 363 Sale on July 10, 2009, we issued 83,989,305 shares of our Series A Fixed Rate Cumulative Perpetual Preferred Stock (Series A Preferred Stock) to the UST, 16,101,695 shares of the Series A Preferred Stock to Canada Holdings, and 260,000,000 shares of the Series A Preferred Stock to the New VEBA.

Common Stock

GM

In connection with the closing of the 363 Sale on July 10, 2009, we issued 304,131,356 shares of our common stock to the UST, 58,368,644 share of our common stock to 7176384 Canada Inc., a corporation organized under the laws on Canada (Canada Holdings), 87,500,000 shares of our common stock to the New VEBA and 50,000,000 shares of our common stock to MLC.

Supplemental Categories for Expenses

Management evaluates operational results and makes certain decisions using supplemental categories for variable expenses and nonvariable expenses. Management believes these categories provide useful information and that analysts would also find it beneficial to view the business in a similar manner.

Management believes contribution costs, structural costs and impairment, restructuring and other charges provide meaningful supplemental information regarding expenses because they place expenses into categories that allow assessment of the cost performance of operations. Management uses these categories to evaluate expenses, and believes that these categories allow users to readily view operating trends, perform analytical comparisons, benchmark expenses among segments and assess whether actions taken pursuant to the globalization strategy for reducing costs are on target. Management uses these categories for forecasting purposes, evaluating management and determining future capital investment allocations. Accordingly, management believes these categories are useful to investors and analysts, in allowing for greater transparency of the supplemental information that is used in financial and operational decision-making. These categories of expenses do not include the results of hedging activities with respect to certain commodity prices and foreign currency exchange rates and the effect of foreign currency exchange transaction gains and losses on financial assets and liabilities, which are included in Cost of sales but are analyzed separately.

While management believes that contribution costs, structural costs and impairment, restructuring and other charges provide useful information, there are limitations associated with the use of these categories. Contribution costs, structural costs, impairment, restructuring and other charges may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, these categories have limitations and should not be considered in isolation from, or as a substitute for, other measures such as Cost of sales and Selling, general and administrative expense. Due to these limitations, these categories are used as supplements to Cost of sales and Selling, general and administrative expense.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

The total of contribution costs, structural costs, impairment, restructuring and other charges equals the total of Cost of sales and Selling, general and administrative expense, as summarized subsequently (dollars in billions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Contribution costs	$17.8	$1.3	$33.8	$27.5	$85.6
Structural costs	9.1	0.8	22.0	11.8	37.8
Impairment, restructuring and other charges (b)	0.4	0.4	5.0	(1.8)	3.6
Derivatives and certain foreign currency related items (a)	0.1	0.2	1.7	1.0	(0.2)
Corporate and Other costs	—	—	1.2	(0.7)	0.1

Total (b)	$27.4	$2.7	$63.7	$37.8	$126.9

Cost of sales	$24.8	$2.0	$57.5	$34.5	$116.2
Selling, general and administrative expense	2.6	0.7	6.2	3.3	10.7

Total (b)	$27.4	$2.7	$63.7	$37.8	$126.9

(a)	Derivative and certain foreign currency related items are included in Cost of sales.

(b)	Impairment testing was not performed in the periods July 10, 2009 through September 30, 2009 and July 1, 2009 through July 9, 2009. Refer to Note 2 to the condensed consolidated managerial financial statements.

Contribution Costs

Contribution costs are expenses that are considered to be variable with production. The following table summarizes the amount of contribution costs recorded in Managerial net income (loss) (dollars in billions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Cost of sales (a)	$17.6	$1.3	$33.3	$27.2	$84.8
Selling, general and administrative expense (b)	0.2	—	0.5	0.3	0.8

Total contribution costs	$17.8	$1.3	$33.8	$27.5	$85.6

(a)	These costs were comprised of material cost, freight and policy and warranty expenses.

(b)	These costs were incurred primarily in connection with dealer advertising programs.

GM

In the period July 10, 2009 through September 30, 2009, production at our U.S. assembly plants resumed on a limited basis immediately after the 363 Sale, and production volumes continued to increase over the period to support new product and 2010 model year launches. Factory sales at GMNA exceeded GMIO by the end of September 2009. In the period July 10, 2009 through September 30, 2009, contribution costs of $17.8 billion were affected by the ramp up of GMNA production volumes.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Old GM

In the periods January 1, 2009 through July 9, 2009 and July 1, 2009 through July 9, 2009, contribution costs of $33.8 billion and $1.3 billion were affected by low production levels and low material cost as a result of the mix of production levels at GMNA and GMIO for these periods. Factory sales in GMNA were limited to critical launch vehicles and other popular products as certain assembly plants were idled to align dealer inventory levels with low industry vehicle sales rates. Industry vehicle sales outside North America were low, but recovered gradually over the period. Factory sales in GMIO exceeded factory sales in GMNA in the period January 1, 2009 through July 9, 2009. Production was idled at most of Old GM’s U.S. assembly plants during the U.S. bankruptcy proceedings.

Structural Costs

Structural costs are expenses that do not generally vary with production. Such costs include manufacturing labor, pension and other postemployment benefits (OPEB) costs, engineering expense and marketing related costs. Certain costs related to restructuring and impairments that are included in Cost of sales are excluded from structural costs.

The following table summarizes structural costs recorded in Managerial net income (loss) (dollars in billions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Cost of sales	$7.1	$0.5	$17.7	$8.9	$28.7
Selling, general and administrative expense	2.0	0.3	4.3	2.9	9.1

Total structural costs	$9.1	$0.8	$22.0	$11.8	$37.8

GM

In the period July 10, 2009 through July 10, 2009, structural costs were $9.1 billion. In connection with the 363 Sale, certain of Old GM’s assets and liabilities were retained by MLC. Our structural costs in this period were positively affected by the removal of costs associated with particular assets and liabilities that remained with MLC, including: (1) depreciation and amortization for properties that were not purchased by us; (2) litigation and environmental costs remaining with MLC; (3) rejected and renegotiated property and equipment leases; and (4) other operating expenses, including postemployment benefit costs labor costs in North America, that were removed from the structural cost base.

Old GM

In the periods January 1, 2009 through July 9, 2009 and July 1, 2009 through July 9, 2009, structural costs were $22.0 billion and $0.8 billion. GMNA implemented cash conservation measures to reduce operating costs before and during Old GM’s bankruptcy proceedings. Reductions to Old GM’s manufacturing footprint and changes to restructuring plans resulted in accelerated depreciation and amortization charges recorded for GMNA and GMIO.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Impairment, Restructuring and Other Charges

Certain charges and gains related primarily to restructuring and other initiatives were recorded in Cost of sales. Additional details regarding special attrition programs, restructuring charges and asset impairments are included in Notes 11, 16 and 17 to the condensed consolidated managerial financial statements. Impairment testing was not performed in the periods July 10, 2009 through September 30, 2009 and July 1, 2009 through July 9, 2009. Refer to Note 2 to the condensed consolidated managerial financial statements. The following table summarizes these charges and gains, as defined and used by management (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Special attrition programs	$50	$—	$1,654	$22	$3,500
Restructuring initiatives	50	10	1,862	620	2,017
Asset impairments	—	—	263	—	—
Dealer network restructuring	181	398	518	—	—
Delphi related	112	41	716	—	—
Net curtailment gain	—	—	—	(3,684)	(3,684)
Salaried post-65 healthcare settlement	—	—	—	1,172	1,172
Other	6	—	—	47	584

Total impairment, restructuring and other charges (a)	$399	$449	$5,013	$(1,823)	$3,589

Cost of Sales	$161	$51	$4,236	$(1,823)	$3,589
Selling, general and administrative expense	238	398	777	—	—

Total	$399	$449	$5,013	$(1,823)	$3,589

(a)	Impairment, restructuring and other charges are included in Cost of sales.

GM

The amounts in the period July 10, 2009 through September 30, 2009 are related to the following:

•	Charges of $50 million related to special attrition programs, primarily due to employees accepting the early retirement program extended to certain U.S. salaried employees;

•	Charges of $50 million for restructuring initiatives, primarily due to separation programs in Australia and Germany;

•	Charges of $181 million for retail dealers executing wind-down agreements as part of the reduction in U.S. and Canadian dealerships; and

•	Charges of $112 million to write-off advances made to Delphi under a credit agreement.

Old GM

Old GM’s amounts in the period January 1, 2009 through July 9, 2009 are related to the following:

•

Charges of $1.7 billion related to the participation of U.S. hourly employees in 2009 Special Attrition Programs, including $0.5 billion for separation charges and $1.2 billion primarily for a related pension plan curtailment charge;

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

•

Charges of $1.9 billion for restructuring initiatives including: (1) $1.3 billion for the SUB and TSP programs that replace the JOBS program; (2) a $0.3 billion curtailment charge for the U.S. salaried pension plan as part of the global salaried headcount reduction initiative; and (3) $0.3 billion of other OPEB related charges;

•	Charges of $263 million for long-lived asset impairments at GMNA;

•	Charges of $518 million for retail dealers executing wind-down agreements as part of the reduction in U.S. and Canadian dealerships; and

•

Charges of $716 million for Delphi related issues including: (1) $375 million of liquidity support; (2) $300 million of advance payments for inventory; and (3) $41 million related to employee benefit guarantees.

Old GM’s amounts in the three months ended September 30, 2008 are related to the following:

•	Charges of $22 million for restructuring initiatives in GMNA related to special attrition programs, including related curtailment charges;

•	Charges of $620 million for restructuring initiatives as follows: GMNA, $591 million; GMIO, $29 million;

•

$3.7 billion net curtailment gain related to the accelerated recognition of unamortized net prior service credit due to the 2008 agreement with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) under which responsibility for providing retiree healthcare would permanently shift from Old GM to the New VEBA which became effective in the three months ended September 30, 2008 (Settlement Agreement); and

•

Charges of $1.2 billion at GMNA for the settlement loss associated with the elimination of healthcare coverage for U.S. salaried retirees over age 65 beginning January 1, 2009 and $47 million of charges for the employees that accepted the voluntary early retirement program extended to certain U.S. salaried employees in 2008 (Salaried Window Program).

Old GM’s amounts in the nine months ended September 30, 2008 are related to the following:

•	Charges of $3.5 billion for restructuring initiatives in GMNA related to special attrition programs, including related curtailment charges;

•	Charges of $2.0 billion for restructuring initiatives as follows: GMNA, $1.7 billion; GMIO, $329 million;

•

$3.7 billion net curtailment gain specific to the accelerated recognition of unamortized net prior service credits due to the Settlement Agreement for the UAW hourly medical plan becoming effective during the nine months ended September 30, 2008; and $1.2 billion of salaried post-65 healthcare charges previously noted; and

•

Charges of $340 million at GMNA related to Old GM’s agreement with the Canadian Auto Workers Union (CAW), charges of $197 million at GMNA related to support that Old GM provided to a former subsidiary and current supplier, American Axle and Manufacturing Holdings Inc., and charges of $47 million related to the Salaried Window Program.

Derivative and Foreign Currency Related Items

Results of hedging activities with respect to certain commodity prices and foreign currency exchange rates (except for certain effects reported by GM Daewoo in Net sales and revenue) and the effect of foreign currency exchange transactions and translation are included in Cost of sales, but are excluded from structural and contribution costs.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

The following table summarizes derivative and foreign currency exchange recorded in Cost of sales (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Derivatives	$44	$(11)	$496	$1,392	$548
Foreign currency exchange transactions and translation	15	189	1,235	(418)	(751)

Total	$59	$178	$1,731	$974	$(203)

GM North America

(Dollars in millions)

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Net sales and revenue
Sales	$15,119	$427	$24,191	$22,544	$66,907
Other revenue	—	—	—	—	—

Total net sales and revenue	15,119	427	24,191	22,544	66,907

Costs and expenses
Cost of sales	14,847	776	33,170	20,924	71,008
Selling, general and administrative expense	1,478	588	3,545	1,883	5,723
Other expenses	—	—	88	—	—

Total costs and expenses	16,325	1,364	36,803	22,807	76,731

Operating loss	(1,206)	(937)	(12,612)	(263)	(9,824)
Other non-operating income, net	76	(3)	181	159	371
Reorganization gains, net	—	1,219	1,090	—	—

Income (loss) before interest, income taxes and equity loss	(1,130)	279	(11,341)	(104)	(9,453)
Equity income (loss), net of tax	(5)	6	(59)	(22)	(48)

Income (loss) before interest and income taxes	(1,135)	285	(11,400)	(126)	(9,501)
(Income) loss attributable to noncontrolling interests before interest and income taxes	(9)	(14)	(19)	11	8

Managerial net income (loss) attributable to stockholders before interest and income taxes	$(1,144)	$271	$(11,419)	$(115)	$(9,493)

Cost of sales rate	98.2%	181.7%	137.1%	92.8%	106.1%
Net margin before interest, income taxes and equity loss	(7.5)%	65.3%	(46.9)%	(0.5)%	(14.1)%

Vehicle Sales and Production Volume

Vehicle sales and production volume will not be affected by fresh-start reporting; therefore, for the three and nine months ended September 30, 2009, our vehicle sales and production volume in the period July 10, 2009 through September 30, 2009 are presented with Old GM’s vehicle sales and production volume in the periods July 1, 2009 through July 9, 2009 and January 1, 2009 through July 9, 2009 for comparative purposes.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

The following tables summarize total production volume and industry sales of new motor vehicles and competitive position (in thousands):

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Production Volume (a)
Cars	205	491	436	1,178
Trucks	326	806	479	1,456

Total	531	1,297	915	2,634

(a)	Production volume represents the number of vehicles manufactured by assembly facilities and also includes vehicles produced by certain joint ventures.

	Three Months Ended September 30, 2009			Nine Months Ended September 30, 2009			Three Months Ended September 30, 2008			Nine Months Ended September 30, 2008
	Industry	GM	GM as a % of Industry	Industry	GM	GM as a % of Industry	Industry	GM	GM as a % of Industry	Industry	GM	GM as a % of Industry
Vehicle Sales (a)(b)(c)
Total GMNA	3,688	691	18.7%	9,779	1,848	18.9%	4,185	978	23.4%	13,342	2,889	21.7%
Total U.S.	3,046	593	19.5%	7,939	1,547	19.5%	3,412	828	24.3%	10,962	2,433	22.2%
U.S. — Cars	1,634	270	16.5%	4,073	673	16.5%	1,719	348	20.3%	5,552	1,038	18.7%
U.S. — Trucks	1,413	322	22.8%	3,866	874	22.6%	1,693	480	28.4%	5,410	1,396	25.8%

(a)	Vehicle sales primarily represent sales to the ultimate customer.

(b)	Includes HUMMER, Saab, Saturn and Pontiac vehicle sales data.

(c)	Vehicle sales data may include rounding differences.

Automotive Industry

In the periods January 1, 2009 through July 9, 2009 and July 10, 2009 through September 30, 2009 and the three and nine months ended September 30, 2008, several factors affected vehicle sales. The continuing tight credit markets, volatile oil prices, increasing unemployment rates and a recession in North America and our largest market, the United States, negatively affected vehicle sales. Old GM’s well publicized liquidity issues, public speculation as to the effects of a bankruptcy filing and the actual bankruptcy filing negatively affected vehicle sales in North America. These negative factors were partially offset in the period July 10, 2009 through September 30, 2009 by: (1) improved vehicle sales related to the CARS program; and (2) an increase in dealer showroom traffic and related vehicle sales in response to our new 60-Day Satisfaction Guarantee program, which began in early September 2009.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

July 10, 2009 through September 30, 2009, July 1, 2009 through July 9, 2009, January 1, 2009 through July 9, 2009 and the three and nine months ended September 30, 2008

(Dollars in millions)

Total Net Sales and Revenue

We do not believe Net sales and revenue will be materially affected by fresh-start reporting; therefore, in the three and nine months ended September 30, 2009, our Total net sales and revenue in the period July 10, 2009 through September 30, 2009 is presented with Old GM’s Total net sales and revenue in the periods July 1, 2009 through July 9, 2009 and January 1, 2009 through July 9, 2009 for comparative purposes.

		Successor	Predecessor
	Three Months Ended September 30, 2009	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Three Months Ended 2009 vs. 2008 Change
					Amount	%
Total net sales and revenue	$15,546	$15,119	$427	$22,544	$(6,998)	(31.0)%

In the three and nine months ended September 30, 2009, the continuation of the economic and industry factors previously described, low consumer confidence and concerns regarding Old GM’s liquidity issues and bankruptcy filing, negatively affected our performance in North America and the United States, our largest market. In the three months ended September 30, 2009, our vehicle sales in the United States decreased by 235,000 vehicles (or 28.4%) and our United States market share decreased to 19.5%. In the nine months ended September 30, 2009, our vehicles sales in the United States declined by 886,000 vehicles (or 36.4%) and our United States market share was 19.5%.

In the three months ended September 30, 2009, Total net sales and revenue decreased by $7.0 billion (or 31.0%), primarily due to a decrease in revenue of $8.7 billion related to volume reductions and a decrease in service parts sales of $0.4 billion. The decline in sales is offset by improved pricing and sales incentives of $2.3 billion.

		Successor	Predecessor
	Nine Months Ended September 30, 2009	July 10, 2009 Through September 30, 2009	January 1, 2009 Through July 9, 2009	Nine Months Ended September 30, 2008	Nine Months Ended 2009 vs. 2008 Change
					Amount	%
Total net sales and revenue	$39,310	$15,119	$24,191	$66,907	$(27,597)	(41.2)%

In the nine months ended September 30, 2009, Total net sales and revenue decreased by $27.6 billion (or 41.2%), primarily due to a decrease in revenue of $28.6 billion related to volume reductions and a decrease in service parts sales of $1.6 billion. The decline in sales is offset by improved pricing, sales incentives and lease residuals of $3.2 billion.

Cost of Sales

	Successor		Predecessor
	July 10, 2009 Through September 30, 2009	Percentage of Total net sales and revenue	July 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	January 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	Three Months Ended September 30, 2008	Percentage of Total net sales and revenue	Nine Months Ended September 30, 2008	Percentage of Total net sales and revenue
Cost of sales (a)	$14,847	98.2%	$776	181.7%	$33,170	137.1%	$20,924	92.8%	$71,008	106.1%
Gross margin	$272	1.8%	$(349)	(81.7)%	$(8,979)	(37.1)%	$1,620	7.2%	$(4,101)	(6.1)%
Days of purchases in accounts payable	60	n/a	67	n/a	33	n/a	73	n/a	65	n/a

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

(a)	The main components of Cost of sales are material, labor, manufacturing overhead and freight. Other costs include adjustments related to commodity derivative instruments, foreign currency transaction and translation gains and losses, product engineering, design and development expenses, depreciation and amortization, policy and warranty costs, postemployment benefit gains and losses, and separation and impairment charges.

GM

Cost of sales are generally proportional to sales with fluctuations due to sales mix changes in raw material prices (i.e., steel, aluminium and oil prices), labor costs and foreign currency exchange rates. Cost of sales improved as a percentage of Total net sales and revenue (98.2%) in the period July 10, 2009 through September 30, 2009, primarily due to accelerated depreciation charges recorded by Old GM prior to the 363 Sale for facilities included in GMNA’s restructuring activities and for certain facilities retained by MLC at July 10, 2009. In addition, Cost of sales was favorably affected by the cost-cutting initiatives and the restructuring of GMNA operations and union concessions.

In the period July 10, 2009 through September 30, 2009, Costs of sales also included pension and postemployment costs of $0.4 billion based on actuarial estimates of the periodic expense of the various benefit plans, and Foreign Currency Translation losses of $0.5 billion driven by a strengthening in the Canadian exchange rate to the U.S. Dollar, which increased from 0.89 on June 30, 2009 to 0.92 on September 30, 2009. This is partially offset by Foreign Currency Transaction gains of $0.3 billion primarily driven by debt denominated in Canadian dollars. Pension and postretirement costs of $0.4 billion were comprised of ongoing expense and special termination benefit charges for pensions and OPEB costs associated with hourly and salaried separation programs of $0.2 billion.

Old GM

Cost of sales as a percentage of Total net sales and revenue was:

•

In the period July 1, 2009 through July 9, 2009 – 181.7%. These costs are affected by normal plant and extended plant shutdowns, which includes costs that are periodic in nature such as indirect labor and benefit costs that do not vary directly with production volumes.

•

In the period January 1, 2009 through July 9, 2009 – 137.1%. This period was affected by accelerated depreciation charges of $2.1 billion recorded by Old GM prior to the 363 Sale for facilities included in GMNA’s restructuring activities and for certain facilities retained by MLC at July 10, 2009.

•	In the three months ended September, 2008 – 92.8%.

•	In the nine months ended September 30, 2008 – 106.1%.

Commodity and foreign currency exchange mark-to-market hedging gains (losses) consisted of:

•	In the period July 1, 2009 through July 9, 2009 – $10 million.

•

In the period January 1, 2009 through July 9, 2009 – ($0.5) billion. These losses were comprised of losses of ($0.5) billion attributable to hedges on foreign currency exchange rates (primarily the Canadian dollar to the U.S. dollar).

•

In the three months ended September 30, 2008 – ($1.1) billion. These losses were comprised of losses of ($0.8) billion attributable to hedges on foreign currency exchange rates (primarily Canadian dollar to U.S. dollar) and commodity mark-to-market losses of ($0.3) billion.

•

In the nine months ended September 30, 2008 – ($0.5) billion. These losses were comprised of losses of ($0.2) billion attributable to hedges on foreign currency exchange rates (primarily Canadian dollar to U.S. dollar) and commodity mark-to-market losses of ($0.3) billion.

Foreign currency exchange gains (losses) are primarily the result of changes in the value of the Canadian dollar versus the U.S. dollar.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Foreign Currency Translation gains (losses) were:

•	In the period July 1, 2009 through July 9, 2009 – ($0.1) billion.

•

In the period January 1, 2009 through July 9, 2009 – ($0.7) billion. These losses were primarily due to the strengthening in the Canadian exchange rate to the U.S. dollar, which increased from 0.82 on December 31, 2008 to 0.86 on July 9, 2009.

•	In the three months ended September 30, 2008 – $0.1 billion.

•	In the nine months ended September 30, 2008 – $0.2 billion.

Foreign Currency Transaction gains (losses) were:

•	In the period July 1, 2009 through July 9, 2009 – ($0.2) billion.

•	In the period January 1, 2009 through July 9, 2009 – ($59) million.

•	In the three months ended September 30, 2008 – ($54) million.

•	In the nine months ended September 30, 2008 – $0.2 billion.

Separation costs are accrued based on estimates of current and announced future separation programs. Separation costs were:

•	In the period July 1, 2009 through July 9, 2009 – $29 million.

•

In the period January 1, 2009 through July 9, 2009 – $2.0 billion. These costs are comprised of postemployment benefit charges in the U.S. of: (1) Supplemental Unemployment Benefits and Transition Support Program related charges in the U.S. of $1.4 billion; (2) $0.8 billion related to hourly employees who participated in the 2009 Special Attrition Programs; (3) revisions to estimates to decrease the reserve of $0.4 billion primarily related to the suspension of the Job Opportunity Bank and reductions to the reserve for estimated future wages and benefits due employees participating in the 2009 Special Attrition Program; and (4) separation charges of $0.3 billion for a U.S. salaried severance program to allow 6,000 terminated employees to receive ongoing wages and benefits for no longer than 12 months.

•

In the three months ended September 30, 2008 – $0.7 billion. These costs were comprised of postemployment benefit costs of $0.5 billion related to previously announced capacity actions and $46 million due to the 2008 Special Attrition Programs.

•

In the nine months ended September 30, 2008 – $2.1 billion. These costs were primarily comprised of postemployment benefit costs of $1.4 billion related to previously announced capacity actions and $0.4 billion due to the 2008 Special Attrition Programs.

Postemployment gains (losses) were:

•	In the period July 1, 2009 through July 9, 2009 – $28 million. These costs were comprised of ongoing benefit expenses and gains to the workers’ compensation reserve for $63 million.

•

In the period January 1, 2009 through July 9, 2009 – ($0.6) billion. These costs were comprised of ongoing benefit expenses and gains to the workers’ compensation reserve of ($0.1) billion for a plan amendment and remeasurement.

•

In the three months ended September 30, 2008 – $2.5 billion. These costs are comprised of a net curtailment gain of $3.7 billion related to the Settlement Agreement offset by expenses of $1.2 billion related to the salaried post-65 healthcare settlement.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

•

In the nine months ended September 30, 2008 – ($0.8) billion. These costs are comprised of a net curtailment gain of $3.7 billion related to the Settlement Agreement offset by the expense of $1.2 billion related to the salaried post-65 healthcare settlement. This period also included $3.5 billion of expense related to restructuring and other costs associated with Old GM’s special attrition programs.

Selling, General and Administrative Expense

	Successor		Predecessor
	July 10, 2009 Through September 30, 2009	Percentage of Total net sales and revenue	July 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	January 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	Three Months Ended September 30, 2008	Percentage of Total net sales and revenue	Nine Months Ended September 30, 2008	Percentage of Total net sales and revenue
Selling, general and administrative expense (a)	$1,478	9.8%	$588	137.7%	$3,545	14.7%	$1,883	8.4%	$5,723	8.6%

(a)	Selling, general and administrative expense includes costs related to support services, including central office expenses, labor and benefit expenses for employees not considered part of the manufacturing process, consulting costs, rental expense for offices, costs related to the advertising, selling and promotion of GM products, bad debt expense and state and local taxes.

GM

Administrative expense as a percentage of Net sales and revenue was:

•	In the period July 10, 2009 through September 30, 2009 – 3.7%.

Sales and marketing expenses as a percentage of Net sales and revenue was:

•

In the period July 10, 2009 through September 30, 2009 – 6.0%. GMNA incurred charges of $0.2 billion, primarily for dealer wind-down costs for our Saturn dealers after plans to sell the Saturn brand and dealership network were terminated. These expenses were partially offset by reductions in overall spending for media and advertising fees related to our cost saving initiatives and a decline in Saturn sales and marketing efforts in anticipation of the sale of Saturn, and ultimately, the wind-down of operations.

Old GM

Administrative expense as a percentage of Net sales and revenue was:

•	In the period July 1, 2009 through July 9, 2009 – 22.2%. These costs are periodic in nature and do not change in proportion to significant changes in revenue.

•	In the period January 1, 2009 through July 9, 2009 – 5.7%.

•	In the three months ended September 30, 2008 – 2.7%.

•	In the nine months ended September 30, 2008 – 2.9%.

Sales and marketing expenses as a percentage of Net sales and revenue was:

•

In the period July 1, 2009 through July 9, 2009 – 108.2%. Sales and marketing expenses increased as a percentage of Net sales and revenue primarily due to charges of $0.4 billion incurred for dealer wind-down costs as previously described.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

•

In the period January 1, 2009 through July 9, 2009 – 8.0%. In this period, sales and marketing expenses as a percentage of Net sales and revenue were negatively affected as the period included charges of $0.5 billion incurred for dealer wind-down costs, associated with Old GM’s long-term viability plan and reorganization proceedings. This was partially offset by the cancellation of certain sales and promotion contracts as result of the Chapter 11 Proceedings in the U.S. and overall reductions in the advertising and marketing budgets.

•	In the three months ended September 30, 2008 – 5.5%.

•	In the nine months ended September 30, 2008 – 5.5%.

Bad debt expenses were:

•	In the period July 1, 2009 through July 9, 2009 – $16 million.

•

In the period January 1, 2009 through July 9, 2009 – $0.2 billion. Bad debt expenses increased as a percentage of Net sales and revenue primarily due to collectability concerns in certain export markets and charges recorded for receivables from suppliers. These situations are primarily due to continued weakness in the economy, sharply declining vehicle sales, and tightened credit availability to the automotive industry in general. In addition, suppliers were negatively affected by lower levels of production across the automotive industry.

•	In the three months ended September 30, 2008 – $5 million.

•	In the nine months ended September 30, 2008 – $47 million.

Other Non-Operating Income (Expense), net

	Successor		Predecessor
	July 10, 2009 Through September 30, 2009	Percentage of Total net sales and revenue	July 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	January 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	Three Months Ended September 30, 2008	Percentage of Total net sales and revenue	Nine Months Ended September 30, 2008	Percentage of Total net sales and revenue
Other non-operating income (expense), net	$76	0.5%	$(3)	(0.7)%	$181	0.7%	$159	0.7%	$371	0.6%

GM

In the period July 1, 2009 through September 30, 2009, Other non-operating income (expense), net included royalty income of $19 million and net rental income of $36 million.

Old GM

In the nine months ended September 30, 2008, Other non-operating income (expense), net included a gain of $48 million on the sale of property and royalty income of $0.1 billion.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Reorganization Gains, net

	Predecessor
	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009
Professional fees	$(39)	$(39)
Gains resulting from Old GM liabilities not assumed in the 363 Sale	1,542	1,542
Loss on contract rejections and settlement of claims	(284)	(413)

Total reorganization gains, net	$1,219	$1,090

Old GM

Reorganization gains, net include expenses, gains and losses directly associated with Old GM’s reorganization proceedings under Chapter 11 of the Bankruptcy Code. In the period July 1, 2009 through July 9, 2009, Old GM recorded a gain of $1.2 billion related to the deconsolidation of entities that did not file for Chapter 11 bankruptcy in the United States and were not part of the 363 Sale. The net liabilities and net assets related to these entities was transferred to MLC. In addition, in the period January 1, 2009 through July 9, 2009 Old GM also recorded a loss on settlement of claims and rejections of certain contracts. The gains in the previous table will be materially affected by our application of fresh-start reporting. Refer to Note 2 to the condensed consolidated managerial financial statements.

GM International Operations

(Dollars in millions)

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Net sales and revenue
Sales	$11,775	$1,147	$24,077	$15,714	$56,528
Other revenue	—	—	—	—	—

Total net sales and revenue	11,775	1,147	24,077	15,714	56,528

Costs and expenses
Cost of sales	10,707	1,107	25,281	15,018	52,132
Selling, general and administrative expense	961	113	2,082	1,319	4,191
Other expenses, net	(60)	23	824	—	—

Total costs and expenses	11,608	1,243	28,187	16,337	56,323

Operating income (loss)	167	(96)	(4,110)	(623)	205
Other non-operating income, net	20	5	143	25	97
Gain on extinguishment of debt	—	—	—	—	54

Income (loss) before interest, income taxes and equity income	187	(91)	(3,967)	(598)	356
Equity income, net of tax	217	8	337	71	357

Income (loss) before interest and income taxes	404	(83)	(3,630)	(527)	713
(Income) loss attributable to noncontrolling interests before interest and income taxes	(146)	(26)	238	51	61

Managerial net income (loss) attributable to stockholders before interest and income taxes	$258	$(109)	$(3,392)	$(476)	$774

Cost of sales rate	90.9%	96.5%	105.0%	95.6%	92.2%
Net margin before interest, income taxes and equity income	1.6%	(7.9)%	(16.5)%	(3.8)%	0.6%

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Vehicle Sales and Production Volume

Vehicle sales and production volume will not be affected by fresh-start reporting; therefore, in the three and nine month periods ended September 30, 2009, our vehicle sales and production volume is presented with Old GM’s vehicle sales and production volume in the periods July 1, 2009 through July 9, 2009 and January 1, 2009 through July 9, 2009 for comparative purposes.

The following tables summarize total production volume and industry sales of new motor vehicles and our competitive position (in thousands):

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Production Volume (a)(b)	1,166	3,268	1,124	3,862

(a)	Production volume represents the number of vehicles manufactured by our and Old GM’s assembly facilities and also includes vehicles produced by certain joint ventures.

(b)	Includes GM Daewoo, Shanghai GM and SAIC-GM Wuling Automobile Co., Ltd. (SGMW) and FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM) joint venture production.

	Three Months Ended September 30, 2009			Nine Months Ended September 30, 2009			Three Months Ended September 30, 2008			Nine Months Ended September 30, 2008
	Industry	GM	GM as a % of Industry	Industry	GM	GM as a % of Industry	Industry	GM	GM as a % of Industry	Industry	GM	GM as a % of Industry
Vehicle Sales (a)(b)(c)(d)
Total GMIO	12,926	1,278	9.9%	37,473	3,676	9.8%	12,110	1,135	9.4%	39,666	3,767	9.5%
China	3,542	478	13.5%	9,629	1,293	13.4%	1,971	240	12.2%	6,951	830	11.9%
Brazil	852	168	19.8%	2,302	439	19.1%	802	158	19.8%	2,209	446	20.2%
United Kingdom	654	78	12.0%	1,693	228	13.5%	633	95	15.0%	2,083	317	15.2%
Russia	351	30	8.5%	1,135	114	10.0%	798	76	9.5%	2,354	257	10.9%
Germany	993	93	9.4%	3,173	304	9.6%	825	69	8.4%	2,628	237	9.0%

(a)	Vehicle sales primarily represent sales to the ultimate customer.

(b)	Includes HUMMER, Saab, Saturn and Pontiac vehicle sales data.

(c)	Vehicle sales data may include rounding differences.

(d)	Includes GM Daewoo, Shanghai GM and SAIC-GM Wuling Automobile Co., Ltd. (SGMW) and FAW-GM joint venture sales. Ownership of 34% in SGMW and 50% in FAW-GM, under the joint venture agreement, allows for significant rights as a member as well as the contractual right to report SGMW and FAW-GM sales in China as part of global market share.

Automotive Industry

In the periods January 1, 2009 through July 9, 2009 and July 10, 2009 through September 30, 2009 and the three and nine months ended September 30, 2008, several factors have continued to affect vehicle sales. The continuing tight credit markets, volatile oil prices, increasing unemployment rates and a recession in many of our international markets, resulted in depressed sales. Old GM’s well publicized liquidity issues, public speculation as to the effects of a bankruptcy filing and the ultimate bankruptcy filing negatively affected vehicle sales in several of our markets. Many countries in the GMIO segment have responded to the global recession by lowering interest rates and initiating programs to provide credit to consumers, which have had a positive effect on vehicle sales. Certain countries including China, Brazil, Germany and South Korea benefited from effective government economic stimulus packages and are showing signs of a recovery. For the remainder of 2009, we anticipate a challenging sales environment resulting from the global economic slowdown will continue with a partial offset from strong sales in China and other key emerging markets.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

July 10, 2009 through September 30, 2009, July 1, 2009 through July 9, 2009, January 1, 2009 through July 9, 2009 and the three and nine months ended September 30, 2008

(Dollars in millions)

Total Net Sales and Revenue

We do not believe Net sales and revenue will be materially affected by fresh-start reporting; therefore, in the three and nine months ended September 30, 2009, our Total net sales and revenue in the period July 10, 2009 through September 30, 2009 is presented with Old GM’s Total net sales and revenue in the periods July 1, 2009 through July 9, 2009 and January 1, 2009 through July 9, 2009 for comparative purposes.

		Successor	Predecessor
	Three Months Ended September 30, 2009	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Three Months Ended 2009 vs. 2008 Change
					Amount	%
Total net sales and revenue	$12,922	$11,775	$1,147	$15,714	$(2,792)	(17.8)%

In the three months ended September 30, 2009, Total net sales and revenue decreased by $2.8 billion (or 17.8%) due to: (1) a decrease of $2.0 billion due to lower wholesale sales volume as a result of decreased domestic sales in GMIO countries combined with lower exports to North America from Korea and Australia; and (2) net unfavorable effect of $1.5 billion in Foreign Currency Translation and Transaction losses, driven mainly by the strengthening of the U.S. Dollar versus other major currencies such as the Euro, Korean Won, Australian Dollar and Brazilian Real; partially offset by (3) $0.4 billion favorable vehicle pricing due to price increases throughout Europe; (4) favorable pricing effect of $0.1 billion in Venezuela reflecting price increases to offset the high inflation rate currently being experienced; and (5) a favorable vehicle mix of $0.1 billion driven by launches of new vehicle models in South Korea.

In line with the industry trends previously noted, GMIO’s revenue decreased most significantly in South Korea, where wholesale volumes decreased by 74,000 vehicles (or 32.0%), in Europe where wholesale volumes decreased by 63,000 vehicles (or 17.4%), and Brazil, where wholesale volumes decreased by 25,000 vehicles (or 12.3%).

The increase in vehicle sales related to our China joint ventures is not reflected in Total net sales and revenue as China joint venture revenue is not consolidated in our financial results.

		Successor	Predecessor
	Nine Months Ended September 30, 2009	July 10, 2009 Through September 30, 2009	January 1, 2009 Through July 9, 2009	Nine Months Ended September 30, 2008	Nine Months Ended 2009 vs. 2008 Change
					Amount	%
Total net sales and revenue	$35,852	$11,775	$24,077	$56,528	$(20,676)	(36.6)%

In the nine months ended September 30, 2009, Total net sales and revenue decreased by $20.7 billion (or 36.6%) due to: (1) a decrease of $12.4 billion due to lower domestic wholesale sales volume in GMIO countries and exports to North America; (2) a net unfavorable effect of $7.6 billion in Foreign Currency Translation and Transaction losses, driven mainly by the strengthening of the U.S. Dollar versus other major currencies such as the Euro, Korean Won, Australian Dollar and Brazilian Real; (3) $1.1 billion due to the deconsolidation of Saab; partially offset by (4) $0.8 billion favorable vehicle pricing mostly due to price increases throughout Europe and lower incentives provided to customers resulted from government subsidies for car purchase; and (5) $0.2 billion favorable pricing in Venezuela due to the high inflation rate currently experienced.

In line with the industry trends previously noted, GMIO’s revenue decreased most significantly in Europe, where wholesale volumes decreased by 389,000 vehicles (or 29.3%), South Korea where wholesale volumes decreased by 312,000 vehicles (or 40.6%), and Brazil, where wholesale volumes decreased by 92,000 vehicles (or 16.3%).

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

The increase in vehicle sales related to our China joint ventures is not reflected in Total net sales and revenue as China joint venture revenue is not consolidated in our financial results.

Cost of Sales

	Successor		Predecessor
	July 10, 2009 Through September 30, 2009	Percentage of Total net sales and revenue	July 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	January 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	Three Months Ended September 30, 2008	Percentage of Total net sales and revenue	Nine Months Ended September 30, 2008	Percentage of Total net sales and revenue
Total cost of sales (a)	$10,707	90.9%	$1,107	96.5%	$25,281	105.0%	$15,018	95.6%	$52,132	92.2%
Gross margin	$1,068	9.1%	$40	3.5%	$(1,204)	(5.0)%	$696	4.4%	$4,396	7.8%

(a)	Cost of sales is comprised of material, labor, manufacturing overhead, freight, adjustments related to commodity derivative instruments, foreign currency transaction and translation gains and losses, product engineering, design and development expenses, depreciation and amortization, policy and warranty costs, and separation and impairment charges.

GM

In the period July 10, 2009 through September 30, 2009, Cost of sales includes the following: (1) $9.2 billion related to material labor and manufacturing overhead; (2) depreciation and amortization charges of $0.5 billion; (3) policy and warranty costs of $0.2 billion; (4) Foreign Currency Transaction losses of $80 million; (5) commodity derivative fair value adjustments of $58 million; and (6) separation costs of $51 million related to voluntary and involuntary separation and early retirement programs mainly in Venezuela, Brazil and South Africa as a result of idling and closing manufacturing facilities to align manufacturing capacity and other structural costs with prevailing global automotive production and to improve the utilization of remaining facilities.

In the period July 10, 2009 through September 30, 2009, Costs of sales as a percentage of Total net sales and revenue reflect the effects of lower depreciation expense primarily in Europe.

Old GM

•

In the period January 1, 2009 through July 9, 2009, Cost of sales increased as a percentage of Total net sales and revenue primarily due to under absorption of manufacturing overhead resulting from the decrease in sales volume primarily in South Korea, Brazil, Venezuela and Europe.

•

In the period January 1, 2009 through July 9, 2009, Costs of sales as a percentage of Total net sales and revenue increased due primarily to sales volume declines in South Korea, Brazil, Venezuela and Europe. Foreign Currency Transaction losses of $0.5 billion in Venezuela associated with the purchase of U.S. Dollars at the higher parallel market exchange rate and accelerated depreciation on certain assets of $0.6 billion across Europe.

•

In the three months ended September 30, 2008, Costs of sales increased as a percentage of Total net sales and revenue as the decline in Total net sales and revenue was disproportionate in relation to Costs of sales, some of which, such as engineering, are relatively fixed in nature in the short-term.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Selling, General and Administrative Expense

	Successor		Predecessor
	July 10, 2009 Through September 30, 2009	Percentage of Total net sales and revenue	July 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	January 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	Three Months Ended September 30, 2008	Percentage of Total net sales and revenue	Nine Months Ended September 30, 2008	Percentage of Total net sales and revenue
Total selling, general and administrative expense (a)	$961	8.2%	$113	9.9%	$2,082	8.6%	$1,319	8.4%	$4,191	7.4%

(a)	Selling, general and administrative expense is primarily comprised of costs related to advertising, selling and promotion of GM products, support services of GMIO, including central office expenses, labor and benefit expenses for employees not considered part of the manufacturing process, consulting costs, rental expense for offices, bad debt expense and state and local taxes.

GM

In the period July 10, 2009 through September 30, 2009, Selling, general and administrative expense includes; (1) $0.4 billion of employment related costs and other fixed charges related to headquarters and other corporate governance activities, which includes the results of cost reduction programs such as discretionary spending reduction initiatives; (2) sales and marketing expenses of $0.4 billion, which includes the expense of advertising and sales promotion; and (3) bad debt expense of $0.2 billion.

Old GM

In the period January 1, 2009 through July 9, 2009, Selling, general and administrative expense as a percentage of Total net sales and revenue increased due to the decrease in wholesale volumes, offset by the positive effects of various cost reduction initiatives.

Other Expenses, net

	Successor		Predecessor
	July 10, 2009 Through September 30, 2009	Percentage of Total net sales and revenue	July 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	January 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	Three Months Ended September 30, 2008	Percentage of Total net sales and revenue	Nine Months Ended September 30, 2008	Percentage of Total net sales and revenue
Total other expenses, net	$(60)	(0.5)%	$23	2.0%	$824	3.4%	$—	—%	$—	—%

Old GM

In the period January 1, 2009 through July 9, 2009, Other expenses, net primarily represents charges related to the deconsolidation of Saab. Saab filed for reorganization protection under the laws of Sweden on February 20, 2009.

Other Non-Operating Income, net

	Successor		Predecessor
	July 10, 2009 Through September 30, 2009	Percentage of Total net sales and revenue	July 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	January 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	Three Months Ended September 30, 2008	Percentage of Total net sales and revenue	Nine Months Ended September 30, 2008	Percentage of Total net sales and revenue
Total other non-operating income, net	$20	0.2%	$5	0.4%	$143	0.6%	$25	0.2%	$97	0.2%

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Old GM

In the period January 1, 2009 through July 9, 2009. Other non-operating income, net primarily represents favorable derivative mark-to-market gain of $0.1 billion.

Equity Income, net of tax

	Successor		Predecessor
	July 10, 2009 Through September 30, 2009	Percentage of Total net sales and revenue	July 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	January 1, 2009 Through July 9, 2009	Percentage of Total net sales and revenue	Three Months Ended September 30, 2008	Percentage of Total net sales and revenue	Nine Months Ended September 30, 2008	Percentage of Total net sales and revenue
SGM and SGMW(a)	202	1.7%	8	0.7%	298	1.2%	50	0.3%	286	0.5%
Other equity interests	15	0.1%	—	0.0%	39	0.2%	21	0.1%	71	0.1%

Total equity income, net of tax	217	1.8%	8	0.7%	337	1.4%	71	0.5%	357	0.6%

(a)	Includes equity income of Shanghai General Motors Co., Ltd (SGM) and SAIC-Wuling Automobile Co., Ltd (SGMW).

GM

In the period July 10, 2009 through September 30, 2009, Shanghai General Motors Corporation equity income reflects the strong performance driven by increased sales volume.

Old GM

In the period January 1, 2009 through July 9, 2009, Shanghai General Motors Corporation equity income reflects the strong performance driven by increased sales volume.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Corporate and Other Results of Operations

(Dollars in millions)

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Total net sales and revenue	$92	$8	$309	$305	$1,081

Cost of sales	(142)	11	560	(727)	(668)
Selling, general and administrative expense	210	29	603	49	784
Other expenses, net	43	(2)	411	919	5,226

Operating income (loss)	(19)	(30)	(1,265)	64	(4,261)
Equity income (loss) of GMAC	—	—	1,373	(1,235)	(4,777)
Interest expense	(356)	(823)	(5,428)	(595)	(2,217)
Interest income	106	10	183	108	553
Other non-operating income (expense), net	124	6	303	(214)	(855)
Gain (loss) on extinguishment of debt	—	—	(1,088)	43	43
Reorganization gains, net	—	79,501	78,472	—	—

Income (loss) before income taxes and equity income	(145)	78,664	72,550	(1,829)	(11,514)
Income tax expense (benefit)	135	(522)	(1,080)	68	1,029
Equity income (loss), net of tax	—	—	—	1	1

Managerial net income (loss)	(280)	79,186	73,630	(1,896)	(12,542)
Less: Net income attributable to noncontrolling interests, net of tax	(2)	(1)	(4)	(4)	(17)

Managerial net income (loss) attributable to stockholders	$(282)	$79,185	$73,626	$(1,900)	$(12,559)

Corporate and Other includes certain centrally recorded income and costs, such as interest and income taxes, corporate expenditures, the elimination of intersegment transactions, costs related to pension and OPEB for Delphi retirees and retirees of other divested businesses for which we have retained responsibility, and two special purpose entities holding automotive leases.

July 10, 2009 Through September 30, 2009, July 1, 2009 Through July 9, 2009, January 1, 2009 Through July 9, 2009 and the Three and Nine Months Ended September 30, 2008

(Dollars in millions)

Total Net Sales and Revenue

We do not believe Net sales will be materially affected by fresh-start reporting; therefore, in the three and nine months ended September 30, 2009, our Total net sales and revenue in the period July 10, 2009 through September 30, 2009 is presented with Old GM’s Total net sales and revenue in the periods July 1, 2009 through July 9, 2009 and January 1, 2009 through July 9, 2009 for comparative purposes.

		Successor	Predecessor
	Three Months Ended September 30, 2009	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Three Months Ended 2009 vs. 2008 Change
					Amount	%
Total net sales and revenue	$98	$92	$8	$305	$(207)	(67.9)%

In the three months ended September 30, 2009 Total net sales and revenue decreased by $207 million (or 67.9%) due to decreased lease financing revenue related to the continued liquidation of the portfolio of automotive leases retained in connection with

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

divestiture of Old GM’s 51% equity interest in GMAC in 2006. This revenue will continue to decrease until the underlying leases are terminated and the vehicles are sold.

		Successor	Predecessor
	Nine Months Ended September 30, 2009	July 10, 2009 Through September 30, 2009	January 1, 2009 Through July 9, 2009	Nine Months Ended September 30, 2008	Nine Months Ended 2009 vs. 2008 Change
					Amount	%
Total net sales and revenue	$401	$92	$309	$1,081	$(680)	(62.9)%

In the nine months ended September 30, 2009 Total net sales and revenue decreased by $680 million (or 62.9%) due to decreased lease financing revenue related to the continued liquidation of the portfolio of automotive leases retained in connection with the divestiture of Old GM’s 51% equity interest in GMAC in 2006. This revenue will continue to decrease until the underlying leases are terminated and the vehicles are sold.

Cost of Sales

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Total cost of sales	$(142)	$11	$560	$(727)	$(668)

GM

In the period July 10, 2009 through September 30, 2009, Cost of sales is composed of $0.1 billion of pension and postemployment expense for normal recurring benefit expense offset by $0.3 billion of foreign currency transaction gains due to the appreciation of the Canadian Dollar versus the U.S. Dollar.

Old GM

In the period January 1, 2009 through July 9, 2009, Cost of sales consisted of $0.3 billion of pension and OPEB expense, a $0.1 billion loss related to the termination of derivative contracts prior to maturity and $0.1 billion related to Foreign Currency Transaction losses and cash flow hedge derivatives.

In the three and nine months ended September 30, 2008, Cost of sales is composed of a net curtailment gain of $1.2 billion related to the UAW Settlement Agreement. The net curtailment gain was offset by benefit expense of $0.5 billion related to the salaried post-65 healthcare settlement.

Selling, General and Administrative Expense

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Total selling, general and administrative expense (a)	$210	$29	$603	$49	$784

(a)	Administrative expense is primarily composed of central office, administrative, legal and outside service expenses.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Old GM

In the period January 1, 2009 through July 9, 2009, legal and other fees of $0.2 billion were incurred in preparation of the Chapter 11 proceeding. Fees incurred prior to June 1, 2009 were recorded in Selling, general and administrative expense, while fees incurred subsequent to June 1, 2009 were recorded in Reorganization gains, net.

Other Expenses, net

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Delphi charges	$—	$—	$273	$652	$4,136
Other	43	(2)	138	267	1,090

Total other expenses, net	$43	$(2)	$411	$919	$5,226

GM

In the period July 10, 2009 through September 30, 2009, Other expenses, net relate to our portfolio of automotive leases. The portfolio of automotive leases should be substantially liquidated by November 2010.

Old GM

In the period January 1, 2009 through July 9, 2009 and in the three and nine months ended September 30, 2008, Old GM recorded charges related to the Delphi Benefit Agreements.

Equity in Income (Loss) of GMAC

	Predecessor
	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Equity in loss of GMAC	$—	$(1,096)	$(1,235)	$(2,741)
Gain on UST GMAC Loan conversion	—	2,469	—	—

Impairment charges related to GMAC Common Membership Interests	—	—	—	(2,036)

Total Equity in Loss of GMAC	$—	$1,373	$(1,235)	$(4,777)

GM

In the period July 10, 2009 through September 30, 2009, GMAC converted its status to a C corporation effective June 30, 2009. At that date, the accounting treatment for the investment in GMAC was reevaluated and it was determined that accounting for GMAC as a cost method investment rather than an equity method investee was more appropriate due to lack of significant influence over GMAC.

Old GM

In the period January 1, 2009 through July 9, 2009, Old GM recorded Equity in income of GMAC of $1.4 billion. Old GM recorded a $2.5 billion gain on the extinguishment of the UST GMAC Loan upon the UST’s conversion of the UST GMAC Loan for Class B

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Common Membership Interests in GMAC. The gain resulted from the difference between the fair value and the carrying amount of the GMAC equity interests given to the UST in exchange for the UST GMAC Loan. The gain was partially offset by Old GM’s proportionate share of GMAC’s loss from operations of $1.0 billion.

In the nine months ended September 30, 2008, Equity in loss of GMAC was due to Old GM’s proportionate share of GMAC’s loss from operations and a $2.0 billion impairment charge recorded which related to Old GM’s investment in GMAC Common Membership Interests.

Interest Expense

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Interest expense	$(356)	$(823)	$(5,428)	$(595)	$(2,217)

GM

In the period July 10, 2009 through September 30, 2009, we incurred interest expense primarily due to the UST Loans, Canadian Loan and loans related to GMIO. At September 30, 2009, the principal balance of the UST Loans, Canadian Loan and GMIO loans was $6.7 billion, $1.4 billion and $6.2 billion.

Old GM

In the period July 1, 2009 through July 9, 2009, Old GM recorded loan discount amortization for the UST Loans and Canadian Loan of $0.6 billion and $0.1 billion. In addition, Old GM incurred $0.1 billion of interest expense primarily related to the UST Loans and Canadian Loan.

In the period January 1, 2009 through July 9, 2009, Old GM recorded loan discount amortization related to the UST and Canadian Loans of $3.5 billion and $0.2 billion. In addition, Old GM incurred $1.7 billion of interest expense due to: (1) $0.5 billion related to the UST Loans; (2) $0.8 billion related to unsecured debt; (3) $0.2 billion related to GMIO debt; and (4) $0.2 billion related to a revolver and machinery and equipment loans. Old GM ceased accruing and paying interest on most of its unsecured U.S. and foreign denominated debt on June 1, 2009, the date of its Chapter 11 proceedings.

In the three and nine months ended September 30, 2008, Interest expense relates to interest on the unsecured debt balances.

Interest Income

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Total interest income	$106	$10	$183	$108	$553

Interest income, for all periods above, included interest from cash deposits, marketable securities and notes and loans receivable.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Other Non-Operating Income (Expense), Net

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Impairment related to GMAC Preferred Membership Interests	$—	$—	$—	$(251)	$(1,001)
Gain related to warrant issued to UST	—	—	98	—	—
Other	124	6	205	37	146

Total other non-operating income (expense), net	$124	$6	$303	$(214)	$(855)

GM

In the period July 10, 2009 through September 30, 2009, Other non-operating income (expense), net, primarily relates to: (1) $72 million of GMAC Common Membership Interests return on investment; (2) $26 million of dividend related to our investment in GMAC Preferred Membership Interests; and (3) $18 million of rental income.

Old GM

In the period January 1, 2009 through July 9, 2009, Other non-operating income (expense), net, primarily relates to: (1) $98 million gain on the retirement of warrants issued to the UST; (2) $72 million of dividends related to our investment in GMAC Common Membership Interests; (3) $68 million of rental income; and (4) $55 million favorable mark-to-market valuation adjustment related to the UST warrants.

In the three and nine months ended September 30, 2008, Other non-operating income (expense), net relates to impairment charges related to Old GM’s investment in GMAC Preferred Membership Interests of $0.3 billion and $1.0 billion.

Gain (Loss) on Extinguishment of Debt

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Gain (loss) on extinguishment of debt	$—	$—	$(1,088)	$43	$43

Old GM

In the period January 1, 2009 through July 9, 2009, Old GM recorded a loss of $2.0 billion related to the extinguishment of the UST GMAC Loan, which was partially offset by a gain on extinguishment of debt of $0.9 billion related to an amendment to Old GM’s U.S. term loan.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Reorganization Gains, net

	Predecessor
	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009
Professional fees	$39	$—
Gain due to conversion of DIP Facility to equity in GM	27,939	27,939
Gain due to conversion of UST and EDC funding to equity in GM	25,700	25,700
Gains resulting from Old GM debt and other liabilities not assumed in 363 Sale	28,325	28,325
Issuance of GM common and preferred stock	(2,505)	(2,505)
Loss on extinguishment of debt	—	(958)
Loss on contract rejections, settlements of claims and other gains (losses), net	3	(29)
Interest income	—	—

Total reorganization gains, net	$79,501	$78,472

Old GM

Reorganization gains, net include expenses, gains and losses directly associated with Old GM’s reorganization proceedings under the Bankruptcy Code and gains resulting from the elimination of Old GM’s common stock and capital surplus. Professional fees include legal, advisory, consulting and other fees incurred as a result of the reorganization proceedings. The gains due to the conversion of the DIP Facility to equity in GM were determined based on the carrying value of the DIP Facility including accrued interest less the amounts assumed under the UST Credit Agreement and Canadian Loan Agreement. The gain due to the conversion of the UST and EDC funding to equity in GM was determined based on the carrying amount of funding provided by the UST and EDC under the UST Loan Agreement and funding provided by EDC during and after our Chapter 11 Proceedings. The gains resulting from Old GM debt and other liabilities not assumed in the 363 Sale were recorded based on the carrying amount of each liability. These liabilities include certain of Old GM’s liabilities subject to compromise, which were retained by Old GM including its U.S. and foreign currency denominated debt, its contingent convertible debt, certain amounts owed under the DIP Facility that remained with MLC, other unsecured debt obligations of Old GM, accrued interest and certain of Old GM’s asbestos, product and environmental liabilities. The elimination of Old GM’s common stock and capital surplus was determined based on the carrying value of Old GM’s common stock and capital surplus on July 9, 2009. The issuance of GM’s common and preferred stock was determined based on the total of the par value of our common stock and the liquidation value of our Series A Preferred Stock issued to the UST and Canada Holdings. The loss on extinguishment of debt resulted from Old GM’s repayment of its secured revolving credit facility, its U.S. term loan, and its secured credit facility. The loss on contract rejections and settlements of claims resulted from costs incurred to terminate certain lease agreements (including leases on corporate airplanes) and other settlements. The gains in the previous table will be materially affected by our application of fresh-start reporting.

Income Tax Expense (Benefit)

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Total income tax expense (benefit)	$135	$(522)	$(1,080)	$68	$1,029

GM

In the period July 10, 2009 through September 30, 2009, Net income tax expense (benefit) primarily resulted from income tax provisions of profitable entities.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Old GM

In the period July 1, 2009 through July 9, 2009, Net income tax expense (benefit) primarily resulted from the reversal of valuation allowances of $0.6 billion related to Reorganization gains, net offset by income tax provisions of profitable entities.

In the period January 1, 2009 through July 9, 2009, Net income tax expense (benefit) primarily resulted from the reversal of valuation allowances of $0.6 billion related to Reorganization gains, net and the resolution of a transfer pricing matter of $0.7 billion between the U.S. and Canadian governments offset by income tax provisions of profitable entities.

In the period July 1, 2008 through September 30, 2008, Net income tax expense (benefit) primarily resulted from income tax provisions of profitable entities.

In the period January 1, 2008 through September 30, 2008, Net income tax expense (benefit) primarily resulted from the establishment of valuation allowances of $0.4 billion against deferred tax assets in Spain and the United Kingdom and income tax provisions of profitable entities.

Liquidity and Capital Resources

Our liquidity plans are subject to a number of risks and uncertainties, including those described in “Risk Factors,” some of which are outside our control. Macro-economic conditions could limit our ability to successfully execute our business plans and, therefore, adversely affect our liquidity plans.

Available Liquidity

Available liquidity includes cash balances and marketable securities. At September 30, 2009, available liquidity was $26.7 billion, not including funds available under credit facilities of $1.4 billion or in the UST Credit Agreement and Canadian Loan Agreement escrow accounts of $17.4 billion. The amount of cash and marketable securities is subject to intra-month and seasonal fluctuations and includes balances held by various business units and subsidiaries worldwide that are needed to fund their operations.

Although the 363 Sale and our cost reduction initiatives have reduced our ongoing need for cash, we still expect to have substantial cash requirements going forward. Our future uses of cash will include, among other possible demands:

•	Costs to implement long-term cost savings and restructuring plans such as potential capacity reduction programs;

•	Continuing capital expenditures;

•	Repayment of UST Loans, Canadian Loan, VEBA Notes and German Facility;

•	Pension contributions; and

•	Continuing use of cash in our operations as a result of lower global industry sales.

In the United States, we generally recognize revenue and collect the associated receivable shortly after production, but pay our suppliers approximately 47 days later. During periods of declining sales and production this results in outflows of cash greater than collections of accounts receivable, as we pay suppliers for materials on which we have previously recognized revenue and collected the associated receivable. When production and sales stabilize, this effect reverses and we return to a more regular pattern of working capital changes.

We are in the process of converting the payment terms of a majority of our suppliers from payments on the second day after the second month-end, which approximately averages 47 day payment terms, to weekly payments that also average approximately 47 day payment terms. Conversion of the payment terms is expected to smooth out our intra-month liquidity but will reduce our month-end cash balances.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

We manage our global liquidity using the U.S. cash pool, UST Credit Agreement and Canadian Loan Agreement escrow accounts, international liquidity pools and available liquidity at consolidated overseas subsidiaries. Our U.S. operations have access to much of our overseas liquidity through intercompany arrangements. The following table summarizes global liquidity (dollars in millions):

	Successor	Predecessor
	September 30, 2009	December 31, 2008
Cash and cash equivalents	$25,092	$14,053
Marketable securities	137	141

Available liquidity	25,229	14,194
Available under credit facilities	1,437	649

Total available liquidity	26,666	$14,843

UST Credit Agreement and Canadian Loan Agreement escrow accounts (a)	17,350

Total liquidity including UST Credit Agreement and Canadian Loan Agreement escrow accounts	$44,016

(a)	Classified as restricted cash. Refer to Note 8.

Credit Facilities

At September 30, 2009, we held $4.3 billion of committed credit facilities, under which we had drawn $3.3 billion leaving $1.0 billion available. In addition, at September 30, 2009 we had $1.0 billion of uncommitted credit facilities, under which we had drawn $643 million leaving $405 million available.

Old GM previously entered into on-balance sheet securitization programs in which certain trade accounts receivables related to vehicle sales were isolated in wholly-owned bankruptcy-remote special purpose entities, which in turn pledged the receivables to the lending institutions. The receivables pledged were not reported separately from other trade accounts receivables but were reported in Accounts and notes receivable, net and borrowings were reported as Short-term debt and current portion of long-term debt.

In September 2008, Old GM entered into a one-year revolving on-balance sheet securitization borrowing program that provided financing of up to $0.2 billion. The program replaced an off-balance sheet trade receivable securitization facility that expired in September 2008. The borrowing program was terminated upon Old GM’s bankruptcy; outstanding amounts were fully paid down, lenders’ liens on the receivables were released and the receivable assets were transferred to Old GM. This one-year revolving facility was in addition to another existing on-balance sheet securitization borrowing program that provided financing of up to $0.5 billion, which matured in April 2009 and was fully paid down.

Restricted Cash and Marketable Securities

Upon filing for bankruptcy protection on June 1, 2009 Old GM obtained $33.3 billion of funding from the UST and EDC under its DIP Facility. From these proceeds, $16.4 billion were deposited in escrow and will be distributed to us at our request upon certain conditions. Any unused amounts in escrow on June 30, 2010 are required to be used to repay the UST Loans and Canadian Loan, unless the UST agrees to an extension, at our request, of up to an additional 12 months to June 30, 2011. The UST Loans and Canadian Loan have been classified as short-term debt based on these terms. Under the UST Credit Agreement we can request a distribution of all or part of the escrow balance or an extension of the date the escrow funds must be applied to prepay the loans. If we make such a request and the UST approves it, we may not be required to use unused amounts in escrow to repay the UST Loans and Canadian Loan within the next 12 months. Refer to Note 21.

Under the terms of the Canadian Loan Agreement, GMCL established a CAD $1.0 billion (equivalent of USD $893 million when entered into) escrow to provide retiree health care benefits through a health care trust (HCT) to certain active and retired employees

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

represented by the CAW. The implementation date of the HCT will be the later of December 31, 2009 or when certain preconditions are achieved including certain changes to the Canadian Income Tax Act. Under the terms of the HCT agreement, GMCL is obligated to make a payment of CAD $1.0 billion on the implementation date which it will fund out of its CAD $1.0 billion escrow funds.

Cash Flow

Operating Activities

In the period July 10, 2009 through September 30, 2009, we had positive cash flow from operating activities of $2.9 billion on Managerial net income (loss) attributable to stockholders of ($1.2) billion. Cash flow from operating activities primarily relates to: (1) $8.2 billion of favorable managed working capital; (2) $0.6 billion of net income excluding depreciation and amortization; (3) $0.6 billion of net rental fleet liquidations; and (4) $0.4 billion of restructuring related charges; partially offset by (5) a $3.9 billion Canadian pension contribution; (6) a $2.6 billion decrease in accrued and other liabilities; and (7) $0.6 billion related to sales allowances.

Investing Activities

In the period July 10, 2009 through September 30, 2009, we had negative cash flow from investing activities of $0.3 billion, which primarily related to: (1) $0.6 billion in capital expenditures; (2) $0.1 billion decrease in notes receivable; and (3) $0.1 billion net increase in restricted cash deposits; partially offset by (4) $0.3 billion related to the liquidation of operating leases; and (5) a $0.2 billion increase related to the reconsolidation of Saab.

Financing Activities

In the period July 10, 2009 through September 30, 2009, we had positive cash flow from financing activities of $3.6 billion which primarily related to: (1) $4.0 billion of debt funding from EDC that was converted to equity; (2) $0.3 billion in net proceeds from the German Government bridge loan; and (3) a $0.5 billion increase in long-term debt; partially offset by (4) $0.6 billion decrease in short-term debt; and (5) a $0.4 billion payment on UST Loans related to the U.S. Government warranty program.

Net Debt

The following table summarizes net asset (debt) balances (dollars in millions):

	Successor	Predecessor
	September 30, 2009	December 31, 2008
Cash and cash equivalents	$25,092	$14,053
Marketable securities	137	141
Short-term debt and current portion of long-term debt	(12,842)	(16,920)
Long-term debt	(4,197)	(29,018)

Net asset (debt)	$8,190	$(31,744)

Other Liquidity Issues

On March 19, 2009 the UST announced that it would provide up to $5.0 billion in financial assistance to automotive suppliers by guaranteeing or purchasing certain of the receivables payable by us. In order to fund these purchases of receivables, we established a bankruptcy-remote special purpose entity, GM Receivables, which may be funded by up to $175 million of equity contributions to be made by us and a loan from the UST of up to $3.5 billion. GM Receivables is included in our consolidated managerial financial statements and amounts borrowed from the UST and used to pay suppliers are recorded in Short-term debt. GM Receivables is responsible for paying interest on any loans provided by the UST at an annual rate of LIBOR plus 3.5%, with a minimum of 5.5%,

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

and for paying administrative fees of 25 basis points per annum of the average daily program balance to a third party administrator. We will be responsible for paying a termination fee of 4% of the outstanding commitment to the UST upon expiration or termination of the Receivables Program, which expires in April 2010 unless extended for a longer term. Any residual capital in the program will be shared equally by us and the UST. At September 30, 2009 we have made $55 million in equity contributions to GM Receivables and recorded interest expense of $4 million in the period July 10, 2009 through September 30, 2009. Old GM recorded interest expense of $1 million in the period January 1, 2009 through July 9, 2009.

GMAC currently finances our vehicles while they are in-transit to dealers in number of markets including U.S. In the event GMAC significantly limits or ceases to finance in-transit vehicles, our liquidity will be adversely affected.

We have covenants in our UST Credit Agreement, Canadian Loan Agreement and VEBA Note Agreement that could limit the amount and type of additional financing that we could raise to bolster our liquidity if needed.

Non-Cash Charges (Gains)

The following table summarizes significant non-cash charges (gains) (dollars in millions):

	Successor	Predecessor
	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Impairment of GMAC Common Membership Interests	$—	$—	$—	$—	$2,036
Impairment of GMAC Preferred Membership Interests	—	—	—	251	1,001
Net curtailment gain related to finalization of Settlement Agreement	—	—	—	(4,901)	(4,901)
Salaried post-65 healthcare settlement	—	—	—	1,704	1,704
Impairment of equipment on operating leases	—	—	55	—	105
Impairment of long-lived assets	—	—	597	—	29
Impairment charges related to CAMI investment	—	—	28	—	—
CAW Settlement	—	—	—	—	340
Loss (gain) on secured debt extinguishment	—	—	(906)	(43)	(97)
Loss on extinguishment of UST GMAC Loan	—	—	1,994	—	—
Gain on UST GMAC Loan conversion	—	—	(2,469)	—	—
Reorganization gains, net	—	(80,720)	(79,601)	—	—
Valuation allowances against deferred tax assets	—	(597)	(597)	—	394

Total	$—	$(81,317)	$(80,899)	$(2,989)	$611

Defined Benefit Pension Plan Contributions

Under the terms of the loan agreement with the governments of Ontario and Canada, GMCL was required to make total initial contributions of CAD $4.0 billion; CAD $3.3 billion to the Canadian Hourly Defined Benefit Pension Plan and CAD $0.7 billion to the Canadian Salaried Defined Benefit Pension Plan, effective September 2, 2009. Such contributions were made as scheduled. GMCL is required to make five annual contributions of CAD $200 million, payable in monthly installments, beginning on September 1, 2009. The payments will be allocated between the Canadian Hourly Defined Benefit Pension Plan and the Canadian Salaried Defined Benefit Pension Plan as specified in the loan agreement.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

We are currently considering making a discretionary contribution to the U.S. Hourly Defined Benefit Pension Plan. This discretionary contribution is being considered to offset the effect of the increase to the PBO of the U.S. Hourly Defined Benefit Pension Plan incurred as a result of the Delphi Benefit Guarantee Agreements being triggered as well as to possibly reduce the projected future cash funding requirements. We are currently evaluating the amount, timing, and form of assets that may be contributed.

Off-Balance Sheet Arrangements

Off-balance sheet arrangements are used where the economics and sound business principles warrant their use. The principal use of off-balance sheet arrangements occurs in connection with the securitization and sale of financial assets and leases.

Old GM participated in a trade receivables securitization program that expired in September 2008 and was not renewed. As part of this program, Old GM sold receivables to a wholly-owned bankruptcy-remote special purpose entity. The special purpose entity was a separate legal entity that assumed the risks and rewards of ownership of those receivables. Receivables were sold under the program at fair market value and were excluded from Old GM’s consolidated balance sheets. Old GM recorded a loss on trade receivables sold included in Cost of sales of $2.6 million in the nine months ended September 30, 2008. The banks and the bank conduits had no beneficial interest in the eligible pool of receivables at September 30, 2008. Old GM did not have a retained interest in the receivables sold, but performed collection and administrative functions. The gross amount of proceeds received from the sale of receivables under this program was $1.6 billion in the nine months ended September 30, 2008.

Trade receivable securitization programs are utilized in Europe. Some direct and indirect subsidiaries have entered into factoring agreements to sell certain trade receivables to banks and to factoring companies. Limits are based on contractually agreed upon amounts and/or on the entities’ balance of participating trade receivables. In the period July 10, 2009 through September 30, 2009, the average facility limits for the participating entities were $62 million in total. The banks and factoring companies had a beneficial interest of $9 million and $16 million in the participating pool of trade receivables at September 30, 2009 and December 31, 2008.

Old GM leases real estate and equipment from various off-balance sheet entities established to facilitate the financing of those assets by nationally prominent lessors that are considered to be creditworthy. These assets consist principally of office buildings and machinery and equipment. The use of such entities allows the parties providing the financing to isolate particular assets in a single entity and thereby syndicate the financing to multiple third parties. This is a conventional financing technique used to lower the cost of borrowing and, thus, the lease cost to a lessee. There is a well-established market in which institutions participate in the financing of such property through their purchase of ownership interests in these entities, and each is owned by institutions that are independent of, and not affiliated with, us. We believe that no officers, directors or employees of ours or our affiliates hold any direct or indirect equity interests in such entities. Several of these leases that were held by subsidiaries of Old GM were assumed when we took ownership of these subsidiaries as part of the 363 Sale. However, we did not assume certain other leases held directly by Old GM as part of the 363 Sale. We are currently engaged in negotiations with the lessors of certain of these leases. In exchange for consideration, MLC has agreed to let us use real estate and equipment covered by these certain leases until negotiations conclude with the lessors.

The following table summarizes assets in off-balance sheet entities (dollars in millions):

	Successor	Predecessor
	September 30, 2009	December 31, 2008
Assets leased under operating leases	$272	$1,373
Trade receivables sold	9	16

Total	$281	$1,389

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Guarantees Provided to Third Parties

We have provided guarantees related to the residual value of operating leases, certain suppliers’ commitments and other related obligations, and commercial loans made by GMAC and outstanding with certain third parties. The maximum potential obligation under these commitments is $767 million at September 30, 2009. This amount includes a guarantee provided to GMAC in Brazil in connection with dealer floor plan financing, which is secured by a $524 million certificate of deposit purchased from GMAC to which we have title.

Our current agreement with GMAC requires us to repurchase GMAC financed inventory invoiced to dealers after September 1, 2007, with limited exclusions, in the event of a qualifying voluntary or involuntary termination of the dealer’s Dealer Sales and Service Agreement. Our repurchase obligation excludes vehicles which are damaged, have excessive mileage or have been altered. Our repurchase obligation ended on August 31, 2009 for vehicles invoiced through August 31, 2008 ends on August 31, 2010 for vehicles invoiced through August 31, 2009, and ends on August 31, 2011 for Cadillac, Chevrolet, Buick and GMC vehicles invoiced through August 31, 2010.

The maximum potential amount of future payments we could be required to make under this guarantee would be based on the repurchase value of total eligible vehicles financed by GMAC in dealer stock, and is estimated to be $9.0 billion at September 30, 2009. If we are required to repurchase vehicles under this arrangement, the total exposure would be reduced to the extent we are able to resell the vehicles to another dealer. The fair value of the guarantee is $0 million at September 30, 2009, which considers the likelihood of dealers terminating and estimated loss exposure for ultimate disposition of vehicles, was recorded as a reduction of Sales.

Refer to Note 13 to the condensed consolidated managerial financial statements for additional information on guarantees we have provided.

Contractual Obligations and Other Long-Term Liabilities

At December 31, 2008 Old GM reported minimum commitments under contractual obligations, including purchase obligations, of $146.2 billion. As part of the 363 Sale, we assumed certain but not all of Old GM’s contractual obligations; as such, our obligations are substantially lower. Analyses of our significant areas with outstanding contractual obligations at September 30, 2009 identified specific areas with significant reductions. However, we did not assume certain other leases held directly by Old GM as part of the 363 Sale. We are currently engaged in negotiations with the lessors of certain of these leases. In exchange for consideration, MLC has agreed to let us use real estate and equipment covered by these certain leases until negotiations conclude with the lessors.

We estimate that debt obligations decreased by $28.9 billion from $45.9 billion at December 31, 2008 to $17.0 billion at September 30, 2009 primarily due to: (1) $4.0 billion of debt to the UST borrowed under the UST Loan Agreement that was converted to equity; (2) $14.9 billion of Old GM’s unsecured U.S. dollar denominated debt, $7.3 billion of contingent convertible debt and approximately $5.5 billion of other debt that we did not assume in the 363 Sale, and (3) the extinguishment of Old GM’s $4.5 billion secured revolving credit facility and $1.5 billion U.S. term loan. These reductions to debt obligations were partially offset by: (1) $6.7 billion of debt assumed under the UST Credit Agreement; (2) $1.4 billion of debt assumed under the Canadian Loan Agreement; and (3) $1.3 billion borrowed under the German Revolving Bridge Facility.

We estimate that aggregate interest payment obligations decreased by $40.3 billion from $45.4 billion at December 31, 2008 to $5.1 billion at September 30, 2009 as a result of the reduction in debt obligations, earlier maturity dates and lower interest rates.

We estimate that operating lease obligations decreased by $0.6 billion from $2.8 billion at December 31, 2008 to $2.2 billion at September 30, 2009 primarily due to Old GM’s bankruptcy related contract cancellations, including $309 million related to the sale-leaseback of machinery and equipment, $146 million for real estate lease cancellations and $88 million related to leased aircraft.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

We estimate that policy, product warranty and recall campaigns liability decreased by $0.9 billion from $8.5 billion at December 31, 2008 to $7.5 billion at September 30, 2009 in correlation with lower sales volumes in 2009.

Effective with the successful completion of the 363 Sale on July 10, 2009, consideration owed to the New VEBA, which was $27.0 billion at December 31, 2008, changed as a result of the Revised Settlement Agreement. We will now contribute: (1) a $2.5 billion note payable with an implied interest rate of 9% per annum that will be repaid in three installments of $1.4 billion on July 15 of 2013, 2015 and 2017; (2) $6.5 billion (260,000,000 shares) of our Series A Preferred Stock that accrues cumulative dividends at 9% per annum; (3) 87,500,000 shares (17.5%) of our common stock; (4) a warrant to acquire 15,151,515 shares (2.5%) of our common stock at $126.92 per share at any time prior to December 31, 2015; (5) two years funding of claims costs for individuals who elected the Second 2009 Special Attrition Program; and (5) the existing internal VEBA assets.

At December 31, 2009, we will account for the termination of our UAW Hourly Retiree Medical Plan and Mitigation Plan (as defined in Old GM’s 2008 10-K) as a settlement. The settlement gain or loss to be recognized on December 31, 2009 will include: (1) the change in the fair value of the consideration to be provided to the New VEBA between the closing date of the 363 Sale of July 10, 2009 and December 31, 2009, and the carrying amount of the UAW Hourly Retiree Medical Plan and Mitigation Plan obligations; and (2) actuarial gains or losses in the period July 10, 2009 through December 31, 2009. Upon the settlement of the UAW Hourly Retiree Medical Plan at December 31, 2009, the consideration contributed including the VEBA Notes, preferred stock, common stock, and warrants will be classified as outstanding debt and equity instruments.

Fair Value Measurements

On January 1, 2008, Old GM adopted ASC 820-10, “Fair Value Measurements and Disclosures,” which addresses aspects of fair value accounting. Refer to Note 15 to the condensed consolidated managerial financial statements for additional information regarding the adoption and effects of ASC 820-10.

In addition, we record changes in the fair value of our derivative liabilities based on our current credit standing. At September 30, 2009 our derivative liabilities were $1.1 billion.

Fair Value Measurements on a Recurring Basis

We used Level 3, or significant unobservable inputs to measure $247 million (or 0.8%) of the total assets that we measured at fair value, and $1.1 billion (or 99.0%) of the total liabilities that we measured at fair value. Level 3 inputs are estimates that require significant judgment and are therefore subject to change.

The more significant assets and liabilities, with the related Level 3 inputs, are as follows:

•

Mortgage-backed and other securities — Level 3 inputs utilized to determine fair value include estimated prepayment and default rates on the underlying portfolio which are embedded in a proprietary discounted cash flow projection model.

•

Foreign currency derivatives — Level 3 inputs utilized to determine fair value based on the credit rating of sovereign comparable companies with similar credit profiles and observable credit ratings together with internal bank credit ratings obtained from the subsidiary’s counterparty banks.

•

Commodity derivatives — Commodity derivatives include purchase contracts from various suppliers that are gross settled in the physical commodity. Level 3 inputs utilized in the fair value measurement process include estimated projected selling prices, quantities purchased and counterparty credit ratings, which are then discounted to the expected cash flow.

Transfers In and/or Out of Level 3

At December 31, 2008, the fair value of certain foreign currency derivative contracts, to which certain of our foreign consolidated subsidiaries were party, was estimated based on the credit rating of sovereign comparable companies with similar credit profiles and

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

observable credit ratings together with internal bank credit ratings obtained from the subsidiary’s counterparty banks. Foreign currency derivatives valued using these measurements were classified within Level 3 of the valuation hierarchy. At March 31, 2009, the foreign currency derivative contracts to which these foreign subsidiaries are party were transferred from Level 3 into Level 2 as the credit risk of the foreign subsidiaries was equivalent to our Corporate nonperformance risk which was observable through the credit default swap market and bond market based on prices for recent trades. After June 1, 2009 our and Old GM’s non-performance risk was not directly observable through the credit default swap market as a result of Old GM’s bankruptcy filing and the foreign currency derivative contracts to which certain foreign subsidiaries are party were transferred from Level 2 to Level 3.

Fair Value Measurements on a Nonrecurring Basis

The following tables summarize assets measured at fair value on a nonrecurring basis subsequent to initial recognition (dollars in millions):

	Predecessor
	July 1, 2009 Through July 9, 2009 Total Losses	January 1, 2009 Through July 9, 2009 Total Losses
Assets
Investment in CAMI	$—	$(28)
Long-lived assets	—	(539)
Equipment on operating leases	—	(16)

Total	$—	$(583)

	Predecessor	Fair Value Measurements Using			Predecessor
	September 30, 2008	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Three Months Ended September 30, 2008 Total Losses	Nine Months Ended September 30, 2008 Total Losses
Assets
Investment in GMAC Common Membership Interests	$1,949	$—	$—	$1,949	$—	$(2,036)
Investment in GMAC Preferred Membership Interests	43	—	—	43	(251)	(1,001)

Total	$1,992	$—	$—	$1,992	$(251)	$(3,037)

The carrying amount of assets measured at fair value is reviewed on a nonrecurring basis when events and circumstances warrant. This review requires the comparison of the fair value of the assets to their respective carrying amount. The fair value of the assets is determined based on valuation techniques using the best information that is available, and may include quoted market prices, market comparables, and discounted cash flow projections. An impairment charge is recorded whenever a decline in fair value below the carrying amount is determined to be other than temporary. Impairment testing was not performed in the periods July 10, 2009 through September 30, 2009 and July 1, 2009 through July 9, 2009. Refer to Note 2 to the condensed consolidated managerial financial statements.

Investment in CAMI

In the three months ended March 31, 2009, Old GM recognized an impairment charge of $28 million for CAMI, at the time an equity method investee. The impairment charge was based on discounted projected cash flows, and was included in Equity income, net of tax. Effective March 1, 2009, Old GM determined that due to changes in contractual arrangements, CAMI became a VIE and Old GM was the primary beneficiary, and therefore CAMI was consolidated.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

Long-Lived Asset Impairments

Product-specific assets may become impaired as a result of declines in profitability due to changes in volume, pricing or costs. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with current market risk expectations about those future amounts. Product-specific tooling assets with a carrying amount of $375 million were adjusted to their fair value of $85 million, resulting in an impairment charge of $290 million in the three months ended March 31, 2009. Product-specific tooling assets with a carrying amount of $249 million were adjusted to their fair value of $0, resulting in an impairment charge of $249 million in the period April 1, 2009 through July 9, 2009. Impairment testing was not performed in the periods July 10, 2009 through September 30, 2009 and July 1, 2009 through July 9, 2009. Refer to Note 2 to the condensed consolidated managerial financial statements.

Equipment on Operating Leases to Retail Customers

Equipment on operating leases to retail customers may become impaired based on negative economic trends, which can affect the residual values and expected future cash flows of these assets. Negative industry conditions in North America continue to increase the risks and costs associated with vehicle lease financing. The impairment charges related to these assets in the periods January 1, 2009 through July 9, 2009 were the result of reduced expectations of the cash flows from these lease arrangements. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with current market risk expectations about those future amounts. Vehicles under operating leases were adjusted to their fair value of $1.5 billion by recognizing an impairment charge of $16 million in the three months ended March 31, 2009. No impairments on equipment or operating leases to retail customers were recorded in the period April 1, 2009 through July 9, 2009. Impairment testing was not performed in the periods July 10, 2009 through September 30, 2009 and July 1, 2009 through July 9, 2009. Refer to Note 2 to the condensed consolidated managerial financial statements.

Investments in GMAC Common and Preferred Membership Interests

As described in more detail in Old GM’s 2008 10-K as updated by the Form 8-K filed by Old GM on May 14, 2009, Old GM evaluated its investments in GMAC Common and Preferred Membership Interests and determined that they were impaired and that such impairments were other than temporary in the three and nine months ended September 30, 2008. GMAC converted its status to a C corporation effective June 30, 2009. At that date, the accounting treatment for the investment in GMAC was reevaluated and it was determined that accounting for GMAC as a cost method investment rather than an equity method investee was more appropriate due to a lack of significant influence over GMAC.

Dividends

Since our formation, we have not paid any dividends on our common stock. We have no current plans to pay any dividends on our common stock. So long as any share of our Series A Preferred Stock remains outstanding, no dividend or distribution may be declared or paid on our common stock unless all accrued and unpaid dividends have been paid on our Series A Fixed Rate Cumulative Perpetual Preferred Stock (Series A Preferred Stock). In addition, the UST Credit Agreement and the VEBA Note Agreement contain certain restrictions on our ability to pay dividends, other than dividends payable solely in our common stock.

In particular, each of the UST Credit Agreement and the VEBA Note Agreement provides that we may not pay any such dividends on our common stock unless: no default or event of default has occurred under such agreement and is continuing at the time of such payment; and immediately prior to and after giving effect to such dividend, our consolidated leverage ratio is less than 3.00 to 1.00.

Our payment of dividends in the future, if any, will be determined by our Board of Directors and will be paid out of funds legally available for that purpose.

Cash dividends per share of Old GM common stock were $0.50 in the nine months ended September 30, 2008. In July 2008, Old GM’s Board of Directors voted to suspend dividends on its common stock indefinitely, and dividends were not paid in the three months ended September 30, 2008.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

On September 15, 2009 we paid $146 million in dividends for the period July 10, 2009 to September 14, 2009 on our Series A Preferred Stock following approval by our Board of Directors.

Employees

At September 30, 2009, we employed 209,000 employees. The following table summarizes employment by region (in thousands):

	Successor	Predecessor
	September 30, 2009	December 31, 2008
GMNA	92	116
GMIO	115	125
Corporate and Other	2	2

Total Worldwide	209	243

United States — Salaried (a)(c)	27	29
United States — Hourly (a)(b)	48	62

(a)	Includes employees in GMNA and Corporate and other.

(b)	In the nine months ended September 30, 2009. 7,000 U.S. hourly employees elected to participate in Old GM’s 2009 Special Attrition Program, which was introduced in February of 2009. In addition, 6,000 U.S. hourly employees elected to participate in Old GM’s Second Special Attrition Program, which was introduced in June of 2009.

(c)	Subsequent to September 30, 2009, 3,000 U.S. salaried employees have irrevocably accepted the 2009 Salaried Window Program option or the GM Severance Program option.

Accounting Standards Not Yet Adopted

Refer to Note 2 to the condensed consolidated managerial financial statements.

Forward-Looking Statements

In this report and in reports we subsequently file with the SEC on Forms 10-K and 10-Q and file or furnish on Form 8-K, and in related comments by our management, we use words like “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “would,” or the negative of any of those words or similar expressions to identify forward-looking statements that represent our current judgment about possible future events. In making these statements we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K. Such factors include among others the following:

•	Our ability to comply with the requirements of the UST Credit Agreement, dated July 10, 2009;

•

Our ability to take actions we believe are important to our long-term strategy, including our ability to enter into certain material transactions outside of the ordinary course of business, due to significant representations and affirmative and negative covenants in the UST Credit Agreement;

•	Our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications;

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

•

Our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology, and, even if funded, our ability to realize successful vehicle applications of new technology;

•

The ability of counterparties to various financing arrangements, joint venture arrangements, commercial contracts and other arrangements to which we and our subsidiaries are party, to exercise rights and remedies under such arrangements, which, if exercised, may have material adverse consequences;

•

The effect of business or liquidity difficulties for us or one or more subsidiaries on other entities in our corporate group as a result of our highly integrated and complex corporate structure and operation;

•

Our ability to restore consumers’ confidence in our viability as a continuing entity and our ability to continue to attract customers, particularly for our new products, including cars and crossover vehicles;

•	Availability of adequate financing on acceptable terms to our customers, dealers, distributors and suppliers to enable them to continue their business relationships with us;

•	Financial viability and ability to borrow of our key suppliers;

•	Our ability to manage the distribution channels for our products, including our ability to consolidate our dealer network;

•	Our ability to qualify for federal funding of our advanced technology vehicle programs under Section 136 of the Energy Independence and Security Act of 2007 (EISA);

•	The ability of our foreign operations to successfully restructure and receive adequate financial support from their host governments or other sources;

•

The continued availability of both wholesale and retail financing from GMAC and its affiliates in the United States, Canada and the other markets in which we operate to support our ability to sell vehicles in those markets, which is dependent on GMAC’s ability to obtain funding and which may be suspended by GMAC if GMAC’s credit exposure to us exceeds certain limitations provided in our operating arrangements with GMAC;

•	Overall strength and stability of general economic conditions and of the automotive industry, both in the United States and in global markets;

•

Continued economic and automotive industry instability or poor economic conditions in the United States and global markets, including the credit markets, or changes in economic conditions, commodity prices, housing prices, foreign currency exchange rates or political stability in the markets in which we operate;

•	Shortages of and increases or volatility in the price of oil;

•

Significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including on our pricing policies or use of incentives and the introduction of new and improved vehicle models by our competitors;

•	The ongoing ability of our suppliers to provide systems, components and parts without disruption;

•

Changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates;

GENERAL MOTORS COMPANY AND SUBSIDIARIES

(Not audited or reviewed)

•	Costs and risks associated with litigation;

•	Significant increases in our pension and other postretirement benefit expenses resulting from changes in the value of plan assets;

•

Changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, including the estimates for Delphi pension benefit guarantees, which could have an effect on earnings;

•	Other risks described from time to time in periodic and current reports that we file with the SEC.

We caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

*  *  *  *  *   *

GENERAL MOTORS COMPANY AND SUBSIDIARIES

Quantitative and Qualitative Disclosures About Market Risk

Old GM entered into a variety of foreign currency exchange, interest rate and commodity forward contracts and options to maintain a desired level of exposure arising from market risks resulting from changes in foreign currency exchange rates, interest rates and certain commodity prices.

We are also subject to market risks and assumed foreign currency exchange rate derivative contracts held by subsidiary companies at July 10, 2009. We do not enter into derivative transactions for speculative or trading purposes.

The overall financial risk management program is placed under the responsibility of our Risk Management Committee, which reviews and, where appropriate, approves recommendations on the level of exposure and the strategies to be pursued to mitigate these risks. A risk management control system is utilized to monitor the strategies, risks and related hedge positions, in accordance with the policies and procedures approved by the Risk Management Committee.

A discussion of Old GM’s accounting policies for derivative financial instruments, which we have continued to utilize pending the application of fresh-start reporting, is included in Note 3 to Old GM’s 2008 10-K as filed with the SEC. Financial information in the 2008 10-K was updated by the Form 8-K filed by Old GM on May 14, 2009 with respect to retrospective changes in the organization and presentation of financial information relative to its operating segments and to reflect the retrospective adoption of certain accounting standards. Further information on our exposure to market risk is included in Note 12 to the condensed consolidated managerial financial statements.

In 2008, credit market volatility increased significantly, creating broad credit concerns. In addition, Old GM’s credit standing and liquidity position in the first half of 2009 and bankruptcy filing on June 1, 2009 severely limited its ability to manage risks using derivative financial instruments as most derivative counterparties were unwilling to enter into transactions with Old GM. Subsequent to the 363 Sale, we remain unable to enter forward contracts pending the completion of negotiations for new agreements and credit terms with potential derivative counterparties.

In addition, in accordance with the provisions of ASC 820-10, “Fair Value Measurements and Disclosures,” which requires companies to consider nonperformance risk as part of the measurement of fair value of derivative liabilities, we record changes in the fair value of our derivative liabilities based on our current credit standing. At September 30, 2009 our derivative liabilities were $1.1 billion.

The following analyses provide quantitative information regarding our exposure to foreign currency exchange rate risk and equity price risk as of September 30, 2009. We use sensitivity analysis to measure the potential loss in the carrying amount of financial instruments with exposure to market risk. The models used assume instantaneous, parallel shifts in exchange rates and interest rate yield curves. For options and other instruments with nonlinear returns, models appropriate to these types of instruments are utilized to determine the effect of market shifts. There are certain shortcomings inherent in the sensitivity analyses presented, primarily due to the assumption that interest rates change in a parallel fashion and that spot exchange rates change instantaneously. In addition, the analyses are unable to reflect the complex market reactions that normally would arise from the market shifts modeled and do not contemplate the effects of correlations between foreign currency pairs, or offsetting long-short positions in currency pairs which may reduce the potential loss in value.

Foreign Currency Exchange Rate Risk

We have foreign currency exposures related to buying, selling, and financing in currencies other than the local currencies in which we operate. Derivative instruments, such as foreign currency forwards, swaps and options are used primarily to hedge our exposures with respect to forecasted revenues, costs and commitments denominated in foreign currencies. Such contracts have remaining maturities up to 23 months. At September 30, 2009, our three most significant foreign currency exposures are the U.S. Dollar/Korean Won, U.S. Dollar/Canadian Dollar and Euro/British Pound.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

At September 30, 2009 the carrying amount of the liability resulting from financial instruments with exposure to foreign currency risk was $8.9 billion. This presentation utilizes a population of foreign currency exchange derivatives and foreign currency denominated debt and excludes the offsetting effect of foreign currency cash, cash equivalents and other assets. The hypothetical loss in carrying amount for such financial instruments from a 10% parallel shift in all quoted foreign currency exchange rates would be $1.3 billion.

We are also exposed to foreign currency risk as we translate the results of our international operations into U.S. Dollars as part of the consolidation process. Fluctuations in foreign currency exchange rates can therefore create volatility in our managerial results of operations and may adversely affect our managerial financial position. The effect of foreign currency exchange rate translation on our consolidated managerial financial position in the period July 10, 2009 through September 30, 2009 was a net translation gain of $0.2 billion. This gain was recognized as an adjustment to Total stockholders’ deficit through Accumulated other comprehensive loss. The effects of foreign currency exchange rate transactions in the period July 10, 2009 through September 30, 2009 was a gain of $0.6 billion.

Interest Rate Risk

We are subject to market risk from exposure to changes in interest rates due to our financing activities. Interest rate risk in Old GM was managed primarily with interest rate swaps. Interest rate swaps involve the exchange of fixed for variable rate interest payments to effectively convert fixed rate debt into variable rate debt in order to achieve a target range of variable rate debt.

At September 30, 2009 we had fixed rate short-term debt of $536 million and variable rate short-term debt of $12.3 billion. Of this fixed rate short-term debt, $218 million was denominated in U.S. Dollars and $318 million was denominated in foreign currencies. Of the variable rate short-term debt, $7.3 billion was denominated in U.S. Dollars and $5.0 billion was denominated in foreign currencies.

At September 30, 2009 we had fixed rate long-term debt of $3.1 billion and variable rate long-term debt of $1.1 billion. Of this fixed rate long-term debt, $768 million was denominated in U.S. Dollars and $2.3 billion was denominated in foreign currencies. Of the variable rate long-term debt, $700 million was denominated in U.S. Dollars and $376 million was denominated in foreign currencies.

Commodity Price Risk

We are exposed to changes in prices of commodities used in our automotive business, primarily associated with various non-ferrous and precious metals for automotive components and energy used in the overall manufacturing process. Some of the commodity purchase contracts meet the definition of a derivative. Old GM entered into various derivatives, such as commodity swaps and options, to offset our commodity price exposures. We currently have no such swaps or options outstanding.

Equity Price Risk

We are exposed to changes in prices of equities related to certain investments we hold in warrants of other companies. At September 30, 2009 the fair value of these warrants was $24 million, which represents our maximum exposure under these instruments.

Counterparty Risk

We are exposed to counterparty risk, which is the loss we could incur if a counterparty to a derivative contract defaulted. We enter into agreements with counterparties that allow the set-off of certain exposures in order to manage this risk. At September 30, 2009, our counterparty risk exposure is primarily related to derivative contracts we use to manage exposure to foreign currency exchange rate risk.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

Our counterparty risk is managed by our Risk Management Committee, which establishes exposure limits for both net fair value and potential exposure, based on our overall risk tolerance. We monitor and report our exposures to the Risk Management Committee and our Treasurer on a periodic basis. As of September 30, 2009 the majority of our counterparty exposures are with counterparties that are rated A or higher.

Concentration of Credit Risk

We are exposed to concentration of credit risk primarily through holding cash, short- and long-term investments and derivatives. As part of our risk management process, we monitor and evaluate the credit standing of the financial institutions with which we do business. The financial institutions with which we do business are generally highly rated and geographically dispersed.

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Controls and Procedures

Disclosure Controls and Procedures

Disclosure controls and procedures have been designed to provide reasonable assurance that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended (Exchange Act), is recorded, processed, summarized, and reported within the specified time periods and accumulated and communicated to management, including the principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

We are a private company and, as such, we are not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934. We are a voluntary filer with the SEC. We are filing this information pursuant to the agreement with the SEC staff, as described in a no-action letter issued to Old GM by the SEC staff on July 9, 2009 regarding our filing requirements and those of MLC.

However, management, with the participation of the CEO and CFO, evaluated the effectiveness of General Motors Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) or 15d-15(e) promulgated under the Exchange Act) at September 30, 2009. Based on this evaluation, the CEO and CFO concluded that the disclosure controls and procedures required by paragraph (b) of Rules 13a-15 or 15d-15 were not effective, at a reasonable assurance level, because of a material weakness in internal control over financial reporting at General Motors Corporation as reported as of December 31, 2008, that continues to exist at General Motors Company.

The material weakness related to controls that were not effective over the period-end financial reporting process. This resulted in a significant number and magnitude of out-of-period adjustments to General Motors Corporation’s consolidated financial statements. Specifically, controls have not been effective to ensure that accounting estimates and other adjustments were appropriately reviewed, analyzed and monitored by competent accounting staff on a timely basis. Additionally, some of the adjustments that were recorded by General Motors Corporation related to account reconciliations not being performed effectively. Such a material weakness in the period-end financial reporting process has a pervasive effect on the reliability of financial reporting and could result in a company not being able to meet its regulatory filing deadlines. If not remediated, it is reasonably possible that a company’s consolidated financial statements will contain a material misstatement or that it will miss a filing deadline in the future.

Remediation and Changes in Internal Controls

Actions continue to be taken to improve internal control over financial reporting by advancing initiatives to address our material weakness including:

•	Evaluating and improving trial balance and account ownership;

•	Documenting roles and responsibilities for close processes;

GENERAL MOTORS COMPANY AND SUBSIDIARIES

•	Implementing new consolidation software;

•	Updating and implementing consolidation procedures;

•	Improving management reporting and analysis procedures;

•	Implementing a new issue management process;

•	Implementing a standardized account reconciliation quality assurance program;

•	Developing and implementing improved manual journal entry procedures; and

•	Developing and implementing improved disclosure procedures.

Corporate Accounting and other key departments are having their resources augmented by utilizing external resources and performing additional closing procedures in 2009.

However, consistent with the no-action relief granted by the SEC staff, these unaudited condensed consolidated managerial financial statements do not comply with United States generally accepted accounting principles (U.S. GAAP). Refer to Note 2 to the unaudited condensed consolidated managerial financial statements for a discussion of the manner in which the managerial financial statements are not compliant with U.S. GAAP.

These unaudited condensed consolidated managerial financial statements will change when U.S. GAAP is applied. Any such changes could be and are likely to be material. Further, because these unaudited condensed consolidated managerial financial statements have not been prepared in accordance with U.S. GAAP, they have limitations, are not comparable to similarly titled financial statements of other companies and should not be considered as a substitute for financial statements prepared in accordance with U.S. GAAP or other measures of performance or liquidity prepared in accordance with U.S. GAAP.

These unaudited condensed consolidated managerial financial statements have not been audited or reviewed by our independent auditors and, accordingly, they express no opinion or any other form of assurance on them.

Other than as previously described, there have not been any other changes in internal control over financial reporting in the period July 10, 2009 to September 30, 2009, which have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Controls

Management, including the CEO and CFO, does not expect that the disclosure controls or internal control over financial reporting will prevent or detect all errors and all fraud. A control system cannot provide absolute assurance due to its inherent limitations; it is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. A control system also can be circumvented by collusion or improper management override. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of such limitations, disclosure controls and internal control over financial reporting cannot prevent or detect all misstatements, whether unintentional errors or fraud. However, these inherent limitations are known features of the financial reporting process, therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

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GENERAL MOTORS COMPANY AND SUBSIDIARIES

Legal Proceedings

The discussion in the following paragraphs is limited to an update of developments that have occurred in various material pending legal proceedings to which we are a party, other than ordinary routine litigation incidental to our business. These proceedings are fully described in our Form 8-K filed on August 7, 2009. We and the other defendants affiliated with us intend to defend all of the following actions vigorously.

Canadian Export Antitrust Class Actions

This report updates the previously reported antitrust class action consolidated for coordinated pretrial proceedings under the caption In re New Market Vehicle Canadian Export Antitrust Litigation Cases in the U.S. District Court for the District of Maine, and the more than 30 California cases consolidated in the California Superior Court in San Francisco County under the case captions Belch v. Toyota Corporation, et al. and Bell v. General Motors Corporation. In the California state court cases, oral arguments on the plaintiffs’ motion for class certification and defendants’ motion in limine were heard on April 21, 2009. The court ruled that it would certify a class. Defendants written appeal to the appropriate California court was denied. Defendants are preparing other substantive motions for summary judgment.

As previously reported, the U.S. Court of Appeals for the First Circuit also vacated the certification of the damages class and remanded to the U.S. District Court for the District of Maine for determination of several issues concerning federal jurisdiction and, if such jurisdiction still exists, for reconsideration of that class certification on a more complete record. On remand, plaintiffs again moved to certify a damages class, and defendants again moved for summary judgment and to strike plaintiffs’ economic expert. On July 2, 2009, the court granted one of defendant’s summary judgment motions. Plaintiffs did not appeal.

American Export Antitrust Class Action

On September 25, 2007, as previously reported, a claim was filed in the Ontario Superior Court of Justice against GMCL and Old GM on behalf of a purported class of actual and intended purchasers of vehicles in Canada claiming that a similar alleged conspiracy was now preventing lower-cost U.S. vehicles from being sold to Canadians. The Plaintiffs have delivered their certification materials. A certification hearing has not yet been scheduled. No determination has been made that the case may be maintained as a class action, and it is not possible to determine the likelihood of liability or reasonably ascertain the amount of any damages.

Delphi Salaried Pension Plan Claim

On November 12, 2009, we were served with an Amended Complaint in a previously pending case in the United States District Court for the Eastern District of Michigan captioned Dennis Black, Charles Cunningham, Kenneth Hollis and the Delphi Salaried Retiree Association v. The Pension Benefit Guaranty Corporation, the US Treasury Departments, The Presidential Task Force on the Auto Industry, Timothy Geithner, Steve Rattner, Ron Bloom and General Motors Company. The case, brought on behalf of participants in the salaried pension plan formerly offered by Delphi, challenges the complex series of events which led to the termination of the Delphi salaried pension plan and its assumption by the Pension Benefit Guaranty Corporation with a significant reduction in benefits, and the allegedly more favorable outcome for unionized employees and retirees participating in other Delphi plans. With respect to us, the Amended Complaint asserts that by reason of the United States Treasury’s substantial equity interest in the company, we are a government actor and that our actions and those of the other defendants constituted a violation of plaintiff’s constitutional rights because of the difference in outcome for participants in the Delphi salaried and hourly pension plans respectively. Plaintiffs ask that the court order us to “top up” Delphi salaried plan consistent with its contributions to Delphi’s union plan under other agreements or to require us to distribute funds allocated for Delphi pension plans equally between hourly and salaried plans. Plaintiffs ask the court to order the Treasury Department and other defendants to require us to take such actions, providing loan assistance if necessary. The Amended Complaint also seeks compensatory and punitive damages from defendants other than us and costs and attorneys fees from all defendants.

GENERAL MOTORS COMPANY AND SUBSIDIARIES

Patent Infringement Litigation

In the previously reported Kruse Technology Partnership cases, the plaintiff has said that it believes that its royalty damages claim against DMAX, Inc. would well exceed $100 million.

Environmental Matters

Carbon Dioxide Emission Standard Litigation

As previously reported, we and the Alliance of Automobile Manufacturers, the Association of International Automobile Manufacturers, Chrysler, and various automobile dealers brought suit for declaratory and injunctive relief from state regulations imposing stringent controls on new motor vehicle CO2 emissions.

In January 2009, President Obama directed the U.S. Environmental Protection Agency (EPA) to reconsider its disapproval of the California CO2 standards, and to consider adoption of a national approach to the regulation of vehicle CO2 emissions that would eliminate any environmental justification for separate state CO2 standards. In May 2009, we and most of the automotive industry agreed to this “National Standard” approach and, as part of that agreement, to discontinue litigation against the state standards if California and other states agreed to treat compliance with any new federal CO2 standards as compliance with their separate state standards. Under that agreement, California has commenced rulemaking to revise its CO2 standards, and the EPA and the National Highway Traffic Safety Administration (NHTSA) have commenced rulemaking to establish coordinated vehicle CO2 emissions and fuel economy standards. All pending litigation against the state standards in which we are involved has been stayed, and the lawsuits will be dismissed after California revises its standards according to its commitments. California is expected to complete the revision of its standards in late 2009. The EPA granted approval of the current California CO2 standards in June 2009, pursuant to President Obama’s instruction.

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Risk Factors

We face a number of significant risks and uncertainties in connection with our operations. Our business, results of operations and financial condition could be materially adversely affected by the factors subsequently described.

While we describe each risk separately, some of these risks are interrelated and certain risks could trigger the applicability of other risks subsequently described below. Also, the risks and uncertainties subsequently described are not the only ones that we may face. Additional risks and uncertainties not presently known to us, or that we currently do not consider significant, could also potentially impair, and have a material adverse effect on, our business, results of operations or financial condition.

Other than subsequently discussed, there have been no material changes to the Risk Factors disclosed in our Form 8-K filed on August 7, 2009.

Our business is highly dependent on sales volume. Global vehicle sales have declined significantly from their peak levels and there is no assurance that the global automobile market will recover in the near future or that it will not suffer a significant further downturn.

Our business and financial results are highly sensitive to sales volume, as demonstrated by the effect of sharp declines in vehicle sales in the United States since 2007 and globally during 2008 and the first nine months of 2009. Vehicle sales in the United States have fallen 44.7% on an annualized basis since their peak in 2007 through September 30, 2009, and sales globally have declined 13.2% on an annualized basis since their peak in January 2008 through the same date. The deteriorating economic and market conditions that have driven the drop in vehicle sales, including declines in real estate and equity values, rising unemployment, tightened credit markets, depressed consumer confidence and weak housing markets, are not likely to improve significantly during the

GENERAL MOTORS COMPANY AND SUBSIDIARIES

remainder of 2009 and may continue past 2009 and could deteriorate further. We expect that vehicle sales will decline in 2009 versus 2008. Our and Old GM’s dealers in the United States sold 1,547,000 vehicles during the first nine months of 2009, which represents a decline of 36.4% compared to the corresponding period in 2008. Sales volumes may decline more severely or take longer to recover than we expect, and if they do, our results of operations and financial condition will be materially adversely affected.

Shortages of and volatility in the price of oil have caused and may continue to cause diminished profitability due to shifts in consumer vehicle demand.

Volatile oil prices in 2008 contributed to weaker demand for some of Old GM’s higher margin vehicles, especially our fullsize sport utility vehicles, as consumer demand shifted to smaller, more fuel-efficient vehicles, which provide lower profit margins and in recent years represented a smaller proportion of Old GM’s sales volume in North America. Fullsize pick-up trucks, which are generally less fuel efficient than smaller vehicles, provided 21.3% of our and Old GM’s North American sales in the nine months ended September 30, 2009 and 21.7% in the year ended December 31, 2008, compared to a total industry average of 10.5% of sales in the nine months ended September 30, 2009 and 11.4% in the year ended December 31, 2008. Demand for traditional sport utility vehicles and vans also declined during the same periods. Any future increases in the price of oil in the United States or in our other markets or any sustained shortage of oil could further weaken the demand for such vehicles, which could reduce our market share in affected markets, decrease profitability and have a material adverse effect on our business.

Our plan to reduce the number of our retail channels and core brands and to consolidate our dealer network is likely to reduce our total sales volume, may not create the structural cost savings we anticipate and is likely to result in restructuring costs that may materially adversely affect our result of operations.

As part of our business plan, we will focus our resources in the United States on our four core brands: Chevrolet, Cadillac, Buick and GMC. The current business plan provides for the resolutions of Saab and HUMMER in 2009. In conjunction with these brand eliminations, there is no planned investment for Pontiac, and therefore the brand will be phased out by the end of 2010. We will also be winding down the Saturn brand and dealership networks in accordance with the wind-down agreements that Saturn dealers have signed with us. We also intend to consolidate our dealer network by reducing the total number of our U.S. dealers to approximately 3,600 to 4,000 in the long term. We anticipate that this reduction in retail outlets, core brands and dealers will result in costs savings over time, but there is no assurance that we would realize the savings expected. Based on our experience and the experiences of other companies that have eliminated brands, models and/or dealers, we believe that our market share could decline because of these reductions. In addition, executing the phase-out of retail channels and brands and the reduction in the number of our dealers will require us to terminate established business relationships. There is no assurance that we will be able to terminate all of these relationships, and if we are not able to terminate substantially all of these relationships we would not be able to achieve all of the benefits we have targeted. In particular, the U.S. Congress is considering a number of measures that are designed to require or incent us to either not terminate some or all of these relationships or increase the compensation paid to those dealers whose relationships are terminated, including a bill entitled the Automobile Dealer Economic Rights Restoration Act that purports to require us to honor the rights of our dealers as they existed prior to the commencement of the bankruptcy case. If we were required to honor the rights of our dealers as they existed prior to the commencement of the bankruptcy case, we would be required to negotiate any terminations on an individual basis. We anticipate that negotiating these terminations on an individual basis would require considerable time and expense. In addition, we would be required to comply with a variety of national and state franchise laws, which will limit our flexibility and increase our costs. There is no assurance that these negotiations would be successful or that our dealers or other affected parties, such as retail outlets, would not pursue remedies through litigation and, if so, that we would prevail in such litigation or would not be required to pay judgments in excess of negotiated settlements.

Our business plan contemplates that we restructure our operations in various European countries, but we may not succeed in doing so, and that could have a material adverse effect on our business.

Our business plan contemplates that we restructure our operations in various European countries and we are actively working to accomplish this. On August 18, 2009 we signed a stock purchase agreement with Koenigsegg Group AB regarding the sale of 100% of the shares of Saab. In the next few months the agreement is expected to be finalized. The stock purchase agreement is subject to

GENERAL MOTORS COMPANY AND SUBSIDIARIES

agreed upon closing conditions, including expected funding commitments from the European Investment Bank and/or other financial institutions, to be guaranteed by the Swedish government, as well as transitional assistance from us. As part of the proposed transaction, we and Saab will continue to share technology and services during a defined time period. This will be managed through licenses and service agreements. We are also continuing to work towards a restructuring of our German and certain other European operations. During 2009, we engaged in talks with the German government and several parties, including Magna International and Savings Bank of the Russian Federation, with whom we had signed a Memorandum of Understanding to continue work on finalizing a partnership agreement, with respect to a third party investment in Adam Opel GmbH (one of our existing German subsidiaries) that would own all or a significant part of our European operations. In November 2009, we terminated those talks and determined not to pursue such an investment at this time, which determination may adversely affect our ability to secure additional financial support for these operations or increase the possibility of labor disruptions. In addition we are engaging in discussions with certain European governments regarding financial support for our European operations. We cannot be sure that we will be able to successfully complete any of the contemplated restructurings. Restructurings, whether or not ultimately successful, can involve significant expense and disruption to the business as well as labor disruptions, which can adversely affect the business. Moreover, our decision to restructure our European operations will/may require us to invest significant additional funds including the satisfaction of bridge financings of Euro 0.9 billion owed to the German government in the fourth quarter of 2009. To date, Adam Opel GmbH has repaid Euro 0.5 billion of the bridge loans and it is expected that Adam Opel GmbH will repay the remainder by the end of November. We cannot assure you that any of our contemplated restructurings will be completed or achieve the desired results, and if we cannot successfully complete such restructurings out of court, we may seek to, or the directors of the relevant entity may be compelled to, or creditors may force us to, seek relief under applicable local bankruptcy, reorganization, insolvency or similar laws, where we may lose control over the outcome of the restructuring process due to the appointment of a local receiver, trustee or administrator (or similar official) or otherwise and which could result in a liquidation and us losing all or a substantial part of our interest in the business.

Continued limited availability of adequate financing on acceptable terms through GMAC or other sources to our customers and dealers, distributors and suppliers to enable them to continue their business relationships with us could materially adversely affect our business.

Our customers and dealers require financing to purchase a significant percentage of our global vehicle sales. Historically, GMAC has provided most of the financing for our dealers and a significant amount of financing for our customers. Due to conditions in credit markets particularly later in 2008, retail customers and dealers have experienced severe difficulty in accessing the credit markets. As a result, the number of vehicles sold or leased declined rapidly in the second half of 2008, with lease contract volume dropping significantly by the end of 2008. This had a significant effect on Old GM vehicle sales overall, since many of its competitors have captive finance subsidiaries that were better capitalized than GMAC during 2008 and the first half of 2009 and thus were able to offer consumers subsidized financing and leasing offers.

Similarly, the reduced availability of GMAC wholesale dealer financing (particularly in the second half of 2008), the increased cost of such financing and a limited availability of other sources of dealer financing due to the general weakness of the credit market, has caused and may continue to cause dealers to modify their plans to purchase vehicles from us.

Because of recent modifications to our commercial agreements with GMAC, GMAC no longer is subject to contractual wholesale funding commitments or retail underwriting targets. Therefore, there can be no assurance that GMAC will continue to have adequate funding available at competitive rates to ensure that financing for purchases of our vehicles by our dealers and customers will be consistent with the funding levels and competitive rates that have historically been available from GMAC. In addition, availability of funding for both wholesale and retail sales from other sources, while improved, remains limited and would decrease if credit markets deteriorate. Further GMAC has recently announced plans to diversify its businesses to other OEM’s which may result in less available financing for GM’s dealers and customers.

New laws, regulations or policies of governmental organizations regarding increased fuel economy requirements and reduced greenhouse gas emissions, or changes in existing ones, may have a significant effect on how we do business.

We are affected significantly by governmental regulations that can increase costs related to the production of our vehicles and affect our product portfolio. We anticipate that the number and extent of these regulations, and the costs and changes to our product

GENERAL MOTORS COMPANY AND SUBSIDIARIES

lineup to comply with them, will increase significantly in the future. In the United States and Europe, for example, governmental regulation is primarily driven by concerns about the environment (including greenhouse gas emissions), vehicle safety, fuel economy and energy security. These government regulatory requirements could significantly affect our plans for global product development and may result in substantial costs. They may also result in limits on the types of vehicles we sell and where we sell them, which can affect revenue.

The Corporate Average Fuel Economy (CAFE) provisions in the EISA mandate fuel economy standards beginning in the 2011 model year that would increase to at least 35 mpg by 2020 on a combined car and truck fleet basis, a 40% increase over current levels. In addition, California is implementing a program to regulate vehicle greenhouse gas emissions (AB 1493 Rules), and therefore will require increased fuel economy. This California program has standards currently established for the 2009 model year through the 2016 model year. Thirteen additional states have also adopted the California greenhouse gas standards.

On May 19, 2009, President Obama announced his intention for the federal government to implement a harmonized federal program to regulate fuel economy and greenhouse gases. He directed the EPA and the U.S. Department of Transportation (DOT) to work together to create standards through a joint rulemaking for control of emissions of greenhouse gases and for fuel economy. In the first phase, these standards would apply to passenger cars, light-duty trucks, and medium-duty passenger vehicles built in model years 2012 through 2016. The California Air Resources Board (CARB) has agreed that compliance with EPA’s greenhouse gas standards will be deemed compliance with the California greenhouse gas standards for the 2012 through 2016 model years. EPA and DOT released their proposed rule to implement this new federal program for public comment on September 15, 2009. We have committed to work with EPA, the DOT, the states and other stakeholders in support of a strong national program to reduce oil consumption and address global climate change.

We are committed to meeting or exceeding these regulatory requirements, and our product plan of record projects compliance with the anticipated federal program through the 2016 model year. We expect that to comply with these standards we will be required to sell a significant volume of hybrid or electrically powered vehicles throughout the United States, as well as implement new technologies for conventional internal combustion engines, all at increased cost levels. There is no assurance that we will be able to produce and sell vehicles that use such technologies at a competitive price, or that our customers will purchase such vehicles in the quantities necessary for us to comply with these regulatory programs.

In addition, the European Union (EU) passed legislation in December 2008 to begin regulating vehicle carbon dioxide emissions beginning in 2012. The legislation sets a target of a fleet average of 95 grams per kilometer for 2020, with the requirements for each manufacturer based on the weight of the vehicles it sells. Additional measures have been proposed or adopted in Europe to regulate features such as tire rolling resistance, vehicle air conditioners, tire pressure monitors, gear shift indicators and others. At the national level, 16 EU Member States have adopted some form of carbon dioxide-based vehicle taxation system.

Other governments around the world, such as Canada, South Korea and China, are also creating new policies to address these same societal issues. As in the U.S., these government policies could significantly affect our plans for product development and will result in substantial costs, which would be difficult to pass through to our customers, and could result in limits on the types of vehicles we sell and where we sell them, which could affect revenue.

We may be unable to qualify for federal funding for our advanced technology vehicle programs under Section 136 of the EISA or may not be selected to participate in the program.

The U.S. Congress provided the DOE with $25.0 billion in funding to make direct loans to eligible applicants for the costs of re-equipping, expanding, and establishing manufacturing facilities in the United States to produce advanced technology vehicles and components for these vehicles. Old GM submitted three applications for Section 136 Loans aggregating $10.3 billion to support its advanced technology vehicle programs prior to July 2009. Based on the findings of the President’s Designee under the U.S. Treasury Loan Agreement in March 2009, the DOE determined that Old GM did not meet the viability requirements for Section 136 Loans.

On July 9, 2009, we purchased certain assets of Old GM pursuant to Section 363 of the Bankruptcy Code, including the rights to the loan applications submitted to the ATVMIP. Further, we submitted a fourth application in August 2009. Subsequently, the DOE

GENERAL MOTORS COMPANY AND SUBSIDIARIES

advised us to resubmit a consolidated application including all the four applications submitted earlier and also the Electric Power Steering project acquired from Delphi in October 2009. We submitted the consolidated application in October 2009, which requested an aggregate amount of $14.4 billion of Section 136 Loans. To date, the DOE has announced that it would provide approximately $8.6 billion in Section 136 Loans to Ford Motor Company, Nissan Motor Company, Tesla Motors, Inc., Fisker Automotive, Inc., and Tenneco Inc. There can be no assurance that we will qualify for any remaining loans or receive any such loans even if we qualify.

Our businesses outside the United States expose us to additional risks that may materially adversely affect our business.

Approximately 72.0% of our and Old GM’s vehicle sales in the nine months ended September 30, 2009 and 64.3% of Old GM’s vehicle sales in the year ended December 31, 2008 were generated outside the United States. We are pursuing growth opportunities for our business in a variety of business environments outside the United States. Operating in a large number of different regions and countries exposes us to political, economic and other risks as well as multiple foreign regulatory requirements that are subject to change, including:

•	Multiple foreign regulatory requirements that are subject to change, including foreign regulations restricting our ability to sell our products in those countries;

•	Differing local product preferences and product requirements, including fuel economy, vehicle emissions and safety;

•	Differing labor regulations and union relationships;

•	Consequences from changes in tax laws;

•	Difficulties in obtaining financing in foreign countries for local operations; and

•	Political and economic instability, natural calamities, war, and terrorism.

As part of our business plan, we have reduced compensation for our most highly paid executives and have reduced our management and non-management salaried employees, which may materially adversely affect our ability to hire and retain salaried employees.

As part of the cost reduction initiatives in our business plan, and pursuant to the direction of the Special Master for TARP Executive Compensation we and Old GM have imposed reduction in salaries for our most highly paid executives, and reduced benefits to a level that we believe is significantly lower than offered by other major corporations. The UST Credit Agreement restricts the compensation that we can provide to our top executives as well as prohibits certain types of compensation or benefits for any employees. At the same time, we and Old GM have substantially decreased the number of salaried employees so that the workload is shared among fewer employees and in general the demands on each salaried employee are increased. Companies in similar situations have experienced significant difficulties in hiring and retaining highly skilled employees, particularly in competitive specialties. Given our compensation structure and increasing job demands, there is no assurance that we will be able to hire and retain the employees whose expertise is required to execute our business plan while at the same time developing and producing vehicles that will stimulate demand for our products.

The effects of these risks may, individually or in the aggregate, materially adversely affect our business.

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GENERAL MOTORS COMPANY AND SUBSIDIARIES

Exhibits

Exhibit Number	Exhibit Name
3.1	Amended and Restated Certificate of Incorporation of General Motors Company, as amended	Attached as Exhibit

3.2	General Motors Company Amended and Restated Bylaws dated October 16, 2009	Attached as Exhibit

4.1	Certificate of Designations of Series A Fixed Rate Cumulative Perpetual Preferred Stock of General Motors Company	Attached as Exhibit

10.1	Second Amended and Restated Secured Credit Agreement among General Motors Company, as Borrower, the Guarantors, and the United States Department of the Treasury, as Lender, dated August 12, 2009	Attached as Exhibit

10.2	Amended and Restated Secured Note Agreement among General Motors Company, as Issuer, the Guarantors and UAW Retiree Medical Benefits Trust, as Noteholder, dated August 14, 2009 (refer also to Exhibit 10.1 which includes Schedule 3.25 referenced herein)	Attached as Exhibit

10.3	Assignment and Assumption Agreement and Third Amendment to Second Amended and Restated Secured Credit Agreement among General Motors LLC, General Motors Holdings LLC, General Motors Company and the United States Department of the Treasury, as Lender, dated as of October 19, 2009	Attached as Exhibit

10.4	Assignment and Assumption Agreement and Third Amendment to Amended and Restated Secured Note Agreement among General Motors LLC, General Motors Holdings LLC, General Motors Company and UAW Retiree Medical Benefits Trust, as Noteholder, dated as of October 19, 2009	Attached as Exhibit

10.5	Amendment to Second Amended and Restated Loan Agreement by and among General Motors of Canada Limited, as Borrower, and the other loan parties and Export Development of Canada, as Lender, dated October 15, 2009, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors filed October 23, 2009	Incorporated by Reference

10.6	Settlement Agreement dated as of September 10, 2009, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors filed September 17, 2009	Incorporated by Reference

10.7	Agreement, dated as of October 15, 2009 between General Motors Company (formerly known as General Motors Holding Company), General Motors LLC (formerly known as General Motors Company) and Motors Liquidation Company	Attached as Exhibit

10.8	Stockholders Agreement, dated as of October 15, 2009 between General Motors Company, the United States Department of the Treasury, 7176384 Canada Inc. and the UAW Retiree Medical Benefits Trust	Attached as Exhibit

10.9	Secured Credit Agreement among General Motors Company, as Borrower, the Guarantors, and the United States Department of the Treasury, as Lender, dated July 10, 2009, incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K of General Motors filed August 7, 2009	Incorporated by Reference

10.10	Secured Note Agreement among General Motors Company, as Issuer, the Guarantors and UAW Retiree Medical Benefits Trust, as Noteholder, dated July 10, 2009 (refer also to Exhibit 10.9 which includes Schedule 3.25 referenced herein), incorporated herein by reference to Exhibit 10.7 to the Current Report on Form 8-K of General Motors filed August 7, 2009	Incorporated by Reference

10.11	Second Amended and Restated Loan Agreement by and among General Motors of Canada Limited, as Borrower, and the other loan parties and Export Development of Canada, as Lender, dated July 10, 2009, incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K of General Motors filed August 7, 2009	Incorporated by Reference

GENERAL MOTORS COMPANY AND SUBSIDIARIES

Exhibit Number	Exhibit Name
10.12	Master Disposition Agreement among Delphi Corporation, GM Components Holdings, LLC, General Motors Company, Motors Liquidation Company (fka General Motors Corporation), DIP Holdco 3, LLC, and the other sellers and other buyers party thereto dated July 26, 2009, incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K of General Motors filed August 7, 2009	Incorporated by Reference

10.13	Investment Commitment Agreement by and among Silver Point Capital Fund, LP, Silver Point Capital Offshore Fund, Ltd., Elliott Associates, LP, DIP Holdco 3, LLC, and General Motors Company dated July 26, 2009, incorporated herein by reference to Exhibit 10.10 to the Current Report on Form 8-K of General Motors filed August 7, 2009	Incorporated by Reference

10.14	Stockholders Agreement, dated as of July 10, 2009 between General Motors Company (formerly known as NGMCO, Inc.), the United States Department of the Treasury, 7176384 Canada Inc. and the UAW Retiree Medical Benefits Trust, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors Company filed July 16, 2009	Incorporated by Reference

10.15	Compensation Statement for Frederick A. Henderson, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of General Motors Company filed July 16, 2009	Incorporated by Reference

10.16	Compensation Statement for Ray G. Young, incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K of General Motors Company filed July 16, 2009	Incorporated by Reference

10.17	Compensation Statement for Nick S. Cyprus, incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K of General Motors Company filed July 16, 2009	Incorporated by Reference

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GENERAL MOTORS COMPANY AND SUBSIDIARIES

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Company)

By:	/s/ NICK S. CYPRUS
(Nick S. Cyprus, Vice President, Controller and Chief Accounting Officer)

Date: November 16, 2009

GENERAL MOTORS COMPANY AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit Number	Exhibit Name
3.1	Amended and Restated Certificate of Incorporation of General Motors Company, as amended	Attached as Exhibit

3.2	General Motors Company Amended and Restated Bylaws dated October 16, 2009	Attached as Exhibit

4.1	Certificate of Designations of Series A Fixed Rate Cumulative Perpetual Preferred Stock of General Motors Company	Attached as Exhibit

10.1	Second Amended and Restated Secured Credit Agreement among General Motors Company, as Borrower, the Guarantors, and the United States Department of the Treasury, as Lender, dated August 12, 2009	Attached as Exhibit

10.2	Amended and Restated Secured Note Agreement among General Motors Company, as Issuer, the Guarantors and UAW Retiree Medical Benefits Trust, as Noteholder, dated August 14, 2009 (refer also to Exhibit 10.1 which includes Schedule 3.25 referenced herein)	Attached as Exhibit

10.3	Assignment and Assumption Agreement and Third Amendment to Second Amended and Restated Secured Credit Agreement among General Motors LLC, General Motors Holdings LLC, General Motors Company and the United States Department of the Treasury, as Lender, dated as of October 19, 2009	Attached as Exhibit

10.4	Assignment and Assumption Agreement and Third Amendment to Amended and Restated Secured Note Agreement among General Motors LLC, General Motors Holdings LLC, General Motors Company and UAW Retiree Medical Benefits Trust, as Noteholder, dated as of October 19, 2009	Attached as Exhibit

10.5	Amendment to Second Amended and Restated Loan Agreement by and among General Motors of Canada Limited, as Borrower, and the other loan parties and Export Development of Canada, as Lender, dated October 15, 2009, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors filed October 23, 2009	Incorporated by Reference

10.6	Settlement Agreement dated as of September 10, 2009, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors filed September 17, 2009	Incorporated by Reference

10.7	Agreement, dated as of October 15, 2009 between General Motors Company (formerly known as General Motors Holding Company), General Motors LLC (formerly known as General Motors Company) and Motors Liquidation Company	Attached as Exhibit

10.8	Stockholders Agreement, dated as of October 15, 2009 between General Motors Company, the United States Department of the Treasury, 7176384 Canada Inc. and the UAW Retiree Medical Benefits Trust	Attached as Exhibit

10.9	Secured Credit Agreement among General Motors Company, as Borrower, the Guarantors, and the United States Department of the Treasury, as Lender, dated July 10, 2009, incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K of General Motors filed August 7, 2009	Incorporated by Reference

10.10	Secured Note Agreement among General Motors Company, as Issuer, the Guarantors and UAW Retiree Medical Benefits Trust, as Noteholder, dated July 10, 2009 (refer also to Exhibit 10.9 which includes Schedule 3.25 referenced herein), incorporated herein by reference to Exhibit 10.7 to the Current Report on Form 8-K of General Motors filed August 7, 2009	Incorporated by Reference

GENERAL MOTORS COMPANY AND SUBSIDIARIES

Exhibit Number	Exhibit Name
10.11	Second Amended and Restated Loan Agreement by and among General Motors of Canada Limited, as Borrower, and the other loan parties and Export Development of Canada, as Lender, dated July 10, 2009, incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K of General Motors filed August 7, 2009	Incorporated by Reference

10.12	Master Disposition Agreement among Delphi Corporation, GM Components Holdings, LLC, General Motors Company, Motors Liquidation Company (fka General Motors Corporation), DIP Holdco 3, LLC, and the other sellers and other buyers party thereto dated July 26, 2009, incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K of General Motors filed August 7, 2009	Incorporated by Reference

10.13	Investment Commitment Agreement by and among Silver Point Capital Fund, LP, Silver Point Capital Offshore Fund, Ltd., Elliott Associates, LP, DIP Holdco 3, LLC, and General Motors Company dated July 26, 2009, incorporated herein by reference to Exhibit 10.10 to the Current Report on Form 8-K of General Motors filed August 7, 2009	Incorporated by Reference

10.14	Stockholders Agreement, dated as of July 10, 2009 between General Motors Company (formerly known as NGMCO, Inc.), the United States Department of the Treasury, 7176384 Canada Inc. and the UAW Retiree Medical Benefits Trust, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors Company filed July 16, 2009	Incorporated by Reference

10.15	Compensation Statement for Frederick A. Henderson, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of General Motors Company filed July 16, 2009	Incorporated by Reference

10.16	Compensation Statement for Ray G. Young, incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K of General Motors Company filed July 16, 2009	Incorporated by Reference

10.17	Compensation Statement for Nick S. Cyprus, incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K of General Motors Company filed July 16, 2009	Incorporated by Reference